    As filed with the Securities Exchange Commission on August 26, 1999

                                                      Registration No. 333-77253
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                ---------------

                              AMENDMENT NO. 3
                                       TO
                                    FORM S-4
                             REGISTRATION STATEMENT
                                     Under
                           The Securities Act of 1933

                                ---------------

                              TOKHEIM CORPORATION
             (Exact name of registrant as specified in its charter)

                                ---------------

         Indiana                     3580                    35-0712500
     (State or other          (Primary Standard           (I.R.S. Employer
     jurisdiction of      Industrial Classification    Identification Number)
     incorporation or            Code Number)
      organization)
                             10501 Corporate Drive
                              Fort Wayne, IN 46845
                                 (219) 470-4600
  (Address, Including Zip Code, and Telephone Number, Including Area Code, of
                   Registrant's Principal Executive Offices)
                                    Copy to:
   Douglas K. Pinner Chairman of the    William R. Kunkel Skadden, Arps, Slate,
  Board, President and Chief Executive          Meagher & Flom (Illinois)
   Officer 10501 Corporate Drive Fort   333 West Wacker Drive Chicago, IL 60606
     Wayne, IN 46845 (219) 470-4600                  (312) 407-0700
 (Name, Address, Including Zip Code, and Telephone Number, Including Area Code,
                             of Agent For Service)

                                                            Jurisdiction      Primary Standard      I.R.S. Employer
                                                                 of       Industrial Classification Identification
           Exact Name of Additional Registrants             Incorporation        Code Number            Number
           ------------------------------------             ------------- ------------------------- ---------------
Envirotronic Systems, Inc.*                                 Indiana                 3823              35-1753684
Gasboy International, Inc.                                  Pennsylvania            3586              23-1265426
 P.O. Box 309, Lansdale, PA 19664
 (215) 855-4631
Management Solutions, Inc.                                  Colorado                3824              84-1007527
 5351 S. Roslyn St., Suite 200, Greenwood Village, CO 80111
 (303) 773-9300
Sunbelt Hose & Petroleum Equipment, Inc.*                   Georgia                 5084              35-1682561
Tokheim Automation Corporation*                             Texas                   5084              76-0261484
Tokheim Equipment Corporation*                              Delaware                3586              36-4250806
Tokheim Investment Corp.*                                   Texas                   6726              74-2137031
Tokheim RPS, LLC*                                           Delaware                6726              36-5250803
Tokheim Services LLC*                                       Indiana                 6726              36-4260132

*Address and telephone of principal executive offices are the same as those of Tokheim Corporation.

                                ---------------

  Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

  If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [_]

  If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

                                ---------------

  The registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the registrants shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said section 8(a), may determine.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                              TOKHEIM CORPORATION

                             CROSS REFERENCE SHEET

Form S-4 Item                                  Location in Prospectus
-------------                        -------------------------------------------
A. INFORMATION ABOUT THE
 TRANSACTION
Item 1:Forepart Of Registration
      Statement And
      Outside Front Cover Page Of
      Prospectus...................  Outside Front Cover Page
Item 2:Inside Front And Outside
      Back Cover Pages               Inside Front Cover Page; Outside Back Cover
      Of Prospectus................  Page
Item 3:Risk Factors, Ratio Of
      Earnings To Fixed              Prospectus Summary; Risk Factors; Unaudited
      Charges, And Other             Pro Forma Consolidated Condensed Financial
      Information..................  Statements; Selected Financial Data of
                                     Tokheim Corporation and Subsidiaries;
                                     Selected Financial Data of the RPS Division
Item 4:Terms Of The Transaction....  Prospectus Summary; The Exchange Offer;
                                     Important United States Federal Income Tax
                                     Considerations; The Transactions;
                                     Description of the Exchange Notes; Plan of
                                     Distribution
Item 5:Pro Forma Financial           Prospectus Summary; Unaudited Pro Forma
      Information..................  Consolidated Condensed Financial
                                     Statements; Selected Financial Data of
                                     Tokheim Corporation and Subsidiaries;
                                     Selected Financial Data of the RPS Division
Item 6:Material Contacts With The
      Company Being
      Acquired.....................  Not Applicable
Item 7:Additional Information
      Required For
      Reoffering By Persons And
      Parties Deemed
      to Be Underwriters...........  Not Applicable
Item 8:Interests Of Named Experts
      And Counsel..................  Not Applicable
Item 9:Disclosure Of Commission
      Position On
      Indemnification For
      Securities Act Liabilities...  Not Applicable
B. INFORMATION ABOUT THE REGISTRANT
Item 10:Information With Respect To
      S-3 Registrants..............  Not Applicable
Item 11:Incorporation Of Certain
      Information By
      Reference....................  Not Applicable
Item 12:Information With Respect To
      S-2 Or S-3
      Registrants..................  Not Applicable
Item 13:Incorporation Of Certain
      Information By
      Reference....................  Not Applicable

Form S-4 Item                                 Location in Prospectus
-------------                       -------------------------------------------
Item 14:Information With Respect    Business; Consolidated Financial Statements
      To Registrants Other Than S-  of Tokheim Corporation and Subsidiaries;
      3 Or S-2 Registrants........  Combined Financial Statements of Retail
                                    Petroleum Systems; Selected Financial Data
                                    of Tokheim Corporation and Subsidiaries;
                                    Selected Financial Data of the RPS
                                    Division; Management's Discussion and
                                    Analysis of Financial Condition and Results
                                    of Operations

C. INFORMATION ABOUT THE COMPANY
BEING ACQUIRED

Item 15:Information With Respect
      To S-3 Companies............  Not Applicable

Item 16:Information With Respect
      To S-2 Or S-3 Companies.....  Not Applicable

Item 17:Information With Respect
      To Companies Other Than S-3
      Or S-2 Companies............  Not Applicable

D. VOTING AND MANAGEMENT
 INFORMATION

Item 18:Information If Proxies,
      Consents Or Authorizations
      Are To Be Solicited.........  Not Applicable

Item 19:Information If Proxies,
      Consents Or Authorizations    Management; Executive Compensation;
      Are Not To Be Solicited.....  Principal Shareholders

Prospectus
                         [LOGO OF TOKHEIM CORPORATION]

                              Tokheim Corporation

                              Exchange offer for

             $123,000,000            and          (Euro)75,000,000
            11 3/8% senior                         11 3/8% senior
          subordinated notes                     subordinated notes
               due 2008                               due 2008

-------------------------------------------------------------------------------

                          Terms of the Exchange Offer

 .  The exchange offer expires at          .  We will not receive any proceeds
   5:00 p.m. New York City time for          from the exchange offer.
   the outstanding dollar notes and
   at 5:00 p.m., London time for the
   outstanding euro notes, on
         , 1999, unless we extend
   the expiration date.

                                          .  Your exchange of outstanding
                                             notes for exchange notes will not
                                             be a taxable exchange for U.S.
                                             federal income tax purposes.

 .  We will exchange all outstanding       .  The terms of the exchange notes
   notes that you validly tender and         and the outstanding notes are
   do not validly withdraw.                  substantially identical, except
                                             for transfer restrictions,
 .   You may withdraw tenders of              registration rights and
   outstanding notes any time prior          liquidated damages that apply to
   to the expiration of the exchange         the outstanding notes.
   offer.
                                          .  There is no existing market for
 .  The exchange offer is not subject         the exchange notes, and we do not
   to any condition, other than that         currently intend to apply for
   it not violate applicable law or          their listing on any securities
   any applicable interpretation of          exchange.
   the staff of the Securities and
   Exchange Commission.




-------------------------------------------------------------------------------

  For a discussion of factors that you should consider before exchanging your outstanding notes, see "Risk Factors" beginning on page 14.

  Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these notes or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

-------------------------------------------------------------------------------

                                        , 1999

  This prospectus incorporates by reference documents that are not contained in or delivered with the prospectus. These documents are available without charge upon request to Tokheim Corporation, 10501 Corporate Drive, Fort Wayne, IN, 46845, Attention: Executive Vice President, Finance and Administration and Chief Financial Officer, telephone number (219) 470-4600. To ensure timely
delivery of the documents, any request should be made by           , 1999.

                               ----------------

                               Table of Contents

                                                                            Page
                                                                            ----
Summary...................................................................    1
Risk Factors..............................................................   14
  Risks associated with debt financing....................................   14
  Risks associated with the operation of the business.....................   16
  Risks associated with government regulation.............................   20
  Risks associated with the exchange offer................................   20
Forward-Looking Statements................................................   21
Exchange Rates............................................................   21
The Exchange Offer........................................................   22
The Transactions..........................................................   31
Sources and Uses of Funds.................................................   33
Capitalization............................................................   34
Unaudited Pro Forma Consolidated Condensed Financial Statements...........   35
Selected Financial Data of Tokheim Corporation and Subsidiaries ..........   42
Selected Financial Data of the RPS Division...............................   44
Management's Discussion and Analysis of Financial Condition and Results of
 Operations...............................................................   45
Business..................................................................   56
Management................................................................   71
Executive Compensation....................................................   73
Principal Shareholders....................................................   77
Description of Other Indebtedness.........................................   79
Description of the Warrants...............................................   82
Description of the Exchange Notes.........................................   83
Important United States Federal Income Tax Considerations.................  122
Plan of Distribution......................................................  127
Legal Matters.............................................................  128
Independent Accountants...................................................  128
General Listing Information...............................................  129
Where You Can Find More Information.......................................  130
Information Incorporated by Reference.....................................  130
Index to Financial Statements.............................................  F-1

                                    SUMMARY

  The following summary highlights selected information from this prospectus. The summary may not contain all of the information that is important to you. This prospectus includes the terms of the notes we are offering, as well as business and detailed financial information. We encourage you to read this prospectus in its entirety. In this prospectus, "Tokheim" refers to Tokheim Corporation and its subsidiaries after our acquisition of the RPS division of Schlumberger Limited unless we indicate otherwise. We have derived the market share and other data contained in this prospectus relating to the petroleum dispenser and related industries, both in the United States and internationally, from industry and other sources available to us. While we believe that our estimates derived from these sources, including as to market share data, are reasonable, we cannot ensure their accuracy.

                               The exchange offer

  On January 29, 1999, we privately placed $123.0 million of 11 3/8% senior subordinated notes due 2008 and (Euro)75.0 million of 11 3/8% senior subordinated notes due 2008. We sold the outstanding notes to the following initial purchasers:

  .  BT Alex. Brown,

  .  Credit Lyonnais Securities,

  .  First Chicago Capital Markets, Inc.,

  .  Gleacher NatWest International,

  .  ABN AMRO Incorporated,

  .  PaineWebber Incorporated and

  .  Schroder & Co. Inc.

These initial purchasers then sold the outstanding notes to institutional investors.

  Simultaneously with the private placement, the subsidiary guarantors and Tokheim Corporation entered into two registration rights agreements with the initial purchasers of the outstanding notes, one agreement for the notes issued in dollars and one for the notes issued in euros. Under these registration rights agreements, we must deliver this prospectus to you and must complete this exchange offer on or before August 12, 1999. If this exchange offer does not take place on or before August 12, 1999, we must pay liquidated damages to the holders of the outstanding notes until this exchange offer is completed.

  You may exchange your outstanding notes for exchange notes, which have substantially identical terms. The exchange offer satisfies your rights under the registration rights agreements. After the exchange offer is over, you will not be entitled to any exchange or registration rights with respect to your outstanding notes, except under limited circumstances.

                         Summary of the exchange offer

The exchange offer...............   We are offering to exchange:

                                       .  $123.0 million total principal
                                          amount of 11 3/8% senior
                                          subordinated exchange notes which
                                          have been registered under the
                                          Securities Act, for your outstanding
                                          11 3/8% senior subordinated dollar
                                          notes; and

                                       .  (Euro)75.0 million total principal
                                          amount of 11 3/8% senior
                                          subordinated exchange notes, which
                                          have been registered under the
                                          Securities Act, for your outstanding
                                          11 3/8% senior subordinated euro
                                          notes.

                                    To exchange your outstanding notes, you
                                    must properly tender them, and we must
                                    accept them. We will exchange all
                                    outstanding notes that you validly tender and do not validly withdraw.

Resales..........................   We believe that you can offer for resale,
                                    resell and otherwise transfer the exchange notes without complying with the registration and prospectus delivery requirements of the Securities Act if:

                                       .  you acquire the exchange notes in
                                          the ordinary course of your
                                          business;

                                       .  you are not participating, do not
                                          intend to participate, and have no
                                          arrangement or understanding with
                                          any person to participate, in the
                                          distribution of the exchange notes;
                                          and

                                       .  you are not an "affiliate" of ours,
                                          as defined in Rule 405 of the
                                          Securities Act.

                                    By executing the letter of transmittal, or by agreeing to the terms of the letter of transmittal, you represent to us that you satisfy each of these conditions. If you do not satisfy any of these conditions and you transfer any exchange note without delivering a proper prospectus or without qualifying for a registration exemption, you may incur liability under the Securities Act. We do not assume or indemnify you against this liability.

                                    If a broker-dealer acquires exchange notes for its own account in exchange for outstanding notes, and it acquired the outstanding notes through market-making or other trading activities, the broker-dealer must acknowledge that it will deliver a proper prospectus when any exchange notes are transferred. A broker-dealer may use this prospectus for an offer to resell, a resale or other retransfer of the exchange notes.

Expiration date; Withdrawal         The exchange offer expires at, and you may
 rights..........................   withdraw your tender of outstanding notes
                                    at any time before, 5:00 p.m., New York
                                    City time for the outstanding dollar notes
                                    and 5:00 p.m., London time for the
                                    outstanding euro notes, on             ,
                                    1999, unless we extend the expiration date.

Procedures for tendering            We issued the outstanding notes as global
 outstanding notes...............   securities.

                                    When we issued the outstanding dollar
                                    notes, we deposited them with U.S. Bank
                                    Trust National Association, as custodian.
                                    U.S. Bank issued a certificateless
                                    depositary interest in the outstanding
                                    dollar notes, which represents a 100%
                                    interest in the outstanding dollar notes, to DTC. Beneficial interests in the outstanding dollar notes, which direct or indirect participants in DTC hold through the certificateless depositary interest, are shown on records that DTC maintains in book-entry form.

                                    When we issued the outstanding euro notes, we deposited them with Midland Bank plc, HSBC Issuer Services, as common depositary for the Euroclear System and Cedel Bank. Security entitlements with respect to the outstanding euro notes are shown on records in book-entry form that Euroclear, Cedel Bank or your securities intermediary maintain.

                                    If you wish to accept the exchange offer, you must take the following steps, unless you use an agent's message in connection with a book-entry transfer:

                                       .  complete and sign the letter of
                                          transmittal or a facsimile thereof,
                                          in accordance with the instructions
                                          contained in this prospectus and the
                                          letter of transmittal, and

                                       .  mail or deliver the letter of
                                          transmittal, together with the
                                          outstanding notes and any other
                                          required documents, to the
                                          appropriate exchange agent at the
                                          addresses set forth in this
                                          prospectus and in the letter of
                                          transmittal.

                                    You must deliver these documents before
                                    5:00 p.m., New York City time in the case of outstanding dollar notes, or 5:00 p.m., London time in the case of outstanding euro notes on the expiration date.

                                    Do not send letters of transmittal and
                                    certificates representing outstanding notes to us or to DTC or to Euroclear or Cedel Bank. Send these documents only to the appropriate exchange agent.

Special procedures for              If:
 beneficial owners...............

                                       .  you beneficially own outstanding
                                          notes,

                                       .  these notes are registered in the
                                          name of a broker, dealer, commercial
                                          bank, trust company or other
                                          nominee, and

                                       .  you wish to tender your outstanding
                                          notes in the exchange offer,

                                    please contact the registered holder as
                                    soon as possible and instruct it to tender on your behalf and comply with our instructions set forth elsewhere in this prospectus.

Guaranteed delivery procedures
 for outstanding notes...........
                                    If you wish to tender your outstanding
                                    notes, and:

                                       .  time will not permit you to deliver
                                          your required documents to the
                                          appropriate exchange agent by the
                                          expiration date, or

                                       .  you cannot complete the procedure
                                          for book-entry transfer on time, or

                                       .  you cannot deliver certificates for
                                          registered notes on time,

                                    you may tender your outstanding notes
                                    pursuant to the procedures described in the section entitled "The Exchange Offer" under the heading "Procedures for tendering outstanding notes--Guaranteed delivery."

Appraisal or dissenters' rights..   You do not have any appraisal or
                                    dissenters' rights in the exchange offer.
                                    If you do not tender your outstanding notes or we reject your tender, you will not be entitled to any further registration rights under the registration rights agreements, except under limited circumstances.
                                    However, your notes will remain outstanding and entitled to the benefits of the indentures.

U.S. federal income tax             Your exchange of outstanding notes for
 considerations..................   exchange notes is not a taxable exchange
                                    for United States federal income tax
                                    purposes. You will not recognize any
                                    taxable gain or loss or any interest income as a result of the exchange.

Exchange agents..................   U.S. Bank Trust National Association is
                                    serving as the exchange agent for the
                                    outstanding dollar notes in the exchange offer. Midland Bank plc, HSBC Issuer
                                    Services is serving as the exchange agent for the outstanding euro notes in the exchange offer. The addresses, telephone numbers and facsimile numbers of the exchange agents are listed in the section of this prospectus entitled "The Exchange
                                    Offer" under the heading "Exchange agents" and in the letter of transmittal.

                     Summary of terms of the exchange notes

  The form and terms of the exchange notes are the same as the form and terms of the outstanding notes, except that the exchange notes will be registered under the Securities Act. As a result, the exchange notes will not bear legends restricting their transfer and will not contain the registration rights and liquidated damage provisions contained in the outstanding notes. The exchange notes represent the same debt as the outstanding notes. Both the outstanding notes and the exchange notes are governed by the same indentures, and each indenture is governed by New York law.


Maturity date....................   August 1, 2008.

Interest rate....................   11 3/8% per year, calculated using a 360-
                                    day year.

Interest payment dates...........   February 1 and August 1.

Ranking..........................   The exchange notes will:

                                       .  be unsecured senior subordinated
                                          obligations of Tokheim;

                                       .  rank junior to our existing and
                                          future senior debt, including our
                                          obligations under our credit
                                          agreement;

                                       .  rank equally in right of payment
                                          with any of our other senior
                                          subordinated obligations; and

                                       .  rank senior to all of our junior
                                          subordinated indebtedness, including
                                          the junior subordinated notes issued
                                          to Schlumberger.

                                    As of May 31, 1999, on a pro forma basis for the issuance of the outstanding notes and the application of the proceeds from the issuance, we had approximately $207.1 million of senior debt outstanding. Substantially all of this senior debt was secured by our assets and the assets of several of our subsidiaries.

Guarantees.......................   All of our existing and future U.S.
                                    subsidiaries will guarantee the exchange notes. They will make these guarantees on a senior subordinated basis. The guarantees are unsecured and subordinated to their existing and future senior debt. Our existing U.S. subsidiaries are:

                                       .  Envirotronic Systems, Inc.;

                                       .  Gasboy International, Inc.;

                                       .  Management Solutions, Inc.;

                                       .  Sunbelt Hose & Petroleum Equipment,
                                          Inc.;

                                       .  Tokheim Automation Corporation;

                                       .  Tokheim Equipment Corporation;

                                       .  Tokheim Investment Corp.;

                                       .  Tokheim RPS, LLC; and

                                       .  Tokheim Services LLC.

Optional redemption..............   Except as we describe in the next section,
                                    we cannot redeem the exchange notes until February 1, 2004. After February 1, 2004, we may redeem some or all of the notes:
                                       .  at the redemption prices listed in
                                          the "Description of the Exchange
                                          Notes" section of this prospectus
                                          under the heading "Optional
                                          redemption," plus

                                       .  accrued and unpaid interest.

Optional redemption after public
 equity offerings................
                                    At any time, and from time to time, before February 1, 2002, we can choose to redeem up to a total of 35% of the original principal amount of each series of exchange notes with money that we raise in one or more public equity offerings. If we choose to redeem exchange notes:

                                       .  we must redeem them within 120 days
                                          of completing the public equity
                                          offering,

                                       .  we must pay 111.375% of the face
                                          amount of the exchange notes we are
                                          redeeming plus interest, and

                                       .  at least 55% of the original
                                          principal amount of the series of
                                          exchange notes we are redeeming must
                                          remain outstanding afterwards.

Change of control................   If a change of control of Tokheim occurs,
                                    you will have the right to require us to repurchase all of the outstanding exchange notes that you hold at a price equal to 101% of their face amount plus accrued and unpaid interest to the date of repurchase.

Covenants........................   The indentures that govern the outstanding
                                    notes, and that will govern the exchange notes, contain covenants for your benefit.
                                    Among other things, these covenants limit our ability, and the ability of most of our subsidiaries, to:

                                       .  incur additional debt;

                                       .  pay dividends on capital stock,
                                          repurchase capital stock or make
                                          other restricted payments;

                                       .  make investments;

                                       .  create liens on our assets to secure
                                          debt;

                                       .  enter into transactions with
                                          affiliates;

                                       .  merge or consolidate with another
                                          company; and

                                       .  transfer and sell assets.

                                    These covenants are subject to a number of important limitations and exceptions.

Asset sale proceeds..............   If we or our subsidiaries sell our assets,
                                    we generally must either:

                                       .  invest the net cash proceeds from
                                          these sales in our business,

                                       .  prepay senior debt or

                                       .  make an offer to purchase a
                                          principal amount of the exchange
                                          notes equal to the excess net cash
                                          proceeds.

                                    The purchase price of the exchange notes will be 100% of their principal amount, plus accrued and unpaid interest.


Trustee, paying and transfer
 agent and registrar.............   U.S. Bank Trust National Association.

Luxembourg paying and transfer      Bankers Trust Luxembourg S.A., if the
 agent...........................   exchange notes are listed on the Luxembourg
                                    Stock Exchange.

London paying agent and common
 depositary......................   Midland Bank plc, HSBC Issuer Services.

Form of the exchange notes.......   The dollar-denominated exchange notes will
                                    be represented by one or more securities in registered, global form. We will deposit these securities with U.S. Bank, as custodian for DTC. The euro-denominated exchange notes will be represented by one or more securities in registered, global form. We will deposit these securities with Midland
                                    Bank plc, HSBC Issuer Services as common depositary for Euroclear and Cedel Bank.
                                    You will not receive notes in certificated form unless one of the events described in the section of this prospectus entitled
                                    "Description of the Exchange Notes" under the heading "Form of exchange notes, clearance and settlement--Certificated notes" occurs. Instead:

                                       .  beneficial interests in the dollar-
                                          denominated exchange notes will be
                                          shown on, and transfers of these
                                          interests will be effected only
                                          through, records that DTC maintains
                                          in book-entry form with respect to
                                          its participants; and

                                       .  security entitlements with respect
                                          to the euro-denominated exchange
                                          notes will be shown on, and
                                          transfers of these entitlements will
                                          be effected only through, records
                                          that Euroclear, Cedel Bank or your
                                          securities intermediary maintain in
                                          book-entry form.

                                    Tokheim
General

  We are the largest global competitor in the petroleum dispenser business. We have an estimated 37% share of the world market. We have the ability to provide both products and services to customers in over 80 countries.

  We are the largest supplier of petroleum dispensing systems in:

  .  Europe,

  .  Africa,

  .  Canada and

  .  Mexico,

and one of the largest suppliers in the United States. We also have established operations in Asia and Latin America.

Our products

  We manufacture and service electronic and mechanical petroleum dispensing systems. These systems include:

  .  petroleum dispensers and pumps,

  .  retail automation systems, including point-of-sale systems,

  .  dispenser payment or "pay-at-the-pump" terminals,

  .  replacement parts and

  .  upgrade kits.

Our services

  We believe that Tokheim offers superior customer service and support. In western Europe and Africa, we provide support through our extensive, Tokheim-direct service organization. Throughout the rest of the world, we provide service through authorized service representatives and distributors. Customer service includes the installation, maintenance, certification and calibration of, and technical support for, petroleum dispensers, pumps, electronic hardware and software systems. We offer 24-hour, seven day-per-week support by telephone and over the Internet via our FASRLINK(TM) help desk to authorized service representatives, distributors and customers in major markets.

Our industry and customers

  Petroleum dispensing systems are designed for and sold principally to owners of retail service stations. These owners include:

  .  major oil companies,

  .  national oil companies,

  . independent owners operating under a major oil company brand, or jobbers,

  .  independent oil companies,

  .  convenience store stations,

  .  hypermarkets and

  .  other retailers.

We also sell petroleum dispensing systems to commercial customers. As a result of industry consolidation, we estimate that the top three manufacturers of petroleum dispensing equipment account for approximately 75% of worldwide annual sales. We estimate that the combined annual sales of the top five manufacturers in our industry is approximately $2 billion.

  In 1998, approximately 88% of our sales were to retail owners, such as:

  .  Arco,

  .  BP Amoco,

  .  Elf Aquitaine,

  .  Esso,

  .  Fina,

  .  Marathon,

  .  Shell,

  .  SuperAmerica and

  .  Total and their affiliated jobbers,

Approximately 12% of our sales were to commercial customers, such as:

  .  Federal Express,

  .  United Parcel Service,

  .  Penske Corporation and

  .  municipalities.

The acquisition of the RPS division

  On September 30, 1998, we completed the acquisition of the RPS division for a price equal to $330.0 million in cash, notes, and warrants. Of the $330.0 million purchase price, we paid $100.0 million in cash borrowed under the terms of a credit agreement with a consortium of banks, including $22.5 million from our 12.5% of senior notes due 2005. The seller note portion of the purchase price consisted of $40.0 million in ten year, 12.0% junior subordinated payment-in-kind notes we issued to Schlumberger and $170.0 million in 12.0% senior subordinated notes due January 29, 1999, that we issued to Schlumberger. We paid the remaining $20.0 million of the purchase price with common stock warrants exercisable for five years, beginning January 30, 1999 to purchase, at a nominal price, 2,526,923 shares of Tokheim's common stock. We repaid the 12.0% senior subordinated notes, along with the senior notes, on January 29, 1999 with the proceeds from the sale of the outstanding notes.

Risk factors

  See the section entitled "Risk Factors," beginning on page 14, for a discussion of important factors that you should consider before deciding whether to participate in the exchange offer.

Principal executive office

  Tokheim was formed in 1901 and our principal executive offices are located at 10501 Corporate Drive, Fort Wayne, Indiana 46845. Our telephone number is (219) 470-4600.

            Summary Unaudited Pro Forma Consolidated Financial Data
                             (dollars in thousands)

  The following table sets forth summary unaudited pro forma consolidated financial data of Tokheim. You should read this information along with the sections of this prospectus entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Risk Factors" and the financial statements of Tokheim and the RPS division, including the notes to the financial statements, appearing elsewhere or incorporated by reference in this prospectus.

  The summary unaudited pro forma statement of earnings data and other data give effect to the following as if they had occurred as of December 1, 1997:

  (1) our March 1998 public offering of our common stock,

  (2) our issuance of, and application of the proceeds from, the outstanding notes,

  (3) the execution of our credit agreement,

  (4) our acquisition of the RPS division, and

  (5) our sale of senior notes, senior subordinated notes, junior subordinated notes and warrants in connection with the acquisition of the RPS division.

  The summary unaudited pro forma balance sheet data as of May 31, 1999 includes the transactions described in (1) through (5) above. The summary unaudited pro forma consolidated financial data do not purport to represent what our results of operations actually would have been if the transactions described above had occurred as of such dates and are not necessarily indicative of our future operating results or financial position.

  In the table below, operating income (loss) equals net sales less cost of sales, selling, general and administrative expenses, depreciation and amortization, and merger and acquisition costs and other unusual items. Preferred stock dividends refer to dividends that are payable on Tokheim's ESOP preferred stock, the dividends of which the ESOP uses to service the guaranteed ESOP obligation. In addition, total debt includes:

  .  these dollar exchange notes and these euro exchange notes;

  . long-term borrowings under our credit agreement and other credit facilities;

  . the current portion of the borrowings under our credit agreement and other credit facilities;

  .  cash overdraft facilities;

  . the junior subordinated notes issued in connection with the acquisition of the RPS division; and

  . the guarantee of debt incurred by our ESOP to purchase our preferred stock.

  Common shareholders' equity, net includes amounts attributable to the warrants issued in connection with the acquisition of the RPS division. The indentures under which we issued the outstanding notes, and will issue the exchange notes, will permit us, subject to various conditions, to refinance the junior subordinated notes and reacquire the warrants with junior subordinated debt.

                                                                         Six
                                                                        Months
                                                           Year Ended   Ended
                                                          November 30, May 31,
                                                              1998       1999
                                                          ------------ --------
Statement of Earnings Data:
  Net sales..............................................   $743,623   $343,204
  Merger and acquisition costs and other unusual items...     15,603      4,823
  Operating income (loss)................................      4,313      6,644
  Interest expense, net..................................     50,609     24,779
  Loss before income taxes...............................    (48,036)   (19,770)
  Net loss(1)............................................    (46,572)   (19,288)
  Preferred stock dividends..............................      1,484        747
  Net loss applicable to common stock(1).................    (48,056)   (20,035)
Other Data:
  Capital expenditures...................................   $ 20,640   $ 10,994
  Depreciation and amortization..........................     24,423     12,960
  Interest expense and preferred stock dividends.........     52,930     26,038
  Ratio of earnings to fixed charges(2)..................        --x        --x
                                                                        As of
                                                                       May 31,
                                                                         1999
                                                                       --------
Balance Sheet Data:
  Working capital..................................................... $ 72,450
  Property, plant and equipment, net..................................   75,205
  Total assets........................................................  698,650
  Total debt..........................................................  450,658
  ESOP preferred stock, net...........................................   13,984
  Common shareholders' equity, net....................................    3,499

--------

(1) Excludes extraordinary loss from debt extinguishment of $23,924 for the twelve months ended November 30, 1998 and $6,249 for the six months ended May 31, 1999.

(2) For purposes of computing the ratio of earnings to fixed charges, earnings consist of earnings (loss) before income taxes and extraordinary loss plus fixed charges. Fixed charges consist of interest expense, amortization of deferred debt issuance, the portion of rental expense assumed to represent interest and dividends on the ESOP preferred stock, which dividends service the guaranteed ESOP obligation. Earnings were insufficient to cover fixed charges by $48,036 and $19,770 for the twelve months ended November 30, 1998 and the six months ended May 31, 1999, respectively.

         Summary Financial Data of Tokheim Corporation and Subsidiaries
                             (dollars in thousands)

  The following table sets forth summary financial data of Tokheim. We derived the summary statement of earnings data, other data and balance sheet data as of and for each of the fiscal years in the five-year period ended November 30, 1998 from the audited consolidated financial statements of Tokheim. You should read the information contained in this table in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the consolidated financial statements of Tokheim, including the notes to the financial statements, appearing elsewhere or incorporated by reference in this prospectus. We derived the summary historical financial data as of and for the six months ended May 31, 1998 and 1999 from unaudited interim consolidated condensed financial statements of Tokheim. In the opinion of management, such unaudited interim consolidated condensed financial statements contain all adjustments, consisting of only normal recurring items with the exception of merger and acquisition costs and other unusual items and the extraordinary items, necessary to present fairly Tokheim's financial position and results of operations as of and for the periods presented.

  The summary financial data presented below for 1996 include three months of Sofitam operations from the date of the acquisition of Sofitam. The results for 1998 include two months of the RPS division's operations from the date of acquisition.

  In the table below, operating income (loss) equals net sales less cost of products sold, selling, general and administrative expenses, depreciation and amortization, and merger and acquisition costs and other unusual items. In addition, total debt includes:

  . the dollar exchange notes and the euro exchange notes;

  . the 11.5% senior subordinated notes;

  . the senior subordinated notes we issued in connection with the acquisition of the RPS division;

  . the senior notes we issued in connection with the acquisition of the RPS division;

  . the junior subordinated notes we issued in connection with the acquisition of the RPS division;

  . long term borrowings under the credit agreement and other credit facilities;

  . the current portion of borrowings under the credit agreement and other credit facilities;

  . cash overdraft facilities; and

  . the guaranteed employees' stock ownership plan obligations.

                                                                            Six Months Ended
                                    Year Ended November 30,                      May 31,
                          ------------------------------------------------  ------------------
                            1994      1995      1996      1997      1998      1998      1999
                          --------  --------  --------  --------  --------  --------  --------
                                                                               (unaudited)
Statement of Earnings
 Data:
 Net sales..............  $202,134  $221,573  $279,733  $385,469  $466,440  $190,505  $343,204
 Merger and acquisition
  costs and other
  unusual items.........       820     2,680     6,459     3,493    13,685     6,333     4,823
 Operating income
  (loss)................     3,780     5,811     6,356    20,645    14,769     3,969     6,644
 Interest expense, net..     2,806     3,319     7,191    16,451    19,257     7,333    24,665
 Earnings (loss) before
  income taxes(1).......     1,932     3,270    (1,229)    5,197    (2,698)   (2,369)  (19,656)
 Earnings (loss)(1).....     1,675     3,231    (2,009)    3,980    (3,744)   (3,178)  (19,174)
 Preferred stock
  dividends.............     1,617     1,580     1,543     1,512     1,484       744       747
 Earnings (loss)
  applicable to common
  stock(1)..............        58     1,651    (3,552)    2,468    (5,228)   (3,922)  (19,921)
Other Data:
 Capital expenditures...  $  2,757  $  5,559  $  3,061  $ 11,154  $ 14,548  $  5,058  $ 10,994
 Depreciation and
  amortization..........     4,672     4,857     5,028     9,232    13,136     5,118    12,960
 Interest expense and
  preferred stock
  dividends.............     4,219     4,604     9,336    18,800    21,563     8,384    25,924
 Ratio of earnings to
  fixed charges(2)......       1.4x      1.6x      -- x      1.3x      -- x      -- x      -- x

                                                           As of        As of
                                                        November 30,   May 31,
                                                            1998        1999
                                                        ------------ -----------
                                                                     (unaudited)
Balance Sheet Data:
 Working capital......................................    $ 92,596    $ 72,450
 Property, plant and equipment, net...................      77,905      75,205
 Total assets.........................................     776,642     698,650
 Total debt...........................................     443,331     450,658
 ESOP preferred stock, net............................      12,130      13,984
 Common shareholders' equity, net.....................      64,631       3,499

--------

(1) The amounts for the years ended November 30, 1998 and November 30, 1997 and the six months ended May 31, 1998 and 1999 exclude $23,924, $1,886, $4,965 and $6,249, respectively, for extraordinary loss from debt extinguishment. The amounts for the year ended November 30, 1994 exclude the cumulative effect of change in method of accounting for post-retirement benefits other than pensions of $13,416.

(2) For purposes of computing the ratio of earnings to fixed charges, earnings consist of earnings (loss) before income taxes and extraordinary loss plus fixed charges. Fixed charges consist of interest expense, amortization of deferred debt issuance expense, the portion of rental expense assumed to represent interest and dividends on the ESOP preferred stock, which dividends service the guaranteed ESOP obligation. Earnings were insufficient to cover fixed charges by $1,229, $2,698, $2,369 and $19,656 for the fiscal years ended 1996 and 1998 and for the six months ended May 31, 1998 and 1999, respectively.

                   Summary Financial Data of the RPS Division
                             (dollars in thousands)

  The following table sets forth selected summary financial data of the RPS division. We derived the summary statement of income data, other data and balance sheet data as of and for each fiscal year in the three year period ended December 31, 1997 from the audited combined financial statements of the RPS division. We derived the summary financial data as of and for the nine months ended September 30, 1997 and 1998 from the unaudited combined condensed financial statements of the RPS division. You should read the information contained in this table in conjunction with the combined financial statements of the RPS division, including the notes to the financial statements, appearing elsewhere in this prospectus.

  In the table below, total debt includes bank overdrafts and short-term loans plus the current portion of long-term debt.

                                                            Nine Months Ended
                               Year Ended December 31,        September 30,
                              ----------------------------  ------------------
                                1995      1996      1997      1997      1998
                              --------  --------  --------  --------  --------
                                                               (unaudited)
Statement of Income Data:
  Net sales.................. $303,668  $333,915  $344,248  $231,978  $231,764
  Restructuring charges......      --      9,978       --        --        --
  Operating loss.............   (7,446)  (17,197)  (11,648)  (10,210)  (15,737)
  Interest expense, net......    1,257     1,652     1,418       945     1,586
  Loss before income taxes...  (10,008)  (20,424)  (13,499)  (14,462)  (20,593)
  Net loss...................   (7,721)  (16,366)   (6,720)   (9,216)  (15,730)
Other Data:
  Capital expenditures....... $ 11,389  $ 14,736  $  9,486  $  6,810  $  4,951
  Depreciation and
   amortization..............   10,084    10,780    11,777     8,476     8,766

                                                         As of         As of
                                                      December 31, September 30,
                                                          1997         1998
                                                      ------------ -------------
Balance Sheet Data:
  Working capital....................................   $ 73,406     $101,282
  Property, plant and equipment, net.................     32,183       31,735
  Total assets.......................................    269,434      260,342
  Total debt.........................................     12,614        2,289
  Equity and retained earnings (deficit).............    154,270      178,805

                                  RISK FACTORS

  You should consider the following risk factors, as well as the other information contained in this prospectus, before making a decision to exchange your outstanding notes in the exchange offer.

Risks associated with debt financing

 If we cannot generate enough cash to pay principal and interest on the exchange notes and our other substantial debt, we may have to restructure our company or our debt, including the terms of your exchange notes.

  We have a significant level of debt. As of May 31, 1999, we had approximately $450.7 million of debt and approximately $3.5 million of common shareholders' equity. If our acquisition of the RPS division and the related financing were consummated on December 1, 1997, our earnings before income taxes and fixed charges would have been insufficient to cover fixed charges by approximately $48.0 million for the year ended November 30, 1998.

  Our ability to generate cash to make payments on the exchange notes and our other debt obligations will depend partly on economic conditions, interest rates, and other financial and business factors beyond our control.

  If we are unable to make our debt payments, we may be forced to try to:

  .  reduce or delay capital or research and development expenditures;

  .  sell assets;

  .  restructure or refinance our indebtedness; or

  .  seek additional equity capital.

We may not be able to implement any of these strategies on satisfactory terms, or at all.

 We may not be able to cover our interest payments, including on the exchange notes, if interest rates increase on our variable rate debt.

  Our borrowings under the credit agreement bear interest at variable rates. If market interest rates increase, the credit agreement will require us to make higher payments. If these payment increases reduce our cash too much, we may not be able to pay interest on the exchange notes and cover our other obligations.

 The exchange notes will be subordinate to our debt under the credit agreement and possibly all of our future borrowings.

  If we declare bankruptcy, liquidate or reorganize, we must pay all senior debt in full before we pay our obligations on the exchange notes. There may not be sufficient assets remaining for us to be able to pay amounts due on the exchange notes.

  The exchange notes will be subordinate in right of payment to all of our existing and future senior debt, including our obligations under the credit agreement, and to all existing and future senior debt of our subsidiaries. By contrast, the exchange notes will be general unsecured obligations of Tokheim. As of May 31, 1999, we had approximately $207.1 million of senior debt. Moreover, we may incur additional senior debt under the indentures. This debt is guaranteed by Tokheim's U.S. subsidiaries and is secured by:

  . real and personal property assets of Tokheim and its material U.S. subsidiaries;

  .  100% of Tokheim's stock in its material U.S. subsidiaries; and

  .  65% of Tokheim's stock in its foreign subsidiaries.

  We are not permitted to pay any principal, premium, interest, or other amounts on the exchange notes, or purchase, redeem or otherwise retire the exchange notes, if there is a payment default or a non-payment default with respect to our senior debt.

  Our obligations under the credit agreement are guaranteed, jointly and severally, by all of our U.S. subsidiaries. Some of our non-United States subsidiaries are direct borrowers under the credit agreement, and we have guaranteed those borrowings.

 The indentures and the credit agreement limit our ability to conduct our business and could prevent us from obtaining additional financing, paying for needed capital expenditures or withstanding downturns in our business.

  The indentures and the credit agreement contain covenants and restrictions that limit our ability and the ability of our subsidiaries to, among other things:

  .  incur additional debt;

  . pay dividends on capital stock or repurchase capital stock or make other restricted payments;

  .  use the proceeds of asset sales;

  .  make investments;

  .  create liens on our assets to secure debt;

  .  enter into transactions with affiliates;

  .  merge or consolidate with another company; and

  .  transfer and sell assets.

Any of the above factors could limit our ability to obtain future financing, make capital investments or survive economic downturns.

  In addition, in some situations we must prepay our loans under the credit agreement in an amount equal to:

  .  all net proceeds from the sale or issuance of debt or equity; and

  . a percentage of excess cash flow for each fiscal year based upon our leverage ratio.

 If we do not satisfy the financial tests in the credit agreement, we would be in default, and our lenders could accelerate our debt payments.

  The credit agreement requires us to satisfy financial tests. We may not be able to meet these financial tests because of events beyond our control. If we were unable to pay our debts or to comply with these tests, we would default under the credit agreement. If our lenders did not waive this default, our lenders could accelerate payments on our debt and terminate all commitments under the revolving credit facility. If we were unable to pay the accelerated debt, the lenders could proceed against the collateral granted to them. Substantially all of our assets and the assets of our U.S. subsidiaries are pledged as security under the credit agreement. Our assets may not be sufficient to repay our debt, including the exchange notes, if the credit agreement indebtedness is accelerated.

 If we experience a change of control, we may be unable to repurchase the exchange notes. A change of control will also cause a default under the credit agreement, which would allow lenders to accelerate our payments and block payments on the exchange notes.

  If there is a change of control under the indentures, we are required to offer to purchase all exchange notes. We may not have sufficient funds available to purchase the exchange notes.

  In addition, any change of control, and any repurchase of the exchange notes required under the indentures upon a change of control, will constitute an event of default under the credit agreement. An event of default could cause our obligations under the credit agreement to be accelerated and become due and payable. The lenders under the credit agreement would be entitled to receive payment of all outstanding amounts before we could repurchase any of the exchange notes. If an event of default occurs, the lenders under the credit agreement could block repurchases of the exchange notes.

 A court could void our obligations under the exchange notes and the subsidiary guarantees if they resulted from a fraudulent conveyance.

  Our creditors may file a lawsuit objecting to our obligations under the exchange notes or the use of proceeds of the outstanding notes. A court could:

    . void our obligations under the exchange notes or the obligations of our guarantor subsidiaries under their guarantees,

    . subordinate the exchange notes or guarantees to our or their other debt, or

    . order the holders to return any amounts paid for the outstanding notes to Tokheim or to a fund benefitting the creditors,

  if the court finds we or they:

  (1) intended to defraud a creditor or

  (2) did not receive fair value for the outstanding notes and we

    . were insolvent or became insolvent by offering the outstanding notes, or

    . did not have enough capital to engage in the acquisition of the RPS division, or

    .  intended to or believed that we overextended our debt obligations.

If creditors of our subsidiary guarantors object to their guarantees of the exchange notes, a court could order the relief discussed above for the same reasons discussed above. In addition, the guarantors' creditors could claim that since the guarantees were made for our benefit, the guarantors did not receive fair value for the guarantees.

Risks associated with the operation of the business

 Management may not have the time to focus on both the normal, day-to-day operations of Tokheim and the realization of the efficiencies and cost reductions we expect from combining the RPS division's operations with ours. If we are not successful in these efforts, we may not be able to repay our debt.

  Achieving the full benefits from combining Tokheim and the RPS division and capturing the efficiencies and cost reductions expected as a result of the acquisition of the RPS division depends, in large part, on our ability to coordinate and integrate the operations of each company. Achieving the remaining benefits to be derived from the acquisition of Sofitam also depends on this coordination and integration. We may not be successful in these efforts. The combination will require substantial attention of management, which has limited experience integrating the operations of companies the size of Tokheim and the RPS division. Management may not be able to focus on completing the integration of Sofitam's operations as a result of the acquisition of the RPS division. Management will have less time to focus on the normal, day-to-day operations of Tokheim, especially if there are any other difficulties encountered in the transition and integration process. Business, competitive, financial, general economic and other factors, many of which will be beyond management's control, will affect the timing and ultimate success of the integration of the companies and the realization of benefits.

  If management is unable to effectively integrate the business of the two companies, the quality of our products could also decline. Any unexpected difficulties may cause a material reduction in our sales, revenues or profits.

 Our substantial international sales expose us to political and economical risks that could limit our sales and international growth and decrease our profits.

  International sales represent a substantial portion of our total sales. Pro forma for the acquisition of the RPS division, 73% of our total sales in 1998 consisted of international sales. We plan to continue expanding our international sales. Foreign sales are subject to more risks than domestic sales. These additional risks include:

  .  political and economic instability in foreign markets;

  .  restrictive trade policies of foreign governments;

  .  increased costs of maintaining international marketing efforts; and

  . difficulties in enforcing contractual obligations and intellectual property rights;

  Future sales to operators in emerging markets will depend upon the continued privatization and deregulation of energy and retail petroleum markets in eastern Europe, Latin America, Africa and Asia, as well as the strength of their local economies. Our operations in emerging markets will be subject to the inherent risks of doing business in markets with financial, political and legal systems that may be unstable or unpredictable. In addition, current local market conditions have slowed our business in Asia. These market conditions may not improve and may spread to other regions.

 We may not be able to obtain enough cash from our subsidiaries to pay principal and interest on our debt.

  Our ability to pay our debt will depend, in substantial part, on our ability to obtain the cash flow that our international operations generate, including the RPS division. We lent money and made capital contributions to our subsidiaries in connection with the acquisition of the RPS division. We expect that our international subsidiaries' interest payments on these intercompany loans will help pay our debt. In addition, some subsidiaries will pay us fees under management agreements executed at the same time as the acquisition of the RPS division. The U.S. and other countries may recharacterize these interest payments and management fees in a way that has adverse tax or other consequences for us. These fees and payments also may become subject to exchange control restrictions on the transfer of funds into or out of foreign countries. The failure of our subsidiaries to pay interest and fees may cause us to be unable to pay our outstanding indebtedness, including the exchange notes. Under French law, the trustee or receiver in bankruptcy or the court in any bankruptcy proceeding may also be in a position to seek either the nullification or the non-enforceability, depending on the situation, of any legal acts undertaken by a company with third parties, such as the increase of intercompany obligations, including intercompany notes, and the payment of management or other fees. This act may decrease our cash flow and prevent us from paying our obligations, including the exchange notes. In addition, declines in the value of the euro, or any other currency in which we make sales, relative to the U.S. dollar, reduce the amount of funds that we can repatriate from our international subsidiaries to help pay our debt.

 Substantially all of our sales are to customers in the retail petroleum industry. Changes in the retail petroleum industry could significantly decrease demand for our products.

  Substantially all of our net sales are derived from the sale and servicing of petroleum dispensing equipment to the retail petroleum industry. Our results of operations depend on demand for equipment from the retail petroleum industry in developed and emerging markets. Several factors affect the retail petroleum industry's demand for our equipment, including:

  .  environmental regulations;

  .  technological improvements;

  .  consolidation trends among major oil companies in developed markets;

  .  the pace of development in emerging markets; and

  .  general economic and industry conditions.

Any of these factors could lead to a significant decrease in demand for our products.

 The loss of one of our large customers, or our failure to win national, regional and global contracts from an existing customer, could significantly reduce our cash flow, market share and profits.

  Some of our customers contribute a substantial amount to our revenues. The loss of any of these customers, or class of customers, or decreases in these customers' capital expenditures, could decrease our cash flow, market share and profits. As a result of consolidation in the oil industry, especially among major oil companies, Tokheim is at risk of losing large customers through merger or consolidation. Recently, major oil companies and national oil companies have moved toward granting national, regional and global contracts, or tenders, and toward creating alliances and preferred supplier relationships with suppliers. Typically, a customer can terminate these arrangements at any time. The loss of a customer, or the award of a contract to a competitor, could more significantly reduce Tokheim's cash flow, market share and profits as these arrangements become more common.

 Intense competition in our industry has caused a general decline in the price of our products.

  Competition within the retail petroleum dispensing equipment industry is intense, and has caused the average price of our products to fall significantly over the past few years. Prices may continue to fall in the future. Our primary competitors include, among others:

  .  Gilbarco Inc., a division of GEC Plc;

  .  Wayne, a division of Halliburton Co.;

  .  Scheidt & Bachmann GmbH; and

  .  Tatsuno Corporation.

  We could potentially lose market share if competitors are able to form alliances with major oil companies or respond to their contract proposals more quickly or on more favorable terms than we can. Any increase in competition could cause further price reductions, reduced gross margins and loss of market share for Tokheim.

 If we are not able to apply new technology and software in our products or develop new products, we may not be able to generate new sales.

  Our success depends, in significant part, on our ability to develop products and services that customers will accept. We may not be able to develop successful new products in a timely fashion. Our commitment to customizing products to address particular needs of our customers could burden our resources or delay the delivery or installation of products. Our products may not be marketed properly or satisfy the needs of the worldwide market.

  In addition, there is intense competition to establish proprietary rights to these new products and the related technologies. The technology and software in our products, including electronic components, point-of-sale systems and related products, is growing increasingly sophisticated and expensive. Several of our competitors have significantly greater financial, technical and marketing resources than we do. These competitors may develop proprietary products that are superior to ours or integrate new technologies more quickly than we do. We may not be able to obtain rights to this technology. We may also face claims that our products infringe patents that our competitors hold. Any of these factors could harm our relationship with customers and reduce our sales and profits.

 Fluctuations in exchange rates may decrease our revenues, cash flows and earnings. Adapting to the euro may impose transition costs on us.

  A substantial portion of our expenses and sales are denominated in foreign currencies. Thus, our revenues, cash flows and earnings are affected by fluctuations in some exchange rates, primarily the rates between the U.S. dollar and the French franc or euro and between the British pound and the U.S. dollar and the euro.

  During 1998, approximately 26% of Tokheim's total revenue was denominated in French francs, which have significantly depreciated against the U.S. dollar in recent years. Moreover, we conduct a substantial portion of our European manufacturing at our Dundee, Scotland facility, primarily for export. The British pound has recently appreciated against other European currencies. If foreign currencies continue to decline in value relative to the U.S. dollar or the British pound, our U.S. or British exports could become more expensive and potentially less competitive in those markets.

  On January 1, 1999, several member countries of the European Union established fixed conversion rates between their existing currencies and the European Union's common currency, the euro. We are likely to be financially affected by the introduction of the euro because we have subsidiaries and business in many of the member states. We could face substantial transition costs as we redesign our software systems to reflect the adoption of the new currency.

 We may not be able to attract enough highly skilled employees. A loss of key personnel could substantially disrupt our business.

  Our success depends in large part upon our ability to attract, retain and motivate highly skilled employees from a competitive labor market. We may not be able to continue to attract and retain sufficient numbers of highly skilled employees. We are leanly staffed and do not generally have duplicative personnel. As a result, the loss of Douglas K. Pinner, our Chairman of the Board, President and Chief Executive Officer, or other key personnel, could substantially disrupt our business operations and harm our relationships with customers and suppliers.

 Any defect in our products could substantially damage people and the environment, and could result in costly recalls and litigation.

  A product defect could pose a significant risk of injury or environmental contamination because our products are used primarily in connection with highly combustible, toxic materials. We also face the possibility of a product recall if there are defects in the design or manufacture of our products. Product liability claims or recalls could cost us a substantial amount of money. These cases could result in substantial claims against Tokheim.

 The failure of our computer systems or those of our vendors to process dates related to the year 2000 could severely disrupt our operations or cause our products to malfunction.

  Many computer systems, software products and other business systems with embedded chips or processors use only two digits to represent the year. As a result, they may be unable to accurately process data before, during or after the year 2000. Business and governmental entities are at risk for possible miscalculations or system failures causing disruptions in their operations. This is commonly known as the Year 2000 issue. This issue can arise at any point in our supply, manufacturing, processing, distribution and financial chains.

  We have conducted a review of our business systems, including our computer systems. We may not identify all Year 2000 problems in our computer systems or those of our customers, vendors and resellers in advance of their occurrence. We may not be able to successfully remedy any problems that are discovered. Our expenses in identifying and addressing such problems, or the expenses or liabilities to which we may become subject as a result of such problems, could disrupt our operations and cause us to lose customers and market share.

  Furthermore, we rely on outside vendors to provide computer hardware components that we sell to our customers. Many of our products and services integrate or interface with software systems of a customer. As a result, the failure of third-party systems to be Year 2000 ready could also disrupt our operations.

 We may have to amortize purchased goodwill associated with future acquisitions over a maximum of twenty years instead of over the current maximum of forty years. This could reduce our profitability.

  The Financial Accounting Standards Board is currently considering changing the maximum amortization period for purchased goodwill from forty years to not more than twenty years for future acquisitions. Tokheim's current accounting practice is to amortize goodwill over a maximum of 40 years. If this change becomes effective, we would have to amortize any purchased goodwill associated with future acquisitions over a much shorter life than we currently do. This would increase the amount of amortization expense charged to income and reduce our profitability levels compared to levels we achieve under current rules.

Risks associated with government regulation

 A substantial change in environmental laws could require us to redesign our products or cause our customers to stop buying our products.

  Our operations, and those of our principal customers, are subject to local, regional and national regulations, laws and standards, including those concerning the environment. Changes in environmental regulation of the petroleum exploration, manufacturing, distribution and sales businesses could require our customers to increase their capital spending to comply with such regulations. Customers may consequently decrease their capital spending on our products. Additionally, we may have significant costs and liabilities relating to compliance with environmental regulations.

 Restrictions on new hypermarkets may slow our sales to customers in this market.

  A 1996 French regulation restricting the construction of new hypermarkets has limited new service station growth and our sales to this important, previously expanding segment of the French market. It is possible that other countries where hypermarkets operate will also adopt restrictive laws, which could limit our growth and ability to generate additional sales in these countries.

Risks associated with the exchange offer.

 Your failure to exchange your outstanding notes may limit your ability to transfer your notes.

  Tokheim did not register the outstanding notes under the Securities Act or any state securities laws, and it does not intend to do so after the exchange offer. As a result, outstanding notes may be transferred only in limited circumstances under the securities laws. If you do not exchange your outstanding notes in the exchange offer by following the procedures described in this prospectus, you will lose your right to have the outstanding notes registered under the Securities Act, with some exceptions. If you continue to hold outstanding notes after the exchange offer, you may be unable to sell them. Outstanding notes that are not tendered or are tendered but not accepted will, following the exchange offer, continue to be subject to the existing transfer restrictions.

 The market price and liquidity of your exchange notes may decrease if an active public market does not develop or is not maintained.

  While the outstanding dollar notes are presently eligible for trading in the PORTAL market of the NASD by qualified institutional buyers, there is no existing market for the exchange notes. The initial purchasers of the outstanding notes have advised Tokheim that they currently intend to make a market in the exchange notes following the exchange offer, but they are not obligated to do so. Furthermore, they may discontinue any market-making at any time without notice. Tokheim does not currently intend to apply for a listing of the exchange notes on any securities exchange. An active public market for the exchange notes may not develop. Moreover, if one develops, it may not continue.

 You may be subject to backup withholding on your exchange notes.

  Backup withholding at a 31% rate will generally apply to payments with respect to the exchange notes to non-U.S. holders if the non-U.S. holder fails to furnish required information certification to Tokheim or its paying agent and fails to otherwise establish an exemption. Any amounts withheld will be allowed as a refund or a credit against your federal income tax liability, if any, if you follow the procedures of the IRS for obtaining refunds or credits. You should read the section entitled "Important United States Federal Income Tax Considerations" under the heading "Information reporting and backup withholding" for information on how you can avoid backup withholding requirements.

                           FORWARD-LOOKING STATEMENTS

  All statements other than statements of historical facts included in this prospectus, including statements regarding our future financial position, business strategy, budgets, projected costs and cost savings and plans and objectives of management for future operations, are "forward-looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. You can generally identify forward-looking statements by the use of forward-looking words, such as "may," "will," "expect," "intend," "estimate," "anticipate," "believe" or "continue," or the negative of or variations on these words or similar terminology. Although we believe that the expectations reflected in these forward-looking statements are reasonable, we can give no assurance that these expectations will be correct. Important factors that could cause our actual results to differ materially from our expected results are discussed in the section entitled "Risk Factors" and elsewhere in this prospectus, including in conjunction with the forward-looking statements themselves. We do not undertake any obligation to update any forward-looking statements. Given the uncertainties associated with forward-looking statements, you should not unduly rely on them.
                                 EXCHANGE RATES

  References in this prospectus to "euro" and "(Euro)" are to the currency that was introduced at the start of the third stage of economic and monetary union pursuant to the treaty establishing the European Economic Community, which was amended by the Treaty on European Union, signed at Maastricht, the Netherlands on February 7, 1992. Except as otherwise stated in this prospectus, conversions of non-U.S. dollar currencies to U.S. dollars in the financial statements and other information included in this prospectus have been calculated, for income statement purposes, on the basis of average exchange rates over the related periods and, for balance sheet purposes, on the date of the balance sheet.

  On May 3, 1998, the Council of the European Union adopted Council Regulation
(EC) No. 974/98, which defines the initial participants in Stage III of European Monetary Union as Austria, Belgium, Finland, France, Germany, Ireland, Italy, Luxembourg, The Netherlands, Portugal and Spain. This definition of initial participants does not include England, Denmark and Greece. Thus, their currencies--the British pound, the Danish krone, and the Greek drachma--were not among those that were converted to the euro.

  The euro was introduced on January 1, 1999 at an exchange rate of
(Euro)1.00=$1.17. As of August 25, 1999 the noon buying rate for the euro was
(Euro)1.00=$1.05. Unless otherwise indicated, the exchange rate used in this prospectus is (Euro)1.00=$1.1553.

  The following table sets forth, for the periods and dates indicated, information concerning the French franc exchange rate, set forth in French francs per dollar.

                                                    French francs per dollar
                                                --------------------------------
                                                Year/Period
      Calendar Period                               End     High Low  Average(1)
      ---------------                           ----------- ---- ---- ----------
      1994.....................................    5.34     5.98 5.10    5.54
      1995.....................................    4.91     5.40 4.76    4.99
      1996.....................................    5.19     5.27 4.88    5.11
      1997.....................................    5.99     6.35 5.19    5.84
      1998.....................................    5.62     6.21 5.42    5.90
      1999 (through August 10).................    6.13     6.49 5.54    6.08

--------

(1) Average of the closing rates for each business day during the period. On August 25, 1999, the noon buying rate with respect to the French franc was $1.00 = 6.27 French francs.

  We make no representation that the amounts referred to in this prospectus could have been or could be converted into other currencies at any particular rate or at all.

                               THE EXCHANGE OFFER

Purpose of the exchange offer

  On January 29, 1999, we privately placed $123.0 million of 11 3/8% senior subordinated notes due 2008 and (Euro)75.0 million of 11 3/8% senior subordinated notes due 2008. Simultaneously with the sale of the outstanding notes, we entered into two registration rights agreements--one relating to the outstanding dollar notes and one relating to the outstanding euro notes. We entered into the registration rights agreements with the subsidiary guarantors and the initial purchasers of the outstanding notes--BT Alex. Brown, Credit Lyonnais Securities, First Chicago Capital Markets, Inc., Gleacher NatWest International, ABN AMRO Incorporated, PaineWebber Incorporated and Schroder & Co. Inc. Under these registration rights agreements, we agreed to file a registration statement regarding the exchange of the outstanding notes for notes with terms identical in all material respects. We also agreed to use our reasonable best efforts to cause that registration statement to become effective with the SEC. Copies of the registration rights agreements have been filed as exhibits to our Annual Report on Form 10-K filed with the SEC on March 1, 1999 and are incorporated by reference as exhibits to the registration statement of which this prospectus is a part.

  We are conducting the exchange offer to satisfy our contractual obligations under the registration rights agreements. The form and terms of the exchange notes are the same as the form and terms of the outstanding notes, except that the exchange notes will be registered under the Securities Act. As a result, the exchange notes will not bear legends restricting their transfer and will not contain the registration rights and liquidated damage provisions contained in the outstanding notes. The outstanding notes provide that, if a registration statement relating to the exchange offer has not been filed by April 29, 1999 and declared effective by June 28, 1999, we will pay liquidated damages on the outstanding notes. Upon the completion of the exchange offer, you will not be entitled to any liquidated damages on your outstanding notes or any further registration rights under the registration rights agreements, except under limited circumstances. The exchange offer is not extended to holders of outstanding notes in any jurisdiction where the exchange offer does not comply with the securities or blue sky laws of that jurisdiction.

  In this section entitled "The Exchange Offer," the term "holder" means:

  .any person in whose name the outstanding notes are registered on the books of Tokheim, or

  .any other person who has obtained a properly completed bond power from the registered holder, or

  . any person whose outstanding notes are held of record by DTC, Euroclear or Cedel Bank and who wants to deliver these outstanding notes by book-entry transfer at DTC, Euroclear or Cedel Bank.

Terms of the exchange offer

  We are offering to exchange up to $123.0 million total principal amount of dollar exchange notes for the same total principal amount of outstanding dollar notes. The outstanding dollar notes must be tendered properly on or before the expiration date, which is defined below, and not withdrawn. In exchange for outstanding dollar notes properly tendered and accepted, we will issue a like total principal amount of up to $123.0 million in dollar exchange notes.

  In addition, we are offering to exchange up to (Euro)75.0 million total principal amount of euro exchange notes for the same total principal amount of outstanding euro notes. The outstanding euro notes also must be tendered properly on or before the expiration date and not withdrawn. In exchange for outstanding euro notes properly tendered and accepted, we will issue a like total principal amount of up to (Euro)75.0 million in euro exchange notes.

  The expiration date of the exchange offer is 5:00 p.m., New York City time for the outstanding dollar notes, and 5:00 p.m., London time for the
outstanding euro notes, on           , 1999 unless we extend the exchange
offer.

  The exchange offer is not conditioned upon holders tendering a minimum principal amount of outstanding notes. As of the date of this prospectus, $123.0 million aggregate principal amount of dollar notes are outstanding, and
(Euro)75.0 million aggregate principal amount of euro notes are outstanding.

  You do not have any appraisal or dissenters' rights in the exchange offer. If you do not tender outstanding notes or you tender outstanding notes that we do not accept, your outstanding notes will remain outstanding. Any outstanding notes will be entitled to the benefits of the indenture under which they were, and the exchange notes will be, issued. The outstanding notes will not, however, be entitled to any further registration rights under the registration rights agreements, except under limited circumstances. See the section entitled "Risk Factors" under the heading "Risks associated with the exchange offer--Your failure to exchange your notes may limit your ability to transfer your notes" for more information regarding notes outstanding after the exchange offer.

  After the expiration date, we will return to you any tendered outstanding notes that we did not accept for exchange.

  You will not have to pay brokerage commissions or fees or transfer taxes for exchanging your notes if you follow the instructions in the letter of transmittal. We will pay the charges and expenses, other than those taxes described below, in the exchange offer. See "--Fees and expenses" below for further information regarding fees and expenses.

  Neither Tokheim nor Tokheim's board of directors recommends you to tender or not tender outstanding notes in the exchange offer. In addition, Tokheim has not authorized anyone to make any recommendation. You must decide whether to tender in the exchange offer and, if so, the aggregate amount of outstanding notes to tender.

  We have the right, in accordance with applicable law, at any time:

  .  to delay the acceptance of the outstanding notes;

  . to terminate the exchange offer if we determine that any of the conditions to the exchange offer have not occurred or have not been satisfied;

  . to extend the expiration date of the exchange offer and keep all outstanding notes tendered other than those notes properly withdrawn; and

  .  to waive any condition or amend the terms of the exchange offer.

  If we materially change the exchange offer, or if we waive a material condition of the exchange offer, we will promptly distribute a prospectus supplement to you disclosing the change or waiver. We also will extend the exchange offer as required by Rule 14e-1 under the Securities Exchange Act of 1934.

  If we exercise any of the rights listed above, we will promptly give oral or written notice of the action to the exchange agents, as defined below under the heading "--Exchange agents", and we will issue a release to appropriate news agencies. In the case of an extension, an announcement will be made no later than 9:00 a.m., New York City time in the case of outstanding dollar notes, or 9:00 a.m., London time in the case of outstanding euro notes, on the next business day after the previously scheduled expiration date.

Acceptance of outstanding notes for exchange, and issuance of exchange notes

  Tokheim will issue to the exchange agents exchange notes for outstanding notes tendered and accepted and not withdrawn promptly after the expiration date. The exchange agents might not deliver the exchange notes to all tendering holders at the same time. The timing of delivery depends upon when the exchange agents receive and process the required documents.

  Tokheim will be deemed to have exchanged outstanding notes validly tendered and not withdrawn when it gives oral or written notice to the exchange agents of their acceptance. The exchange agents are agents for Tokheim for receiving tenders of outstanding notes, letters of transmittal and related documents. The exchange agents are also agents for tendering holders for receiving outstanding notes, letters of transmittal and related documents and transmitting exchange notes to validly tendering holders. If for any reason, Tokheim:

  .delays the acceptance or exchange of any outstanding notes, or

  .extends the exchange offer, or

  .is unable to accept or exchange notes,

then the exchange agents may, on behalf of Tokheim and subject to Rule 14e-1(c) under the Exchange Act, retain tendered notes. Notes that the exchange agents retain may not be withdrawn, except according to the withdrawal procedures outlined below in the section entitled "--Withdrawal rights."

  In tendering outstanding notes, you must warrant in the letter of transmittal or in an agent's message, which is described below, that:

  . you have full power and authority to tender, exchange, sell, assign and transfer outstanding notes,

  . Tokheim will acquire good, marketable and unencumbered title to the tendered outstanding notes, free and clear of all liens, restrictions, charges and other encumbrances, and

  . the outstanding notes tendered for exchange are not subject to any adverse claims or proxies.

You also must warrant and agree that you will, upon request, execute and deliver any additional documents that Tokheim or the exchange agents request to complete the exchange, sale, assignment, and transfer of the outstanding notes.

Procedures for Tendering Outstanding Notes

 Valid Tender

  You may tender your outstanding notes by book-entry transfer or by other means. For book-entry transfer, you must deliver to the appropriate exchange agent either:

  . a properly completed and duly executed letter of transmittal, including all other documents that the letter of transmittal requires, or

  . an agent's message, meaning a message transmitted to the appropriate exchange agent by DTC, Euroclear or Cedel Bank, as applicable, and forming a part of a book-entry confirmation, stating that you agree to be bound by the terms of the letter of transmittal.

You must deliver your letter of transmittal or agent's message by mail, facsimile, hand delivery or overnight carrier to the appropriate exchange agent on or before the expiration date.

In addition, to complete a book-entry transfer, you must also either:

  . have DTC transfer the outstanding dollar notes into the dollar exchange agent's account at DTC using the ATOP procedures for transfer, and obtain a confirmation of the transfer, or

  . have Euroclear or Cedel Bank transfer the outstanding euro notes into the euro exchange agent's account at Euroclear or Cedel Bank, as applicable, using their procedures for transfer, and obtain a confirmation of the transfer, or

  . follow the guaranteed delivery procedures described below under the heading "--Guaranteed delivery."

  If you tender fewer than all of your outstanding notes, you should fill in the amount of notes tendered in the appropriate box on the letter of transmittal. If you do not indicate the amount tendered in the appropriate box, we will assume you are tendering all outstanding notes that you hold.

  For tendering your outstanding notes other than by book-entry transfer, you must deliver a completed and signed letter of transmittal to the appropriate exchange agent. Again, you must deliver the letter of transmittal by mail, facsimile, hand delivery or overnight carrier to the appropriate exchange agent on or before the expiration date. In addition, to complete a valid tender, you must:

  . deliver your outstanding dollar notes to the dollar exchange agent on or before the expiration date, or

  . deliver your outstanding euro notes to the euro exchange agent on or before the expiration date, or

  . follow the guaranteed delivery procedures set forth below under the heading "--Guaranteed delivery."

  Delivery of required documents by whatever method you choose is at your sole risk. Delivery is complete when the exchange agents actually receive the items to be delivered. Delivery of documents to DTC, Euroclear or Cedel Bank in accordance with their procedures or to Tokheim does not constitute delivery to the exchange agents. If delivery is by mail, we recommend registered mail, return receipt requested, properly insured, or an overnight delivery service. In all cases, you should allow sufficient time to ensure timely delivery.

 Signature guarantees

  You do not need to endorse certificates for the outstanding notes or provide signature guarantees on the letter of transmittal unless:

  (1) someone other than the registered holder tenders the certificate, or

  (2) you complete the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" in the letter of transmittal.

  In the case of (1) or (2) above, you must sign your outstanding note or provide a properly executed bond power. The signature on the bond power and on the letter of transmittal must be guaranteed by a firm or other entity identified in Rule 17Ad-15 under the Exchange Act as an "eligible guarantor institution." Eligible guarantor institutions include:

  .  a bank;

  . a broker, dealer, municipal securities broker or dealer or government securities broker or dealer;

  .  a credit union;

  . a national securities exchange, registered securities association or clearing agency; or

  . a savings association that is a participant in a securities transfer association.

 Guaranteed delivery

  If you want to tender outstanding notes in the exchange offer and:

  . the certificates for the outstanding notes are not immediately available, or

  . all required documents are unlikely to reach the exchange agents on or before the expiration date, or

  . a book-entry transfer cannot be completed in time, the outstanding notes may be tendered if you comply with the following guaranteed delivery procedures:

  .  your tender is made by or through an eligible guarantor institution;

  . you deliver a properly completed and signed notice of guaranteed delivery, like the form provided with the letter of transmittal, to the appropriate exchange agent on or before the expiration date; and

  . you deliver the certificates or a confirmation of book-entry transfer and a properly completed and signed letter of transmittal to the appropriate exchange agent within three New York Stock Exchange trading days after the notice of guaranteed delivery is executed.

  You may deliver the notice of guaranteed delivery by hand, facsimile or mail to the appropriate exchange agent. You must include a guarantee by an eligible guarantor institution in the form described in the notice.

  Our acceptance of properly tendered outstanding notes is a binding agreement between you and Tokheim upon the terms and subject to the conditions of the exchange offer.

 Determination of validity

  We will resolve all questions regarding the form of documents, validity, eligibility, time of receipt and acceptance for exchange of any tendered outstanding notes. Our resolution of these questions as well as our interpretation of the terms and conditions of the exchange offer, including the letter of transmittal, is final and binding on all parties. A tender of outstanding notes is invalid until all irregularities have been cured or waived. Neither Tokheim, any affiliates or assigns of Tokheim, the exchange agents nor any other person is under any obligation to give notice of any irregularities in tenders, and they are not liable for failing to give any such notice. Tokheim reserves the absolute right, in its sole and absolute discretion, to reject any tenders determined to be in improper form or unlawful. We also reserve the absolute right to waive any of the conditions of the exchange offer or any condition or irregularity in the tender of outstanding notes by any holder. We need not waive similar conditions or irregularities in the case of other holders.

  If any letter of transmittal, endorsement, bond power, power of attorney, or any other document required by the letter of transmittal is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, that person must indicate that capacity when signing. In addition, unless waived by Tokheim, the person must submit proper evidence satisfactory to Tokheim, in its sole discretion, of his or her authority to so act.

  If you beneficially own outstanding notes that are held by or registered in the name of a broker, dealer, commercial bank, trust company or other nominee or custodian, you should contact that entity promptly if you want to participate in the exchange offer.

Resales of exchange notes

  We are exchanging the outstanding notes for exchange notes in reliance upon the staff of the SEC's position, set forth in interpretive letters to third parties in other similar transactions. We will not seek our own interpretive letter. As a result, we cannot assure you that the staff will take the same position on this exchange offer as it did in interpretive letters to other parties. Based on the staff's letters to other parties, we believe that holders of exchange notes, other than broker-dealers, can offer the exchange notes for resale, resell and otherwise transfer the exchange notes without delivering a prospectus to prospective purchasers. However, you must acquire the exchange notes in the ordinary course of business and have no intention of engaging in a distribution of the exchange notes, as a "distribution" is defined by the Securities Act.

  If you are an "affiliate" of Tokheim or you intend to distribute exchange notes, or if you are a broker-dealer who purchased outstanding notes from Tokheim to resell pursuant to Rule 144A or any other available exemption under the Securities Act, you:

  . cannot rely on the staff's interpretations in the above mentioned interpretive letters;

  .  cannot tender outstanding notes in the exchange offer; and

  . must comply with the registration and prospectus delivery requirements of the Securities Act to transfer the outstanding notes, unless the sale is exempt.

  In addition, if you are a broker-dealer who acquired outstanding notes for your own account as a result of market-making or other trading activities and you exchange the outstanding notes for exchange notes, you must deliver a prospectus with any resales of the exchange notes.

  If you want to exchange your outstanding notes for exchange notes, you will be required to affirm that you:

  .  are not an "affiliate" of Tokheim;

  . are acquiring the exchange notes in the ordinary course of your business;

  . have no arrangement or understanding with any person to participate in a distribution of the exchange notes, within the meaning of the Securities Act; and

  . are not a broker-dealer, are not engaged in, and do not intend to engage in, a distribution of the exchange notes, within the meaning of the Securities Act.

  In addition, we may require you to provide information regarding the number of "beneficial owners" of the outstanding notes within the meaning of Rule 13d-3 under the Exchange Act. Each broker-dealer that receives exchange notes for its own account must acknowledge that it acquired the outstanding notes for its own account as the result of market-making activities or other trading activities. Each broker-dealer must further agree that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of exchange notes. By making this acknowledgment and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" under the Securities Act. Based on the staff's position in interpretive letters issued to third parties, we believe that broker-dealers who acquired outstanding notes for their own accounts as a result of market-making activities or other trading activities may fulfill their prospectus delivery requirements with respect to the exchange notes with a prospectus meeting the requirements of the Securities Act. Accordingly, a broker-dealer may use this prospectus to satisfy such requirements. We have agreed that a broker-dealer may use this prospectus for a period ending 180 days after the expiration date of the exchange offer. You should read the section entitled "Plan of Distribution" for further information about the use of this prospectus by broker-dealers. A broker-dealer intending to use this prospectus in the resale of exchange notes must notify us, on or prior to the expiration date, that it is a participating broker-dealer. This notice may be given in the letter of transmittal or may be delivered to the appropriate exchange agent. Any participating broker-dealer who is an "affiliate" of Tokheim may not rely on the staff's interpretive letters and must comply with the registration and prospectus delivery requirements of the Securities Act when reselling exchange notes.

  Each participating broker-dealer exchanging outstanding notes for exchange notes agrees that, upon receipt of notice from Tokheim:

    (a) that any statement contained or incorporated by reference in this prospectus makes the prospectus untrue in any material respect, or

    (b) that this prospectus omits to state a material fact necessary to make the statements contained or incorporated by reference in this prospectus, in light of the circumstances under which they were made, not misleading, or

    (c) of the occurrence of other events specified in the registration rights agreements,

the participating broker-dealer will suspend the sale of exchange notes. Each participating broker-dealer agrees not to resell the exchange notes until:

  (1) Tokheim has amended or supplemented this prospectus to correct the misstatement or omission and Tokheim furnishes copies of the amended or supplemented prospectus to the participating broker-dealer, or

  (2) Tokheim gives notice that the sale of the exchange notes may be resumed.

If Tokheim gives notice suspending the sale of exchange notes, it shall extend the 180-day period during which this prospectus may be used by a participating broker-dealer by the number of days between the date Tokheim gives notice of suspension and the date participating broker-dealers receive copies of the amended or supplemented prospectus or the date Tokheim gives notice resuming the sale of exchange notes.

Withdrawal rights

  You can withdraw tenders of outstanding notes at any time on or before the expiration date.

  For a withdrawal to be effective, you must deliver a written, telegraphic, telex or facsimile transmission of a notice of withdrawal or an agent's message to the appropriate exchange agent on or before the expiration date. The notice of withdrawal must specify the name of the person tendering the outstanding notes to be withdrawn, the total principal amount of outstanding notes withdrawn, and the name of the registered holder of the outstanding notes if different from the name of the person tendering the outstanding notes. If you delivered outstanding notes to an exchange agent, you must submit the serial numbers of the outstanding notes to be withdrawn, and the signature on the notice of withdrawal must be guaranteed by an eligible guarantor institution, except in the case of outstanding notes tendered for the account of an eligible guarantor institution. If you tendered outstanding notes as a book-entry transfer, the notice of withdrawal must specify the name and number of the account at DTC, Euroclear or Cedel Bank, as applicable, to be credited with the withdrawal of outstanding notes. You must deliver the notice of withdrawal to the appropriate exchange agent by written, telegraphic, telex or facsimile transmission, or by an agent's message. You may not rescind withdrawals of tender. Outstanding notes properly withdrawn may again be tendered at any time on or before the expiration date.

  We will determine all questions regarding the validity, form and eligibility of withdrawal notices. Our determination will be final and binding on all parties. Neither Tokheim, any affiliate or assign of Tokheim, the exchange agents nor any other person is under any obligation to give you notice of any irregularities in any notice of withdrawal, and they are not liable for failing to give any such notice. Withdrawn outstanding notes will be returned to you after withdrawal.

Interest on exchange notes

  The dollar exchange notes will bear interest at a rate of 11 3/8% per annum and the euro exchange notes will bear interest at a rate of 11 3/8% per annum. Interest is both payable semi-annually on February 1 and August 1 of each year. Holders of exchange notes will receive interest from the date of initial issuance of the exchange notes, plus an amount equal to the accrued interest on the outstanding notes. Interest on the outstanding notes accepted for exchange will cease to accrue upon issuance of the exchange notes.

Conditions to the exchange offer

  We do not need to exchange any outstanding notes, may terminate the exchange offer or may waive any conditions to the exchange offer or amend the exchange offer, if any of the following conditions has occurred:

  . the staff of the SEC no longer allows the exchange notes to be offered for resale, resold and otherwise transferred by holders without compliance with the registration and prospectus delivery provisions of the Securities Act; or

  . a governmental body passes any law, statute, rule or regulation which, in our opinion, prohibits or prevents the exchange offer; or

  . the SEC or any state securities authority issues a stop order suspending the effectiveness of the registration statement or initiates or threatens to initiate a proceeding to suspend the effectiveness of the registration statement; or

  . we are unable to obtain any governmental approval that we believe is necessary to complete the exchange offer.

  If we reasonably believe that any of the above conditions has occurred, we may:

  . terminate the exchange offer, whether or not any outstanding notes have been accepted for exchange,

  .  waive any condition to the exchange offer; or

  .  amend the terms of the exchange offer in any respect.

  If our waiver or amendment materially changes the exchange offer, we will promptly disclose the waiver or amendment through a prospectus supplement. We will distribute the prospectus supplement to the registered holders of the outstanding notes. The prospectus supplement will also extend the exchange offer as required by Rule 14d-1 of the Exchange Act.

Exchange agents

  We appointed U.S. Bank Trust National Association as dollar exchange agent for the outstanding dollar notes for the exchange offer. We appointed Midland Bank plc, HSBC Issuer Services as euro exchange agent for the outstanding euro notes. You should direct questions and requests for assistance, requests for additional copies of this prospectus or of the letter of transmittal and requests for a notice of guaranteed delivery to the appropriate exchange agent addressed as follows:

                             Dollar exchange agent

By registered or certified   Confirm by telephone:     By hand or overnight
           mail:                 (651) 244-4512              delivery:
 U.S. Bank Trust National   Facsimile transmissions: U.S. Bank Trust National
        Association              (651) 244-1537             Association
      P.O. Box 64485          (Eligible guarantor     Fourth Floor--Bond Drop
St. Paul, Minnesota 55164-     institutions only)             Window
           9549                                        180 East Fifth Street
  Attention: Specialized                             St. Paul, Minnesota 55101
          Finance                                     Attention: Specialized
                                                              Finance

                              Euro exchange agent

By registered or certified   Confirm by telephone:     By hand or overnight
           mail:                 0171-260-7679               delivery:
     Midland Bank plc       Facsimile transmissions:     Midland Bank plc
   HSBC Issuer Services          0171-260-8086         HSBC Issuer Services
   Mariner House, Pepys       (Eligible guarantor      Mariner House, Pepys
          Street               institutions only)             Street
     London, EC3N 4DA                                    London, EC3N 4DA
  Attention: Phil Dainesi                             Attention: Phil Dainesi

  If you deliver letters of transmittal or any other required documents to an address or facsimile number other than those listed above, your tender is invalid.

Fees and expenses

  We will pay the exchange agents reasonable and customary fees for their services and reasonable out-of-pocket expenses. We will also pay brokerage houses and other custodians, nominees and fiduciaries their reasonable out-of-pocket expenses for sending copies of this prospectus and related documents to holders of outstanding notes, and for handling or tendering for their customers.

  We will pay the transfer taxes for the exchange of the outstanding notes in the exchange offer. If, however, exchange notes are delivered to or issued in the name of a person other than the registered holder, or if a transfer tax is imposed for any reason other than for the exchange of outstanding notes in the exchange offer, then the tendering holder will pay the transfer taxes. If a tendering holder does not submit satisfactory evidence of payment of taxes or exemption from taxes with the letter of transmittal, the taxes will be billed directly to the tendering holder.

  We will not make any payment to brokers, dealers or other nominees soliciting acceptances in the exchange offer.

Accounting treatment

  The exchange notes will be recorded at the same carrying value as the outstanding notes. Accordingly, Tokheim will not recognize any gain or loss on the exchange for accounting purposes. We intend to amortize the expenses of the exchange offer and issuance of the outstanding notes over the respective terms of the dollar notes and euro notes.

                                THE TRANSACTIONS

The acquisition and related financings

  On September 30, 1998, we completed the acquisition of the RPS division of Schlumberger Limited for a price equal to $330.0 million in cash, notes, and warrants. Of the $330.0 million purchase price, $100.0 million was paid in cash borrowed under the credit agreement including $22.5 million from our 12.5% senior notes. The seller note portion of the purchase price consisted of $40.0 million in ten year, 12.0% junior subordinated notes, payable in kind, and $170.0 million in 12.0% senior subordinated notes due January 29, 1999. The remaining $20.0 million of the purchase price was paid with common stock warrants exercisable for five years, beginning January 30, 1999 to purchase at a nominal price 2,526,923 shares of Tokheim's common stock. The 12.0% senior subordinated notes, along with the senior notes, were repaid on January 29, 1999 with the proceeds from the sale of the outstanding notes. We have the option, subject to bank approval, to redeem, in whole or in part, the junior subordinated notes.

  Tokheim is to reimburse Schlumberger for the net cash that remained in the RPS division on the effective date of the acquisition, net of adjustments. We currently estimate this amount to be up to approximately $6.5 million. We anticipate that this payment to Schlumberger will be made in the third or fourth quarter of 1999 from funds available through the revolving working capital facility under the credit agreement.

  On the closing date of the acquisition, we entered into a technology and licensing agreement with Schlumberger under which Schlumberger will pay us a minimum fee of approximately $0.9 million a year, regardless of use, for a period of five years, payable monthly. The payments under the agreement are due in full even if Schlumberger terminates the agreement or discontinues use of the services at any time during the five year payment period.

  Also at the closing of the acquisition, we entered into a new credit agreement. The credit agreement currently provides for a six year, $110.0 million revolving working capital facility and a six year, $120.0 million term loan facility. An additional agreement provides for the assignment of a three year, $7.6 million ESOP loan facility. At May 31, 1999, the outstanding borrowings were $62.1 million under the revolving working capital facility, $120.0 million under the term loan, and $5.7 million under the ESOP facility. Available borrowings under the revolving working capital facility were $47.9 million at May 31, 1999.

  Also, simultaneously with the acquisition, we entered into a note purchase agreement, pursuant to which we issued $22.5 million aggregate principal amount of 12.5% senior notes. Proceeds from the senior notes were used in connection with our refinancing of existing indebtedness.

  Also, on September 30, 1998, we completed the repurchase of the final $55.0 million of our 11.5% senior subordinated notes that were then outstanding. These notes were redeemed at an aggregate premium and consent payment of approximately $12.3 million along with accrued interest of approximately $1.1 million.

  The proceeds from the issuance of the outstanding notes were used to:

  . redeem the 12.0% senior subordinated notes; these notes were redeemed at an aggregate price of $176.7 million, representing principal of $170.0 million and accrued and unpaid interest of $6.7 million;

  . redeem the senior notes; these notes were redeemed at an aggregate price of $23.2 million, representing principal of $22.5 million, accrued and unpaid interest of $0.2 million and an applicable call premium of $0.5 million;

  . reduce borrowings under the revolving working capital facility of the credit agreement by $3.4 million; and

  . pay discounts, fees and expenses associated with the offering of the outstanding notes of $6.3 million.

  In addition, total availability under the revolving working capital facility of the credit agreement was permanently reduced from $120.0 million to $110.0 million.

  The indentures under which the outstanding notes were, and the exchange notes will be, issued permit us, subject to various conditions, to refinance the junior subordinated notes and reacquire the warrants with junior subordinated debt.

  Since completing the acquisition, we have begun to implement a plan to cut costs and integrate the RPS division. You should read the section entitled "Business" under the heading "Business strategy--Realize operating synergies and cost savings" for more information about this plan.

                           SOURCES AND USES OF FUNDS

  The exchange offer will not generate cash proceeds for Tokheim. The net proceeds from the offering of the outstanding dollar notes and the outstanding euro notes were $119.2 million and $84.0 million (1), respectively, after discounts and expenses. These proceeds were used to redeem the 12% senior subordinated notes and the senior notes and to repay borrowings under the credit agreement.

  The following table shows the sources and uses of funds from the offering of the outstanding notes in millions of dollars:

      Sources of funds:
        Outstanding dollar notes..................................... $123.0
        Outstanding euro notes.......................................   86.6(1)
                                                                      ------
          Total sources of funds..................................... $209.6
                                                                      ======
      Uses of funds:
        Refinancing of 12.0% senior subordinated notes............... $170.0
        Refinancing of 12.5% senior notes............................   22.5
        Payment of accrued interest..................................    6.9
        Premiums paid to redeem 12.5% senior notes...................    0.5
        Reduce borrowings under the revolving working capital
         facility of the credit agreement............................    3.4
        Fees and expenses............................................    6.3
                                                                      ------
          Total uses of funds........................................ $209.6
                                                                      ======

--------
(1) Calculated using an exchange rate of (Euro)1.00=$1.1553.

                                 CAPITALIZATION
                             (dollars in millions)

  The following table sets forth the consolidated capitalization of Tokheim as of May 31, 1999 which gives effect to the following:

  . the exchange offer,

  . the issuance of, and the application of the proceeds from, the outstanding notes,

  . the execution of the credit agreement,

  . the consummation of the acquisition of the RPS division, and

  . the sale of the senior notes, the 12.0% senior subordinated notes, the junior subordinated notes and the warrants in connection with the acquisition.

This table should be read in conjunction with Tokheim's interim Consolidated Condensed Financial Statements and the Unaudited Pro Forma Consolidated Condensed Financial Statements, and the respective notes related to the financial statements, appearing elsewhere in this prospectus.

                                                                          As of
                                                                         May 31,
                                                                          1999
                                                                         -------
                                                                         Actual
                                                                         -------
      Total debt:
        Cash overdraft facilities......................................  $ 13.3
        Credit agreement:
          Revolving loans..............................................    62.1
          Term loan....................................................   120.0
        Guaranteed ESOP obligation.....................................     5.7
        Other debt.....................................................     6.0
        11 3/8% outstanding dollar notes...............................   123.0
        11 3/8% outstanding euro notes (1).............................    78.2
        12% junior subordinated notes..................................    42.4
                                                                         ------
            Total debt.................................................   450.7
      Shareholders' equity:
        ESOP preferred stock, net......................................    14.0
        Common shareholders' equity, net (30,000,000 shares authorized,
         12,668,879 shares issued) (2).................................     3.5
                                                                         ------
            Total shareholders' equity.................................    17.5
                                                                         ------
              Total capitalization.....................................  $468.2
                                                                         ======

--------

(1) Calculated using an exchange rate of (Euro)1.00=$1.071.
(2) Includes amounts attributable to the warrants. The indentures under which the outstanding notes were, and the exchange notes will be, issued permit us, subject to certain conditions, to refinance the junior subordinated notes and reacquire the warrants with junior subordinated debt.

        UNAUDITED PRO FORMA CONSOLIDATED CONDENSED FINANCIAL STATEMENTS
                (Amounts in thousands except amounts per share)

  The following unaudited pro forma consolidated condensed financial statements of Tokheim are derived from the audited and unaudited financial statements of Tokheim and the RPS division, which are included elsewhere in this prospectus, and have been adjusted to illustrate the effects of the following:

    (1) the issuance of, and the application of the proceeds from, the outstanding notes,

    (2) the execution of the credit agreement,

    (3) the consummation of the acquisition of the RPS division, and

    (4) the sale of the senior notes, the 12.0% senior subordinated notes, the junior subordinated notes and the warrants in connection with the acquisition.

These pro forma financial statements and accompanying notes should be read in conjunction with the consolidated financial statements of Tokheim and the combined financial statements of the RPS division, including the notes to the financial statements, appearing elsewhere in this prospectus. The pro forma statement of earnings for the year ended November 30, 1998 includes the RPS division's combined statement of income for the ten months ended September 30, 1998 and Tokheim's consolidated statement of earnings for the year ended November 30, 1998. Tokheim's unaudited interim balance sheet as of May 31, 1999, appearing elsewhere in this prospectus, includes the effects of the acquisition of the RPS division and related financing and the offering of, and the application of the proceeds from, the outstanding notes. The pro forma balance sheet adjustments necessary to give effect to the exchange offer would be to increase "Other noncurrent assets and deferred charges" by approximately $1,000 and to reduce "Cash" by $1,000 to reflect additional fees and expenses associated with this exchange offer. These pro forma statements of earnings give effect to our March 1998 common stock offering and the transactions listed in (1)-(4) above, and related purchase accounting adjustments, as if these events had taken place on December 1, 1997. These pro forma financial statements are not necessarily indicative of either future results of operations or the results that might have occurred if the March 1998 common stock offering and the transactions listed in (1)-(4) above had been consummated on December 1, 1997.

  The acquisition of the RPS division has been accounted for using the purchase method of accounting. The allocation of the aggregate purchase price included in these pro forma financial statements is preliminary and therefore some amounts will change when such allocation is finalized.

  Though not reflected in the Unaudited Pro Forma Consolidated Condensed Financial Statements, Tokheim believes that through successful integration and consolidation of the RPS division estimated cost savings of approximately $28,700 in the first year and $47,300 per annum after three years can be achieved. Management believes that these cost savings initiatives will not materially reduce historical Tokheim and RPS division combined revenues. The majority of all products currently being offered for sale by Tokheim Corporation and the RPS division will still be offered for sale to our existing customer base. The products that will no longer be produced or offered for sale will be replaced by existing or new product offerings that are considered to be more technologically advantageous to our customers. All anticipated cost savings are presented net of any additional costs expected to be incurred at facilities that will increase production from historical levels.

  To date, we have initiated and accelerated various closures and consolidations which we believe will yield first year cost savings in excess of $30,000 versus $28,700 which was our original estimate. These cost savings programs include the closure of manufacturing facilities in Bohnam, Texas and Glenrothes, Scotland and the consolidation of operations in Spain, Italy, France, the Netherlands, Germany and Belgium.

        Unaudited Pro Forma Consolidated Condensed Statement of Earnings

                   for the six months ended May 31, 1999

                                                                       Tokheim
                                                                     Corporation
                                                                         And
                                              (b)      Offering Of   Subsidiaries
                                            Tokheim    Outstanding    Pro Forma
                                          Corporation   Notes Pro    Offering Of
                                              And         Forma      Outstanding
                                          Subsidiaries Adjustments      Notes
                                          ------------ -----------   ------------
Net sales...............................    $343,204     $  --         $343,204
Cost of sales, exclusive of items listed
 below..................................     265,071        --          265,071
Selling, general, and administrative
 expenses...............................      53,706        --           53,706
Depreciation and amortization...........      12,960        --           12,960
Merger and acquisition costs and other
 unusual items..........................       4,823        --            4,823
                                            --------     ------        --------
Operating loss..........................       6,644        --            6,644
Interest expense, net...................      24,665        114 (g)      24,779
Other expense, net......................       1,635        --            1,635
                                            --------     ------        --------
Loss before income taxes and
 extraordinary loss.....................     (19,656)      (114)        (19,770)
Income taxes............................        (482)       --             (482)
                                            --------     ------        --------
Loss before extraordinary loss..........     (19,174)    $ (114)        (19,288)
                                                         ======
Preferred stock dividends ($1.94 per
 share annually)........................        (747)                      (747)
                                            --------                   --------
Loss before extraordinary loss
 applicable to common stock.............    $(19,921)                  $(20,035)
                                            ========                   ========
Loss per common share:
  Basic:
    Before extraordinary loss...........    $  (1.39)                  $  (1.35)
                                            ========                   ========
    Weighted average shares outstanding.      14,373        416 (f)      14,789
                                            ========     ======        ========
  Diluted:
    Before extraordinary loss...........    $  (1.39)                  $  (1.35)
                                            ========                   ========
    Weighted average shares outstanding.      14,373        416 (f)      14,789
                                            ========     ======        ========

        Unaudited Pro Forma Consolidated Condensed Statement of Earnings
                      for the year ended November 30, 1998

                                                                                                                   Tokheim
                                                                                                                 Corporation
                                                                                                                     And
                                                                                         Tokheim                 Subsidiaries
                                                                                       Corporation                Pro Forma
                                                                                           And                   Acquisition
                                                                        Acquisition    Subsidiaries                 Of RPS
                                                                          Of RPS        Pro Forma                 Division,
                                                                         Division       Acquisition Offering Of    Related
                                        (a)     10 Months  (b) Tokheim  And Related       Of RPS    Outstanding  Financing &
                         10 Months      RPS        RPS     Corporation   Financing       Division      Notes     Offering Of
                            RPS      Division   Division       And       Pro Forma      & Related    Pro Forma   Outstanding
                         Division   Adjustments Adjusted   Subsidiaries Adjustments     Financing   Adjustments     Notes
                         ---------  ----------- ---------  ------------ -----------    ------------ -----------  ------------
Net sales..............  $277,183     $   --    $277,183     $466,440    $    --         $743,623      $--         $743,623
Cost of sales,
 exclusive of items
 listed below..........   249,461      (5,893)   243,568      345,031        (708)(c)     587,891       --          587,891
Selling, general, and
 administrative
 expenses..............    38,110      (6,536)    31,574       79,819         --          111,393       --          111,393
Depreciation and
 amortization..........     3,251       2,549      5,800       13,136       5,487 (d)      24,423       --           24,423
Merger and acquisition
 costs and other
 unusual items.........       --        1,918      1,918       13,685         --           15,603       --           15,603
                         --------     -------   --------     --------    --------        --------      ----        --------
Operating profit
 (loss)................   (13,639)      7,962     (5,677)      14,769      (4,779)          4,313       --            4,313
Interest expense, net..     1,833         --       1,833       19,257      29,537 (e)      50,627       (18)(g)      50,609
Other expense (income),
 net...................     3,555         (25)     3,530       (1,790)        --            1,740       --            1,740
                         --------     -------   --------     --------    --------        --------      ----        --------
Earnings (loss) before
 income taxes and
 extraordinary loss....   (19,027)      7,987    (11,040)      (2,698)    (34,316)        (48,054)       18         (48,036)
Income taxes...........    (5,353)      2,843     (2,510)       1,046         --           (1,464)      --           (1,464)
                         --------     -------   --------     --------    --------        --------      ----        --------
Earnings (loss) before
 extraordinary loss....  $(13,674)    $ 5,144   $ (8,530)      (3,744)   $(34,316)        (46,590)     $ 18         (46,572)
                         ========     =======   ========                 ========                      ====
Preferred stock
 dividends ($1.94 per
 share)................                                        (1,484)                     (1,484)                   (1,484)
                                                             --------                    --------                  --------
Earnings (loss) before
 extraordinary loss
 applicable to common
 stock.................                                      $ (5,228)                   $(48,074)                 $(48,056)
                                                             ========                    ========                  ========
Earnings (loss) per
 common share:
Basic:
 Before extraordinary
  loss.................                                      $  (0.46)                   $  (3.46)                 $  (3.46)
                                                             ========                    ========                  ========
 Weighted average
  shares outstanding...                                        11,371       2,527 (f)      13,898                    13,898
                                                             ========    ========        ========                  ========
Diluted:
 Before extraordinary
  loss.................                                      $  (0.46)                   $  (3.46)                 $  (3.46)
                                                             ========                    ========                  ========
 Weighted average
  shares outstanding...                                        11,371       2,527 (f)      13,898                    13,898
                                                             ========    ========        ========                  ========

                                                        Six  Months
                                                           Ended     Year Ended
                                                          May 31,   November 30,
                                                           1999         1998
                                                        ----------- ------------
                                                          (expense, (income))
(a) The adjustments to the RPS division's financial
    statements reflect amounts that have been
    reclassified to conform to Tokheim's presentation
    and to remove certain costs associated with
    operations as a division of Schlumberger. The
    details of these reclassifications and adjustments
    are as follows:
  Cost of sales:
    Reclassification of manufacturing depreciation and
     amortization to depreciation and amortization.....    $--        $(4,200)
    Reflects an adjustment to operations of
     Schlumberger's Abbeville facility for the ten
     months of 1998 which was not purchased by Tokheim.     --           (700)
    Reclassification of nonrecurring warranty cost
     associated with design flaws in new product
     launches. These design flaws were corrected and
     are not expected to impact ongoing operations.....     --           (993)
                                                           ----       -------
      Total adjustments and reclassifications from cost
       of sales........................................     --         (5,893)
                                                           ====       =======
  Selling, general, and administrative expenses:
    Adjustments to management and technical fees
     charged by Schlumberger to its subsidiaries net of
     expenses Tokheim expects to incur (see Note 1
     below)............................................     --         (4,011)
    Reclassification of selling, general and
     administrative depreciation and amortization to
     depreciation and amortization.....................     --         (1,600)
    Reclassification of personnel reductions to merger
     and acquisition costs and other unusual items.....     --           (475)
    Reclassification of other miscellaneous items to
     merger and acquisition costs and other unusual
     items.............................................     --           (450)
                                                           ----       -------
      Total adjustments and reclassification from
       selling, general and administrative expenses....     --         (6,536)
                                                           ====       =======
  Depreciation and amortization:
    Reclassification of manufacturing depreciation and
     amortization......................................     --          4,200
    Reclassification of selling, general and
     administrative depreciation and amortization .....     --          1,600
    Elimination of preexisting RPS division goodwill
     amortization that Tokheim did not purchase........     --         (3,251)
                                                           ----       -------
      Total adjustments and reclassifications to
       depreciation and amortization...................     --          2,549
                                                           ====       =======
  Merger and acquisition costs and other unusual items:
    Reclassification of personnel reductions from
     selling, general and administrative expenses......     --            475
    Reclassification of nonrecurring warranty cost
     associated with design flaws in new product
     launches. These design flaws were corrected and
     are not expected to impact ongoing operations.....     --            993
    Reclassification of other miscellaneous items from
     selling, general and administrative costs.........     --            450
                                                           ----       -------
      Total adjustments and reclassification to merger
       and acquisition costs and other unusual items...     --          1,918
                                                           ----       -------

                                                        Six Months
                                                          Ended     Year Ended
                                                         May 31,   November 30,
                                                           1999        1998
                                                        ---------- ------------
                                                          (expense, (income))
  Other expense (income), net:
    Elimination of the minority interest expense in net
     earnings. Tokheim acquired 100% of all RPS
     subsidiaries......................................    $--       $   (25)
                                                           ----      -------
  Effect of all adjustments on pretax income...........     --        (7,987)
  Tax effect on adjustments using the RPS division's
   reported tax rate of 35.6%..........................     --         2,843
                                                           ----      -------
      Effect of all adjustments on net earnings........    $--       $(5,144)
                                                           ====      =======
  NOTE 1: Schlumberger historically charged the RPS division an administrative fee based on a percentage of sales in an effort to allocate the Schlumberger corporate overhead back to the subsidiaries. These fees were for administration, treasury, tax, accounting and legal assistance provided by the parent company to the RPS subsidiaries. In addition to bearing these administrative fees charged by Schlumberger, the RPS division subsidiaries were solely responsible for, and were required to pay for, any external expenses for legal, tax and consulting work performed on its behalf. The fees for the external expenses have not been removed from the RPS division's operating results since these represent on-going expenses.
  After nine months of ownership and management of the RPS division, Tokheim has added one additional assistant treasurer and one consolidations person, and has incurred additional outside legal, tax and consulting expenses that are directly attributable to the RPS division. These additional charges for personnel and outside services, a portion of which are actual and the remainder of which are estimated based on nine months of experience, were considered in calculating the pro forma adjustment as illustrated in the table below.

  Historical administrative fees charged by Schlumberger.......... $4,949
  Less:
    Salaries and benefits for the additional employees hired......   (188)
    Additional external legal fees................................   (300)
    Additional external tax consulting............................   (350)
    Additional management consulting..............................   (100)
                                                                   ------
      Net pro forma adjustment to administrative fees............. $4,011
                                                                   ======
(b) The Unaudited Pro Forma Consolidated Condensed Statement of
    Earnings for the six months ended May 31, 1999 includes the acquisition of the RPS division and related financing and
    subsequent refinancing of the initial debt structure on
    January 29, 1999 with proceeds from the offering of the
    outstanding notes. As such, interest expense is the only
    amount for the six months ended May 31, 1999 that requires a pro forma adjustment to reflect the new interest rates. The
    Unaudited Pro Forma Consolidated Condensed Statement of
    Earnings for the year ended November 30, 1998 includes
    Tokheim's year ended November 30, 1998 audited Consolidated
    Statement of Earnings, which includes two months of operations for the newly acquired RPS division since the date of its
    acquisition, September 30, 1998.


                                                        Six Months
                                                          Ended     Year Ended
                                                         May 31,   November 30,
                                                           1999        1998
                                                        ---------- ------------
(c) Reflects a pro forma adjustment for technology and
    licensing fees contractually payable by
    Schlumberger to Tokheim. These fees relate to
    certain services and licenses provided to
    Schlumberger by Tokheim. The contract is
    noncancelable and requires minimum annual payments
    of $850 per annum to Tokheim during the next 5
    years.............................................     $--         $708
                                                           ====        ====
(d) Reflects a pro forma adjustment for the
    amortization of purchased goodwill associated with
    the Acquisition as follows:

                                          Anticipated   Six Month    Ten Month
                                  Gross   Amortization Amortization Amortization
                                  Amount     Period       Amount       Amount
                                 -------- ------------ ------------ ------------
  Goodwill...................... $263,389   40 years       $--         $5,487
                                 ========                  ====        ======

                                                         Six Months
                                                           Ended     Year Ended
                                                          May 31,   November 30,
                                                            1999        1998
                                                         ---------- ------------
(e) The pro forma adjustments to interest expense, net,
    for the acquisition of the RPS division and related
    financing were calculated as follows:
  Tokheim's historical interest expense, net...........     $--       $19,257
  RPS division's historical interest expense, net......      --         1,833
                                                            ----      -------
    Total..............................................      --        21,090
  Plus: Interest expense for 10 additional months on
   borrowings under:
   New credit agreement, at interest rates ranging from
    7.65% to 9.9%, spread among three different
    facilities.........................................      --        14,836
   12.0% senior subordinated notes, increasing rate by
    0.5% after 4 months and every 3 months thereafter..      --        17,496
   12.5% senior notes, increasing rate by 0.5% after 2
    months and every 3 months thereafter...............      --         2,550
   12.0% junior subordinated notes.....................      --         4,117
                                                            ----      -------
    Total..............................................      --        38,999
  Less: Interest expense on:
   Tokheim's debt refinanced:
    Old credit agreement...............................      --        (1,717)
    11.5% senior subordinated notes....................      --        (6,325)
    RPS division.......................................      --        (1,833)
                                                            ----      -------
    Total..............................................      --        (9,875)
    Sub-total..........................................      --        50,214
  Amortization of deferred financing costs:
   Remove:
    Old credit agreement...............................      --        (1,380)
    11.5% senior subordinated notes....................      --          (307)
   Add:
    Credit agreement...................................      --         1,413
    12.5% senior notes.................................      --           566
    12.0% senior subordinated notes....................      --           121
                                                            ----      -------
  Pro forma interest expense, net......................      --        50,627
                                                            ----      -------
  Pro forma adjustment to interest expense, net........     $--       $29,537
                                                            ====      =======

Interest expense, net, includes that portion of interest with respect to the guaranteed ESOP obligation which is not paid through dividends on, or redemptions of, the ESOP preferred stock.

(f) Represents a pro forma adjustment for the
    outstanding warrants. Tokheim has financed $20,000
    of the RPS division purchase price by issuing
    warrants to purchase, for a nominal value,
    2,526,923 shares of Tokheim common stock. The
    Tokheim warrants are exercisable at any time up to
    and including January 29, 2003. Tokheim is
    currently in negotiations with Schlumberger to
    repurchase in whole or in part the outstanding
    warrants. Since the shares under the warrants are
    issuable for little cash consideration, they have
    been considered outstanding common shares and have
    been included in the computation of basic earnings
    per share.
                                                        Six Months
                                                          Ended     Year Ended
                                                         May 31,   November 30,
                                                           1999        1998
                                                        ---------- ------------
(g) The pro forma adjustments to interest expense,
    net, for the offering of the outstanding notes
    were calculated as follows:
  Tokheim's actual interest expense, net for the six
   months ended May 31, 1999..........................   $24,665          --
  Tokheim's pro forma interest expense, net for the
   acquisition of the RPS division and related
   financing..........................................        --     $50,627
  Plus: two and twelve months, respectively, of
   interest expense on borrowings under:
   11.375% senior subordinated dollar notes...........     2,332      13,991
   11.375% senior subordinated euro notes, calculated
    using a standard rate of exchange of 1.1553 euro
    to 1 U.S. dollar..................................     1,643       9,857
                                                         -------     -------
  Less: two and twelve months, respectively, of
   interest expense on:
   12.0% senior subordinated notes, increasing rate by
    0.5% after 4 months and every 3 months thereafter.    (3,400)    (20,896)
   12.5% senior notes, increasing rate by 0.5% after 2
    months and every 3 months thereafter..............      (469)     (3,019)
                                                         -------     -------
    Total.............................................    (3,869)    (23,915)
                                                         -------     -------
    Sub-total.........................................    24,771      50,560
Amortization of deferred financing costs:
  Remove:
   12.5% senior notes.................................      (113)       (679)
   12.0% senior subordinated notes....................       (24)       (145)
  Add:
   11.375% senior subordinated dollar notes...........        82         494
   11.375% senior subordinated euro notes.............        63         379
                                                         -------     -------
   Pro forma interest expense, net for the
    refinancing.......................................   $24,779     $50,609
                                                         =======     =======
   Pro forma adjustment to interest expense, net......   $   114     $   (18)
                                                         =======     =======

Interest expense, net, includes that portion of interest with respect to the guaranteed ESOP obligation which is not paid through dividends on, or redemptions of, the ESOP preferred stock.

        SELECTED FINANCIAL DATA OF TOKHEIM CORPORATION AND SUBSIDIARIES
                (Amounts in thousands except dollars per share)

  The following table sets forth selected historical financial data of Tokheim. The statement of earnings data, other data and balance sheet data as of and for each of the fiscal years in the five-year period ended November 30, 1998 were derived from the audited consolidated financial statements of Tokheim. The information contained in this table should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the consolidated financial statements of Tokheim, including the notes to the financial statements, appearing elsewhere or incorporated by reference in this prospectus. The selected historical financial data as of and for the six months ended May 31, 1998 and 1999 were derived from unaudited interim financial statements of Tokheim. In the opinion of management, such unaudited interim consolidated condensed financial statements contain all adjustments, which consist of only normal recurring items with the exception of merger and acquisition costs and other unusual items and the extraordinary items, necessary to present fairly Tokheim's financial position and results of operations as of and for the periods presented.

  The summary financial data presented below for 1996 include three months of Sofitam operations from the date of the acquisition of Sofitam. The results for 1998 include two months of the RPS division's operations from the date of acquisition.

  In the table below, operating income (loss) equals net sales less cost of products sold, selling, general and administrative expenses, depreciation and amortization, and merger and acquisition costs and other unusual items. In addition, total debt includes:

  . the dollar exchange notes and the euro exchange notes;

  . the 11.5% senior subordinated notes;

  . the senior subordinated notes issued in connection with the acquisition of the RPS division;

  . the senior notes issued in connection with the acquisition of the RPS division;

  . the junior subordinated notes issued in connection with the acquisition of the RPS division;

  . long term borrowings under the credit agreement and other credit facilities;

  . the current portion of borrowings under the credit agreement and other credit facilities;

  . cash overdraft facilities; and

  . the guaranteed employees' stock ownership plan obligations.

                                                                              Six Months Ended
                                     Year Ended November 30,                      May 31,
                          -------------------------------------------------  -------------------
                            1994      1995      1996      1997      1998       1998       1999
                          --------  --------  --------  --------  ---------  ---------  --------
                                                                                (unaudited)
Statement of Earnings
 Data:
 Net sales..............  $202,134  $221,573  $279,733  $385,469  $ 466,440  $ 190,505  $343,204
 Merger and acquisition
  costs and other
  unusual items.........       820     2,680     6,459     3,493     13,685      6,333     4,823
 Operating income
  (loss)................     3,780     5,811     6,356    20,645     14,769      3,969     6,644
 Interest expense, net..     2,806     3,319     7,191    16,451     19,257      7,333    24,665
 Earnings (loss) before
  income taxes(1).......     1,932     3,270    (1,229)    5,197     (2,698)    (2,369)  (19,656)
 Earnings (loss)(1).....     1,675     3,231    (2,009)    3,980     (3,744)    (3,178)  (19,174)
 Preferred stock
  dividends.............     1,617     1,580     1,543     1,512      1,484        744       747
 Earnings (loss)
  applicable to common
  stock(1)..............        58     1,651    (3,552)    2,468     (5,228)    (3,922)  (19,921)
Other Data:
 Capital expenditures...  $  2,757  $  5,559  $  3,061  $ 11,154  $  14,548      5,058    10,994
 Depreciation and
  amortization..........     4,672     4,857     5,028     9,232     13,136      5,118    12,960
 Interest expense and
  preferred stock
  dividends.............     4,219     4,604     9,336    18,800     21,563      8,384    25,924
 Ratio of earnings to
  fixed charges(2)......       1.4x      1.6x      -- x      1.3x       -- x       -- x      -- x

                                                           As of        As of
                                                        November 30,   May 31,
                                                            1998        1999
                                                        ------------ -----------
Balance Sheet Data (at period end):                                  (unaudited)
 Working capital......................................    $ 92,596   $    72,450
 Property, plant and equipment, net...................      77,905        75,205
 Total assets.........................................     776,642       698,650
 Total debt...........................................     443,331       450,658
 ESOP preferred stock, net............................      12,130        13,984
 Common shareholders' equity, net.....................      64,631         3,499

--------

(1) The amounts for the years ended November 30, 1998 and November 30, 1997 and the six months ended May 31, 1998 and 1999 exclude $23,924, $1,886, 4,965 and $6,249, respectively, for extraordinary loss on debt extinguishment. The amounts for the year ended November 30, 1994 exclude the cumulative effect of change in method of accounting for post-retirement benefits other than pensions of $13,416.

(2) For purposes of computing the ratio of earnings to fixed charges, earnings consist of earnings (loss) before income taxes and extraordinary loss plus fixed charges. Fixed charges consist of interest expense, amortization of deferred debt issuance expense, the portion of rental expense assumed to represent interest and dividends on the ESOP preferred stock, which dividends service the guaranteed ESOP obligation. Earnings were insufficient to cover fixed charges by $1,229, $2,698, $2,369 and $19,656 for the fiscal years ended 1996 and 1998 and for the six months ended May 31, 1998 and 1999, respectively.

                  SELECTED FINANCIAL DATA OF THE RPS DIVISION
                             (dollars in thousands)

  The following table sets forth selected financial data of the RPS division. The statement of income data, other data and balance sheet data as of and for each fiscal year in the three year period ended December 31, 1997 were derived from the audited combined financial statements of the RPS division. The selected financial data as of and for the nine months ended September 30, 1997 and 1998 were derived from the unaudited combined financial statements of the RPS division. The information contained in this table should be read in conjunction with the combined financial statements of the RPS division, including the notes to the financial statements, appearing elsewhere in this prospectus.

  As used in the table presented below, total debt includes bank overdrafts and short-term loans plus the current portion of long-term debt.

                                                            Nine Months Ended
                               Year Ended December 31,        September 30,
                              ----------------------------  ------------------
                                1995      1996      1997      1997      1998
                              --------  --------  --------  --------  --------
                                                               (unaudited)
Statement of Income Data:
  Net sales.................. $303,668  $333,915  $344,248  $231,978  $231,764
  Restructuring charges......      --      9,978       --        --        --
  Operating loss.............   (7,446)  (17,197)  (11,648)  (10,210)  (15,737)
  Interest expense, net......    1,257     1,652     1,418       945     1,586
  Loss before income taxes...  (10,008)  (20,424)  (13,499)  (14,462)  (20,593)
  Net loss...................   (7,721)  (16,366)   (6,720)   (9,216)  (15,730)
Other Data:
  Capital expenditures....... $ 11,389  $ 14,736  $  9,486  $  6,810  $  4,951
  Depreciation and
   amortization..............   10,084    10,780    11,777     8,476     8,766

                                                         As of         As of
                                                      December 31, September 30,
                                                          1997         1998
                                                      ------------ -------------
Balance Sheet Data:
  Working capital....................................   $ 73,406     $101,282
  Property, plant and equipment, net.................     32,183       31,735
  Total assets.......................................    269,434      260,342
  Total debt.........................................     12,614        2,289
  Equity and retained earnings (deficit).............    154,270      178,805

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Overview

  On September 30, 1998, we completed the acquisition of the fuel dispenser systems and service business of Schlumberger Limited, also known as the RPS division, for a price equal to $330.0 million in cash, notes, and warrants. Of the $330.0 million purchase price, $100.0 million was paid in cash borrowed under the terms of our credit agreement including $22.5 million from our 12.5% senior notes due 2005. The $210.0 million seller note portion of the purchase price consisted of $40.0 million in ten year, 12.0% junior subordinated payment-in-kind notes and $170.0 million in 12.0% senior subordinated notes due January 29, 1999. $20.0 million of the purchase price was paid with warrants exercisable for five years, beginning January 30, 1999, to purchase at a nominal price, 2,526,923 shares of Tokheim's common stock.

  The acquisition of the RPS division has been accounted for using the purchase method of accounting. The RPS division's results of operations have been included in the consolidated financial statements of Tokheim from the date of acquisition. The purchase price has been preliminarily allocated to assets acquired and liabilities assumed based on the RPS division's net book value of assets at September 30, 1998, as adjusted, which is estimated to approximate fair value. The purchase price allocated under this assumption exceeded the estimated fair value of the tangible net assets acquired by approximately $263.4 million. This amount is recognized as goodwill and is being amortized over forty years. The current purchase price allocation is preliminary due to the timing of the acquisition relative to Tokheim's year end. A more precise allocation of purchase price is currently being performed at various RPS division locations to more accurately identify and value the assets, including intangibles, and liabilities assumed.

  Tokheim is to reimburse Schlumberger for the net cash that remained in the RPS division on the effective date of the acquisition, net of adjustments. This amount is currently estimated to be up to approximately $6.5 million. It is anticipated that this payment to Schlumberger will be made in the third or fourth quarter of 1999 from funds available through the revolving working capital facility under the credit agreement.

  Simultaneously with the acquisition of the RPS division, Tokheim entered into a note purchase agreement, pursuant to which Tokheim issued $22.5 million aggregate principal amount of senior notes. Proceeds from the senior notes were used in connection with the financing of the acquisition of the RPS division and the refinancing of existing indebtedness.

  On January 29, 1999, we redeemed the 12.0% senior subordinated notes and the senior notes with the proceeds from the issuance of $123.0 million aggregate principal amount of our 11.375% senior subordinated notes due 2008 and
(Euro)75.0 in million aggregate principal amount, or approximately $87.0 million, of our 11.375% senior subordinated notes due 2008 in a private placement pursuant to Rule 144A and Regulation S. The 12.0% senior subordinated notes were redeemed at an aggregate price of $176.7 million, representing principal of $170.0 million and accrued and unpaid interest of $6.7 million. The senior notes were redeemed at an aggregate price of $23.2 million, representing principal of $22.5 million, accrued and unpaid interest of $0.2 million and an applicable call premium of $0.5 million.

  Also simultaneously with the acquisition of the RPS division, we executed a new credit agreement with a consortium of banks to pay a portion of the purchase price and to refinance previously existing indebtedness. The credit agreement currently provides for a six year, $110.0 million revolving working capital facility and a six year $120.0 million term loan facility. An additional agreement provides for the assignment of a three year $7.6 million ESOP loan facility.

  Also on September 30, 1998, we completed the repurchase of the final $55.0 million of our 11.5% senior subordinated notes due 2006 that were then outstanding. These notes were redeemed at an aggregate premium and consent payment of $12.3 million along with accrued interest of $1.1 million. The premium and consent payment was aggregated with the write off of the remaining deferred issuance costs related to the 11.5% senior subordinated notes and the old credit agreement and reported as an extraordinary loss on debt extinguishment of approximately $19.0 million in the fourth quarter of 1998.

  In March 1998, Tokheim completed an offering of 4,370,000 shares of its common stock. Net proceeds from the common stock offering totaled approximately $67.7 million. We used $39.4 million of the proceeds to redeem $35.0 million in aggregate principal amount of our 11.5% senior subordinated notes. These 11.5% senior subordinated notes were redeemed at the call price of 109.857%, expressed as a percentage of the original face value, resulting in premiums paid of $3.5 million along with accrued interest of $0.9 million. Following the redemption, $55.0 million in aggregate principal amount of the 11.5% senior subordinated notes remained outstanding. We recorded an extraordinary loss on the extinguishment of the 11.5% senior subordinated notes of approximately $5.0 million during the second quarter of 1998. This loss includes $3.5 million of premiums paid to purchase the 11.5% senior subordinated notes and $1.5 million representing the write-off of a proportionate share of the original unamortized deferred issuance costs. The remaining $28.3 million was applied toward the old credit agreement and general corporate purposes.

  We acquired Sofitam in September 1996 for $107.4 million less adjustments. Tokheim's 1996 financial statements include three months of Sofitam operations, and the 1997 and 1998 financial statements include a full year of Sofitam operations. A comparison of sales in 1997 versus 1996 of entities that were part of Tokheim before the acquisition is not meaningful because some of the sales made by these entities were conducted through Sofitam in 1996 and 1997.

  International sales by foreign subsidiaries and exports from the U.S. totaled approximately 60%, 64%, and 47% of consolidated net sales in 1998, 1997, and 1996, respectively. The acquisition of Sofitam has significantly extended our international distribution network, reducing our reliance on U.S. domestic sales. Furthermore the acquisition of the RPS division will significantly increase the percentage of international sales in relation to future consolidated sales.

  In December 1997, we acquired Management Solutions, Inc., or MSI. MSI develops and distributes retail automation systems, which includes point-of-sale software, primarily for the convenience store, petroleum dispensing and fast food service industries. We paid MSI's stockholders an initial amount of $12.0 million. We are also obligated to make contingent payments of up to $13.2 million over fiscal years 1998, 1999 and 2000 based on MSI's performance. The $13.2 million consists of $8.0 million of additional purchase price, $2.6 million related to a non-compete agreement, and $2.6 million of additional employee compensation. We borrowed funds for the initial purchase price under the old credit agreement.

Results of operations

 Six months ended May 31, 1999 compared to six moths ended May 31, 1998

  Consolidated sales for the six month period ended May 31, 1999 were $343.2 million compared to $190.5 million for the six month period ended May 31, 1998. Sales for North America, excluding export sales, increased 37.7% for the six month period from $80.7 million in 1998 to $111.1 million in the comparable 1999 period. International sales, including domestic export sales, increased 111.3% for the six month period from $109.8 million in 1998 to $232.1 million in 1999. The majority of the increase in sales from prior year is attributable to the acquisition of the RPS division of Schlumburger Limited in September 1999. Additionally, growth in the service, jobber, mini-major market, hypermarket, and commercial and consumer lines continues to strengthen. Sales to major oil companies improved during the second quarter compared to the first quarter 1999 results.

  Gross margin as a percent of sales, which is defined as net sales less cost of sales divided by net sales, decreased from 26.4% in the 1998 six month period to 22.8% in the six month period ended May 31, 1999. This decline from the 1998 percentages was primarily driven by the historically lower margins in the RPS division and by an increased mix of service contract revenue, which provides a lower margin than dispenser sales.

  Selling, general, and administrative expenses as a percent of sales for the six month period ended May 31, 1999 was 15.7% compared to 18.3% in the year ago period. This decline is primarily due to the closure of redundant facilities and termination of related personnel. In addition, the inclusion of the RPS division sales have aided in lowering this percentage.

  Depreciation and amortization expense for the six month period ended May 31, 1999, was $13.0 million compared to $5.1 million in the comparable year ago period. The majority of the increase between periods is associated with the inclusion of the RPS division and increased amortization expense related to intangible assets recorded in connection with the acquisition of the RPS division.


  Merger and acquisition cost and other unusual items for the six month period ended May 31, 1999 was $4.8 million compared to $6.3 million in the comparable 1998 period. The 1999 amount relates primarily to closure and severance expenses related to the closing, consolidation, and merger activities involving certain facilities. The 1999 cost includes salaries of existing employees involved in closure activities, vacancy costs related to owned facilities, and certain travel expenses incurred while executing closure activities. In addition to the restructuring expenses, the merger and acquisition costs for the six month period of 1998 consist primarily of a $5.9 million non-recurring write-off of in process research and development that was purchased in connection with the December 1997 acquisition of Management Solutions, Inc.

  Net interest expense for the six month period ended May 31, 1999 was $24.7 million compared to $7.3 million in the comparable 1998 period. This increase is due to increased debt levels associated with the September 1998 acquisition and financing of the RPS division.

  Foreign currency loss for the six month period ended May 31, 1999 was $2.9 million compared to foreign currency gain of $0.8 million in the comparable 1998 period. The loss for the 1999 period was driven by short-term inter-company receivables and payables being revalued at the currency rate of exchange in effect at May 31, 1999. The 1998 amount represents realized gains associated with repayment of various French franc denominated euro currency contracts previously entered into under Tokheim's bank credit agreement.

  Other income, net, was $1.3 million for the six month period ended May 31, 1999 compared to $0.3 million in the comparable year ago period. The majority of the 1999 amount includes a gain on the sale of surplus land adjacent to Tokheim's corporate facility. The 1998 amount is attributable to various income and expense items, which are individually immaterial.

  Income taxes for the six month period ended May 31, 1999 was a benefit of $0.5 million compared to expense of $0.8 million in the comparable 1998 period. This change is due to earnings in subsidiaries where net operating loss carryforwards are available to offset book pretax earnings and tax benefits being recorded in subsidiaries with first and second quarter losses which will recover these benefits in future 1999 quarters.

  Extraordinary loss on debt extinguishment was $6.2 million in the six month period ended May 31, 1999 compared to $5.0 million in the comparable six month period of 1998. During the first quarter of 1999, Tokheim incurred an extraordinary loss on debt extinguishment of approximately $6.2 million in connection with the refinancing of the senior notes and the 12.0% senior subordinated notes issued in connection with the acquisition of the RPS division with proceeds received from the offering of the outstanding notes. This amount consists of $0.5 million of premiums on the senior notes and approximately $5.7 million of unamortized deferred issuance costs that were written off.

  As a result of the above mentioned items, loss before extraordinary item was $19.2 million for the six month 1999 period compared to a loss of $3.2 million in the comparable 1998 period. Diluted loss per common share before extraordinary item for the six month 1999 period was $1.39 compared to loss of $0.39 in the six month 1998 period. Diluted loss per common share from extraordinary loss on debt extinguishment was $0.43 in the six month 1999 period compared to $0.49 in the six month 1998 period. Net loss for the six months ended May 31, 1999 was $1.82 per diluted common share compared to a net loss of $0.88 per diluted common share for the comparable 1998 period.

Fiscal Years 1998, 1997 and 1996

  After excluding the effects of the acquisitions of MSI and the RPS division, net sales for 1998 increased by 1.3% from 1997 levels. Sales for North America, excluding export sales, increased 18.4% from $139.9 million in 1997 to $165.6 million in 1998. This increase was driven by a stronger demand in our retail distribution, commercial dispensers and service parts sales. This demand was driven by new, more convenient products, such as credit/debit card readers, and environmental regulations, such as those requiring vapor recovery systems. During the current year the oil industry had various major oil companies merge together. It is currently unknown what the effect, if any, of these mergers will have on our future sales levels or operations. International sales, including domestic export sales, were $224.8 million in 1998 compared to $245.5 million in 1997, representing a decrease of $20.7 million or 8.4%. This decrease is due in part to the continued decline in foreign currency exchange rates from prior year levels. International sales would have been $5.9 million higher if average exchange rates of European and African currencies remained consistent with 1997 rates. The other major contributing factor is a significant decline in current year domestic export sales to the Asia Pacific and Middle East regions compared to prior year levels. The depressed sales to the Asia Pacific region compared to prior year levels have been caused by a significant economic downturn in that region's economy. There can be no assurance as to when Asian market conditions will improve or whether they may worsen or spread to other regions.

  Net sales for 1997 were $385.5 million, an increase of 37.8% from 1996 net sales of $279.7 million. Substantially all of this increase was due to the inclusion of a full year of Sofitam's results in 1997 compared to three months of Sofitam's results in 1996. These increases were offset by the impact of a decline in revenues due to a decline in foreign currency exchange rates. Sales for 1997 would have been $20.9 million higher if average exchange rates of European and African currencies had remained the same as in 1996.

  Gross margin as a percent of sales, which is defined as net sales less cost of sales, divided by net sales, was 26.0% in 1998 compared to 26.3% in 1997. This decline is due to the historically lower gross margins in the RPS division's business, offset partially by manufacturing improvements made in some of our operations. During 1998 the Fort Wayne, Indiana manufacturing facility implemented operational improvements. Our operational excellence strategy provides an integrated process resulting in what we believe is a true world-class manufacturing facility. This comprehensive approach utilizes the following advanced operations to gain the maximum amount of operational efficiencies:

  .  six sigma quality;

  .  high performance organizations;

  .  supplier partnerships; and

  .  advanced materials management and strategies.

Once fully implemented at the Fort Wayne, Indiana facility, these same techniques will be implemented in all other manufacturing facilities.

  Gross margin for 1997 was 26.3%, up from 24.8% in 1996. This increase is due to:

  . the inclusion of Sofitam's operations at higher margin levels for a full year;

  .  personnel reductions and related cost savings;

  .  reduction of warranty expense in North America; and

  . the results of concentrated efforts to improve manufacturing efficiencies globally.

These cost reductions were offset somewhat by decreasing sales prices.

  Selling, general and administrative expense as a percentage of net sales was 17.1% for 1998. After removing the effects of the acquisitions of MSI and the RPS division, selling, general and administrative expense was 17.6% or $68.9 million in 1998 compared to 17.7% or $68.2 million in 1997. The slight increase in dollars is primarily attributed to increased costs associated with year 2000 corrective actions and increased incentive compensation related to sales and earnings performance. Selling, general and administrative expense was 17.7% or $68.2 million in 1997, compared to 18.5% or $51.7 million in 1996. This increase over 1996 is largely attributable to a full year of Sofitam expenses. These increases were offset by a program we implemented in 1997 to improve efficiency and reduce personnel, which translated into lower total compensation cost.

  Depreciation and amortization expense for the twelve month period ended November 30, 1998 was $13,136 or 2.8% of sales compared to $9,232 or 2.3% of sales in 1997. This increase is attributable to increased amortization of goodwill and depreciation of fixed assets acquired through the September 30, 1998 acquisition of the RPS division. Depreciation and amortization expense for the twelve month period ended November 30, 1997 was $9,232 or 2.3% of sales compared to $5,028 or 1.7% of sales in 1996. This increase is attributable to recognition of a full fiscal year of amortization of goodwill and depreciation of fixed assets acquired through the September 1996 acquisition of Sofitam.

  Merger and acquisition costs and other unusual items for the twelve month period ended November 30, 1998 were $13,685 or 2.9% of sales compared to $3,493 or 1.0% of sales in 1997. This increase is primarily attributable to the non-recurring write-off of in process research and development costs incurred in connection with the December 1997 acquisition of MSI and involuntary termination and exit costs in connection with the integration and consolidation plans. Merger and acquisition costs and other unusual items for the twelve month period ended November 30, 1997 were $3,493 or 1.0% of sales compared to $6,459 or 2.3% of sales in 1996. The 1997 and 1996 amounts include expenses incurred through several corporate realignment initiatives related to the Sofitam acquisition. Included in the 1996 amount are settled claims related to ending an exclusive sales representative agreement with past distributors. Also included in the 1996 amount are other charges relating to litigation and customer satisfaction programs involving dispensers sold in prior years. See
Note 3 to Tokheim Corporation and Subsidiaries' Financial Statements included elsewhere in this prospectus for additional information.

  Net interest expense increased in 1998 to $19.2 million from $16.5 million in 1997. This increase is the direct result of higher levels of debt incurred to effect the acquisition of the RPS division. Net interest expense increased in 1997 to $16.5 million from $7.2 million in 1996, reflecting a full year's interest expense on Tokheim's 11.5% senior subordinated notes due 2006 issued to finance the acquisition of Sofitam.

  A net foreign currency exchange gain of $1.4 million was realized in 1998 compared to a net currency loss of less than $0.1 million in 1997 and a net currency loss of $0.2 million in 1996. During the second quarter of 1998 we realized a foreign currency gain of $0.8 million associated with the repayment of various French franc denominated borrowings previously entered into under our old credit agreement. Due to the decline in the value of the French franc, we were able to repay these borrowings with less U.S. dollars than we had received when the original contracts were entered into. During the fourth quarter of 1998 we settled a foreign denominated obligation which resulted in a foreign currency gain of $0.6 million. The 1997 currency loss was due principally to the decline of the French franc against the U.S. dollar and was partially offset by a foreign currency gain of $0.5 million on the sale of a foreign currency option contract.

  Other income, net was $0.7 million in 1998 compared to $1.4 million in 1997. This decrease is principally due to lower gains realized on the sale of property, plant and equipment. Other income, net was $1.4 million in 1997 compared to $0.2 million in 1996. This increase is partly due to gains on the sale of property, plant and equipment that were $0.4 million greater in 1997 than 1996 and to the inclusion of Sofitam's other income for the full year. In addition, other income in 1996 of $0.2 million includes $0.3 million of expense for a litigation settlement of a non operating nature.

  Income tax expense for 1998 was $1.0 million, which is comparable with the prior year. As in prior years, the majority of this amount is comprised of foreign taxes and U.S. state taxes. Our domestic and foreign operations benefit from the use of net operating loss carryforwards generated in prior years. Income tax expense for 1997 was $1.2 million, an increase from $0.8 million in 1996. The increase was due to higher income, offset partially by utilization of net operating loss carryforwards and adjustments of prior year's taxes and refunds. At the end of 1998, Tokheim recorded a net deferred tax asset of $40.2 million, which was offset in full by a valuation allowance due largely to uncertainties associated with our ability to fully use these tax benefits. We are continuing to evaluate the likelihood that all or part of the deferred tax asset will be realized through the generation of future taxable earnings. If, in the future, Tokheim is able to generate sufficient levels of taxable income, the valuation allowance will be adjusted accordingly. You should read Note 15 of the Consolidated Financial Statements of Tokheim Corporation and Subsidiaries for additional information concerning Tokheim's income tax position at November 30, 1998.

  Loss before extraordinary loss on debt extinguishment in 1998 was $3.7 million, or $0.46 loss per diluted common share, compared with 1997 earnings before extraordinary loss on debt extinguishment of $4.0 million or $0.27 earnings per diluted common share and a loss of $2.0 million or $0.45 loss per diluted common share in 1996. Net loss in 1998 included merger and acquisition costs and other unusual items of $13.7 million, compared to $3.5 million in 1997 and $6.5 million in 1996. For further discussion see Note 3 to the Consolidated Financial Statements of Tokheim Corporation and Subsidiaries.

  In 1998, we incurred a $23.9 million extraordinary loss, or $2.10 loss per diluted common share, as a result of redeeming all outstanding 11.5% senior subordinated notes and refinancing borrowings under the old credit agreement. This loss includes $15.7 million of premiums paid to purchase these notes and $8.2 million of the remaining unamortized deferred issuance costs associated with the 11.5% senior subordinated notes and the old credit agreement. In 1997, we incurred a $1.9 million extraordinary loss, or $0.21 loss per diluted common share, as a result of the open-market purchase and retirement of $10.0 million in aggregate principal amount of the 11.5% senior subordinated notes. This loss includes $1.4 million of premiums paid to purchase the 11.5% senior subordinated notes and $0.5 million representing the write-off of a proportionate share of the original unamortized deferred issuance costs. For further information on the 11.5% senior subordinated notes you should read the discussions under "--Liquidity and capital resources" and Note 7 to the Consolidated Financial Statements of Tokheim Corporation and Subsidiaries, "Senior Subordinated Notes."

  On January 1, 1999, several member countries of the European Union established fixed conversion rates between their existing currencies and the European Union's common currency, the euro. Tokheim conducts business in these member countries. The transition period for the introduction of the euro is from January 1, 1999 to June 30, 2002. We have been, and are continuing to, address the issues involved with the introduction of the euro. The more important issues facing Tokheim include:

  .  converting information technology systems;
  .  reassessing currency exchange rate risk;
  .  negotiating and amending licensing agreements and contracts;
  .  product pricing; and
  .  processing tax and accounting records.

Conversion to the euro may reduce our intra-European exposure to changes in foreign currency exchange rates. As a result, our intra-European foreign currency translation and transaction gains and losses could be reduced.

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

  Based upon our plans and progress to date, we believe that use of the euro will not have a significant impact on the manner in which we conduct our business affairs and process our business and accounting records. However there can be no certainty that such plans will be successfully implemented or that external factors will not harm Tokheim's operations. Any costs of compliance associated with the adoption of the euro will be expensed as incurred and we do not expect these costs to be material to Tokheim's financial condition, results of operations or cash flows.

  Inflation has not had a significant impact on Tokheim's results of operations.

  Tokheim is a party to various legal matters, and its operations are subject to federal, state, and local environmental laws and regulations. We believe that the outcome of such pending claims will not individually or in the aggregate materially harm Tokheim's business, financial condition or results of operations. For more information about legal matters and regulation, you should read Note 20 to the Consolidated Financial Statements of Tokheim Corporation and Subsidiaries, "Contingent Liabilities."

Liquidity and capital resources

  Cash used in operations for the six months ended May 31, 1999 was $4.1 million versus $4.3 million in the comparable period of 1998. During the six month 1999 period, Tokheim was able to collect receivables and reduce inventory levels by a combined amount of $22.1 million. This is not only a reflection of the business seasonality, but also management's continued focus on working capital improvements. This cash inflow was used to reduce the outstanding payables and accrued expenses by approximately $14.8 million and to repay bank debt borrowed during the first six months of 1999.

  Cash used in investing activities for the six month period in 1999 was $9.1 million compared to a cash usage of $17.0 million in the comparable 1998 period. The cash usage in the 1999 period is attributable to capital expenditures incurred in the implementation of Tokheim's restructuring plan. The cash usage in the 1998 period is mainly attributable to the acquisition of Management Solutions, Inc. and routine capital expenditures.

  Cash provided from financing activities for the 1999 six month period was $9.3 million compared to cash provided in the comparable 1998 period of $28.6 million. The cash provided in the 1998 period is largely attributable to the March 1998 common stock offering. The most significant item in the 1999 period was the issuance of the outstanding dollar notes and the outstanding euronotes, the proceeds of which were used to refinance the 12.0% senior subordinated notes and the senior notes which were originally issued in connection with the acquisition of the RPS division and to refinance certain other debt of Tokheim at the date of acquisition.

  On January 29, 1999, Tokheim issued $123.0 million aggregate principal amount of outstanding dollar notes and (Euro)75.0 million, which is equivalent to $87.0 million, aggregate principal amount of outstanding euro notes. The outstanding notes will mature on August 1, 2008, and interest is payable semi-annually on February 1 and August 1 of each year, commencing August 1, 1999. The August 1, 1999 payment of approximately $11.8 million was primarily funded from borrowings under the working capital facility and cash flows from operations. At August 25, 1999 the outstanding borrowings under Tokheim's revolving credit facility were $83.1 million. Available borrowings under the revolving working capital facility were $26.9 million at August 25, 1999, subject to Tokheim's borrowing base calculation and certain other loan covenants.

  Net proceeds from the issuance of the outstanding notes were used to redeem the 12.0% senior subordinated notes and the senior notes. The 12.0% senior subordinated notes were redeemed at an aggregate price of $176.7 million, representing principal of $170.0 million and accrued and unpaid interest on the notes of $6.7 million. The senior notes were redeemed at an aggregate price of $23.2 million, representing principal of $22.5 million, accrued and unpaid interest on the notes of $0.2 million and an applicable call premium of

$0.5 million. In addition, we used approximately $9.1 million of the net proceeds to reduce borrowings under the revolving credit facility under the credit agreement and to permanently reduce the bank working capital commitment from $120.0 million to $110.0 million.

  During the first quarter of 1999, we incurred an extraordinary loss on debt extinguishment of approximately $6.2 million in connection with the refinancing of the senior notes and the 12.0% senior subordinated notes with proceeds received from the offering of the outstanding notes. This amount consists of $0.5 million of premiums on the senior notes and approximately $5.7 million of unamortized deferred issuance costs that were written off.

  In connection with the acquisition of the RPS division, we have provided $20.3 million for certain costs we expect to incur to close down redundant operations in connection with the reorganization and rationalization of the RPS division's operations. As of May 31, 1999, we have incurred approximately $8.9 million of charges against this reserve for projects initiated since the acquisition date, leaving a remaining balance of $11.4 million. We expect to incur approximately $5.0 million of charges in the third and fourth quarters of 1999. In addition, at November 30, 1998 we established a restructuring reserve related to the closure of our Glenrothes, Scotland location in the amount of $2.3 million. For the six month period ended May 31, 1999, we incurred costs of $1.8 million which were charged against the reserve leaving a remaining balance of $0.5 million. These charges relate to severance costs and facility closure expenses. We expect the closure of this facility to be completed during the third quarter of 1999.

  Tokheim has guaranteed loans to the ESOP in the amounts of $5.7 million and $7.0 million at May 31, 1999 and November 30, 1998, respectively. The trustee who holds the ESOP preferred stock may elect to convert each preferred share to one common share in the event of a redemption by Tokheim, certain consolidations or mergers of Tokheim, or a redemption by the trustee that is necessary to provide for distributions under Tokheim's retirement savings plan. A participant may elect to receive a distribution from the plan in cash or common stock. If redeemed by the trustee, we are responsible for purchasing the preferred stock at the twenty-five dollar floor value. We may elect to pay the redemption price in cash or an equivalent amount of common stock. Preferred stock dividends paid were $0.4 million and $0.8 million for each of the three and six month periods ended May 31, 1999 and 1998, respectively.

In December 1997, we initiated our global Year 2000 plan, including the organization and staffing of a full-time Year 2000 program office. We have organized the process into the following sections:

  .product certification, to ensure all of our products sold are Year 2000 ready;

  . internal information systems, to ensure all internal hardware and software is Year 2000 ready through upgrades or replacement;

  . suppliers, distributors and external agents, to ensure all suppliers, distributors and external agents that we use to purchase or sell goods and services are Year 2000 ready; and

  . manufacturing and infrastructure, to ensure manufacturing and infrastructure systems are Year 2000 ready.

  A more complete description of each of these sections follows.

  Product certification consists of classifying, inventorying, assessing, remediating and eventually certifying of all of Tokheim's products which have embedded technologies within them. Examples of these types of products are fuel dispensers, forecourt controllers, credit card readers, direct payment terminals, outside payment terminals, and point-of-sale systems. Tokheim has a total of 1,344 products on file. Of these products, 324 are not Year 2000 supported by Tokheim. The remaining 1,020 are active products which Tokheim has an obligation to notify the customer as to its Year 2000 readiness. For those customers with non-Year 2000 ready products, Tokheim has made available upgrades or new systems to be purchased by the customer to correct any Year 2000 deficiencies. Tokheim is currently at a Year 2000 ready status of 93% for these active products.

  Internal information systems relates to the combination of computer hardware and software that Tokheim uses internally for operations and financial reporting. All of our computer hardware and the majority of our software programs were purchased from outside firms. Some specialized programs were internally developed. Tokheim has inventoried a total of 182 critical systems and determined that 117 or 64% are Year 2000 ready. The remaining systems are projected to be ready by October 1999.

  Suppliers, distributors, and external agents involves the area of Tokheim's Year 2000 program that assesses the Year 2000 readiness of its raw material and component part vendors. Tokheim has currently identified 850 critical suppliers, distributors and external agents. Survey responses indicate that 329 have identified themselves as ready, 127 have said they are on schedule to be ready, and 153 have said that they are not yet ready. Tokheim has found the remaining supply chain partners reluctant to admit verbally or in a written statement what their Year 2000 readiness status is. The readiness of Tokheim's external partners will more than likely improve; however, we do not know how extensive any improvement will be.

  Manufacturing/infrastructure involves the area of Tokheim's Year 2000 program that looks at its internal manufacturing equipment and the services needed to keep operations running. Examples of items in this category include robotically controlled manufacturing machines, CNC milling and punching equipment and automated test equipment stations for testing calibration and flow rates of our fuel dispensers. Infrastructure refers mainly to service-oriented items that our plants cannot operate without, such as electricity, water, telecommunications and transportation. Tokheim has inventoried 1,038 items in this category and determined that 91% of the items are Year 2000 ready.

  As of May 31, 1999 most of Tokheim's products worldwide have been tested for Year 2000 readiness. A substantial majority of our total product lines are Year 2000 ready, and we believe that the remaining products will be Year 2000 ready by December 1999. Our products presently being sold are Year 2000 ready. We are currently assessing which products in the field are not Year 2000 ready and our responsibility to customers, if any, to remedy non-compliant products. This assessment is being done for all products sold by each entity with the assessment efforts focused on the recently acquired RPS division locations. There is a possibility that third-party networks over which the point-of-sale systems must operate may not be Year 2000 ready, but our products will still allow the pumping of petroleum products. We have surveyed our critical suppliers, and about half of the respondents have indicated that they are Year 2000 ready. The other half of those responding have indicated that they are still working to achieve Year 2000 readiness, but none has indicated that it expects not to be ready. We believe that all of our information systems will be Year 2000 ready no later than the third quarter of 1999. To date, we have not uncovered any material Year 2000 problems. The total costs associated with required modifications to become Year 2000 ready are not expected to be material to Tokheim's financial position, results of operations or cash flows. We estimate that we will spend a total of approximately $3.7 million by December 31, 1999, of which approximately $1.3 million had been spent by February 28, 1999, to become Year 2000 ready. We have enlisted the assistance of a third-party consulting company to provide independent verification and validation of our entire Year 2000 plan.

  Failure to correct a material Year 2000 problem could result in an interruption in, or a failure of, normal business activities or operations. Such failures could materially harm Tokheim's results of operation and financial condition and reduce its liquidity. We believe that the most likely failure scenario is that our point-of-sale systems that have not been corrected may fail, but our dispensers will still allow the pumping of petroleum products. Under this scenario, purchasers of petroleum products would still be able to use the dispensers but would be required to pay for their purchases at the cashier rather than at the pump.

  There is a possibility that our customers would seek legal recourse or take other corrective action if a Year 2000 problem arises in our products that disrupts our customers' businesses. At this time we cannot reasonably predict the probability that our customers would pursue one of these courses of action, the legal outcome of any action, or the financial impact on Tokheim of any of these courses of action.

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

  Due to the general uncertainty inherent in the Year 2000 problem, resulting in part from the uncertainty of the Year 2000 readiness of third-party suppliers, customers, and devices that interface with our products, we are unable to determine at this time whether the consequences of Year 2000 failures will have a material impact on Tokheim's results of operations, liquidity, or financial condition. The Year 2000 plan is expected to significantly reduce our level of uncertainty about the Year 2000 problem and, in particular, about the Year 2000 readiness of our material external agents. Tokheim believes that with the implementation of new business systems and completion of the Year 2000 plan as scheduled, the possibility of significant interruptions of normal operations should be reduced. However, contingency planning for all sections discussed above commenced in the fourth quarter of 1998, and we are currently focusing on assessing the potential Year 2000 problems that may arise and the risks of not becoming Year 2000 ready for each section mentioned. We expect to have a contingency plan in place by the end of the second quarter of 1999.

  Former shareholders of Management Solutions, Inc. have filed a $30.0 million arbitration claim against Tokheim alleging fraud, breach of contract, tortious interference with contractual relations and breach of the implied covenant of good faith and fair dealing. The claims relate to Tokheim's acquisition of Management Solutions, Inc. in 1997 and the termination for cause of its president and chief executive officer in February 1999. Tokheim believes that the claims are without merit and will vigorously defend against the allegations. Tokheim has filed counter claims and is also seeking damages in excess of $4.0 million for breach of representations and warranties in the purchase agreement.

 The future

  Tokheim's principal sources of liquidity in the future are expected to be cash flow from operations, including cash flow anticipated to be generated from the RPS division, and available borrowings under the credit agreement. It is expected that Tokheim's principal uses of liquidity will be to provide working capital, finance capital expenditures, fund costs associated with Tokheim's integration and rationalization plan and meet debt service requirements. As a result of the acquisition of the RPS division, Tokheim has a significant level of debt. Based upon current levels of operations and anticipated cost savings and future growth, Tokheim believes that its expected cash flow from operations, together with available borrowings under the credit agreement and its other sources of liquidity, such as the sale of closed facilities and the operating leases, will be adequate to meet its anticipated requirements for working capital, capital expenditures, lease payments and scheduled principal and interest payments. There can be no assurance, however, that Tokheim's business will continue to generate cash flows at or above current levels, that estimated cost savings or growth will be achieved or that Tokheim will be able to refinance its existing indebtedness in whole or in part.

  The indentures under which the outstanding notes were, and the exchange notes will be, issued and the credit agreement contain a number of significant covenants. The credit agreement requires Tokheim to maintain specified financial ratios and satisfy financial tests. Several covenants in the credit agreement were amended in first quarter 1999. Tokheim's ability to meet such financial ratios and tests may be affected by events beyond its control. There is a possibility that Tokheim will not be able to meet these amended financial ratios and tests. The consequences of such a failure to meet these tests are described more fully in the section "Risk Factors" under the heading "If we do not satisfy the financial tests...debt payments."

  In addition, the indentures limit the ability of Tokheim and its subsidiaries to, among other things:

  .  incur additional debt;

  . pay dividends on capital stock or repurchase capital stock or make other restricted payments;

  .  use the proceeds of asset sales;

  .  make investments;

  .  create liens on assets to secure debt;

  .  enter into transactions with affiliates;

  .  merge or consolidate with another company; and

  .  transfer and sell assets.

New accounting pronouncements

  Tokheim has considered the impact that accounting pronouncements recently issued by the Financial Accounting Standards Board and American Institute of Certified Public Accountants will have on Tokheim's financial statements. None of the pronouncements that have been issued but not yet adopted by Tokheim are expected to have a material impact on Tokheim's financial position, results of operations or cash flows. You should read the notes to the Consolidated Condensed Financial Statements for additional information regarding recently issued accounting pronouncements.

                                    BUSINESS

Tokheim

  On September 30, 1998, we acquired the RPS division and became the world's largest manufacturer and servicer of electronic and mechanical petroleum dispensing systems. These systems include petroleum dispensers and pumps, retail automation systems, including point-of-sale systems, dispenser payment or "pay-at-the-pump" terminals, replacement parts and upgrade kits. Customer service includes the installation, maintenance, certification and calibration of, and technical support for petroleum dispensers, pumps, electronic hardware and software systems. We provide products and services to customers in more than 80 countries. We are the largest supplier of petroleum dispensing systems in:

  .  Europe,

  .  Africa,

  .  Canada and

  .  Mexico,

and one of the largest in the United States. We also have established operations in Asia and Latin America. We believe that our global capabilities provide us with a competitive advantage to attract additional business and form alliances with customers.

  Petroleum dispensing systems are designed for and sold principally to owners of retail service stations. These owners include:

  .  major oil companies,

  .  national oil companies,

  .  jobbers,

  .  independent oil companies,

  .  convenience store stations,

  .  hypermarkets and

  .  other retailers.

  Petroleum dispensing systems are also sold to commercial customers. As a result of industry consolidation, management estimates that the top three manufacturers of petroleum dispensing equipment account for approximately 75% of worldwide annual sales. Tokheim estimates that the combined annual sales of the top five manufacturers in its industry is approximately $2 billion.

  In 1998, approximately 88% of our net sales were to retail operators, such as:

  .  Arco,

  .  BP Amoco,

  .  Elf Aquitaine,

  .  Esso,

  .  Fina,

  .  Marathon,

  .  Shell,

  .  SuperAmerica,

  .  Total

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

and their affiliated jobbers, and approximately 12% of our net sales were to commercial customers, such as:

  .  Federal Express,

  .  United Parcel Service,

  .  Penske Corporation and

  .  municipalities.

  In the United States, Canada, and western Europe, demand for our products has been driven by demand for new, more convenient systems, such as credit/debit card readers, and by environmental regulations. These regulations include those requiring vapor recovery systems and more secure underground storage tanks, often with electronic leak detection technology. In emerging markets, economic growth requires vehicle use and infrastructure development, which increase the demand for fuel and fuel dispensers. Deregulation of local markets and privatization of state-owned oil companies have also created additional growth opportunities in emerging markets.

  Tokheim believes that it offers superior customer service and support. In western Europe and Africa we provide support through our extensive, company-direct service organization. Throughout the rest of the world, service is provided through authorized service representatives and distributors. Customer service includes the installation, maintenance, certification and calibration of, and technical support for, petroleum dispensers, pumps, electronic hardware and software systems. We offer 24-hour, seven day-per-week support by telephone and over the Internet via our FASRLINK help desk to authorized service representatives, distributors and customers in major markets. We believe our service and support capabilities are important factors in winning supply contracts and gaining new customers. Additionally, major oil companies are more frequently entering into geographically broader service contracts, which we believe we are well-positioned to win.

  Tokheim is the world's largest manufacturer and servicer of electronic and mechanical petroleum dispensing systems. As of the date of this prospectus, Tokheim's U.S. subsidiaries are:

  .  Envirotronic Systems, Inc.;

  .  Gasboy International, Inc.;

  .  Management Solutions, Inc.;

  .  Sunbelt Hose & Petroleum Equipment, Inc.;

  .  Tokheim Automation Corporation;

  .  Tokheim Equipment Corporation;

  .  Tokheim Investment Corp.;

  .  Tokheim RPS, LLC; and

  .  Tokheim Services LLC.

As a result of our acquisition of Sofitam in September 1996 and the RPS division in September 1998, Tokheim has positioned itself as the largest global competitor in the petroleum dispenser business, with an estimated 37% share of the world market, and the ability to provide both products and services to customers in over 80 countries. Tokheim was already one of the world's largest manufacturers and servicers of electronic and mechanical petroleum dispensing systems prior to its acquisition of the RPS division. Between 1994 and 1998, Tokheim's revenues grew from approximately $202.1 million to $466.4 million, in large part due to the Sofitam acquisition.

  Prior to the acquisition, the RPS division of Schlumberger Limited was headquartered in France, and was a leading manufacturer and servicer of fuel dispensing systems in western Europe. In 1992, it established a

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presence in North America with the acquisition of Southwest Energy Control
Systems and continued to develop its North American position. The RPS division is also present in eastern Europe and the former Soviet Union. The main manufacturing sites for Europe and North America are located in Dundee, Scotland and in Bonham, Texas, respectively. We recently announced that we will close the Bonham facility.

History

 Tokheim

  Tokheim originated in 1898 in a hardware store in Thor, Iowa. Merchant John
J. Tokheim, while searching to improve on the "drum-and-spigot" method of dispensing kerosene and gasoline, conceived of the idea of a pump dispenser. His invention became known as the Tokheim Dome Oil Pump. The pump's popularity led to the organization of the Tokheim Manufacturing Company in Cedar Rapids, Iowa in 1901. In 1918, a group of businessmen from Fort Wayne, Indiana purchased Tokheim. The company moved to Fort Wayne and was incorporated in Indiana under the name Tokheim Oil Tank and Pump Company. The present name was adopted in December 1953. Our common stock began trading on the New York Stock Exchange on September 8, 1978. In 1986, Tokheim acquired the business now operated as Gasboy International, Inc. Gasboy has been designing and manufacturing products for fleet fuel dispensing for over 70 years and fluid management products for over 30 years. Gasboy sells primarily to commercial and governmental customers that maintain fleets.

  In September 1996, Tokheim acquired Sofitam for $107.4 million less adjustments. The acquisition included Sofitam's in-house service provider, Sogen S.A., as well as the two distinct brand names--EIN and Satam. Sofitam had and continues to have a leading market position in France and northern Africa, as well as a strong market position in southern Europe. In December 1997, Tokheim strengthened its offerings of retail automation systems, including point-of-sale systems, with the acquisition of MSI.

 The RPS division

  Schlumberger built the RPS division mainly through acquisitions of other petroleum dispensing equipment companies. The French RPS division was established in 1920 under the name Aster-Boutillon and became part of Schlumberger in 1972. In 1985, the RPS division acquired Koppens Automatic, a manufacturer of fuel dispensers established in the Netherlands. In 1992, the RPS division established a presence in North America with the acquisition of Southwest Energy Control Systems. The RPS division developed a presence in Germany through the acquisitions of Schwelm Tanksysteme GmbH and Paul Germann GmbH, which became part of the RPS division in 1990 and 1996, respectively. The RPS division expanded its European service business in 1996 by acquiring a leading French service business named Gueant and three Italian companies, CME Centro denominazione eletronica Srl, Borghetti snc and LA NUOVA RIMIC Srl. The RPS division has approximately 125,000 fuel dispensers operating in the field, over 50,000 operational retail automation systems, over 20,000 operational payment terminals and over 20,000 service stations under a maintenance service contract. The RPS division sells to major oil companies mainly located in western Europe, including;

  .  Shell,

  .  BP,

  .  Fina,

  .  Elf,

  .  Total and

  .  Repsol,

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and to independent retailers, distributors and hypermarkets, such as:

  .  Palmetto (USA),

  .  Ten Hoeve Bros. (USA),

  .  Southwest Convenience (USA),

  .  Intermarche (France),

  .  Ocean (France) and

  .  Famila (Germany).

Competitive strengths

  Tokheim believes that a number of factors make it a premier manufacturer and servicer of petroleum dispensing systems. These factors include Tokheim's:

  Global capabilities. Tokheim is the world's largest manufacturer and servicer of petroleum dispenser systems, supplying products and services in more than 80 countries. As a result, we believe that we are able to satisfy the complete petroleum dispensing equipment needs of customers throughout the world. Our global capabilities provide a significant advantage when competing for sales to major oil companies and national oil companies, including through tenders that major oil companies and national oil companies are awarding more frequently to meet their fuel dispensing equipment needs.

  World's largest service network. Tokheim offers service to customers in over 80 countries through our 414 distributors, 319 authorized service representatives and over 3,800 trained field representatives. We believe our global distribution and service network also provides a significant advantage when competing for tenders. We believe that the reach of our European and African networks for distribution and service makes us a preferred partner for major oil companies in these regions. We also recently launched an Internet-based help desk known as FASRLINK, which provides authorized service representatives worldwide with 24-hour access to installation drawings, product updates and diagnostic procedures.

  Our service network enables us to strengthen existing customer relationships, attract new customers, increase its understanding of competitive products and customer needs, and augment sales.

  Strong customer relationships. Tokheim's strong relationships with major oil companies, independent oil companies and hypermarkets are increasingly valuable. As these customers expand across regions, they commonly rely on their traditional suppliers to expand with them. We have established relationships with many such customers, including:

  .  Arco,

  .  BP Amoco,

  .  Carrefour,

  .  Elf,

  .  Esso,

  .  Fina,

  .  Intermarche,

  .  Repsol,

  .  Shell,

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  .  Statoil and

  .  Total.

Furthermore, our ability to customize our equipment and software to meet customer- and country-specific standards makes us attractive to major oil companies and national oil companies as a single source of supply.

  Broad, technologically advanced product line. Tokheim manufactures and sells a wide variety of dispensers, pumps, meters, payment and retail automation systems, including point-of-sale systems, both hardware and software, and fleet fueling systems. Tokheim's acquisition of MSI in December 1997 provided additional depth to its retail automation system product line. The RPS division's unique microprocessor-driven dispenser electronics platform further enhances our product portfolio. Our commitment to invest in technology allows us to continue to satisfy diverse customer- and country-specific requirements. We consider Tokheim to be an industry leader in the integration of electronics and software into our products and believe there is a significant potential demand for existing technologies. For example, in 1997, only 26% of all retail petroleum dispensers in the United States were estimated to have dispenser payment or "pay-at-the-pump" terminals.

  Proven management team. Since Tokheim's current management team was assembled in 1992, it has successfully implemented a strategic plan that has restored financial viability, strengthened relationships with major oil companies, broadened product lines and reduced costs. As part of this strategy, Tokheim acquired Sofitam in 1996 and the RPS division in 1998. Management has been successful to date in integrating Sofitam's operations into Tokheim and consolidating our operations in Europe. In addition, management has already initiated numerous cost-cutting programs in connection with the acquisition of the RPS division. For more information on these programs, you should read below under the heading "--Business strategy--Realize operating synergies and cost savings."

Business strategy

  Tokheim's business strategy has the following principal components:

  Leverage global platform. Tokheim intends to use its broad product portfolio and its understanding of the regulatory requirements of the countries where its customers operate to compete aggressively for national, regional and global tenders and new customers. We also believe we can obtain additional customers and increase sales to existing customers by offering comprehensive sales and service coverage worldwide through our extensive network.

  Enhance largest service organization. Tokheim's service organization provides it with information on customer needs and products, the opportunity to sell new products to service customers and a stable source of recurring revenues from product support. We intend to expand our service organization geographically.

  Maintain technological leadership. In developed markets, such as the United States, Canada and western Europe, Tokheim believes that improved technology will be the primary driver of sales of petroleum dispensing products. As a result, we have made a significant effort to maintain our competitive edge technologically and consider ourself a leader in the integration of electronics and software into petroleum dispensing products. For example, our new RFID technology, which is currently being test marketed in the U.S. and is similar to the drive-through payment systems used at toll booths, permits consumers to pay for fuel purchases without using cash or credit cards. We also plan to continue to invest in developing new technologies, such as human interface displays, wireless forecourt systems, improved metering and robotic fueling.

  Maintain top quality. Tokheim strives to produce the highest quality products and is committed to continuously improving quality. An aggressive focus on product quality has reduced Tokheim's defect rate, measured in parts per million, by approximately 90% since 1995. Another indication of commitment to quality is the award of ISO-9000 certification to most of our manufacturing facilities. Moreover, our automated computerized dispenser testers comprehensively test each dispenser's electrical and fluid systems before shipment to the customer, further assuring the delivery of quality products.

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  Realize operating synergies and cost savings. Tokheim believes that it will be able to achieve an additional $43.7 million in annual cash cost savings by the end of the third full year after the acquisition of the RPS division, of which Tokheim believes $28.7 million can be obtained in the first full fiscal year after the acquisition. The principal remaining components of our cost savings program are:

  . Combine manufacturing capabilities. We intend to consolidate substantially all of our dispenser manufacturing into three modern facilities. Management estimates that Tokheim can save $26.0 million on an annual basis from such consolidation.

  . Integrate service organizations. Tokheim is in the process of streamlining its European service organization. We plan to further reduce costs and improve service by integrating Tokheim's and the RPS division's service organizations. Management estimates that Tokheim can save $9.0 million on an annual basis from such integration.

  . Eliminate general and administrative redundancies. Management expects to achieve further savings by eliminating redundant administrative staff and headquarter facilities. Management estimates that Tokheim can save $5.0 million on an annual basis from such reductions.

  . Reduce raw material costs. Management expects to save $5.5 million annually due to increased purchasing leverage.

  . Reduce foreign currency exposure. The RPS division incurred a $2.5 million loss from currency exchange connected with intercompany purchases of inventory during fiscal 1997. Management expects to reduce these losses by approximately $1.8 million annually by using hedging techniques.

  To realize the $47.3 million of cost savings, management expects that approximately $32.2 million of expenditures will be required, most of which are yet to be incurred. Management believes that further cost savings may be achievable from:

  . reduced manufacturing costs resulting from product standardization and elimination of redundant products;

  . productivity and efficiency improvements resulting from increased capacity utilization levels;

  . reduced administrative expense items such as insurance premiums and supplies; and

  . cost savings from bringing in-house various manufacturing operations, such as fabrication, that the RPS division outsourced before the acquisition.

    The savings described above are based on estimates and assumptions of Tokheim that are inherently uncertain, and are subject to significant business, economic and competitive uncertainties and contingencies, all of which are difficult to predict and many of which are beyond Tokheim's control. We can give no assurance as to what extent or when such savings will be achieved. You should read "Forward-Looking Statements" for more information about these uncertainties.

Products

  Tokheim's principal product offerings include:

  .  petroleum dispensers and pumps,

  .  retail automation systems,

  .  including point-of-sale systems,

  .  dispenser payment or "pay-at-the-pump" terminals,

  .  replacement parts and upgrade kits.

Petroleum dispensers and pumps transfer fuel from storage tanks to vehicles or portable containers. Dispensers include meters, which measure the quantity of fuel pumped and transfer the information to calculators which determine a sales price. Retail automation systems control in-store and at-the-pump fuel sales, pump activation

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and credit card transactions, monitor inventory, transmit data to a central management system and perform other management functions. Pay-at-the-pump terminals automate customer payment at the pump with cash or credit/debit cards. Upgrade kits permit owners to upgrade a dispenser's capabilities and functionality without incurring the cost of replacing the entire dispenser. Tokheim also offers services for its products through authorized service representatives and company-owned facilities.

  In the United States, Tokheim's most popular petroleum dispensers are the Premier(TM) series. Premier dispensers include a variety of sizes and models that dispense multiple grades of fuel and that offer advanced pay-at-the-pump terminals. Internationally, Tokheim offers a range of petroleum pumps, including its Consommateur, Bernice, ADONIS, Partner 3 and Eurotron Spectra models.

  One of Tokheim's distinguishing characteristics is its commitment to adapting products to local needs. For example, Tokheim produces a dispenser that permits multiple hoses on the same side of the pump to operate simultaneously. This model is targeted primarily at urban Asian markets with a high motorcycle population. Tokheim has also adapted its products to accommodate differences among markets which are driven more by custom than by need. For example, European dispensers usually have retractable hoses and suction pumps within the dispenser, while dispensers in the United States usually have high-hose units and pumps located within the underground storage tank.

  Tokheim provides both the software and hardware required for retail automation systems. Tokheim's Columbus(TM) system was introduced on a commercial basis in 1997. Columbus uses a touch-screen PC monitor and Windows NT software in an open architecture system that allows full integration with both existing and new equipment. The user-friendly, touch-screen cashier interface reduces both employer training time and customer wait time. Other point-of-sale solutions available from Tokheim include the Profit Point System, the Ruby System and the Check Point System in the United States and the Prisma and S-2000 systems in the international market.

  MSI's principal product is the CVN(TM), or Convenience Management Solution, a comprehensive retail automation system, including point-of-sale, backroom and store management systems. The CVN integrates such features as advanced gas pump controls, barcode scanning, credit authorization, commercial and charge accounts, employee time clock, detailed inventory tracking and cash drawer controls. Among its dispenser features, the CVN displays up to 32 separate pumps at all times, with up to two customers per pump. Its "One Touch" controls allow service station employees to easily authorize, pre-pay and monitor pumps by pressing one button. The system can also automatically add merchandise purchases to the customer's fuel bill.

  The CVN has the capacity to work with a monitoring system to automatically alert station owners of the status, fuel level, temperature, water content and presence of leaks in underground storage tanks. The system interfaces with almost every type of dispenser and control currently on the market, including those not manufactured by Tokheim. The system permits station owners to take a physical inventory or spot-check with a hand-held radio frequency scanner. It also can track customers, even those who pay cash, and can help manage fleet, commercial and in-house charge accounts.

  Tokheim believes that its retail automation systems comprise one of the broadest product ranges in the marketplace, from simple pump controllers to sophisticated convenience store and fast-food functions. Tokheim believes that by combining its retail automation resources under the leadership of MSI, it will strengthen its market position and better utilize these resources.

  Tokheim's newest dispenser payment terminal is INsight(TM), which can be used with any of the Premier dispenser models now in the market. INsight provides a flexible platform for merchandising at the dispenser, using a monitor that prompts the consumer, making transactions easier to initiate and complete. This product includes an animated graphic display for payment options, including cash, credit card or debit card, and a larger display for text. Non-fuel items, such as car washes or food, can also be purchased through INsight. Tokheim has developed a graphic printer to provide such items as coupons, logos and barcodes on the consumer's receipt.

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  In 1997, Tokheim began market testing of its RFID technology. Similar to the drive-through payment system at toll booths in major metropolitan areas, this technology automatically charges a consumer's account, which is read from either a microchip key ring tag or a microchip window tag. By eliminating the need to pay for fuel with cash or credit cards, the system speeds gas purchases, both increasing consumer convenience and enabling stations to fuel more cars in less time. The technology also permits the gathering of information about consumer buying habits to improve marketing techniques, such as promotion of food and car washes on pump-mounted displays. Tokheim's RFID system is compatible with all point-of-sale systems and with other manufacturer's dispensers as an upgrade. Tokheim has entered into an agreement with Micron Communications to further develop its RFID system, which is currently being test marketed with consumers.

  Also in 1997, Tokheim introduced its Fuel Link(TM) wireless communication system. Fuel Link transmits information by radio frequency between the point of sale and the dispenser hardware, eliminating the cost of installing underground wiring to upgrade the functionality of the dispenser.

  For the commercial market, Tokheim's new Gasboy products include Astra(TM) and Fuel Point(TM). Astra is an electronic dispenser designed for the above-ground tank market. The Fuel Point system automatically reads information from the dispenser's nozzle, including vehicle identification, odometer data, fuel consumption and service record, and other operating and maintenance data, eliminating the risk of manually misentered data.

  In the United States, the RPS division's most popular petroleum dispensers are from the Centurion(TM) series. Centurion are the first local area network-based dispensers with the electronics scheme called EZ BUS(TM) electronics. EZ BUS's compact design reduces the number of electronic components and connection points, making maintenance easier. In addition, customers can add options by simply upgrading the dispenser software without changing electronic hardware. The Highway is a highly sophisticated, open architecture, PC-based point-of-sale system designed to interface with dispensers of other major manufacturers. This product has the ability to drive multiple dispenser brands at a single site.

  In Europe, the RPS division's most popular petroleum dispensers are the Eurotron Spectra, which are multiproduct dispensers designed to address the spectrum of petroleum requirements across European markets. The Eurotron Spectra dispensers are offered in a range of configurations, and the main components have approvals for use in all European markets. The OMEGA 2010(TM) forecourt equipment controller, which has also been designed for use throughout Europe, can adjust to different national and international regulations governing weights and measures and safety.

Service

  Tokheim believes that one of its strongest competitive advantages is its ability to offer comprehensive customer support and service. Service consists of installation, maintenance, certification and calibration of petroleum dispensers, pumps, electronic hardware and software systems. Tokheim offers service to customers in over 80 countries through its 414 distributors, 319 authorized service representatives and over 3,800 trained field representatives. Tokheim's customer service division, which maintains a help desk in English, Spanish and other languages, is available 24 hours a day, 365 days a year, to respond immediately to service needs. Additionally, the customer service division maintains a continuing program of service clinics for customers and distributors, both in the field and at Tokheim's training centers.

  To improve efficiency, response time and customer convenience, Tokheim has begun to implement a system to collect performance data and coordinate the dispatch of service technicians. In addition, we recently launched an Internet-based help desk known as FASRLINK, which provides authorized service representatives worldwide immediate access to installation drawings, product updates, service bulletins and diagnostic procedures 24 hours a day.

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Customers

  Tokheim's products are sold primarily to retail service station operators and commercial customers which fall into seven categories.

  Major oil companies. Major oil companies are typically large multinational companies that are vertically integrated with retail operations in developed and emerging markets. They sell "branded" products and typically have standard station formats, including dispenser design and proprietary credit card networks. Tokheim's major oil company customers include:

  .  BP Amoco,

  .  Elf Aquitaine,

  .  Marathon Oil,

  .  Shell and

  .  Total, among others.

  National oil companies. A national oil company is a non-U.S. oil company that operates exclusively, or almost exclusively, in a single national market. Most national oil companies are, or until recently were, state-owned. In recent years, a number of national oil companies have been privatized or have relinquished their monopolies over the local retail petroleum markets. For example, in Mexico, the market was previously controlled by the government-owned oil company, Petroleos Mexicanos. Initial deregulation occurred in 1995, allowing major oil companies such as Amoco, Mobil and Conoco to enter that market. Increased local competition as well as the need for newly-privatized companies to earn profits has made once-insulated national oil companies more sensitive to costs and customer service. These new sensitivities often translate into demand for newer, more sophisticated dispenser equipment. Additionally, a number of privatized nationals are now expanding across borders. Tokheim's national oil company customers include:

  .  Petroleos Mexicanos in Mexico,

  .  Petroleo Brasileiro S.A. in Brazil,

  .  Paz Oil in Israel and

  .  Deltaven S.A. in Venezuela, among others.

  Independent oil companies. Independent oil companies are usually U.S. companies that sell "branded" products regionally rather than nationally. They typically have station and dispenser designs which are standardized, similar to major oil companies. Independent oil companies that are Tokheim customers include:

  .  Merit Oil Corp.,

  .  Getty Petroleum Corp.,

  .  Amerada Hess Corp. and

  .  Phillips 66 Company, among others.

  Jobbers. Jobbers are independent service station owners that operate under the brand of a major oil company. A station owned by a jobber looks substantially the same as one owned by a major oil company, selling major oil company-branded products and using standard major oil company station layouts. Most jobbers own multiple stations. Some jobbers work exclusively with one major oil company, while others have multiple major oil company partners. Usually, jobbers are not required to purchase their petroleum dispensing equipment from the same manufacturers as their affiliated major oil company.

  Convenience store stations. Convenience store stations are petroleum retailers who source over 50% of their sales from merchandise rather than from petroleum products. A significant number of convenience store stations are owned by major oil companies. Tokheim's convenience store stations customers also include national and regional operators, as well as small, local businesses.

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  Hypermarkets. Tokheim is the leading supplier to French hypermarkets. The hypermarket is a retailing format pioneered in France, with a growing presence in the rest of Europe. A hypermarket is similar to a strip mall in the United States, with a supermarket as the anchor retailer. Hypermarkets typically offer competitively-priced, private label petroleum products to attract customers. In France, more than 50% of retail petroleum sales are through hypermarkets. Tokheim's hypermarket customers include Intermarche, Leclerc, Systeme U, Comptoirs Modernes, Promodes and Carrefour, among others.

  Commercial customers. The commercial market is characterized by companies whose fuel consumption needs justify maintaining internal fueling capabilities, such as truck fleets and municipalities. Through its Gasboy subsidiary, Tokheim is the leading supplier of fuel dispensing equipment to the U.S. commercial market. Tokheim's commercial customers include:

  .  Federal Express,

  .  United Parcel Service,

  .  Penske Corp. and

  .  municipalities and state agencies.

Sales, marketing and distribution

 United States

  In the United States, Tokheim relies on two primary channels of distribution: direct sales to national accounts such as major oil companies and independent oil companies, and indirect sales through a large network of independent distributors. Tokheim directly markets through national account managers who call on the major oil companies, independent oil companies and large convenience store chains. National account managers work closely with the major oil companies to develop technology, pricing and account strategies. Tokheim markets to jobbers and convenience stores through its 261 independent distributors. To coordinate its distributor marketing, Tokheim has regional district managers who are responsible for geographic coverage, training the district sales force and assisting in the development of sales and marketing strategies.

 International markets

  Historically, the petroleum dispenser market outside of the U.S. has been served by local distributors. Tokheim has 153 international distributors serving customers that cannot be served cost-effectively by its direct sales force. Tokheim generally requires letters of credit from its international distributors to limit any risk of non-payment by such distributor. However, as major oil companies expand geographically and as national oil companies become more commercially competitive, they increasingly are purchasing directly from manufacturers, using national, regional and global tenders, alliances and preferred supplier relationships. A tender is an award made by a major oil company or a national oil company to a manufacturer to supply petroleum dispensing equipment and related services in a specific country or region, or even globally, for a specific period at specified prices and quantities. Tenders allow major oil companies and national oil companies to reduce the number of their suppliers while improving relationships with those remaining. In response to the advent of tenders, manufacturers have expanded and adapted their product lines and service capabilities to satisfy the specific regulatory, marketing, and service demands of each country being supplied. Tenders are often nonexclusive and cancellable by the customer at any time.

  An alliance involves a closer relationship than a tender. Often, a major oil company or national oil company will ask only its alliance partner to submit a tender proposal. As part of an alliance, manufacturers can assist the major oil company or national oil company by tracking purchases, warranty coverage, service coverage and service response requirements on behalf of the major oil company or national oil company. Tokheim has also been able to expand its alliance with Amoco, for example, to obtain its Mexican business.

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  Preferred supplier relationships are less committed arrangements than alliances. These arrangements typically involve a one-way commitment by the manufacturer on such matters as prices, service and available inventory. Usually, the major oil company or national oil company does not make any purchasing or other contractual commitments. Preferred supplier relationships are usually non-exclusive and are typically cancellable by the customer at any time. A major oil company or national oil company seeking to reduce the number of suppliers with which it deals while increasing volume purchasing discounts often will identify several manufacturers as preferred suppliers. Tokheim has an expanded preferred supplier relationship with Total.

Manufacturing and quality

  Tokheim's manufacturing process consists of sheet metal fabrication, machining, assembly of electronic components and customer-specific painting. Tokheim's manufacturing and production are generally to order. To improve quality and productivity and to reduce costs, Tokheim employs a cellular manufacturing format and just-in-time process engineering. The majority of our manufacturing operations are concentrated in the following cities:

  .  Fort Wayne, Indiana;

  .  Washington, Indiana;

  .  Lansdale, Pennsylvania;

  .  Grentheville, France;

  .  Kya Sand, Randburg, South Africa;

  .  Dundee, Scotland;

  .  Bladel, the Netherlands; and

  .  Turnhout, Belgium.

  The headquarters of the RPS division was, prior to the acquisition, located in Montrouge, Paris, France. We recently closed manufacturing facilities in Glenrothes, Scotland and Bonham, Texas. Management anticipates that Tokheim has sufficient production capacity to meet demand over the next several years.

  We strive to produce the highest quality products and are committed to continuously improving the quality of our products and processes. An aggressive focus on product quality has reduced Tokheim's defect rate, measured in parts per million, by approximately 90% since 1995. One important element in reducing the defect rate has been our effort to satisfy the standards for ISO-9000 certification at our manufacturing facilities. The International Organization for Standardization awards ISO-9000 certification on a facility-by-facility basis to manufacturers that adhere to strict quality standards. Companies must maintain these standards and supply supporting documentation to retain their ISO certification, and certified facilities are audited regularly. Independent third party registrars must nominate candidates for certification. Most of Tokheim's manufacturing facilities are ISO-9000 certified. We are actively seeking certification for the uncertified manufacturing facilities.

  Another important aspect of our efforts to improve quality is our automated computerized dispenser tester. The computerized dispenser tester monitors all fluid paths to detect leakage and, simulating real-world conditions, tests displays, keypads, valves, pulsers, totalizers, card readers, cash acceptors, printers, vapor recovery systems and other critical dispenser components. After each testing cycle, technicians review the data for any potential corrective actions. The computerized dispenser tester is networked to Tokheim's mainframe computer, allowing instantaneous access from the order entry, engineering, customer service and quality assurance departments, and permitting close monitoring of the manufacturing process.

  Tokheim has been recognized by third parties for its commitment to quality. In September 1998, Tokheim received the Manufacturer of the Year Award from the 1,639 member Petroleum Equipment Institute. The

Manufacturer of the Year Award is the top honor that the Institute presents each year. This award recognizes Tokheim's commitment to marketing through distributors, competitive pricing, honest business practices, good product availability and responsive customer service. 1998 was the third consecutive year Tokheim was recognized. In 1997 and 1996, Tokheim was one of five recipients, out of 350 candidates, of the Institute's Circle of Excellence Award. Tokheim's principal manufacturing facility in Fort Wayne, Indiana and its electronic assembly plant in Washington, Indiana each received the 1996 State of Indiana Quality Improvement Award.

Supplies

  The principal raw materials essential to Tokheim's business are flat sheet steel, aluminum, copper tubing, iron castings and electronics, point-of-sale systems, and computer components, all of which are generally available through competitive sources of supply. At its U.S. facilities, Tokheim's purchasing strategy, which includes a comprehensive supplier quality assurance component, seeks to ensure that inventories are purchased at the lowest total cost-of-quality. In making purchasing decisions, we consider the quality of performance of the required items, as well as the supplier's delivery responsiveness and prices. We have significantly reduced the number of suppliers we use to develop more effective relationships with the remaining suppliers. We have also implemented point-of-use programs so that supplies are delivered directly to the proper usage points at the factory or to a storage facility.

Properties

  The majority of Tokheim's manufacturing operations are concentrated in cities marked with an asterisk ("*"). In addition, Tokheim conducts manufacturing operations in Turnhout, Belgium. We recently closed manufacturing facilities in Glenrothes, Scotland and Bonham, Texas. Tokheim conducts manufacturing operations and owns an engineering and design center and a corporate office building in Fort Wayne, Indiana. The facility in Greenwood Village, Colorado is used for software development.

 Cities where Tokheim owns properties Cities where Tokheim leases properties
 ------------------------------------ --------------------------------------
 Fort Wayne, Indiana                  Greenwood Village, Colorado
 Fremont, Indiana                     Tremblay, France
 Washington, Indiana*                 Casablanca, Morocco
 Lansdale, Pennsylvania*              Solothurn, Switzerland
 Brighton, Ontario, Canada            West Sussex, United Kingdom
 Kya Sand, Randburg, South Africa*    Barcelona, Spain
 Weilheim, Germany                    La Soukra, Tunisia
 Grentheville, France*                Dakar, Senegal
 Scurzolengo, Italy                   Douala, Cameroon
 Abidjan, Ivory Coast                 Leiderdorp, the Netherlands
 Dundee, Scotland*                    Additional sites in France, Austria,
                                      Denmark, Norway,
 Bladel, the Netherlands*             Great Britain, the Czech Republic,
                                      Slovakia, Hungary,
 Vilvoorde, Belgium                   Italy, Spain, Switzerland, Ireland, the
                                      Netherlands, Germany, Poland and
                                      the United States

  The properties that Tokheim owns or leases in the cities not marked with one or more asterisks, other than Fort Wayne and Greenwood Village, are used primarily for warehouse space or sales and service.

  We believe that we have sufficient production capacity to meet demand over the next several years. Tokheim is currently holding for sale facilities in:

  .  Falaise, France,

  .  Scurzolengo, Italy,

  .  Vilvoorde, Belgium,

  .  Tulla, Ireland,

  .  Jasper, Tennessee,

  .  Bonhan, Texas and

  .  Atlanta, Georgia,

as well as a 75-acre track of unimproved land located in Fort Wayne, Indiana.

Employees

  As of May 31, 1999, Tokheim employed approximately 4,551 persons. Most employees are involved in manufacturing and production, with the balance engaged in administration, sales and clerical work. In the United States, approximately 500 of the employees are union members covered by collective bargaining agreements. The collective bargaining agreement covering factory employees expires in 2003, and the collective bargaining agreement covering office employees expires in 2000. Tokheim believes its relationship with its employees is good. It has not recently experienced any work stoppages at its facilities, and has been able to extend or renegotiate its collective bargaining agreement without disrupting production.

Research and development

  We continually seek to enhance our existing product lines to offer increased functionality in new or existing products. We have dedicated research and engineering staffs. Tokheim, not including the RPS division for 1997 and 1996, spent approximately $21.1 million, $18.3 million and $15.9 million in 1998, 1997 and 1996, respectively, to improve existing products and manufacturing methods, develop new products and pursue other applied research and development. The RPS division spent $16.6 million and $15.9 million in 1996 and 1997, respectively. Tokheim has also begun to form exclusive relationships with the major oil companies to develop products that meet their specific needs and with electronics companies to develop advanced technologies.

  Tokheim revamped its product development process in 1996 to incorporate formal product development procedures. Each project now includes a cross-functional team of representatives from the engineering, manufacturing, quality, marketing, customer service, finance and service parts departments. The team reviews the project from a variety of aspects, including financial impact, design and production implications, and required after-sale support.

Legal proceedings

  Former shareholders of Management Solutions, Inc. have filed a $30.0 million arbitration claim against Tokheim alleging fraud, breach of contract, tortious interference with contractual relations and breach of the implied covenant of good faith and fair dealing. The claims relate to Tokheim's acquisition of Management Solutions, Inc. in 1997 and the termination for cause of its president and chief executive officer in February 1999. Tokheim believes that the claims are without merit and will vigorously defend against the allegations. Tokheim has filed counter-claims and is also seeking damages in excess of $4.0 million for breach of representations and warranties in the purchase agreement.

  In addition, Tokheim is defending various claims and legal actions, including claims relating to environmental laws, product liability and various contract and employee matters. We believe that the outcome of these pending claims will not, individually or in the aggregate, materially harm our business, financial condition or result of operations.

Regulation

  Tokheim's operations are subject to national, regional and local laws and regulations, including those concerning product safety, weights and measures, and pollution and protection of the environment.

  Product safety. In the United States, Tokheim's products are subject to standards set by Underwriters' Laboratories, or UL. Standards for petroleum product dispensers govern design features such as frame sturdiness, corrosion resistance and hydrostatics of various parts. UL standards also apply to electronic devices used in Tokheim's dispensers. Other countries often either accept UL product standards or observe the standard of a comparable body including the Canadian Standards Association and the British Approval Service for Electrical Equipment and Flammable Atmosphere and Organization of International Meteorology League, or OIML in Europe. Individual countries may vary the standards created by these groups.

  Weights and Measures. Meters and displays must meet accuracy standards. In the United States, "Handbook 44" from the National Institute on Weights and Measures, which all states have adopted, sets forth those standards. The standards generally require that the meter accurately measure the amount of fuel pumped to within 0.4%. Meters must be able to measure output at varying flow rates, ranging from almost zero to fifteen gallons per minute. Also, pumps must eliminate most of the vapor from the fuel to ensure that what is being measured is fuel. Dispensers in the U.S. are typically inspected every year by state inspectors. Outside the United States, similar standards govern meters and displays. Standards set by OIML are generally accepted throughout Europe, including in France.

  Environment. Tokheim's operations and properties are subject to a variety of complex and stringent federal, state, and local laws and regulations, including those governing the use, storage, handling, generation, treatment, emission, release, discharge and disposal of certain materials, substances and wastes, the remediation of contaminated soil and groundwater, and the health and safety of employees. Therefore, the nature of Tokheim's operations exposes it to the risk of claims with respect to such matters. There can be no assurance that material costs or liabilities will not be incurred in connection with these claims. Based upon its experience to date, Tokheim believes that the future cost of compliance with existing environmental laws and regulations, and liability for known environmental claims pursuant to such laws and regulations, will not materially harm its financial condition or results of operations. However, future events, such as new information, changes in existing laws and regulations or their interpretation, and more vigorous enforcement policies of regulatory agencies, may give rise to additional expenditures or liabilities that could be material. You should read Note 18 to the Consolidated Financial Statements of Tokheim Corporation and Subsidiaries, "Contingent Liabilities" for more information about environmental regulation.

  CERCLA, also known as the "Superfund" law, imposes liability, without regard to fault or the legality of the original conduct, on specified classes of persons with respect to the release of a "hazardous substance" into the environment. These persons include the owner or operator of the disposal site or sites where the release occurred and companies that disposed of or arranged for the disposal of the hazardous substances found at the site. Persons who are or were responsible for releases of hazardous substances under CERCLA may be subject to joint and several liability for the costs of cleaning up the releases and for damages to natural resources. It is not uncommon for neighboring landowners and other third parties to file claims for personal injury or property damages allegedly caused by the hazardous substances released into the environment. Tokheim owns or leases, and has in the past owned or leased, numerous properties that for many years have been used in industrial and manufacturing operations. Although Tokheim has in the past utilized operating and disposal practices that were standard for the industry at the time, hazardous substances may have been disposed of or released on or under the properties owned or leased by Tokheim, or on or under other locations where such wastes have been taken for disposal. In addition, where Tokheim has sold properties used in its prior manufacturing operations, it may have contractual obligations to the new owner to remediate environmental contamination on the site arising from prior operations.

  Tokheim has reached a tentative settlement with respect to environmental liabilities under an indemnity provision of a sale agreement concerning the sale of the die casting facility of a former subsidiary to a third party. Pursuant to the settlement agreement, Tokheim will repurchase the real property and will enter into a leaseback agreement with the third party. The state recently accepted the facility into its site remediation program. Based on Tokheim's environmental consultant's report, we presently do not anticipate any material costs at the facility.

  Tokheim also generates or has in the past generated waste, including hazardous waste, that is subject to the federal Reserve Conservation and Recovery Act and comparable state statutes. The U.S. Environmental Protection Agency and various state agencies have promulgated regulations that limit the disposal options for hazardous and nonhazardous waste. These regulations may also require corrective action with respect to contamination of facilities caused by the past handling of industrial waste.

  Although no assurances can be given in this regard, we do not believe that any environmental cleanup activities will materially harm our financial condition or results of operations.

  Environmental regulations also affect Tokheim's customers, their spending and their demand for Tokheim's products. In the United States, a number of states have adopted standards for the recovery of vapor coming from the nozzle as fuel is pumped. The most rigorous standards are those set by the California Air Resources Board, or CARB, which has become the de facto governing body of such standards in the U.S. CARB's standards apply to vapor recovery systems on the nozzle. In general, a product that meets CARB's standards will pass the tests of other states. More recently, the U.S. federal government promulgated rules that required many gas stations to upgrade their underground tanks and pipes to use various corrosion preventing tanks, pipes, materials or devices, self-containing mechanisms including an interior lining, and leak detection devices or tests by the end of 1998. Since these gas stations temporarily closed to comply with these regulations, we believe that many choose to replace their aging gas pumps at the same time. The international operations of Tokheim and its customers are also subject to various environmental statutes and regulations of the countries in which they operate. In addition, many of the countries in which Tokheim and its customers operate are members of the European Union, which has promulgated and continues to promulgate environmental directives and regulations. Generally, these requirements are no more restrictive than those in effect in the United States. Although environmental protection and safety laws in the countries in which Tokheim manufactures and sells its products have an effect on product design, they apply equally to Tokheim's competitors and have not, nor are they expected to, weaken Tokheim's competitive position. Environmental laws and regulations also significantly affect Tokheim's customers and their spending levels on its products.

  Since 1989, the RPS division has conducted, with the assistance of an outside environmental consulting firm, extensive investigations on the Bladel site located in the Netherlands. These investigations have evidenced a significant level of soil and groundwater contamination with mineral oil and aromatic and chlorinated hydrocarbons. The RPS division prepared a remediation plan for cleaning the premises in 1997. Before implementing the plan, the RPS division has requested that local governmental authorities confirm that no further liabilities for any existing soil contamination will arise for the RPS division in the future. Discussions between the RPS division and the local governmental authorities are currently in process. The total capital cost of remediation measures is estimated to be $1.5 million, to be spent over three years. Operation and related costs for a groundwater treatment system could extend beyond eight years which is the period during which Schlumberger has agreed to arrange for and bear the cost for remediation and monitoring for known soil and groundwater contamination at Bladel.

  In addition to Bladel, pursuant to the terms of the purchase agreement, Schlumberger is required to arrange for and bear the cost of monitoring and remediating the soil and ground water contamination that Schlumberger knows of or discovers within a set period of time after the acquisition of the RPS division, subject to a deductible limit of $700,000. Schlumberger is to take actions required to address this contamination in accordance with applicable environmental laws and under the oversight and with the approval of the appropriate governmental authorities.

                                   MANAGEMENT

Directors

  The following table sets forth background information and ages as of August 25, 1999 regarding each of Tokheim's directors and executive officers:

     Name                Age                       Position
     ----                ---                       --------
Douglas K. Pinner.......  59 Chairman of the Board, President and
                             Chief Executive Officer
Gerald H. Frieling,       69 Vice Chairman of the Board
 Jr.....................
John A. Negovetich......  53 Executive Vice President, Finance and Administration,
                             and Chief Financial Officer
Norman L. Roelke........  49 Vice President, Secretary and General Counsel
Jacques St. Denis.......  42 Executive Vice President, Operations
Scott A. Swogger........  47 President, Tokheim U.S.
Walter S. Ainsworth.....  71 Director
Robert M. Akin, III.....  63 Director
James K. Baker..........  67 Director
B. D. Cooper............  57 Director
Richard W. Hansen.......  62 Director
Leo J. Hawk.............  66 Director
Dr. Winfred M.            58 Director
 Phillips...............
Ian M. Rolland..........  66 Director

  Douglas K. Pinner has been President and Chief Executive Officer since 1992, a Director since 1993 and Chairman of the Board since 1996.

  Gerald H. Frieling, Jr. has been Vice Chairman of the Board since 1996. From 1991 to 1996, he was Chairman of the Board. From 1991 to 1992, Mr. Frieling was Chief Executive Officer. Previously, he was Chairman of the Board, President and Chief Executive Officer of National-Standard, a diversified manufacturer of specialty wire, metal products and machinery. He is also a director of CTS Corporation.

  John A. Negovetich has been Executive Vice President, Finance and Administration and Chief Financial Officer since 1998. From 1996 to 1998, Mr. Negovetich was President, Tokheim North America. From 1996 to 1997, Mr. Negovetich was Chief Financial Officer, Tokheim North America. From 1993 to 1995, Mr. Negovetich was Vice President, Finance, Chief Financial Officer and a member of the Board of Ardco, Inc.

   Norman L. Roelke has been Vice President and General Counsel of Tokheim since 1994 and Secretary since 1995. From 1987 to 1994, Mr. Roelke served as Corporate Counsel and Assistant Secretary.

  Jacques St. Denis has been Executive Vice President, Operations since 1998. From 1996 to 1998, he served as President and Director General of Tokheim-Sofitam S.A., the Tokheim subsidiary that was formerly Sofitam. During 1996, he served as Vice President, Tokheim International. From 1995 to 1996, Mr. St. Denis was Director of Export and International Operations for Tokheim. From 1994 to 1995, he was Tokheim's Director of Marketing, and from 1993 to 1994, he was Director of Worldwide Services. Previously, Mr. St. Denis served as Managing Director of European Operations, and National Sales and Marketing Director, USA, for Babson Brothers Company.

  Scott A. Swogger has been President, Tokheim U.S., since 1997. From 1995 to 1997, he served as Vice President, Quality Systems. From 1994 to 1995, he was Tokheim's Director of Quality Assurance. Previously, he served as Tokheim's Senior Manager of Quality Assurance.

  Walter S. Ainsworth has been a Director since 1992. Before retiring in 1992, he served as President and Chief Executive Officer of Phelps Dodge Magnet Wire Company, an international producer of magnet wire, and as Senior Vice President of Phelps Dodge Corp. He is also a director of Fort Wayne National Corporation.

  Robert M. Akin, III has been a Director since 1993. Before his retirement in 1995, he served as President and Chief Executive Officer of Hudson Wire Company d/b/a Hudson International Conductors, a manufacturer of speciality wire products that became a subsidiary of Phelps Dodge Corp.

  James K. Baker has been a Director since 1993. Before his retirement in 1998, Mr. Baker served as Vice Chairman of the Board of Arvin Industries, Inc., a global manufacturer of automotive products. Previously, he was Chairman and Chief Executive Officer of Arvin Industries, Inc. Mr. Baker is also a director of First Chicago NBD Corp., Amcast Industrial Corp., the GEON Company and CINergy Corp.

  B.D. Cooper has been a Director since 1993. Mr. Cooper is Chairman of the Board of P.E.S. Inc., which sells and distributes petroleum equipment to the petroleum industry. He is also a director of Delhi Bancshares and Chairman of the Board of Heritage Banks.

  Richard W. Hansen has been a Director since 1995. Before his retirement in 1996, Mr. Hansen served as Chairman, President and Chief Executive Officer of Furnas Electric Company, a leading manufacturer of industrial electrical and electronic motor control products.

  Leo J. Hawk has been a Director since 1998. Since 1992, Mr. Hawk has been Chairman of the Board of Superior Metal Products, Inc. which manufactures functional and decorative hardware for major appliance, office furniture and automotive industries.

  Dr. Winfred M. Phillips has been a Director since 1986. Dr. Phillips is Dean of the College of Engineering and Associate Vice President, Engineering and Industrial Experiment Station of the University of Florida.

  Ian M. Rolland has been a Director since 1981. Before his retirement in 1998, Mr. Rolland served as Chairman and Chief Executive Officer of Lincoln National Corporation, which provides life insurance and annuities, property-casualty insurance and related services through its subsidiary companies. He is also a director of NIPSCO Industries, Inc. and Norwest Corporation.

                          EXECUTIVE COMPENSATION

  The following tables set forth various aspects of executive compensation paid by Tokheim for services over the past three fiscal years to Tokheim's Chief Executive Officer and each of the four most highly compensated executive officers.

                        Summary Compensation Table

                                                                           Long-Term
                                   Annual Compensation                    Compensation
                              ------------------------------   -------------------------------------
                                                   Other       Restricted    Securities
                                                   Annual        Stock       Underlying  All Other
        Name and               Salary   Bonus   Compensation     Awards       Options/  Compensation
   Principal Position    Year   ($)      ($)        ($)           ($)         SARS (#)    ($) (1)
   ------------------    ---- -------- -------- ------------   ----------    ---------- ------------
Douglas K. Pinner....... 1998 $401,083 $300,000   $85,445(2)    $    --           --      $84,015(4)
 Chairman, President     1997  373,333  190,000     4,763(2)     462,500(3)   105,000      67,705
 and Chief Executive     1996  297,917  120,000     2,893(2)         --           --       33,378
 Officer
John A. Negovetich...... 1998 $238,233 $120,000   $24,807(5)    $    --           --      $34,949(7)
 Executive Vice          1997  210,000   84,000    11,603(5)     138,750(6)    30,000      20,866
 President, Finance &    1996  177,690   60,000    58,486(5)         --           --        7,543
 Administration and
 Chief Financial Officer
Jacques St-Denis........ 1998 $235,317 $120,000   $23,658(8)    $    --           --      $18,257(10)
 Executive Vice          1997  175,000   70,000    39,589(8)     138,750(9)    50,000      14,323
 President, Operations   1996  148,750   30,000    45,426(8)         --           --       10,211
Norman L. Roelke........ 1998 $154,583 $ 50,000   $ 8,407(11)   $    --           --      $23,125(13)
 Vice President,         1997  139,167   45,000       942(11)     46,250(12)   20,000      19,234(13)
 Secretary and General
  Counsel
Scott A. Swogger........ 1998 $159,305 $ 50,000   $   490(14)   $    --           --      $12,493(15)
 President, Tokheim U.S. 1997  119,961   25,000       443(14)        --        18,000      10,636

--------

 (1) In accordance with the rules of the SEC, a description of the amounts related to fiscal years 1997 and 1996 has not been included. Tokheim provides the named executive officers with certain group life, health, medical, and other non-cash benefits generally available to all salaried employees and not included in this column pursuant to the SEC's rules.

 (2) Represents taxes paid on Mr. Pinner's behalf of $79,549; the value of company provided car of $5,896 in 1998; and taxes paid on Mr. Pinner's behalf in 1997 and 1996.

 (3) Represents restricted stock award grant of 25,000 shares at closing market price of $18.50 on date of grant.

 (4) Includes Tokheim contributions to the retirement savings plan of $8,800; term life insurance premiums of $10,155; and $65,060 estimated present value of cash surrender value for 1998 to be received in future years.

 (5) Represents taxes paid on Mr. Negovetich's behalf of $24,476; and reimbursement for computer of $332 in 1998. Represents taxes paid on Mr. Negovetich's behalf in 1997. In 1996, the amount represents a signing bonus of $20,000; relocation reimbursements of $29,451; and taxes of $9,035 paid on Mr. Negovetich's behalf.

 (6) Represents restricted stock award grant of 7,500 shares at closing market price of $18.50 on date of grant.

 (7) Includes Tokheim contributions to the retirement savings plan of $8,800; term life insurance premiums of $4,241; and $21,907 estimated present value of cash surrender value for 1998 to be received in future years.

 (8) Represents taxes paid on Mr. St-Denis's behalf of $23,090; and reimbursement for computer of $568 in 1998. Represents taxes paid on Mr. St-Denis' behalf of $728; foreign service pay of $36,692; and $2,169 in spousal travel in 1997. In 1996, the amount represents a foreign service assignment bonus of $45,000 and taxes of $426 paid on Mr. St-Denis' behalf.

 (9) Represents restricted stock award grant of 7,500 shares at closing market price of $18.50 on date of grant.

(10) Includes Tokheim contributions to the retirement savings plan of $8,800; term life insurance premiums of $1,533; and $7,924 estimated present value of cash surrender value for 1998 to be received in future years.

(11) Represents taxes paid on Mr. Roelke's behalf in 1998 and 1997.

(12) Represents restricted stock award grant of 2,500 shares at closing market price of $18.50 on date of grant.

(13) Includes Tokheim contributions to the retirement savings plan of $8,800; term life insurance premiums of $2,080; and $12,245 estimated present value of cash surrender value for 1998 to be received in future years.

(14) Represents taxes paid on Mr. Swogger's behalf in 1998 and 1997.

(15) Includes Tokheim contributions to the retirement savings plan of $8,800; term life insurance premiums of $957; and $2,736 estimated present value of cash surrender value for 1998 to be received in future years.

  There were no stock awards or stock options exercised in 1998.

    Aggregate Options/SAR Exercises in Last Fiscal Year and Fiscal Year-End
                            Options/SAR Values

                                               Securities         Value of
                                               Underlying      Unexercised In-
                                               Unexercised        The-Money
                                              Options/SARs      Options/SARs
                         Shares                 at Fiscal         at Fiscal
                        Acquired    Value     Year-End (#)      Year-End ($)
                       on Exercise Realized Exercisable (E)/  Exercisable (E)/
Name                       (#)       ($)    Unexercisable (U) Unexercisable (U)
----                   ----------- -------- ----------------- -----------------
Douglas K. Pinner.....     -0-       -0-         26,250(E)             -0-(E)
                                                 78,750(U)             -0-(U)

John A. Negovetich....     -0-       -0-         22,500(E)         $11,250(E)
                                                 37,500(U)         $11,250(U)

Jacques St-Denis......     -0-       -0-         20,000(E)             -0-(E)
                                                 32,500(U)             -0-(U)

Norman L. Roelke......     -0-       -0-         22,000(E)             -0-(E)
                                                 15,000(U)             -0-(U)

Scott A. Swogger......     -0-       -0-          7,750(E)         $ 1,825(E)
                                                 17,750(U)         $ 3,750(U)

Compensation of directors

  During fiscal year 1998, non-employee directors of Tokheim received a quarterly retainer of $2,400; $800 for each meeting of the board or a committee of the board attended in person; $400 for each board or committee meeting attended telephonically. Also, each non-employee director of Tokheim was granted 1,000 shares of treasury stock in lieu of a pay increase. In addition, Gerald H. Frieling, Jr., received $10,000 each quarter as compensation for his services as Vice Chairman of the board. Directors may, by written agreement with Tokheim, defer payment of compensation until they cease to be members of the board or reach age 75, whichever is later. Directors who are officers or employees of Tokheim receive no additional compensation for their services as directors.

Employment contracts and change-in-control arrangements

  Tokheim has entered into employment agreements with each of its executive officers, including its Chief Executive Officer. These agreements provide for basic terms of compensation for these officers, as well as identifying existing benefit programs extended by Tokheim. These agreements also restrict the officers from competition with Tokheim under certain circumstances and prohibit disclosure of confidential information. In addition, the agreements provide for termination benefits in the event of change in control of Tokheim, as defined in the agreements themselves. These benefits essentially provide for continuing salary and fringe benefits for a period of time in the event termination of employment occurs within 12 months from the date of change in control. Mr. Pinner's agreement provides for these benefits over a period of 36 months, while the executive officer agreements provide for these benefits over a 24-month period. These provisions are intended to keep Tokheim competitive in its recruitment and retention of management personnel. Based upon the level of current compensation of the named executive officers, as well as the Chief Executive Officer, payments under these provisions would exceed $100,000.

Repricing of options

  Tokheim has adopted a policy prohibiting the reissue or repricing of any options granted under the stock incentive plan.

Compensation committee report

 Overview

  The compensation committee of the board of directors is responsible for the approval and administration of compensation programs relating to the pay of all executive officers and selected key management employees. It is the objective of the committee to ensure Tokheim's ability to attract and retain the highest caliber executives by providing adequate and appropriate compensation programs for attainment of superior financial results, which ultimately benefits the shareholders, customers, employees, and communities in which Tokheim operates. The committee approves all compensation involving the executive officers, all incentive stock awards, and periodically reviews compensation for other key management employees.

 Salaries

  To attract and retain the most capable executives, it is the responsibility of the committee to design a compensation program that is competitive with similar manufacturing companies. The committee studied various analyses of salary ranges for equivalent positions within a suitable peer group. The peer group consisted of many approximate-sized companies, including those with the industrial classifications for pump dispensing equipment. The committee policy is to have executive officers' base salaries at least within the first quartile of the objectively established ranges for officers' salaries of like manufacturing companies.

  The President and Chief Executive Officer's salary is established by the committee and approved by the board of directors. The President and Chief Executive Officer submits the recommended remuneration for the executive officers, operating under his control, to the committee for approval. Based on improved operating earnings, increased sales, increased responsibilities as a result of the acquisition of Sofitam, and an effort by the committee to move the President and Chief Executive Officer's salary to the mid-range for presidents and chief executive officers of like manufacturing companies, Mr. Pinner's base salary for 1998 was increased 9%. When approving the compensation for all executive officers, the committee utilized the same factors and criteria used for determining Mr. Pinner's salary.

 Stock incentive plan

  To further encourage superior financial results, Tokheim implemented a stock incentive program which was approved by the shareholders at the 1993 annual shareholders meeting and subsequently amended at the 1997 annual shareholders meeting to provide additional shares for stock awards. The purpose of this program is to promote the long-term financial performance of Tokheim by distributing stock incentive awards to key management for attaining corporate and individual objectives. The options granted under this program are vested over a number of years to encourage the financial growth of Tokheim, plus the retainment of key personnel.

 Cash bonuses

  Also, to promote superior financial results, the committee has adopted and is responsible for administering a key management incentive bonus plan. This plan is designed to encourage sustained progress and growth of Tokheim coupled with financial results for the benefit of its shareholders. The bonuses under this plan are based on the attainment of corporate objectives and for individual performance during the fiscal year as stated in Tokheim's business plan and approved by the board of directors. Mr. Pinner received a cash bonus of $300,000, which included a one-time special bonus of $150,000 for directing and accomplishing the acquisition of the RPS division, and Mr. Negovetich, Mr. St-Denis, and Mr. Roelke received cash bonuses of $120,000, $120,000, and $50,000, respectively. Included in the bonus amounts for Mr. Negovetich and Mr. St-Denis was a one-time special bonus of $60,000 each for the acquisition of the RPS division. Mr. Roelke's bonus amount included $15,000 for a one-time special bonus for the acquisition of the RPS division.

 Committee composition

  This report is submitted by the compensation committee of the board of directors, which is comprised of Walter S. Ainsworth, Chairman; James K. Baker; B.D. Cooper; and Richard W. Hansen.

  Walter S. Ainsworth, Chairman

  James K. Baker

  B.D. Cooper

  Richard W. Hansen

Performance Graph

  The following graph compares the yearly percentage change in Tokheim's cumulative total shareholder return on common stock for the last five fiscal years with cumulative return on the Russell 2000 Index and peer group:

             Comparison of Five-Year Cumulative Total Return*

          Tokheim Corporation, Russell 2000 Index, and Peer Group

                  (Performance results through 11/30/98)

                      [Performance Graph was Omitted]

                                         1993  1994   1995   1996   1997   1998
                                        ------ ----- ------ ------ ------ ------
Tokheim Corporation.................... 100.00 73.63  58.24  79.12 165.39  75.82
Russell 2000 Index..................... 100.00 98.89 126.85 147.73 182.06 169.96
Peer Group............................. 100.00 97.50 143.75 189.36 273.71 170.90

--------

Assumes $100 invested at the close of trading on 11/93 in Tokheim Corporation common stock, Russell 2000 Index, and peer group.

* Cumulative total return assumes reinvestment of dividends.

Source: Value Line, Inc.

Factual material is obtained from sources believed to be reliable, but the publisher is not responsible for any errors or omissions contained herein.

                             PRINCIPAL SHAREHOLDERS

Management ownership

  The following table sets forth, as of August 25, 1999, the number of shares beneficially owned, or deemed to be beneficially owned pursuant to the rules of the SEC by each director of Tokheim, the executive officers, and the current directors and executive officers of Tokheim as a group. All references are to common stock unless otherwise noted:

                   Amount and Nature of Beneficial Ownership

                                           Common
                                           Stock  Preferred Exercisable Percent
                             Common        in the Stock in     Stock      of
            Name              Stock         RSP    the RSP    Options    Class
            ----             -------       ------ --------- ----------- -------
Walter S. Ainsworth.........   6,414(1)      --       --         --         *
Robert M. Akin, III.........   8,800         --       --         --         *
James K. Baker..............  18,600         --       --         --         *
B. D. Cooper................   3,800(2)(3)   --       --         --         *
Gerald H. Frieling, Jr......   8,400         --       --         --         *
Richard W. Hansen...........  27,400         --       --         --         *
Leo J. Hawk.................   8,000         --       --         --         *
John A. Negovetich..........  10,500         379      600     37,500        *
Winfred M. Phillips.........   5,600         --       --         --         *
Douglas K. Pinner...........  84,034       4,305    1,940     52,500        *
Norman L. Roelke............   5,464         728    2,780     27,000        *
Ian M. Rolland..............   6,125         --       --         --         *
Jacques St-Denis............  11,897         424    1,733     20,000        *
Scott A. Swogger............     --          323    1,254     14,000        *
Executive officers and
 directors as a group (14
 persons)................... 205,034       6,159    8,307     98,500      2.3

--------
   * Represents less than 1% of the Tokheim's outstanding common stock.
(1) In addition, Catherine Ainsworth, Mr. Ainsworth's wife, owns 478 shares, with respect to which Mr. Ainsworth disclaims any beneficial interest.
(2) In addition, Barbara Cooper, Mr. Cooper's wife, owns 1,000 shares, with respect to which Mr. Cooper disclaims any beneficial interest.
(3) In addition, P.E.S. Inc. Pension Plan owns 2,000 shares. Mr. Cooper is a participant and trustee of the Plan.

Other beneficial owners

  The following table sets forth the number of shares of common stock beneficially owned by the only persons known to Tokheim to own more than 5% of the outstanding shares of common stock and the holder of Tokheim's convertible preferred stock:

                                         Amount and
                                         Nature of
Name of Individual                       Beneficial       Class of     Percent of
or Identity of Group                     Ownership         Shares        Shares
--------------------                     ----------    --------------- ----------
National City Bank......................   771,479(1)  convertible       100.0
 fka Fort Wayne National Bank                          preferred stock
 110 West Berry Street
 Fort Wayne, Indiana 46802

Schlumberger Limited.................... 2,526,923(2)  common stock       16.6
 42 rue St Dominique
 75007 Paris, France

David L. Babson and Company, Inc........ 1,481,100     common stock       11.9
 One Memorial Drive, Suite 1100
 Cambridge, Massachusetts 02142

Dresdner RCM Global Investors........... 1,251,868     common stock        9.9
 Four Embarcadero Center
 San Francisco, California 94111

Richard C. Blum & Associates, L.P....... 1,233,900     common stock        9.7
 909 Montgomery Street, Suite 400
 San Francisco, CA 94133

Dimensional Fund Advisors, Inc..........   718,700     common stock        5.7
 1299 Ocean Avenue, 11th Floor
 Santa Monica, California 90401

Skyline Asset Management LP.............   677,500     common stock        5.3
 311 South Wacker Drive, Suite 4500
 Chicago, IL 60606

--------
(1) Represents shares of Tokheim's preferred stock held by the trustee of the retirement savings plan for employees of Tokheim Corporation and its subsidiaries. Pursuant to this qualified plan, shares of preferred stock are to be allocated from time to time to Tokheim's employees, including its officers. It is not possible to predict the actual number of shares of preferred stock which will be allocated to officers in the future. Allocated shares are voted by the participants, including officers, to whom they are allocated. Unallocated shares are voted by the trustee in proportion to the vote by participants with respect to allocated shares.
(2) Represents shares for which warrants are exercisable.

                       DESCRIPTION OF OTHER INDEBTEDNESS

  The following are summaries of the material provisions of our credit agreement and other debt documents, copies of which we have filed as exhibits to the registration statement of which this prospectus forms a part. You should read the section of this prospectus entitled "Where You Can Find Additional Information" for more information on how to obtain copies of these documents.

The credit agreement

  Tokheim and some of its subsidiaries, including several subsidiaries used to acquire the RPS division, entered into a new credit agreement with The First National Bank of Chicago, as administrative agent, Credit Lyonnais, as collateral agent, and other institutions party thereto. The credit agreement currently consists of a six year working capital/letter of credit facility in favor of Tokheim and its borrowing subsidiaries in an aggregate principal amount of $110.0 million and a six year term loan facility in favor of Tokheim, in an aggregate principal amount of $120.0 million. Pursuant to the credit agreement, $20.0 million of the availability under the working capital facility may be utilized for issuance of standby letters of credit. $10.0 million of the availability under the working capital facility may be utilized for swing line facilities to be provided to Tokheim and its borrowing subsidiaries. The credit agreement will permit borrowings in U.S. dollars. If additional conditions are met, the credit agreement allows borrowings in French francs, British pounds, Dutch gilders, German deutsche marks and euros, so long as such non-U.S. currencies are freely traded, readily available and convertible into U.S. dollars, and in other currencies as agreed by each lender. Each loan requested to be made in a non-U.S. currency which is capable of being made in the euro will be made in the euro unless the administrative agent otherwise consents.

  An additional agreement provides for the assignment of a three year $7.6 million ESOP loan facility with NBD Bank, N.A, and other banks to the administrative agent and the lenders.

  Tokheim's indebtedness under the credit agreement is secured by:

  . a first perfected security interest in and lien on certain of the real and personal property assets of Tokheim, including claims against subsidiaries to which Tokheim has made intercompany loans, and Tokheim's direct and indirect material majority-owned U.S. subsidiaries,

  . a pledge of 100% of the stock of Tokheim's direct and indirect material majority-owned U.S. subsidiaries, and

  . a pledge of 65% of the stock of Tokheim's first-tier material foreign subsidiaries,

and is guaranteed by all of Tokheim's direct and indirect material majority-owned U.S. subsidiaries. Some indebtedness of Tokheim's foreign subsidiaries which are borrowers or become borrowers under the credit agreement will be secured by personal property of the foreign subsidiaries.

  Indebtedness under the credit agreement bears interest based upon, at Tokheim's or the applicable borrowing subsidiary's option:

  (1) the base rate in the case of U.S. dollar denominated loans, defined as the higher of:

    (a) the applicable prime rate, and

    (b) the federal funds rate, as adjusted pursuant to the credit agreement, plus 0.50% plus an applicable margin based upon Tokheim's leverage ratio, with a range of 1.50% to 3.00% for revolving loans and 3.00% for term loans, or

  (2) the applicable eurocurrency rate, as defined in the credit agreement, for a deposit in the currency of, and for a maturity corresponding to, the applicable loan and interest period, plus an applicable margin based upon Tokheim's leverage ratio, with a range of 2.50% to 4.00% for revolving loans and 4.00% for term loans.

The credit agreement contains customary provisions relating to yield protection, availability and capital adequacy.

  Indebtedness under the credit agreement matures as follows: the $110.0 million in revolving loans matures on September 30, 2004, and the $120.0 million in term loans will amortize with payments due on a quarterly basis commencing on February 28, 2000, with a final principal payment due on September 30, 2004. Indebtedness under the ESOP loan facility will amortize with a final principal payment on July 1, 2001. The unused portion of the commitment under the credit agreement will be subject to a commitment fee in the range of 0.375% to 0.50%, depending upon the leverage ratio of Tokheim.

  The revolving loan commitment under the credit agreement may be voluntarily permanently reduced by Tokheim in whole or in part on one day's notice without premium or penalty. Tokheim and its borrowing subsidiaries may prepay the term loans subject to a pre-payment penalty if Tokheim and its borrowing subsidiaries prepay the entire amount of the term loans in the first 3 years after September 30, 1998. Tokheim and its borrowing subsidiaries will be able to prepay the loans in accordance with the terms of the credit agreement. Subject to the provisions of the credit agreement, Tokheim and its borrowing subsidiaries will be able to, from time to time, borrow, repay and reborrow under the working capital facility.

  The credit agreement requires an amount equal to all net proceeds from asset sales by Tokheim or any of its subsidiaries, with specified exceptions, to be applied to repay the loans under the credit agreement. Tokheim must prepay the loans under the credit agreement in an amount equal to:

  .  all net proceeds from the sale or issuance of debt, with exceptions;

  .  all net proceeds from the sale or issuance of equity, with exceptions;
     and

  . a percentage of excess cash flow, as defined in the credit agreement, for each fiscal year with a range of 50% to 85%, based upon Tokheim's leverage ratio, commencing with Tokheim's fiscal year ending November 30, 1999.

  The credit agreement requires Tokheim to meet consolidated financial tests, including:

  .  minimum level of consolidated net worth,

  .  minimum level of EBITDA, as defined in the credit agreement,

  .  minimum level of consolidated interest coverage,

  .  maximum consolidated leverage ratio and senior leverage ratio, and

  .  minimum consolidated fixed charge coverage ratio.

  The credit agreement also contains covenants which, among other things, limit:

  .  the incurrence of additional indebtedness,

  .  dividends,

  .  transactions with affiliates,

  .  asset sales,

  .  acquisitions,

  .  investments,

  .  mergers and consolidations,

  .  prepayments of other indebtedness, including the exchange notes,

  .  amendments to other indebtedness, including the exchange notes,

  .  liens and encumbrances, and

  .  other matters customarily restricted in such agreements.

  These covenants are more restrictive than those in favor of holders of the exchange notes as described in this prospectus and as set forth in the indentures.

  The credit agreement contains events of default, including:


  .  payment defaults,

  .  breach of representations and warranties,

  .  covenant defaults,

  .  cross-default to other indebtedness,

  .  events of bankruptcy and insolvency,

  .  change in control,

  .  ERISA,

  .  judgment defaults, and

  . failure of any guarantee or security agreement supporting the credit agreement to be in full force and effect.

The junior subordinated notes

  To pay part of the consideration for the acquisition of the RPS division, Tokheim issued $40.0 million in ten year, 12.0% junior subordinated notes due 2008. Interest on the junior subordinated notes is payable quarterly and in-kind. All existing U.S. subsidiaries have guaranteed, and all future U.S. subsidiaries will guarantee, the junior subordinated notes on a junior subordinated basis with unconditional guarantees that are or will be unsecured and subordinated to senior debt of such subsidiaries.

  The junior subordinated notes are unsecured junior subordinated obligations of Tokheim and are junior to Tokheim's senior debt, including the exchange notes. The junior subordinated notes were issued under an indenture that limits the ability of Tokheim and its subsidiaries to, among other things:

  .  incur indebtedness;

  .  pay dividends and make other payments;

  .  make investments;

  .  sell assets;

  .  enter into transactions with affiliates;

  .  restrict distributions from subsidiaries;

  .  incur liens; and

  . consolidate, merge or transfer all or substantially all of its or its subsidiaries' assets.

  Subject to the terms of the indenture under which they were issued, the junior subordinated notes may be redeemed at any time, in whole or in part, at the option of Tokheim at a redemption price equal to the unpaid principal amount of the junior subordinated notes plus accrued interest thereon to the redemption date. Upon a change of control, as defined in the junior subordinated note indenture,any holder of junior subordinated notes will have the right, subject to the conditions set forth in the indenture, to cause Tokheim to repurchase all or any part of the junior subordinated notes of the holder at a purchase price equal to 101% of the principal amount of the junior subordinated notes to be repurchased plus accrued and unpaid interest on the junior subordinated notes, if any, to the date of repurchase. The junior subordinated notes are subject to a registration rights agreement which can be exercised any time after 120 days after their date of issuance.

                          DESCRIPTION OF THE WARRANTS

  The following is a summary of the material provisions of the warrants, a copy of which we have filed as an exhibit to the registration statement of which this prospectus forms a part. You should read the section of this prospectus entitled "Where You Can Find Additional Information" for more information on how to obtain a copy of this document.

  As part of the consideration paid in the acquisition, Tokheim issued the warrants to Schlumberger to purchase up to 19.9% of the outstanding shares of Tokheim's common stock at an exercise price of $.01 per share. The actual number of shares issuable upon exercise is 2,526,923. The warrants are exercisable for five years beginning January 30, 1999.

  The number of shares of Tokheim's common stock issuable upon exercise of the warrants, along with the purchase price of the warrants, will be further adjusted to reflect:

  . any stock splits, stock subdivisions or combinations of Tokheim's common stock,

  .  any reclassification of Tokheim's common stock,

  .  any capital reorganization, merger or consolidation of Tokheim,

  . any issuance of common stock by Tokheim at less than fair market value, or

  . any issuance of any securities by Tokheim which are convertible into other securities at less than fair market value.

                       DESCRIPTION OF THE EXCHANGE NOTES

General

  The outstanding notes were, and the exchange notes will be, issued under indentures, each dated as of January 29, 1999, among Tokheim, the subsidiary guarantors and U.S. Bank Trust National Association, as trustee under each indenture. Each indenture is governed by New York law. The terms of the exchange notes are the same as the terms of the outstanding notes, except that Tokheim registered the exchange notes under the Securities Act. As a result, their transfer is not restricted like transfer of the outstanding notes. In addition, holders of the exchange notes are not entitled to rights under the registration rights agreements. For purposes of this summary, references to "Tokheim" include only Tokheim Corporation and not its subsidiaries. In this section entitled "Description of the Exchange Notes," the terms the "notes," the "dollar notes" and the "euro notes" refer to the exchange notes, the dollar exchange notes, and the euro exchange notes, respectively. You can find the definitions of capitalized terms used in this section below under the heading entitled "--Certain definitions."

  The following description is a summary of the material provisions of the indentures. It does not restate the indentures in their entirety. We urge you to read the indentures because they, and not this description, define your rights as holders of the notes. Copies of the indentures and the registration rights agreements can be obtained by following the instructions contained in this prospectus in the sections "Where You Can Find More Information" and "Information Incorporated by Reference." The terms of the notes include those stated in the indentures and those made part of the indenture by reference to the Trust Indenture Act of 1939.

                         Brief description of the notes

The notes:

  .are unsecured obligations of Tokheim;

  .rank subordinate to all Senior Debt of Tokheim, including the credit agreement;

  . rank senior to the junior subordinated notes and any Warrant Repurchase Indebtedness;

  . accrue interest from the most recent date to which interest has been paid or, if no interest has been paid, from and including the date of issuance of the outstanding notes;

  .mature on August 1, 2008.

Tokheim has agreed to offer to repurchase the notes under the circumstances described in the indentures upon:

  .a Change of Control; or

  .Asset Sales by Tokheim and its Subsidiaries.

The indentures also contain covenants concerning, among other things:

  .limiting Indebtedness;

  .limiting Restricted Payments;

  .limiting Asset Sales;

  .limiting dividend and other payment restrictions affecting Tokheim's Subsidiaries;

  .limiting issuance and sales of preferred stock of Subsidiaries;

  .limiting Liens;

  .prohibiting the incurrence of senior subordinated debt;

  .the merger, consolidation or sale of assets of Tokheim;

  .limiting transactions with Affiliates;

  .providing reports to holders;

  .limiting additional Subsidiary Guarantees; and

  . limiting amendments to the junior subordinated notes issued to Schlumberger and Warrant Repurchase Indebtedness.

  The dollar notes will be issued in fully registered form only, without coupons, in denominations of $1,000 and integral multiples of $1,000. The euro notes will be issued only in registered form, without coupons, in denominations of (Euro)1,000 and integral multiples of (Euro)1,000. Initially, the trustee will act as principal paying agent and registrar for the notes at its office in New York, New York. The registrar, paying agent and transfer agent are appointed in accordance with the indentures, and initially are as set forth on the inside back cover page of this prospectus. Tokheim may change any paying agent and registrar without notice to holders of the notes, provided that, for so long as the notes are listed on the Luxembourg Stock Exchange and the rules of such exchange so require, Tokheim will cause notice of the change in the transfer agent in Luxembourg to be published in a daily newspaper with general circulation in Luxembourg, which is expected to be the Luxemburger Wort. Any outstanding notes that remain outstanding after the completion of the exchange offer, together with the notes issued in connection with the exchange offer, will be treated as a single class of securities under the applicable indenture.

Principal, maturity and interest

  The dollar notes are limited in aggregate principal amount to $123.0 million and will mature on August 1, 2008. The euro notes are limited in aggregate principal amount to (Euro)75.0 million and will mature on August 1, 2008. The notes will be payable in each case at maturity at par, plus accrued and unpaid interest, if any. Interest on the dollar notes will accrue at the rate of 11.375%, and interest on the euro notes will accrue at the rate of 11.375%. Interest on the notes will be payable semiannually in cash on each February 1 and August 1. Interest payments will be made to the persons who are registered holders at the close of business on January 15 and July 15 immediately preceding the applicable interest payment date. Interest on the notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from and including the date of issuance of the outstanding notes. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

  Where not all of the notes represented by a certificated note are the subject of a transfer, a new certificated note in respect of the principal amount of the notes that have not been so transferred will be issued to the transferor. The new note will be available at the office of the registrar in New York City or at the office of the transfer agent in Luxembourg, if any, as applicable.

  With respect to the dollar notes, payments of principal, premium, if any, and interest will be made, on presentation of such notes if in certificated form, at the corporate trust office of the paying agent in New York City. Payment will be made by United States dollar check drawn on, or wire transfer to a United States dollar account maintained by the holder with, a bank located in New York City. Payments of any installment of interest on the dollar notes will be made by a United States dollar check drawn on a bank in New York City mailed to the holder at such holder's registered address or, if arrangements satisfactory to Tokheim and the paying agents are made, by wire transfer to a dollar account maintained by the holder with a bank in New York City.

  With respect to the euro notes, payments of principal, premium, if any, and interest will be made in the case of payments of principal, on presentation of such notes if in certificated form at the office of the paying agent in London by credit or transfer to a euro account maintained by the holder in the place of payment specified by the holder. Holders of euro notes who wish to receive payment in any currency other than euros must make arrangements at their own expense.

  For so long as the notes are listed on the Luxembourg Stock Exchange and the rules of such stock exchange so require, Tokheim will maintain a paying agent and transfer agent in Luxembourg. If a payment date is not a business day at a place of payment, payment may be made at that place on the next succeeding business day and no interest shall accrue for the intervening period.

  The notes will not be entitled to the benefit of any mandatory sinking fund.

Redemption

  Optional redemption of dollar notes. The dollar notes will be redeemable, at Tokheim's option, in whole at any time or in part from time to time, on and after February 1, 2004, upon not less than 30 nor more than 60 days' notice, at the following redemption prices. The following prices are expressed as percentages of the principal amount of the dollar notes, if they are redeemed during the twelve-month period commencing on February 1 of the year set forth below, plus, in each case, accrued and unpaid interest on the dollar notes, if any, to the date of redemption:

      Year                                                            Percentage
      ----                                                            ----------
      2004...........................................................  105.688%
      2005...........................................................  103.792%
      2006...........................................................  101.896%
      2007 and thereafter............................................  100.000%

  Optional redemption of euro notes. The euro notes will be redeemable, at Tokheim's option, in whole at any time or in part from time to time, on and after February 1, 2004, upon not less than 30 nor more than 60 days' notice, at the following redemption prices. The following prices are expressed as percentages of the principal amount of the euro notes, if they are redeemed during the twelve-month period commencing on February 1 of the year set forth below, plus, in each case, accrued and unpaid interest on the euro notes, if any, to the date of redemption:

      Year                                                            Percentage
      ----                                                            ----------
      2004...........................................................  105.688%
      2005...........................................................  103.792%
      2006...........................................................  101.896%
      2007 and thereafter............................................  100.000%

For so long as the notes are listed on the Luxembourg Stock Exchange and the rules of such exchange so require, Tokheim will cause a notice of redemption of either the euro notes or the dollar notes to be published in a daily newspaper with general circulation in Luxembourg, which is expected to be the Luxemburger Wort.

  Optional redemption upon public equity offerings. At any time, or from time to time, on or prior to February 1, 2002, Tokheim may, at its option, use the net cash proceeds of one or more public equity offerings to redeem up to 35% of the original principal amount of the dollar notes issued in the exchange offer and up to 35% of the original principal amount of the euro notes issued in the exchange offer provided that at least 55% of the original principal amount of the dollar notes issued in the exchange offer or the euro notes issued in the exchange offer, as the case may be, remains outstanding immediately after any redemption. Each redemption will be at a redemption price equal to 111.375% of the principal amount of the redeemed notes plus accrued and unpaid interest on the notes, if any, to the date of redemption. Tokheim shall make the redemption not more than 120 days after the consummation of any public equity offering.

  As used in the preceding paragraph, "public equity offering" means an underwritten public offering of Qualified Capital Stock of Tokheim pursuant to a registration statement filed with the SEC in accordance with the Securities Act.

Selection and notice of redemption

  In the event that less than all of the applicable notes are to be redeemed at any time, the trustee will select the notes for redemption in compliance with the requirements of the principal national securities exchange, if any, on which the notes are listed. If the notes are not then listed on a national securities exchange, then the trustee will select the notes for redemption on a pro rata basis, by lot or by such method as the trustee shall deem fair and appropriate; provided, however, that no notes of a principal amount of $1,000 or (Euro)1,000, as the case may be, or less shall be redeemed in part; provided, further, that if a partial redemption is made with the proceeds of a public equity offering, the trustee will select the notes or portions of the notes for redemption only on a pro rata basis or on as nearly a pro rata basis as is practicable, subject to DTC, Euroclear and Cedel Bank procedures, as applicable, unless such method is otherwise prohibited. Notice of redemption shall be mailed by first-class mail at least 30 but not more than 60 days before the redemption date to each holder of notes to be redeemed at its registered address. If any note is to be redeemed in part only, the notice of redemption that relates to that note shall state the portion of the principal amount of the note to be redeemed. A new note in a principal amount equal to the unredeemed portion of the notes will be issued in the name of the holder of the notes upon delivery of the original note to the paying agent and cancellation of the original note. On and after the redemption date, interest will cease to accrue on notes or portions of the notes called for redemption as long as Tokheim has deposited with the paying agents in New York, London and, if the notes are listed on the Luxembourg Stock Exchange, Luxembourg, funds in satisfaction of the applicable redemption price pursuant to the indentures.

Subordination

  The payment of all Obligations on the notes is subordinated in right of payment to the prior payment in full in cash or Cash Equivalents of all Obligations on Senior Debt, whether outstanding on the issue date of outstanding notes or incurred after that date. Upon any payment or distribution of assets of Tokheim of any kind or character, whether in cash, property or securities, to creditors upon any liquidation, dissolution, winding-up, reorganization, assignment for the benefit of creditors or marshalling of assets of Tokheim or in a bankruptcy, reorganization, insolvency, receivership or other similar proceeding relating to Tokheim or its property, whether voluntary or involuntary, all Obligations due upon all Senior Debt shall first be paid in full in cash or Cash Equivalents, or such payment duly provided for to the satisfaction of the holders of Senior Debt, by Tokheim or any of its Subsidiaries before any payment or distribution of any kind or character is made on account of any Obligations on the notes, or for the acquisition by Tokheim or any of its Subsidiaries of any of the notes for cash or property. If any default occurs and is continuing in the payment when due, whether at maturity, upon any redemption, by declaration or otherwise, of any principal of, interest on, unpaid drawings for letters of credit issued in respect of, or regularly accruing fees with respect to, any Senior Debt, neither Tokheim nor any of its Subsidiaries will make payment of any kind or character, other than payments by a trust previously established pursuant to the provisions described below under the heading "--Legal defeasance and covenant defeasance" with respect to any Obligations on the notes or to acquire any of the notes for cash or property.

  In addition,

  . if any other event of default occurs and is continuing with respect to any Designated Senior Debt, as such event of default is defined in the instruments creating or evidencing such Designated Senior Debt, permitting the holders of such Designated Senior Debt then outstanding to accelerate the maturity of the Designated Senior Debt, and

  . the Representative for the respective issue of Designated Senior Debt gives written notice of the event of default to the trustee,

then, unless and until all events of default have been cured or waived or have ceased to exist or the trustee receives notice from the Representative for the respective issue of Designated Senior Debt terminating the blockage, during the 180 day blockage period after the delivery of such written notice of an event of default, neither Tokheim nor any of its Subsidiaries shall:

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    .  make any payment of any kind or character, other than payments by a trust previously established pursuant to the provisions described below under the heading "--Legal defeasance and covenant defeasance" with respect to any Obligations on the notes, or

    .  acquire any of the notes for cash or property.

Notwithstanding anything in this paragraph to the contrary, in no event will a blockage period extend beyond 180 days from the date of the commencement of the blockage period. Only one such blockage period may be commenced within any 365 consecutive days. No event of default which existed or was continuing on the date of the commencement of any blockage period with respect to the Designated Senior Debt shall be, or be made, the basis for commencement of a second blockage period by the Representative of such Designated Senior Debt whether or not within a period of 365 consecutive days, unless such event of default shall have been cured or waived for a period of not less than 90 consecutive days. Notwithstanding the foregoing, any subsequent action, or any breach of any financial covenants for a period commencing after the date of commencement of such blockage period that, in either case, would give rise to an event of default pursuant to any provisions under which an event of default previously existed or was continuing shall constitute a new event of default for this purpose. The occurrence of a blockage period will not prevent the occurrence of an Event of Default.

  By reason of such subordination, in the event of the insolvency of Tokheim, creditors of Tokheim who are not holders of Senior Debt, including the holders of the notes, may recover less, ratably, than holders of Senior Debt.

  The notes will be general unsecured obligations of Tokheim and will be subordinated in right of payment to all existing and future Senior Debt of Tokheim, including Tokheim's obligations under the credit agreement and to all indebtedness and other obligations of Tokheim's Subsidiaries. As of May 31, 1999 Tokheim had approximately $207.1 million of Senior Debt, substantially all of which was secured by the assets of Tokheim and several of its Subsidiaries. The notes will rank senior in right of payment to the junior subordinated notes and any Warrant Repurchase Indebtedness.

Subsidiary guarantees

  Tokheim's payment obligations under the notes will be fully and unconditionally, jointly and severally guaranteed on a senior subordinated basis by the Guarantors. As of the date of issuance of the notes, the Guarantors are:

  .  Envirotronic Systems, Inc.;

  .  Gasboy International, Inc.;

  .  Management Solutions, Inc.;

  .  Sunbelt Hose & Petroleum Equipment, Inc.;

  .  Tokheim Automation Corporation;

  .  Tokheim Equipment Corporation;

  .  Tokheim Investment Corp.;

  .  Tokheim RPS, LLC; and

  .  Tokheim Services LLC.

  The Subsidiary Guarantee of each Guarantor with respect to the notes will be subordinated to the prior payment in full in cash or Cash Equivalents of the Guarantor Senior Debt to the same extent that the notes are subordinated to Senior Debt of Tokheim. The obligations of each Guarantor under its Subsidiary Guarantee will be limited so as not to constitute a fraudulent conveyance under applicable law.

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  Under the indentures, so long as no default or Event of Default has occurred and is continuing, if the sale or disposal of all of a Guarantor's assets or its capital stock in accordance with the terms of the indentures constitutes an Asset Sale, then that Guarantor or the entity acquiring its property will be released and relieved of any obligations under its Subsidiary Guarantee. However, the Net Cash Proceeds of any such sale or other disposition must be applied in accordance with the indentures. See information below under the heading "--Certain covenants--Limitation on asset sales."

Change of control

  The indentures provide that, upon the occurrence of a Change of Control, each holder will have the right to require that Tokheim purchase all or a portion of the holder's notes pursuant to the offer described below at a purchase price equal to 101% of the principal amount of the notes plus accrued and unpaid interest to the date of purchase.

  The indentures provide that, prior to the mailing of the notice referred to below, but in any event within 30 days following any Change of Control, Tokheim covenants to:

  . repay in full all Indebtedness and terminate all commitments under the credit agreement and all other Senior Debt whose terms require repayment upon a Change of Control, or

  . offer to repay in full and terminate all commitments under all Indebtedness under the credit agreement and all other such Senior Debt and to repay the Indebtedness owed to each lender which has accepted such offer, or

  . obtain the requisite consents under the credit agreement and all other Senior Debt to permit the repurchase of the notes as provided below.

  Within 30 days following the date upon which the Change of Control occurred, Tokheim must send, by first class mail, a notice to each holder, with a copy to the trustee. The notice shall govern the terms of the Change of Control offer. The notice shall state, among other things, the Change of Control payment date, which must be no earlier than 30 days nor later than 60 days from the date such notice is mailed, other than as may be required by law. For so long as the notes are listed on the Luxembourg Stock Exchange and the rules of such exchange so require, Tokheim will

  . cause a copy of such notice to be published in a daily newspaper with general circulation in Luxembourg, which is expected to be the Luxemburger Wort, and

  .  advise the Luxembourg Stock Exchange of the Change of Control offer.

  Holders electing to have a note purchased pursuant to a Change of Control offer will be required to surrender the note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the note completed, to the paying agent, including, if applicable, the paying and transfer agent in Luxembourg, at the address specified in the notice prior to the close of business on the third business day prior to the Change of Control payment date.

  If a Change of Control offer is made, there can be no assurance that Tokheim will have available funds sufficient to pay the Change of Control purchase price for all the notes that might be delivered by holders seeking to accept the Change of Control offer. In the event Tokheim is required to purchase outstanding notes pursuant to a Change of Control offer, Tokheim expects that it would seek third party financing to the extent it does not have available funds to meet its purchase obligations. However, there can be no assurance that Tokheim would be able to obtain such financing. In addition, the credit agreement will restrict the ability of Tokheim to make a Change of Control offer. A Change of Control may result in an Event of Default under the credit agreement.

  Neither the board of directors of Tokheim nor the trustee may waive the covenant relating to a holder's right to redemption upon a Change of Control. Restrictions in the indentures described in this prospectus on the ability of Tokheim and its Subsidiaries to

  .  incur additional Indebtedness,

  .  grant liens on its property,

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  .  make Restricted Payments

  .  make Asset Sales

may also make more difficult or discourage a takeover of Tokheim, whether favored or opposed by the management of Tokheim. Consummation of any such transaction may require redemption or repurchase of the notes, and there can be no assurance that Tokheim or the acquiring party will have sufficient financial resources to effect such redemption or repurchase. Such restrictions and the restrictions on transactions with Affiliates may make more difficult or discourage any leveraged buyout of Tokheim or any of its Subsidiaries by the management of Tokheim. While such restrictions cover a wide variety of arrangements which have traditionally been used to effect highly leveraged transactions, the indentures may not afford the holders of notes protection in all circumstances from the adverse aspects of a highly leveraged transaction, reorganization, restructuring, merger or similar transaction.

  Tokheim will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations under the Exchange Act to the extent such laws and regulations are applicable in connection with the repurchase of notes pursuant to a Change of Control offer. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of the indentures, Tokheim shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the "Change of Control" provisions of the indentures by virtue of its compliance.

Certain covenants

  The indentures contain, among others, the following covenants:

  Limitation on incurrence of additional indebtedness. Tokheim will not, and will not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume, guarantee, acquire, become liable, contingently or otherwise, with respect to, or otherwise become responsible for payment of (collectively, "incur") any Indebtedness, other than Permitted Indebtedness; provided, however, that if no default or Event of Default shall have occurred and be continuing at the time of or as a consequence of the incurrence of any such Indebtedness, Tokheim may incur Indebtedness including, without limitation, Acquired Indebtedness, and Subsidiaries of Tokheim may incur Acquired Indebtedness, in each case if on the date of the incurrence of such Indebtedness, after giving effect to the incurrence thereof, the Consolidated Fixed Charge Coverage Ratio of Tokheim is greater than 2.00 to 1.00 if incurred on or prior to the second anniversary of the issue date of the outstanding notes or greater than 2.25 to 1.00 if incurred thereafter.

  Limitation on restricted payments. Tokheim will not, and will not cause or permit any of its Subsidiaries to, directly or indirectly:

  (A) declare or pay any dividend or make any distribution, other than dividends or distributions payable in Qualified Capital Stock of Tokheim, on or in respect of shares of Tokheim's Capital Stock,

  (B) purchase, redeem or otherwise acquire or retire for value any Capital Stock of Tokheim or any warrants, rights or options to purchase or acquire shares of any class of such Capital Stock,

  (C) make any Investment, other than Permitted Investments, or

  (D) repurchase or redeem the junior subordinated notes, the warrants, any Warrant Repurchase Indebtedness or Refinancing Indebtedness the proceeds of which are used to repurchase or redeem the junior subordinated notes, the warrants or any Warrant Repurchase
      Indebtedness, or make any cash payments of interest thereon during:

    .  a Blockage Period in effect with respect to any such junior
       Indebtedness or

    . the time when Tokheim could, by the terms of such Indebtedness, otherwise defer such interest or pay such interest in-kind

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(each of the foregoing actions set forth in clauses (A), (B), (C) and (D) being referred to as a "Restricted Payment"), if at the time of such Restricted Payment or immediately after giving effect thereto:

  . a default or an Event of Default shall have occurred and be continuing, or

  . Tokheim is not able to incur at least $1.00 of additional Indebtedness, other than Permitted Indebtedness, in compliance with the "--Limitation on incurrence of additional indebtedness" covenant, or

  . the aggregate amount of Restricted Payments, including the proposed Restricted Payment, made subsequent to the issue date of the outstanding notes shall exceed the sum of:

    (w) 50% of the cumulative Consolidated Net Earnings, or if cumulative Consolidated Net Earnings shall be a loss, minus 100% of such loss, of Tokheim earned subsequent to the issue date of the outstanding notes and on or prior to the date the Restricted Payment occurs, treating such period as a single accounting period; plus

    (x) 100% of the aggregate net cash proceeds received by Tokheim from any Person, other than a Subsidiary of Tokheim, from the issuance and sale subsequent to the issue date of the outstanding notes and on or prior to the date the Restricted Payment occurs of Qualified Capital Stock of Tokheim; plus

    (y) 100% of the net cash proceeds from the sale of Investments by Tokheim, other than Permitted Investments, provided that such Investment was made after the issue date of the outstanding notes; plus

    (z) without duplication of any amounts included in clause (x) above, 100% of the aggregate net cash proceeds of any equity contribution received by Tokheim after the issue date of the outstanding notes from a holder of Tokheim's Capital Stock

    In the case of clauses (x) and (z), any net cash proceeds from a public equity offering will be excluded to the extent used to redeem the notes, and any net cash proceeds from a sale as described in clause
    (2)(a) of the next succeeding paragraph will also be excluded. In determining the amount of Restricted Payments pursuant to this third bullet point, amounts not in cash will be the fair market value of such property as determined reasonably and in good faith by the board of directors of Tokheim.

  Notwithstanding the foregoing, the provisions set forth in the immediately preceding paragraph do not prohibit:

  (1) the payment of any dividend within 60 days after the date of declaration of the dividend if the dividend would have been permitted on the date of declaration; or

  (2) the acquisition of any shares of Capital Stock of Tokheim or of any of the Indebtedness described in clause (D) of the immediately preceding paragraph, either

    (a) solely in exchange for shares of Qualified Capital Stock of Tokheim or

    (b) through the application of the net cash proceeds of a substantially concurrent sale for cash, other than to a Subsidiary of Tokheim, of shares of Qualified Capital Stock of Tokheim (excluding, in the case of this clause 2(b), any net cash proceeds from a public equity offering to the extent used to redeem the notes); or


  (3) dividends on, and redemptions of, the shares of Tokheim's preferred stock held by the trust of Tokheim's retirement savings plan in accordance with the terms on the plan on the date of the indentures;

  (4) payments to redeem or repurchase stock or similar rights from management of Tokheim in connection with the repurchase provisions under employee stock option or stock purchase agreements or other agreements to compensate management employees upon the termination of employment, death or disability of any such person; provided that such redemptions or repurchases shall not exceed $1.0 million; or

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  (5) the purchase, redemption or acquisition of the warrants with proceeds from the issuance of Warrant Repurchase Indebtedness; or

  (6) the purchase, redemption, acquisition, or refinancing of the junior subordinated notes with Refinancing Indebtedness.

In determining the aggregate amount of Restricted Payments made subsequent to the issue date of the outstanding notes in accordance with the third bullet point of the immediately preceding paragraph, amounts expended pursuant to clauses (1), (4) and (5) shall be included in such calculation.

  Not later than the date of making any Restricted Payment, Tokheim shall deliver to the trustee an officers' certificate stating that such Restricted Payment complies with the indentures and setting forth in reasonable detail the basis upon which the required calculations were computed, which calculations may be based upon Tokheim's latest available internal quarterly financial statements.

  Limitation on Asset Sales. Tokheim will not, and will not permit any of its Subsidiaries to, consummate an Asset Sale unless:

  (1) Tokheim or the applicable Subsidiary, as the case may be, receives consideration at the time of the Asset Sale at least equal to the fair market value of the assets sold or otherwise disposed of, as determined in good faith by Tokheim's board of directors,

  (2) with respect to Asset Sales by Tokheim or any Wholly Owned Subsidiary of Tokheim, at least 80% of the consideration received by Tokheim or such Subsidiary, as the case may be, from such Asset Sale shall be in the form of cash or Cash Equivalents and is received at the time of such disposition and

  (3) upon the consummation of an Asset Sale, Tokheim shall apply, or cause such Subsidiary to apply, the Net Cash Proceeds relating to such Asset Sale within 365 days of receipt thereof:

    (A) to prepay any Senior Debt or Indebtedness of any Subsidiary of Tokheim,

    (B) to make an investment in properties and assets that replace the properties and assets that were the subject of such Asset Sale or in properties or assets that will be used in the business of Tokheim and its Subsidiaries as existing on the issue date of the outstanding notes or in businesses reasonably related thereto or

    (C) a combination of prepayment and investment permitted by the foregoing clauses (3)(A) and (3)(B).

On the 366th day after an Asset Sale or such earlier date, if any, as the board of directors of Tokheim or of such Subsidiary determines not to apply the Net Cash Proceeds relating to such Asset Sale as set forth in clauses (3)(A),
(3)(B) and (3)(C) of the next preceding sentence (each, a "Net Proceeds Offer Trigger Date"), such aggregate amount of Net Cash Proceeds which have not been applied on or before such Net Proceeds Trigger Date as permitted in clauses
(3)(A), (3)(B) and (3)(C) of the next preceding sentence (each a "Net Proceeds Offer Amount") shall be applied by Tokheim or such Subsidiary to make an offer to purchase (the "Net Proceeds Offer") on a date (the "Net Proceeds Offer Payment Date") not less than 30 nor more than 45 days following the applicable Net Proceeds Offer Trigger Date, from all holders on a pro rata basis, that amount of notes equal to the Net Proceeds Offer Amount at a price equal to 100% of the principal amount of the notes to be purchased, plus accrued and unpaid interest on the notes, if any, to the date of purchase. Tokheim may defer the Net Proceeds Offer until there is an aggregate unutilized Net Proceeds Offer Amount equal to or in excess of $5.0 million resulting from one or more Asset Sales, at which time the entire unutilized Net Proceeds Offer Amount, and not just the amount in excess of $5.0 million, shall be applied as required pursuant to this paragraph.

  Notwithstanding the immediately preceding paragraph, Tokheim and its Subsidiaries will be permitted to consummate an Asset Sale without complying with such paragraph to the extent:

  (1) at least 80% of the consideration for such Asset Sale constitutes replacement assets of the type referred to in clause 3(B) above and the remainder in cash or Cash Equivalents and

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  (2) such Asset Sale is for fair market value;

provided that any consideration not constituting Replacement Assets received by Tokheim or any of its Subsidiaries in connection with any Asset Sale permitted to be consummated under this paragraph shall constitute Net Cash Proceeds subject to the provisions of the immediately preceding paragraph.

  Each Net Proceeds Offer will be mailed to the record holders as shown on the register of holders within 25 days following the Net Proceeds Offer Trigger Date, with a copy to the trustee, and shall comply with the procedures set forth in the indentures. For so long as the notes are listed on the Luxembourg Stock Exchange and the rules of such exchange so require, Tokheim will cause a copy of such notice to be published in a daily newspaper with general circulation in Luxembourg, which is expected to be the Luxemburger Wort, and the Luxembourg Stock Exchange will be advised of the Net Proceeds Offer. Upon receiving notice of the Net Proceeds Offer, holders may elect to tender their notes in whole or in part in integral multiples of $1,000 or (Euro)1,000, as the case may be, in exchange for cash. To the extent holders properly tender notes in an amount exceeding the Net Proceeds Offer Amount, notes of tendering holders will be purchased on a pro rata basis, based on amounts tendered. A Net Proceeds Offer shall remain open for a period of 20 business days or such longer period as may be required by law.

  Tokheim will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations under the Exchange Act to the extent those laws and regulations are applicable in connection with the repurchase of notes pursuant to a Net Proceeds Offer. To the extent that the provisions of any securities laws or regulations conflict with the "Asset Sale" provisions of the indentures, Tokheim shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the "Asset Sale" provisions of the indentures by virtue thereof.

  Limitation on dividends and other payment restrictions affecting subsidiaries.

  Tokheim will not, and will not cause or permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or permit to exist or become effective any encumbrance or restriction on the ability of any Subsidiary of Tokheim to:

  (a) pay dividends or make any other distributions on or in respect of its Capital Stock;

  (b) make loans or advances or pay or guarantee any Indebtedness or other obligation owed to Tokheim or any other Subsidiary of Tokheim; or

  (c) transfer any of its property or assets to Tokheim or any other Subsidiary of Tokheim,

except for such encumbrances or restrictions existing under or by reason of:

  (1) applicable law;

  (2) the indentures;

  (3) customary non-assignment provisions of any contract or any lease governing a leasehold interest of any Subsidiary of Tokheim;

  (4) any instrument governing Acquired Indebtedness, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person or the properties or assets of the Person so acquired;

  (5) agreements existing on the issue date of the outstanding notes to the extent and in the manner the agreements are in effect on the issue date of the outstanding notes;

  (6) the credit agreement or the ESOP credit agreements; or

  (7) an agreement governing Indebtedness incurred to Refinance the Indebtedness issued, assumed or incurred pursuant to an agreement referred to in clause (2), (4), (5) or (6) above; provided, however that the provisions relating to such encumbrance or restriction contained in any such Refinancing Indebtedness are no less favorable to Tokheim in any material respect as determined by the board of directors of Tokheim in their reasonable and good faith judgment than the provisions relating to such encumbrance or restriction contained in agreements referred to in such clause (2), (4), (5) or (6).

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  Limitation on preferred stock of subsidiaries. Tokheim will not permit any of its Subsidiaries to issue any preferred stock, other than to Tokheim or to a Wholly Owned Subsidiary of Tokheim, or permit any Person, other than Tokheim or a Wholly Owned Subsidiary of Tokheim, to own any preferred stock of any Subsidiary of Tokheim.

  Limitation on Liens. Tokheim will not, and will not cause or permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or permit or suffer to exist any Liens of any kind against or upon any property or assets of Tokheim or any of its Subsidiaries whether owned on the issue date of the outstanding notes or acquired after the issue date of the outstanding notes, or any proceeds from such property or assets, or assign or otherwise convey any right to receive income or profits from such property, assets, or proceeds unless:

  . in the case of Liens securing Indebtedness that is expressly subordinate or junior in right of payment to the notes, the notes are secured by a Lien on such property, assets or proceeds that is senior in priority to such Liens and

  .  in all other cases, the notes are equally and ratably secured,

except for:

  (A) Liens existing as of the issue date of the outstanding notes to the extent and in the manner such Liens are in effect on the issue date of the outstanding notes;

  (B) Liens securing Senior Debt and Liens securing Guarantor Senior Debt;

  (C) Liens securing the notes and the Subsidiary Guarantees;

  (D) Liens of Tokheim or a Wholly Owned Subsidiary of Tokheim on assets of any Subsidiary of Tokheim;

  (E) Liens securing Refinancing Indebtedness which is incurred to Refinance any Indebtedness which has been secured by a Lien permitted under the indentures and which has been incurred in accordance with the provisions of the indentures; provided, however that such Liens

    (x) are no less favorable to the holders and are not more favorable to the lienholders with respect to such Liens that the Liens in respect of the Indebtedness being Refinanced and

    (y) do not extend to or cover any property or assets of Tokheim or any of its Subsidiaries not securing the Indebtedness so Refinanced; and

  (F) Permitted Liens.

  Prohibition on incurrence of senior subordinated debt. Tokheim will not incur or suffer to exist Indebtedness that is senior in right of payment to the notes and subordinate in right of payment to any Senior Debt of Tokheim. The Guarantors will not incur or suffer to exist Indebtedness that is senior in right of payment to any Subsidiary Guarantees and subordinate in right of payment to any Guarantor Senior Debt.

  Merger, consolidation or sale of assets of Tokheim. Tokheim will not, in a single transaction or series of related transactions, consolidate or merge with or into any Person, or sell, assign, transfer, lease, convey or otherwise dispose of, or cause or permit any Subsidiary of Tokheim to sell, assign, transfer, lease, convey or otherwise dispose of, all or substantially all of Tokheim's assets, determined on a consolidated basis for Tokheim and its Subsidiaries, whether as an entirety or substantially as an entirety to any person unless:

  (a) either

    (1) Tokheim shall be the surviving or continuing corporation or

    (2) the surviving entity, if other than Tokheim, formed by such consolidation or into which Tokheim is merged or the surviving entity which acquires by sale, assignment, transfer, lease, conveyance or other disposition the properties and assets of Tokheim and of Tokheim's Subsidiaries substantially as an entirety

      (x) shall be a corporation organized and validly existing under the laws of the United States or any State thereof or the District of Columbia and

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      (y) shall expressly assume, by supplemental indenture in form and substance satisfactory to the trustee, executed and delivered to the trustee, the due and punctual payment of the principal of, and premium, if any, and interest on all of the notes and the performance of every covenant contained in the notes, the indentures and the registration rights agreements to be performed or observed on the part of Tokheim;

  (b) immediately after giving effect to such transaction and the assumption contemplated by clause (a)(2)(y) above, including giving effect to any Indebtedness and Acquired Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction, Tokheim or the Surviving Entity, as the case may be, shall have a Consolidated Net Worth equal to or greater than the Consolidated Net Worth of Tokheim immediately prior to such transaction;

  (c) immediately before and immediately after giving effect to such transaction and the assumption contemplated by clause (a)(2)(y) above, including, without limitation, giving effect to any Indebtedness and Acquired Indebtedness incurred or anticipated to be incurred and any Lien granted in connection with or in respect of the transaction, no default or Event of Default shall have occurred or be continuing; and

  (d) Tokheim or the surviving entity, as the case may be, shall have delivered to the trustee an officers' certificate and an opinion of counsel, each stating that such consolidation, merger, sale assignment, transfer, lease, conveyance or other disposition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture complies with the applicable provisions of the indentures and that all conditions precedent in the indentures relating to such transaction have been satisfied.

  The indentures provide that upon any consolidation, combination or merger or any transfer of all or substantially all of the assets of Tokheim in accordance with the foregoing, in which Tokheim is not the continuing corporation, the successor Person formed by such consolidation or into which Tokheim is merged or to which such conveyance, lease or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, Tokheim under the indentures and the notes with the same effect as if such surviving entity had been named as such.

  Each Guarantor, other than any Guarantor whose Subsidiary Guarantee is to be released in accordance with the terms of the Subsidiary Guarantee and the indentures in connection with any transaction complying with the provisions of "--Limitation on asset sales," will not, and Tokheim will not cause or permit any Guarantor to, consolidate with or merge with or into any Person other than Tokheim or any other Guarantor unless:

  (1) the entity formed by or surviving any such consolidation or merger, if other than the Guarantor, or to which such sale, lease, conveyance or other disposition shall have been made is a corporation organized and existing under the laws of the United States or any State thereof or the District of Columbia;

  (2) such entity assumes by supplemental indenture all of the obligations of the Guarantor on the Subsidiary Guarantee;

  (3) immediately before and after giving effect to such transaction, no default or Event of Default shall have occurred and be continuing; and

  (4) immediately after giving effect to such transaction and the use of any net proceeds therefrom on a pro forma basis, Tokheim could satisfy the provisions of clause (b) of the first paragraph of this covenant.

  Any merger or consolidation of a Guarantor with and into Tokheim, with Tokheim being the surviving entity, or another Guarantor of Tokheim need only comply with clause (d) of the first paragraph of this covenant.

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  Limitations on transactions with affiliates. (a) Tokheim will not, and will not permit any of its Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction or series of related transactions, including the purchase, sale, lease or exchange of any property or the rendering of any service, with, or for the benefit of, any of its Affiliates, other than:

  (x) Affiliate transactions permitted under paragraph (b) below and

  (y) Affiliate transactions on terms that are no less favorable to Tokheim or such Subsidiary than those that could reasonably have been obtained in a comparable transaction at such time on an arm's length basis from a Person that is not an Affiliate of Tokheim or such Subsidiary.

  All Affiliate transactions, and each series of related Affiliate transactions which are similar or part of a common plan, involving aggregate payments or other property with a fair market value in excess of $1.0 million shall be approved by the board of directors of Tokheim or the Subsidiary, as the case may be, such approval to be evidenced by a resolution of the board of directors stating that the board of directors has determined that the transaction complies with the foregoing provisions.

  If Tokheim or any Subsidiary of Tokheim enters into an Affiliate transaction, or a series of related Affiliate Transactions related to a common plan, that involves aggregate payments or other property with a fair market value of more than $5.0 million, Tokheim or the Subsidiary, as the case may be, shall, prior to the consummation of the transaction, obtain a favorable opinion as to the fairness of the transaction or series of related transactions to Tokheim or the relevant Subsidiary, as the case may be, from a financial point of view, from an Independent Financial Advisor and file the same with the trustee.

  (b) The restrictions set forth in clause (a) shall not apply to:

  . reasonable fees and compensation paid to, and indemnity provided on behalf of, officers, directors or employees of Tokheim or any Subsidiary of the Tokheim as determined in good faith by Tokheim's board of directors;

  . transactions exclusively between or among Tokheim and any of its Wholly Owned Subsidiaries; provided the transactions are not otherwise prohibited by the indentures;

  . transactions permitted by, and complying with, the provisions of the covenant described under "Merger, consolidation and sale of assets of Tokheim" above;

  . transactions with distributors or other purchases or sales of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of the indentures which are fair to Tokheim, in the reasonable determination of the board of directors of Tokheim or the senior management of Tokheim, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party;

  . any management agreement as in effect as of the issue date of the outstanding notes or any amendment to the management agreement or any replacement agreement for the management agreement so long as any amendment or replacement agreement is not more disadvantageous to the holders in any material respect than the original agreement as in effect on the issue date of the outstanding notes and any similar agreements entered into after the issue date of the outstanding notes; and

  . intercompany loans or capital contributions from Tokheim or any Subsidiary to any of Tokheim's Subsidiaries; provided the loans are otherwise in compliance with the terms of the indentures.

  Reports to holders. The indentures provide that Tokheim will deliver to the trustee within 15 days after the filing of the same with the SEC, copies of the quarterly and annual reports and of the information, documents and other reports, if any, which Tokheim is required to file with the SEC pursuant to Sections 13 or 15(d) of the Exchange Act. The indentures further provide that, notwithstanding that Tokheim may not be

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subject to the reporting requirements of Sections 13 or 15(d) of the Exchange
Act, Tokheim will file with the SEC, to the extent permitted, and provide the trustee and holders with, such annual reports and such information, documents and other reports specified in Sections 13 and 15(d) of the Exchange Act. Tokheim will also comply with the other provisions of (S) 314(a) of the Trust Indenture Act. For so long as the notes are listed on the Luxembourg Stock Exchange and the rules of that exchange so require, copies of all reports and information described above will be available during normal business hours at the office of the transfer agent in Luxembourg.

  Additional subsidiary guarantees. The indentures provide that Tokheim will cause any current and future Subsidiary of Tokheim that Guarantees any Senior Debt of Tokheim or Indebtedness of Tokheim that is subordinated to the notes to simultaneously execute and deliver supplemental indentures pursuant to which it will become a Guarantor under the indentures.

  Limitation on amendments to the junior subordinated notes and Warrant Repurchase Indebtedness. The indentures provide that Tokheim shall not amend the indentures or other agreements governing the terms of the junior subordinated notes or Warrant Repurchase Indebtedness, or any Refinancing Indebtedness thereof, in any way adverse to the holders of the notes.

Events of Default

  The following events are defined in the indentures as "Events of Default":

    (a) the failure to pay interest on, or liquidated damages owing pursuant to the registration rights agreements, if any, with respect to, any notes when the same become due and payable and the default continues for a period of 30 days, whether or not such payment shall be prohibited by the subordination provisions of the indentures;

    (b) the failure to pay the principal on the notes when such principal becomes due and payable, at maturity, upon redemption or otherwise, including the failure to make a payment to purchase notes tendered pursuant to a Change of Control Offer or a Net Proceeds Offer, whether or not such payment shall be prohibited by the subordination provisions of the indentures;

    (c) a default in the observance or performance of any other covenant or agreement contained in the indentures which default continues for a period of 30 days after Tokheim receives written notice specifying the default and demanding that the default be remedied from the trustee or the holders of at least 25% of the outstanding principal amount of the dollar notes or the holders of at least 25% of the outstanding principal amount of the euro notes, as the case may be, except in the case of a default with respect to the "Merger, consolidation and sale of assets of Tokheim" covenant, which will constitute an Event of Default with such notice requirement but without such passage of time requirement;

    (d) there shall be a default under any Indebtedness of Tokheim or any Subsidiary, whether the Indebtedness now exists or shall hereinafter be created, if both:

    (1) the default either:

      (A) results from the failure to pay any such Indebtedness at its stated final maturity; or

      (B) relates to an obligation other than the obligation to pay such Indebtedness at its stated final maturity and results in the holder or holders of such Indebtedness causing the Indebtedness to become due prior to its stated final maturity and

    (2) the amount of the Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at stated final maturity or the maturity of which has been so accelerated, aggregates $10.0 million or more at any one time outstanding;

    (e) one or more judgments in an aggregate amount in excess of $5.0 million which are not covered by third party insurance as to which the insurer has not disclaimed coverage shall have been rendered against Tokheim or any of its Subsidiaries, and the judgments remain undischarged, unpaid or unstayed for a period of 60 days after the judgment or judgments become final and non-appealable;

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    (f) except as permitted by the indentures, any Subsidiary Guarantee shall be held in a judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under its Guarantee; or

    (g) events of bankruptcy affecting Tokheim or any of its Significant Subsidiaries.

  If an Event of Default, other than an Event of Default specified in clause
(g) above with respect to Tokheim, shall occur and be continuing, the trustee or the holders of at least 25% in principal amount of the then-outstanding dollar notes or the holders of at least 25% in principal amount of the then-outstanding euro notes, as the case may be, may declare the principal of and accrued interest on all the dollar notes or the euro notes, as the case may be, to be due and payable by notice in writing to Tokheim and the trustee specifying the respective Event of Default and that it is a "notice of acceleration," and the same:

  . shall become immediately due and payable or . if there are any amounts outstanding under the credit agreement or the
    ESOP credit agreements, shall become immediately due and payable upon the first to occur of an acceleration under the credit agreement or the ESOP credit agreements or 5 business days after receipt by Tokheim and the Representative under the credit agreement or the ESOP credit agreements of such acceleration notice.

If an Event of Default specified in clause (g) above with respect to Tokheim occurs and is continuing, then all unpaid principal of, premium, if any, and accrued and unpaid interest on all of the outstanding notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder.

  The indentures provide that, at any time after a declaration of acceleration with respect to the notes as described in the preceding paragraph, the holders of a majority in principal amount of the then-outstanding dollar notes or euro notes, as the case may be, may rescind and cancel such declaration and its consequences if:

  (1) the rescission would not conflict with any judgment or decree,

  (2) all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration,

  (3) to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid,

  (4) Tokheim has paid the trustee its reasonable compensation and reimbursed the trustee for its expenses, disbursements and advances and

  (5) in the event of the cure or waiver of an Event of Default of the type described in clause (g) of the description of Events of Default above, the trustee shall have received an officers' certificate and an opinion of counsel that such Event of Default has been cured or waived. No such rescission shall affect any subsequent default or impair any right consequent thereto.

  The holders of a majority in aggregate principal amount of the applicable notes then outstanding may waive any existing default or Event of Default under the applicable indenture, and its consequences, except a default in the payment of the principal of or interest on any applicable notes.

  Holders of the notes may not enforce the applicable indenture or the notes except as provided in the applicable indenture and under the Trust Indenture Act. Subject to the provisions of the applicable indenture relating to the duties of the trustee, the trustee is under no obligation to exercise any of its rights or powers under the applicable indenture at the request, order or direction of any of the applicable holders, unless such holders have offered to the trustee reasonable indemnity. Subject to all provisions of the applicable indenture and applicable law, the holders of a majority in aggregate principal amount of the then outstanding applicable notes have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee.

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  Under the indentures, Tokheim will be required to provide an officers'
certificate to the trustee promptly upon any officer obtaining knowledge of any default or Event of Default that has occurred and, if applicable, describe such default or Event of Default and the status thereof; provided that such officers shall provide such certification at least annually whether or not they know of any default or Event of Default.

Legal defeasance and covenant defeasance

  Under each indenture Tokheim may, at its option and at any time, legally defease its obligations, and the obligations of the Guarantors, with respect to any outstanding notes under such indenture and the related Subsidiary Guarantees. Such legal defeasance means that Tokheim and each Guarantor shall be deemed to have paid and discharged the entire indebtedness represented by the then-outstanding applicable notes and any Subsidiary Guarantees, except for:

  (1) the rights of holders of then-outstanding applicable notes to receive payments in respect of the principal of, premium, if any, and interest on such notes when such payments are due,

  (2) Tokheim's obligations with respect to such notes and the maintenance of an office or agency for payments,

  (3) the rights, powers, trust, duties, and immunities of the trustee and Tokheim's obligations in connection therewith and

  (4) the "Legal Defeasance" provisions of the applicable indenture.

In addition, Tokheim may, at its option and at any time, defease specific covenants of Tokheim and each Guarantor that are described in the indentures and thereafter any omission to comply with such obligations shall not constitute a default or Event of Default with respect to such notes. In the event covenant defeasance occurs, specified events, not including non-payment, bankruptcy, receivership, reorganization and insolvency events, described under "Events of Default" will no longer constitute an Event of Default with respect to such notes.

  In order to exercise either legal defeasance or covenant defeasance under the applicable indenture:

  (1) Tokheim must irrevocably deposit with the trustee, in trust, for the benefit of the applicable holders, cash in U.S. dollars, non-callable U.S. government obligations, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the applicable notes on the stated date for payment of such amounts or on the applicable redemption date, as the case may be;

  (2) in the case of legal defeasance, Tokheim shall have delivered to the trustee an opinion of counsel in the United States reasonably acceptable to the trustee confirming that

    (A) Tokheim has received from, or there has been published by, the Internal Revenue Service a ruling or

    (B) since the date of the applicable indenture, there has been a change in the applicable federal income tax law,

    in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the holders will not recognize income, gain or loss for federal income tax purposes as a result of such legal defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such legal defeasance had not occurred;

  (3) in the case of covenant defeasance, Tokheim shall have delivered to the trustee an opinion of counsel in the United States reasonably acceptable to the trustee confirming that the applicable holders will not recognize income, gain or loss for federal income tax purposes as a result of such covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred;

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  (4) no Default or Event of Default shall have occurred and be continuing on the date of such deposit or, insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit;

  (5) such legal defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under the applicable indenture or any other material agreement or instrument to which Tokheim or any of its Subsidiaries is a party or by which Tokheim or any of its Subsidiaries is bound;

  (6) Tokheim shall have delivered to the trustee an officers' certificate stating that the deposit was not made by Tokheim with the intent of preferring the holders over any other creditors of Tokheim or others; and

  (7) Tokheim shall have delivered to the trustee an officers' certificate and an opinion of counsel, each stating that all conditions precedent provided for or relating to the legal defeasance or the covenant defeasance have been complied with, except that the opinion of counsel shall speak only to clauses (2), (3) and (5) above.

  Tokheim in its sole discretion can defease the dollar notes and/or the euro notes.

Satisfaction and discharge

  Each indenture will be discharged and will cease to be of further effect, except as to surviving rights of registration of transfer or exchange of the notes issued under such indentures, as expressly provided for in the indentures, and Tokheim and the Guarantors will be discharged from their obligations under the notes and the Subsidiary Guarantees when:

  (1) either

    (a) all the applicable notes theretofore authenticated and delivered have been delivered to the trustee for cancellation, except for mutilated, lost, stolen or destroyed notes which have been replaced or paid and notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by Tokheim and thereafter repaid to Tokheim or discharged from such trust, or

    (b) all applicable notes not theretofore delivered to the trustee for cancellation have become due and payable, and Tokheim has irrevocably deposited or caused to be deposited with the trustee funds in an amount sufficient to pay and discharge the entire Indebtedness on such notes not theretofore delivered to the trustee for cancellation, for principal of, premium, if any, and interest on the applicable notes to date of such deposit, in the case of notes that have become due and payable, or to the stated maturity or redemption date, as the case may be;

  (2) Tokheim has paid or caused to be paid all other sums payable under the applicable indenture by Tokheim; and

  (3) Tokheim has delivered to the trustee an officers' certificate and an opinion of counsel, each stating that all conditions precedent under the applicable indenture relating to the satisfaction and discharge of the applicable indenture have been complied with.

Modification of the indentures

  From time to time, Tokheim, the Guarantors and the trustee, without the consent of the applicable holders, may amend either indenture for specified purposes, including, without limitation, curing ambiguities, defects or inconsistencies, so long as such change does not, in the opinion of the trustee, diminishes the rights of any of the applicable holders in any material respect. In formulating its opinion on such matters, the trustee will be entitled to rely on such evidence as it deems appropriate, including, without limitation, solely on an opinion of

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

counsel. Other modifications and amendments of the indentures may be made with the consent of the applicable holders of a majority in principal amount of the then-outstanding applicable notes, except that,

  (A) without the consent of each holder affected thereby, no amendment may:

    (1) reduce the amount of applicable notes whose applicable holders must consent to an amendment;

    (2) reduce the rate of or change or have the effect of changing the time for payment of interest, including defaulted interest, on any applicable notes;

    (3) reduce the principal of or change or have the effect of changing the fixed maturity of any applicable notes, or change the date on which any applicable notes may be subject to redemption or repurchase, or reduce the redemption or repurchase price for any applicable notes;

    (4) make any applicable notes payable in money other than that stated in the applicable notes;

    (5) make any change in provisions of the applicable indenture protecting the right of each applicable holder to receive payment of principal of, premium, if any, and interest on such holder's notes on or after the due date of such payment or to bring suit to enforce such payment;

    (6) modify or change any provision of the applicable indenture or the related definitions affecting the subordination or ranking of the applicable notes in a manner which adversely affects the applicable holders; provided, however, that it is understood that any amendment, the purpose of which is to permit the incurrence of additional Indebtedness under the applicable indenture shall not be construed as adversely affecting the ranking of the applicable notes, or

    (7) make any change to the Subsidiary Guarantees in any manner that diminishes the rights of the applicable holders, and

  (B) without the consent of holders of not less than 66 2/3% in aggregate principal amount of dollar notes then outstanding, in the case of the dollar notes indenture, or holders of not less than 66 2/3% in aggregate principal amount of euro notes then outstanding, in the case of the euro notes indenture, no such amendment, supplement or waiver may amend, change or modify in any material respect the obligation of Tokheim to make and consummate a Change of Control Offer in the event of a Change of Control or make and consummate a Net Proceeds Offer with respect to any Asset Sale or modify any of the provisions or definitions with respect to such obligations.

Governing law

  Each indenture provides that it and the applicable notes will be governed by, and construed in accordance with, the laws of the State of New York but without giving effect to applicable principles of conflicts of law to the extent that the application of the law of another jurisdiction would be required thereby. Under the Judiciary Law of the State of New York, a judgment or decree in an action based upon an obligation denominated in a currency other than U.S. dollars will be rendered in the foreign currency of the underlying obligation and converted into U.S. dollars at a rate of exchange prevailing on the date of entry of the judgment or decree.

The trustee

  Each indenture provides that, except during the continuance of an Event of Default, the trustee will perform only such duties as are specifically set forth in the applicable indenture. During the existence of an Event of Default, the trustee will exercise such rights and powers vested in it by the applicable indenture, and use the same degree of care and skill in its exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person's own affairs.

  Each indenture and the provisions of the Trust Indenture Act contain limitations on the rights of the trustee, should it become a creditor of Tokheim, to obtain payments of claims or to realize on property received in respect of any such claim as security or otherwise. Subject to the Trust Indenture Act, the trustee will be permitted to engage in other transactions; provided that if the trustee acquires any conflicting interest as described in the Trust Indenture Act, it must eliminate such conflict or resign.

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Additional information

  Anyone who receives this prospectus may obtain a copy of the indentures and registration rights agreements without charge by writing to Tokheim Corporation, 10501 Corporate Drive, Fort Wayne, Indiana, 46845 Attention:
Executive Vice President, Finance and Administration and Chief Financial Officer. In addition, Tokheim filed the registration rights agreements as exhibits to its Form 10-K filed with the SEC on March 1, 1999. Tokheim filed the indentures in substantially final form as exhibits to its Form 10-K filed with the SEC on March 1, 1999, and the indentures in final form as exhibits to the first amendment to the registration statement of which this prospectus forms a part. See the section in this prospectus entitled "Where You Can Find More Information" for information regarding how to obtain documents from the SEC.

Form of notes, clearance and settlement

  The outstanding dollar notes are, and the dollar notes will be, represented by one or more notes in registered, global form. The dollar global notes will be deposited on the date of the closing date for exchange of the outstanding dollar notes and the issuance of the dollar notes with the trustee as custodian for DTC and registered in the name of Cede & Co. as nominee of DTC, in each case for credit to the accounts of DTC participants and indirect participants including, without limitation, Morgan Guaranty Trust Company of New York, Brussels office, as operator of Euroclear, and Cedel Bank. The outstanding euro notes are, and the euro notes will be, represented by a note in registered, global form. The euro global note will be deposited on the date of the acceptance for exchange of the outstanding euro notes and the issuance of the euro notes with the paying agent in London as common depositary for Euroclear and Cedel Bank. The euro notes will not be eligible for clearance through DTC, except indirectly through DTC's participation in Euroclear or Cedel.

  Except in the limited circumstances set forth below, notes in certificated form will not be issued.

  Investors who purchased outstanding euro notes pursuant to Rule 144A and investors who purchased outstanding euro notes pursuant to Regulation S who exchange their outstanding euro notes for euro notes in the exchange offer will each hold their interests through the euro global note.

 Depositary procedures

  DTC. DTC has advised Tokheim as follows: DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for persons who have accounts with it and to facilitate the clearance and settlement of securities transactions between DTC participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates. DTC participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include other organizations. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly.

  Euroclear and Cedel Bank. Tokheim understands as follows with respect to Euroclear and Cedel Bank: Euroclear and Cedel Bank each hold securities for their account holders and facilitate the clearance and settlement of securities transactions by electronic book-entry transfer between their respective account holders, thereby eliminating the need for physical movements of certificates and any risk from lack of simultaneous transfers of securities. Euroclear and Cedel Bank each provide various services, including safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Each of Euroclear and Cedel Bank can settle securities transactions in any of more than 30 currencies, including euros. Euroclear and Cedel Bank each also deal with domestic securities markets in several countries through established depository and custodial relationships. The respective systems of Euroclear and Cedel Bank have established an electronic bridge between their two systems across which their

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respective account holders may settle trades with each other. Account holders in both Euroclear and Cedel Bank are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to both Euroclear and Cedel Bank is available to other institutions that clear through or maintain a custodial relationship with an account holder of either system. An account holder's overall contractual relations with either Euroclear or Cedel Bank are governed by the respective rules and operating procedures of Euroclear or Cedel Bank and any applicable laws. Both Euroclear and Cedel Bank act under such rules and operating procedures only on behalf of their respective account holders, and have no record of or relationship with any persons who are not direct account holders.

  Dollar notes. With respect to the dollar global notes, DTC has advised Tokheim that pursuant to procedures established by it,

  (1) upon initial deposit of a dollar global note, DTC will credit the accounts of DTC participants, designated by the dollar exchange agent, with portions of the principal amount of such dollar global note deposited,

  (2) for DTC participants, initial ownership of interests in such dollar global notes will be shown on, and the transfer of ownership thereof will be effected through, records maintained by DTC and

  (3) for non-DTC participant owners, ownership interests in such dollar global notes will only be shown on, and the transfer of ownership thereof will only be effected through, the records of the DTC participants, including Euroclear and Cedel Bank, or others through which they hold their account.

All interests in a dollar global note deposited with DTC, including those held through Euroclear or Cedel Bank, are subject to the procedures and requirements of DTC. Those interests held through Euroclear or Cedel Bank are also subject to the procedures and requirements of such system.

  Euro notes. With respect to the euro global note, investors who hold accounts with the Euroclear operator or Cedel Bank may acquire, hold and transfer security entitlements with respect to the euro global note against the Euroclear operator or Cedel Bank and their respective property by book-entry to accounts with the Euroclear operator or Cedel Bank, each of which has an account with the common depositary, and subject at all times to the procedures and requirements of Euroclear or Cedel Bank, as the case may be. "Security entitlement" means the rights and property interests of an accountholder against its securities intermediary under applicable law in or with respect to a security, including any ownership, co-ownership, contractual or other rights. Investors who do not have accounts with the Euroclear operator or Cedel Bank may acquire, hold and transfer security entitlements with respect to the euro global note against the securities intermediary and its property with which such investors hold accounts by book-entry to accounts with such securities intermediary, which in turn may hold a security entitlement with respect to the euro global note through the Euroclear operator or Cedel Bank. Investors electing to acquire security entitlements with respect to the euro global note through an account with the Euroclear operator or Cedel Bank or some other securities intermediary must follow the settlement procedures of their securities intermediary with respect to the settlement of new issues of securities. Security entitlements with respect to the euro global note to be acquired through an account with the Euroclear operator or Cedel Bank will be credited to such account as of the settlement date against payment in euro for value as of the settlement date. Investors electing to acquire, hold or transfer security entitlements with respect to a euro global note through an account with the Euroclear operator, Cedel Bank or some other securities intermediary other than in connection with the initial distribution of the euro notes must follow the settlement procedures of their securities intermediary with respect to the settlement of secondary market transactions in securities.

  Except as described below, owners of interests in the dollar global notes and the euro global note will not have notes registered in their names, will not receive physical delivery of notes in certificated form and will not be considered the registered owners or holders of notes for any purpose. So long as DTC or its nominee, or the common depositary, as the case may be, is the registered owner or holder of a global note, such party will be considered the sole owner or holder of the notes represented by such global note for all purposes under the indentures and the notes. Accordingly, each person owning a beneficial interest in a global note must rely on the procedures of DTC, Euroclear and Cedel Bank, as the case may be, and their participants or account holders to exercise any rights and remedies of a holder of notes under the indentures. Payments of principal and interest on the global notes will be made to DTC or its nominee, or to the common depositary on behalf of Euroclear and Cedel Bank, as the case may be, as the registered owners thereof.

  The laws of some countries and some states in the United States require that persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a global note to such persons may be limited to that extent. Because DTC, Euroclear and Cedel Bank can act only on behalf of their respective participants or account holders, as the case may be, the ability of a person having beneficial interests in a global note to pledge such interests to persons or entities that do not participate in the relevant clearing system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

Payments on the global notes

  Payments in respect of the principal of, premium, if any, and interest on a global note will be made through a paying agent appointed pursuant to the applicable indenture and will be payable to DTC or its nominee, or the common depositary on behalf of Euroclear and Cedel Bank, as the case may be, each in its capacity as the registered holder of such notes under such indentures. Under the terms of the indentures, Tokheim and the trustee will treat the persons in whose names the notes, including the global notes, are registered as the owners of the notes for the purpose of receiving such payments and for any and all other purposes whatsoever. Consequently, none of Tokheim, the trustee, or any agent of Tokheim or the trustee has or will have any responsibility or liability for

(1) any aspect or accuracy of the records of the relevant clearing system, the participants therein or the account holders thereof, as the case may be, relating to payments made on account of beneficial ownership interests in the global notes, or for maintaining, supervising or reviewing any records of such clearing system, participant or account holder relating to beneficial ownership interests in the global notes, or

(2) any other matter relating to the actions and practices of the relevant clearing system or the participants therein or the account holders thereof.

  DTC, Euroclear or Cedel Bank, as the case may be, upon receipt of any such payment, will immediately credit the accounts of their relevant participants or account holders, as the case may be, with payments in amounts proportionate to their respective holdings in principal amount of beneficial interests in the relevant global note, as shown on the records of DTC, Euroclear or Cedel Bank, as the case may be. Tokheim expects that payments by such participants or account holders, as the case may be, to the beneficial owners of global notes will be governed by standing instructions and customary practices and will be the responsibility of such participants or account holders. Neither Tokheim nor the trustee will have responsibility or liability for the payment of amounts owing in respect of beneficial interests in the global notes held by DTC or by the common depositary for Euroclear and Cedel Bank.

Transfers of global securities and interests therein

  Unless definitive securities are issued,

  (1) the dollar global notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee, and

  (2) the euro global note may be transferred, in whole and not in part, only by Euroclear and Cedel Bank to the common depositary, as the case may be, or by the common depositary to Euroclear and Cedel Bank, respectively, or to another nominee or successor of such parties or a nominee of such successor.

  Transfers of beneficial interests in the dollar global notes will be subject to the applicable rules and procedures of DTC and its direct and indirect participants including, if applicable, those of Euroclear and Cedel Bank, which are subject to change from time to time. Transfers of beneficial interests in the euro global note will be subject to the applicable rules and procedures of Euroclear and Cedel Bank, as the case may be, and their respective account holders and intermediaries. Any secondary market trading activity in beneficial interests in the global notes is expected to occur through the participants or account holders and intermediaries, as the case may be, of DTC, Euroclear and Cedel Bank, and the securities custody accounts of investors will be credited with their holdings against payment in same-day funds on the settlement date.

  No service charge will be made for any registration of transfer or exchange of notes, but the trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

  Although DTC, Euroclear and Cedel Bank have agreed to certain procedures to facilitate transfers of interests in the global notes among participants in DTC and account holders in Euroclear and Cedel Bank, they are under no obligation to perform or to continue to perform such procedures. These procedures may be discontinued at any time. None of Tokheim, the trustee, or any agent of Tokheim or the trustee will have any responsibility for the nonperformance or misperformance, as a result of insolvency, mistake, misconduct or otherwise, by DTC, Euroclear or Cedel Bank or their respective participants, indirect participants, account holders or intermediaries of their respective obligations under the rules and procedures governing their operations.

  Tokheim understands that under existing industry practices, if either Tokheim or the trustee requests any action of holders of notes, or if an owner of a beneficial interest in a global note desires to give instructions or take an action that a holder is entitled to give or take under the indentures, DTC, Euroclear or Cedel Bank, as the case may be, would authorize their respective participants or account holders, as the case may be, owning the relevant beneficial interest to give instructions or take the action. The participants or account holders would authorize indirect participants or intermediaries to give instructions or take such action, or would otherwise act upon the instructions of such indirect participants or intermediaries.

  Tokheim understands that under existing practices of DTC, Euroclear and Cedel Bank, if less than all of the respective class of notes are to be redeemed at any time, DTC, Euroclear or Cedel Bank, as the case may be, will credit their participants' or account holders' accounts on a proportionate basis, with adjustments to prevent fractions, or by lot or on such other basis as DTC, Euroclear or Cedel Bank, as the case may be, deems fair and appropriate, provided that no beneficial interests of less than $1,000 or (Euro)1,000, as the case may be, may be redeemed in part.

Certificated notes

  Beneficial interests in a global note are exchangeable for definitive notes in registered certificated form only if:

  (1) in the case of the dollar global notes, DTC

    (x) notifies Tokheim that it is unwilling or unable to continue as depositary for such dollar global notes or

    (y) has ceased to be a "clearing agency" registered under the Exchange
        Act

    and, in each case, Tokheim thereupon fails to appoint a successor depositary within 90 days;

  (2) in the case of the euro global note, Euroclear and Cedel Bank are unwilling or unable to continue as depositary for such euro global note and Tokheim thereupon fails to appoint a successor depositary within 90 days; or

  (3) there shall have occurred and be continuing a default or an Event of Default with respect to the applicable notes.

In all cases, certificated notes delivered in exchange for any global note or beneficial interest in the global note will be registered in the names, and issued in any approved denominations, requested by or on behalf of DTC, Euroclear or Cedel Bank, as the case may be, in accordance with their customary procedures. The notes may not be issued in bearer form.

  In the case of the issuance of certificated notes in the limited circumstances set forth above, the holder of any such certificated note may transfer the note by surrendering it at the offices or agencies of Tokheim maintained for such purpose within the city and state of New York, and at the office of the transfer agent in London. Until otherwise designated by Tokheim, Tokheim's office or agency in the city and state of New York and London, England, respectively, will be the offices of the trustee maintained for that purpose. In the event of a partial transfer of a holding of notes represented by one certificate, or partial redemption of such a holding represented by one certificate, a new certificate shall be issued to the transferee in respect of the part transferred or redeemed and a further new certificate in respect of the balance of the holding not transferred or redeemed shall be issued to the transferor, provided that no certificate in denominations less than $1,000 or
(Euro)1,000 as the case may be, shall be issued. Each new certificate to be issued shall be available for delivery within ten business days at the office of the trustee or the transfer agent in London. The cost of preparing, printing, packaging and delivering the certificated notes shall be borne by Tokheim.

  Tokheim shall not be required to register the transfer or exchange of certificated notes for a period of 15 days preceding:

  .the due date for any payment of principal of or interest on the notes or

  .a selection of notes to be redeemed.

  Also, Tokheim is not required to register the transfer or exchange of any notes selected for redemption. In the event of the transfer of any certificated note, the trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents, and Tokheim may require a holder to pay any taxes and fees required by law and permitted by the indentures and the notes.

  If certificated notes are issued and a holder of a certificated note claims that the note has been lost, destroyed or wrongfully taken or if the note is mutilated and is surrendered to the trustee, Tokheim shall issue and the trustee shall authenticate a replacement note if the trustee's and Tokheim's requirements are met. If required by the trustee or Tokheim, an indemnity bond sufficient in the judgment of both to protect Tokheim, the trustee or any paying agent or authenticating agent appointed pursuant to the indentures from any loss which any of them may suffer if a note is replaced must be posted. Tokheim may charge for its expenses in replacing a note.

  In case any such mutilated, destroyed, lost or stolen note has become or is about to become due and payable, or is about to be redeemed or purchased by Tokheim pursuant to the provisions of the indentures, Tokheim in its discretion may, instead of issuing a new note, pay, redeem or purchase such note, as the case may be.

Registration rights; liquidated damages

  Tokheim, the Subsidiary Guarantors and the initial purchasers in the offering of the outstanding notes, who were:

  .BT Alex. Brown,

  .Credit Lyonnais Securities,

  .First Chicago Capital Markets, Inc.,

  .Gleacher NatWest International,

  .ABN AMRO Incorporated,

  .PaineWebber Incorporated and

  .Schroder & Co. Inc.

entered into a dollar registration rights agreement and a euro registration rights agreement, each dated as of January 29, 1999. Pursuant to the registration rights agreements, Tokheim and the Subsidiary Guarantors agreed to file with the SEC a registration statement with respect to the notes, of which this prospectus forms a part.

The registration rights agreements provide that Tokheim will, at its own cost,

  (1) file an exchange offer registration statement with the SEC within 90 days after January 29, 1999,

  (2) use its best efforts to cause the exchange offer registration statement to be declared effective under the Securities Act within 150 days after January 29, 1999 and

  (3) use its best efforts to consummate the exchange offer within 195 days after January 29, 1999.

  If:

  (a) Tokheim fails to file any of the registration statements required by the registration rights agreements on or before the date specified in the registration rights agreements for such filing,

  (b) any of such registration statements is not declared effective on or prior to the effectiveness target date specified in the registration rights agreements for such effectiveness,

  (c) Tokheim fails to exchange all applicable outstanding notes validly tendered in accordance with the terms of the exchange offer on or before the exchange target date specified in the registration rights agreements for such exchange with respect to the exchange offer registration statement, or

  (d) the exchange offer registration statement is declared effective but thereafter ceases to be effective or usable for its intended purpose during the periods specified in the registration rights agreements

(each such event referred to in clauses (a) through (d) above a "Registration Default"), then Tokheim will pay liquidated damages in the form of additional interest. In the case of a Registration Default, additional interest shall accrue on the applicable outstanding notes over and above the stated interest at a rate of 0.50% per annum for the first 90-day period immediately following the occurrence of the Registration Default, such additional interest rate increasing by an additional 0.50% per annum at the beginning of each subsequent 90-day period; provided, however, that the additional interest rate on the applicable outstanding notes may not exceed in the aggregate 1.0% per annum; provided further, that following the cure of all Registration Defaults, additional interest on the applicable outstanding notes as a result of such Registration Default shall cease to accrue.

  Any amounts of additional interest due in accordance with the immediately preceding paragraph will be payable in cash, on the same original interest payment dates as the applicable outstanding notes. The amount of additional interest will be determined by multiplying

  (x) the applicable additional interest rate by

  (y) the principal amount of the applicable outstanding notes by

  (z) a fraction, the numerator of which is the number of days such additional interest was applicable during such period, determined on the basis of a 360 day year comprised of twelve 30 day months, and the denominator of which is 360.

  Holders of outstanding notes will be required to make representations to Tokheim which are described in the registration rights agreements, in order to participate in the exchange offer.

Certain definitions

  Set forth below is a summary of some of the defined terms used in the indentures. Reference is made to the indentures for the full definition of all such terms, as well as any other terms used herein for which no definition is provided.

  "Acquired Indebtedness" means Indebtedness of a Person or any of its Subsidiaries existing at the time such Person becomes a Subsidiary of Tokheim or at the time it merges or consolidates with Tokheim or any of its Subsidiaries or assumed in connection with the acquisition of assets from such Person and in each case not incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Subsidiary of Tokheim or such acquisition, merger or consolidation.

  "Affiliate" means, with respect to any specified Person, any other Person who directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative of the foregoing.

  "Asset Acquisition" means:

  (a) an Investment by Tokheim or any Subsidiary of Tokheim in any other Person pursuant to which such Person shall become a Subsidiary of Tokheim or any Subsidiary of Tokheim, or shall be merged with or into Tokheim or any Subsidiary of Tokheim, or

  (b) the acquisition by Tokheim or any Subsidiary of Tokheim of the assets of any Person, other than a Subsidiary of Tokheim, which constitute all or substantially all of the assets of such Person or comprise any division or line of business of such Person.

  "Asset Sale" means any direct or indirect sale, issuance, conveyance, transfer, lease, not including operating leases entered into in the ordinary course of business, assignment or other transfer for value by Tokheim or any of its Subsidiaries, including any Sale and Leaseback Transaction, to any Person other than Tokheim or a Wholly Owned Subsidiary of Tokheim of:

  (a) any Capital Stock of any Subsidiary of Tokheim or

  (b) any other property or assets of Tokheim or any Subsidiary of Tokheim other than in the ordinary course of business;

provided, however, that Asset Sales shall not include:

  (1) a transaction or series of related transactions for which Tokheim or its Subsidiaries receive aggregate consideration of less than $500,000;

  (2) sales of accounts receivable that Tokheim has classified as uncollectible;

  (3) sales or other dispositions of Cash Equivalents;

  (4) the sale of the stock of the Subsidiary of Tokheim Sofitam
      Applications, S.A. to which Tokheim Sofitam Applications S.A. has contributed its bulk meter business; and

  (5) the sale, lease, conveyance, disposition or other transfer:

    (w) of all or substantially all of the assets of Tokheim as permitted under "Certain covenants--Merger, Consolidation or sale of Assets by Tokheim,"

    (x) pursuant to any foreclosure of assets or other remedy provided by applicable law to a creditor of Tokheim or any Subsidiary of Tokheim with a Lien on such assets, which Lien is permitted under the indentures; provided that such foreclosure or other remedy is conducted in a commercially reasonable manner or in accordance with any bankruptcy law,

    (y) involving only Cash Equivalents or inventory in the ordinary course of business or obsolete equipment in the ordinary course of business consistent with past practices of Tokheim or

    (z) involving only the lease or sublease of any real or personal property in the ordinary course of business.

  "Capitalized Lease Obligation" means, as to any Person, the obligations of such Person under a lease that are required to be classified and accounted for as capital lease obligations under GAAP and, for purposes of this definition, the amount of such obligations at any date shall be the capitalized amount of such obligations at such date, determined in accordance with GAAP.

  "Capital Stock" means

  (1) with respect to any Person that is a corporation, any and all shares, interests, participations, or other equivalents, however designated and whether or not voting, of corporate stock, including each class of common stock and preferred stock of such Person and

  (2) with respect to any Person that is not a corporation, any and all partnership or other equity interests of such Person.


  "Cash Equivalents" means

  (a) marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof;

  (b) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either S&P or Moody's;

  (c) commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody's;

  (d) certificates of deposit, eurodollar time deposits or bankers' acceptances maturing within one year from the date of acquisition thereof issued by any bank organized under the laws of the United States of America or any state thereof or the District of Columbia or any U.S. branch of a foreign bank having at the date of acquisition thereof combined capital and surplus of not less than $250.0 million;

  (e) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (a) above entered into with any bank meeting the qualifications specified in clause (d) above; and

  (f) investments in money market funds which invest substantially all their assets in securities of the types described in clauses (a) through (e) above.

  "Change of Control" means the occurrence of one or more of the following events:

  (1) the approval by the holders of Capital Stock of Tokheim of any plan or proposal for the liquidation or dissolution of Tokheim, whether or not otherwise in compliance with the provisions of the indentures;

  (2) any Person or group of related Persons for purposes of Section 13(d) of the Exchange Act shall become the owner, directly or indirectly, beneficially or of record, of shares representing either more than 40% of the aggregate ordinary voting power represented by the issued and outstanding Capital Stock of Tokheim or more than 40% of the aggregate issued and outstanding common stock of Tokheim; or

  (3) the replacement of a majority of the board of directors of Tokheim over a two-year period from the directors who constituted the board of directors of Tokheim at the beginning of such period, and such replacement shall not have been approved by a vote of at least a majority of the board of directors of Tokheim then still in office who either were members of such board of directors at the beginning of such period or whose election as a member of such board of directors was previously so approved.

  "Consolidated EBITDA" means, with respect to any Person, for any period, the sum, without duplication, of

  (1) Consolidated Net Earnings and

  (2) to the extent Consolidated Net Earnings has been reduced thereby,

    . all income taxes of such Person and its Subsidiaries paid or accrued in accordance with GAAP for such period, other than income taxes attributable to extraordinary, unusual or nonrecurring gains or losses or taxes attributable to sales or dispositions outside the ordinary course of business or other transactions the effect of which has been excluded from Consolidated Net Earnings,

    .  Consolidated Interest Expense and

    . Consolidated Non-cash Charges less any non-cash items increasing Consolidated Net Earnings for such period,

all as determined on a consolidated basis for such Person and its Subsidiaries in accordance with GAAP.

  "Consolidated Fixed Charge Coverage Ratio" means, with respect to any Person, the ratio of Consolidated EBITDA of such Person during the most recent four full fiscal quarter period for which financial information is available ending on or prior to the date of the transaction giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio to Consolidated Fixed Charges of such Person for the four quarter period. In addition to and without limitation of the foregoing, for purposes of this definition, "Consolidated EBITDA" and "Consolidated Fixed Charges" shall be calculated after giving effect on a pro forma basis for the period of such calculation to

  (a) the incurrence or repayment of any Indebtedness of such Person or any of its Subsidiaries, and the application of the proceeds from such incurrence or repayment, giving rise to the need to make such calculation and any incurrence or repayment of other Indebtedness, and the application of the proceeds thereof, other than the incurrence or repayment of Indebtedness in the ordinary course of business for working capital purposes pursuant to working capital or revolving credit facilities, occurring during the four quarter period or at any time subsequent to the last day of the four quarter period and on or prior to the date of the transaction giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio, as if such incurrence or repayment, as the case may be, and the application of the proceeds of such incurrence or repayment, occurred on the first day of the four quarter period and

  (b) any Asset Sales or Asset Acquisitions, including any Asset Acquisition giving rise to the need to make such calculation, as a result of such Person or one of its Subsidiaries, including any Person who becomes a Subsidiary as a result of the Asset Acquisition, incurring, assuming or otherwise being liable for Acquired Indebtedness and also including any Consolidated EBITDA, but only to the extent includable pursuant to the definition of "Consolidated Net Earnings," attributable to the assets which are the subject of the Asset Acquisition or Asset Sale during the four quarter period occurring during the four quarter period or at any time subsequent to the last day of the four quarter period and on or prior to the date of the transaction giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio, as if such Asset Sale or Asset Acquisition, including the incurrence, assumption or liability for any such Acquired Indebtedness, occurred on the first day of the four quarter period. If such Person or any of its Subsidiaries directly or indirectly guarantees Indebtedness of a third Person, the preceding sentence shall give effect to the incurrence of such guaranteed Indebtedness as if such Person or any Subsidiary of such Person had directly incurred or otherwise assumed such guaranteed Indebtedness. Furthermore, in calculating "Consolidated Fixed Charges" for purposes of determining the denominator, but not the numerator, of this "Consolidated Fixed Charge Coverage Ratio,"

    (1) interest on outstanding Indebtedness determined on a fluctuating basis as of the date of the transaction giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the date of the transaction giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio;

    (2) if interest on any Indebtedness actually incurred on the date of the transaction giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rates, then the interest rate in effect on the date of the transaction giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio will be deemed to have been in effect during the four quarter period; and

    (3) notwithstanding clause (1) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Interest Swap Obligations, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of such agreements.


  "Consolidated Fixed Charges" means, with respect to any Person for any period, the sum, without duplication, of

  (1) Consolidated Interest Expense, plus

  (2) the product of

    . the amount of all dividend payments on any series of preferred stock of such Person and its Subsidiaries, other than dividends paid in Qualified Capital Stock of Tokheim or dividends to the extent payable to Tokheim or its Subsidiaries, paid, accrued or scheduled to be paid or accrued during such period, other than in the case of preferred stock of such Person and its Subsidiaries for which the dividends are tax deductible for federal income tax purposes, times

    . a fraction, the numerator of which is one and the denominator of which is one minus the then current effective consolidated federal, state and local tax rate of such Person, expressed as a decimal.

  "Consolidated Interest Expense" means, with respect to any Person for any period, the sum of, without duplication:

  (1) the aggregate of the interest expense of such Person and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, including without limitation,

    (a) any amortization of debt discount, but excluding the amortization of debt issuance costs,

    (b) the net costs under Interest Swap Obligations,

    (c) all capitalized interest and

    (d) the interest portion of any deferred payment obligation; and

  (2) the interest component of Capitalized Lease Obligations paid, accrued and/or scheduled to be paid or accrued by such Person and its Subsidiaries during such period as determined on a consolidated basis in accordance with GAAP.

  "Consolidated Net Earnings" means, with respect to any Person, for any period, the aggregate net earnings or loss of such Person and its Subsidiaries for such period on a consolidated basis, before preferred stock dividend requirements, determined in accordance with GAAP; provided that there shall be excluded therefrom:

  (a) after-tax gains or losses from Asset Sales or abandonments or reserves relating thereto,

  (b) after-tax items classified as extraordinary or nonrecurring gains or losses,

  (c) the net earnings of any Person acquired in a "pooling of interests" transaction accrued prior to the date it becomes a Subsidiary of the referent Person or is merged or consolidated with the referent Person or any Subsidiary of the referent Person,

  (d) the net earnings, but not loss, of any Subsidiary of the referent Person to the extent that the declaration of dividends or similar distributions by that Subsidiary of that income is restricted by a contract, operation of law or otherwise,

  (e) the net earnings of any Person, other than a Subsidiary of the referent Person, except to the extent of cash dividends or distributions paid to the referent Person or to a Wholly Owned Subsidiary of the referent Person by such Person,

  (f) any restoration to income of any contingency reserve, except to the extent that provision for such reserve was made out of Consolidated Net Earnings accrued at any time following the issue date of the outstanding notes,

  (g) income or loss attributable to discontinued operations, including, without limitation, operations disposed of during such period whether or not such operations were classified as discontinued,

  (h) in the case of a successor to the referent Person by consolidation or merger or as a transferee of the referent Person's assets, any earnings of the successor corporation prior to such consolidation, merger or transfer of assets and

  (i) all gains or losses from the cumulative effect of any change in accounting principles.

  "Consolidated Net Worth" of any Person means the consolidated shareholders' equity of such Person, determined on a consolidated basis in accordance with GAAP, less, without duplication, amounts attributable to Disqualified Capital Stock of such Person.

  "Consolidated Non-cash Charges" means, with respect to any Person, for any period, the aggregate depreciation, amortization and other non-cash expenses of such Person and its Subsidiaries reducing Consolidated Net Earnings of such Person and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP, excluding any such charges constituting an extraordinary item or loss or any such charge which requires an accrual of or a reserve relating to possible cash charges or expenditures for any future or past period.

  "Currency Agreement" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement.

  "Designated Senior Debt" means

 (a) Indebtedness under or in respect of the credit agreement or the ESOP credit agreements and

 (b) any other Indebtedness constituting Senior Debt which, at the time of determination, has an aggregate principal amount of at least $25.0 million and is specifically designated in the instrument evidencing such Senior Debt as "Designated Senior Debt" by Tokheim.

  "Disqualified Capital Stock" means that portion of any Capital Stock which, by its terms, or by the terms of any security into which it is convertible or for which it is exchangeable, or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof on or prior to the final maturity date of the notes.

  "ESOP credit agreements" means those credit agreements among Tokheim, the Tokheim Employee Stock Ownership Plan, NBD Bank, N.A., and other banks, together with the related documents thereto, including any guarantee agreements and security documents, in each case as such agreements may be amended, including any amendment and restatement thereof, supplemented or otherwise modified from time to time, including any agreement extending the maturity of, refinancing, replacing or otherwise restructuring all or any portion of the Indebtedness under such agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group of lenders and any assignments thereof, including any agreement increasing the amount of available borrowings under such agreements, provided that such increase in borrowings is permitted by the "Limitation on incurrence of additional indebtedness" covenant above.

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  "Fair market value" means, with respect to any asset or property, the price which could be negotiated in an arm's-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair market value shall be determined by the board of directors of Tokheim acting reasonably and in good faith and shall be evidenced by a resolution of the board of directors of Tokheim delivered to the trustee.

  "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, which are in effect as of the issue date of the outstanding notes.

  "Guarantor" means any Subsidiary of Tokheim which guarantees the notes pursuant to the indentures.

  "Guarantor Senior Debt" means with respect to any Guarantor, the principal of, premium, if any, and interest on, including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law, any Indebtedness of a Guarantor, whether outstanding on the issue date of the outstanding notes or thereafter created, incurred or assumed, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to the Subsidiary Guarantee of such Guarantor. Without limiting the generality of the foregoing, "Guarantor Senior Debt" shall also include the principal of, premium, if any, interest on, including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law, and all other monetary obligations of the Guarantors owing in respect of

  (x) all monetary obligations of every nature of the Guarantor under the credit agreement and the ESOP credit agreements, including obligations to pay principal and interest, reimbursement obligations under letters of credit, fees, expenses and indemnities,

  (y) all Interest Swap Obligations and

  (z) all obligations under Currency Agreements,

in each case whether outstanding on the issue date of the outstanding notes or thereafter incurred. Notwithstanding the foregoing, "Guarantor Senior Debt" shall not include:

  (1) any Indebtedness of a Guarantor or any Affiliate of the Guarantor to a Subsidiary of the Guarantor or any of the Affiliate's Subsidiaries,

  (2) Indebtedness to, or guaranteed on behalf of, any shareholder, director, officer or employee of a Guarantor or any Subsidiary of the Guarantor, including, without limitation, amounts owed for compensation,

  (3) Indebtedness to trade creditors and other amounts incurred in connection with obtaining goods, materials or services,

  (4) Indebtedness represented by Disqualified Capital Stock,

  (5) any liability for federal, state, local or other taxes owed or owing by a Guarantor,

  (6) Indebtedness incurred in violation of the provisions set forth under the "Limitation on incurrence of additional Indebtedness" covenant,

  (7) Indebtedness which, when incurred and without respect to any election under Section 1111(b) of Title 11, United States Code, is without recourse to a Guarantor,

  (8) any Indebtedness which is, by its express terms, subordinated in right of payment to any other Indebtedness of a Guarantor and

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  (9) any guarantees of the junior subordinated notes or any Warrant
      Repurchase Indebtedness, or guarantees of any Refinancing of the junior subordinated notes or any Warrant Repurchase Indebtedness.

  "Indebtedness" means, with respect to any Person, without duplication,

  (a) all indebtedness of the Person for borrowed money,

  (b) all indebtedness of the Person evidenced by bonds, debentures, notes or other similar instruments,

  (c) all Capitalized Lease Obligations of the Person,

  (d) all indebtedness or other obligations of the Person issued or assumed as the deferred purchase price of property, all conditional sale obligations and all Obligations under any title retention agreement, but excluding trade accounts payable and other accrued liabilities arising in the ordinary course of business that are not overdue by 90 days or more or are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted,

  (e) all indebtedness for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction,

  (f) guarantees and other contingent obligations in respect of Indebtedness referred to in clauses (a) through (e) above and clause (h) below,

  (g) all indebtedness of any other Person of the type referred to in clauses
      (a) through (f) which are secured by any lien on any property or asset of such Person, the amount of such Obligation being deemed to be the lesser of the fair market value of such property or asset or the amount of the Obligation so secured,

  (h) all indebtedness under Currency Agreements and Interest Swap Obligations of such Person and

  (i) all Disqualified Capital Stock issued by such Person with the amount of Indebtedness represented by such Disqualified Capital Stock being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price, but excluding accrued dividends, if any.

  For purposes hereof, the "maximum fixed repurchase price" of any Disqualified Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to the indentures, and if such price is based upon, or measured by, the fair market value of such Disqualified Capital Stock, such fair market value shall be determined reasonably and in good faith by the board of directors of the issuer of such Disqualified Capital Stock.

  "Independent Financial Advisor" means a firm:

  . which does not, and whose directors, officers and employees or Affiliates do not, have a direct or indirect financial interest in Tokheim and

  . which, in the judgment of the board of directors of Tokheim, is otherwise independent and qualified to perform the task for which it is to be engaged.

  "Interest Swap Obligations" means the obligations of any Person pursuant to any arrangement with any other Person, whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such other Person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall include, without limitation, interest rate swaps, caps, floors, collars and similar agreements.

  "Investment" means, with respect to any Person, any direct or indirect loan or other extension of credit, including a guarantee, or capital contribution by means of any transfer of cash or other property to others or

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any payment for property or services for the account or use of others to, or any purchase or acquisition by such Person of any Capital Stock, bonds, notes, debentures or other securities or evidences of Indebtedness issued by, any other Person. "Investment" shall exclude extensions of trade credit by Tokheim and its Subsidiaries on commercially reasonable terms in accordance with normal trade practices of Tokheim or such Subsidiary, as the case may be. For the purposes of the "Limitation on restricted payments" covenant, the amount of any Investment shall be the original cost of such Investment plus the cost of all additional Investments by Tokheim or any of its Subsidiaries, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment, reduced by the payment of dividends or distributions in connection with such Investment or any other amounts received in respect of such Investment; provided that no such payment of dividends or distributions or receipt of any such other amounts shall reduce the amount of any Investment if such payment of dividends or distributions or receipt of any such amounts would be included in Consolidated Net Earnings.

  "Lien" means any lien, mortgage, deed of trust, pledge, security interest, charge or encumbrance of any kind, including any conditional sale or other title retention agreement, any lease in the nature thereof and any agreement to give any security interest.

  "Net Cash Proceeds" means, with respect to any Asset Sale, the proceeds in the form of cash or Cash Equivalents, including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents, but not the portion of any such deferred payment constituting interest, received by Tokheim or any of its Subsidiaries from the Asset Sale net of

  (a) reasonable out-of-pocket expenses and fees relating to the Asset Sale, including, without limitation, legal, accounting, brokerage and investment banking fees and sales commissions,

  (b) taxes paid or payable after taking into account any reduction in consolidated tax liability due to available tax credits or deductions and any tax sharing arrangements,

  (c) repayment of Indebtedness that is required to be repaid in connection with such Asset Sale and

  (d) appropriate amounts to be provided by Tokheim or any Subsidiary, as the case may be, as a reserve, in accordance with GAAP, against any liabilities associated with such Asset Sale and retained by Tokheim or any Subsidiary, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale.

  "Obligations" means all obligations for principal, premium, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

  "Permitted Indebtedness" means, without duplication, each of the following:

    (1) Indebtedness under the notes and the indentures;

    (2) Indebtedness incurred pursuant to the credit agreement and the ESOP credit agreements in an aggregate principal amount at any time outstanding not to exceed

    (A) $7.62 million with respect to the Indebtedness under the ESOP credit agreements, less the amount of all mandatory principal payments, if any, excluding any such payments to the extent refinanced at the time of payment under a replaced ESOP credit agreement and

    (B) $250.0 million in the aggregate with respect to Indebtedness under the credit agreement, reduced by any required permanent repayments, if any which are accompanied by a corresponding permanent commitment reduction, thereunder;

    (3) Other Indebtedness of Tokheim and its Subsidiaries outstanding on the issue date of the outstanding notes;

    (4) Interest Swap Obligations of Tokheim covering Indebtedness of Tokheim or any of its Subsidiaries and Interest Swap Obligations of any Subsidiary of Tokheim covering Indebtedness of such Subsidiary; provided, however that

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    (A) such Interest Swap Obligations are designed to protect Tokheim and its Subsidiaries from fluctuations in interest rates on Indebtedness incurred in accordance with the indentures, and are used for bona fide hedging, and not speculative, purposes, and the notional principal amount of such Interest Swap Obligation does not exceed the principal amount of the Indebtedness to which such Interest Swap Obligation relates at the time entered into, or

    (B) such Interest Swap Obligations are required under the terms of the credit agreement;

    (5) Indebtedness under Currency Agreements; provided that in the case of Currency Agreements which relate to Indebtedness, such Currency Agreements

    (A) are designed to protect against fluctuations in currency value, and are used for bona fide hedging, and not speculative, purposes, and do not increase the Indebtedness of Tokheim and its Subsidiaries outstanding other than as a result of fluctuations in foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder, or

    (B) are required under the terms of the credit agreement;

    (6) Indebtedness of a Wholly Owned Subsidiary of Tokheim to Tokheim or to a Wholly Owned Subsidiary of Tokheim for so long as such Indebtedness is held by Tokheim or a Wholly Owned Subsidiary of Tokheim, in each case subject to no Lien held by a Person other than Tokheim or a Wholly Owned Subsidiary of Tokheim other than a Lien required under the Credit Agreement; provided that if as of any date any Person other than Tokheim or a Wholly Owned Subsidiary of Tokheim owns or holds any such Indebtedness or holds a Lien in respect of such Indebtedness, such date shall be deemed the incurrence of Indebtedness not constituting Permitted Indebtedness by the issuer of such Indebtedness;

    (7) Indebtedness of Tokheim to a Wholly Owned Subsidiary of Tokheim for so long as such Indebtedness is held by a Wholly Owned Subsidiary of Tokheim, in each case subject to no Lien other than a Lien required under the credit agreement; provided that

    (a) any Indebtedness of Tokheim to any Wholly Owned Subsidiary of Tokheim is unsecured and subordinated, pursuant to a written agreement, to Tokheim obligations under the Indentures and the Notes and

    (b) if as of any date any Person other than a Wholly Owned Subsidiary of Tokheim owns or holds any such Indebtedness or any Person holds a Lien in respect of such Indebtedness, such date shall be deemed the incurrence of Indebtedness not constituting Permitted Indebtedness by Tokheim;

    (8) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds in the ordinary course of business, except in the case of daylight overdrafts; provided, however, that such Indebtedness is extinguished within ten business days of incurrence;

    (9) Indebtedness of Tokheim or any of its Subsidiaries represented by letters of credit for the account of Tokheim or such Subsidiary, as the case may be, in order to provide security for workers' compensation claims, payment obligations in connection with self-insurance or similar requirements in the ordinary course of business;

    (10) Refinancing Indebtedness;

    (11) Indebtedness incurred by Tokheim or any Subsidiary of Tokheim in connection with the purchase or improvement of real or personal property or equipment or other capital expenditures in the ordinary course of business or consisting of Capitalized Lease Obligations, provided that

    . at the time of the incurrence thereof, such Indebtedness, together with any other Indebtedness incurred during the most recently completed four fiscal quarter period in reliance upon this clause (11) does not exceed, in the aggregate, 3% of the net sales of Tokheim and its Subsidiaries during the most recently completed four fiscal quarter period on a consolidated basis, calculated on a pro forma basis if the date of incurrence is prior to the end of the fourth fiscal quarter following the issue date of the outstanding notes, and

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    . such Indebtedness, together with all then outstanding Indebtedness incurred in reliance upon this clause (11) does not exceed, in the aggregate, 3% of the aggregate net sales of Tokheim and its Subsidiaries during the most recently completed twelve fiscal quarter period on a consolidated basis, calculated on a pro forma basis if the date of incurrence is prior to the end of the twelfth fiscal quarter following the issue date of the outstanding notes;

    (12) Indebtedness arising from agreements of Tokheim or a Subsidiary of Tokheim providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred in connection with the disposition of any business, assets or Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or Subsidiary for the purpose of financing such acquisition; provided that the maximum aggregate liability in respect of all such Indebtedness shall at no time exceed the gross proceeds actually received by Tokheim and the Subsidiary in connection with such disposition;

    (13) Obligations in respect of performance bonds and completion guarantees provided by Tokheim or any Subsidiary of Tokheim in the ordinary course of business;

    (14) Guarantees by Tokheim or a Subsidiary of Tokheim of Indebtedness incurred by Tokheim or a Subsidiary of Tokheim so long as the incurrence of such Indebtedness by Tokheim or any such Subsidiary of Tokheim is otherwise permitted by the terms of the indentures;

    (15) the junior subordinated notes;

    (16) Warrant Repurchase Indebtedness;

    (17) Indebtedness incurred by Tokheim or any Subsidiary of Tokheim in exchange for the use of Traits as collateral made in the ordinary course of business to financial institutions which Indebtedness has a value of no less than 90% of the face value of such Traits;

    (18) Indebtedness of Tokheim or a Subsidiary of Tokheim to a Subsidiary of Tokheim that is not a Wholly Owned Subsidiary in the aggregate principal amount not to exceed at any one time $10.0 million; provided that if as of any date any Person other than a Subsidiary of Tokheim that is not a Wholly Owned Subsidiary owns or holds any such Indebtedness or holds a Lien in respect of such Indebtedness, such date shall be deemed the incurrence of Indebtedness not constituting Permitted Indebtedness by the issuer of such Indebtedness;

    (19) Indebtedness from bank overdraft facilities not to exceed $15.0 million at any time; and

    (20) $10.0 million of other indebtedness of Tokheim or any of its Subsidiaries, which amount may, but need not, be incurred in whole or in part under the credit agreement.

  "Permitted Investments" means

  (a) Investments by Tokheim or any Subsidiary of Tokheim in any Person that is or will become immediately after such Investment a Wholly Owned Subsidiary of Tokheim or that will merge or consolidate into Tokheim or a Wholly Owned Subsidiary of Tokheim;

  (b) Investments in Tokheim by any Subsidiary of Tokheim; provided that any Indebtedness evidencing such Investment is unsecured and subordinated, pursuant to a written agreement and to the same extent that the notes are subordinated to Senior Debt, to Tokheim's obligations under the notes and the indentures;

  (c) Investments in cash and Cash Equivalents;

  (d) loans and advances to employees and officers of Tokheim and its Subsidiaries totaling up to $5.0 million in the aggregate

    . in the ordinary course of business for bona fide business purposes or

    .  to purchase Tokheim's Capital Stock;

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  (e) Currency Agreements and Interest Swap Obligations entered into in the ordinary course of Tokheim's or its Subsidiaries' businesses and otherwise in compliance with the indentures and in compliance with the credit agreement;

  (f) Investments in securities of trade creditors or customers received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers;

  (g) Investments made by Tokheim or its Subsidiaries as a result of consideration received in connection with an Asset Sale made in compliance with the "Limitation on asset sales" covenant;

  (h) Investments existing on the issue date of the outstanding notes;

  (i) Investments in an African Subsidiary in an aggregate amount not to exceed $2.0 million for which Tokheim is committed on the issue date of the outstanding notes; and

  (j) additional Investments in an aggregate amount not exceeding $5.0 million.

  "Permitted Liens" means the following types of Liens:

    (1) Liens for taxes, assessments or governmental charges or claims either:

    .  not delinquent or

    . being contested in good faith by appropriate proceedings and as to which Tokheim or its Subsidiaries shall have set aside on its books such reserves as may be required pursuant to GAAP;

    (2) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law incurred in the ordinary course of business for sums not yet delinquent for a period of more than 60 days or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made in respect thereof;

    (3) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security;

    (4) Liens securing letters of credit issued in the ordinary course of business consistent with past practice in connection with the items referred to in clause (3), or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations, exclusive of obligations for the payment of borrowed money;

    (5) judgment Liens not giving rise to an Event of Default so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired;

    (6) easements, rights-of-way, zoning restrictions and other similar charges or encumbrances in respect of real property not interfering in any material respect with the ordinary conduct of the business of Tokheim or any of its Subsidiaries;

    (7) any interest or title of a lessor under any Capitalized Lease Obligation; provided that such Liens do not extend to any property or assets which is not leased property subject to such Capitalized Lease Obligation;

    (8) purchase money Liens to finance property or assets of Tokheim or any Subsidiary of Tokheim acquired in the ordinary course of business; provided, however, that

    . the related purchase money Indebtedness shall not exceed the cost of such property or assets and shall not be secured by any property or assets of Tokheim or any Subsidiary of Tokheim other than the property and assets so acquired and

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    .the Lien securing such Indebtedness shall be created within 90 days of such acquisition;

    (9) Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person's obligations in respect of bankers' acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

    (10) Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other property relating to such letters of credit and products and proceeds thereof;

    (11) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual, or warranty requirements of Tokheim or any of its Subsidiaries, including rights of offset and set-off;

    (12) Liens securing Interest Swap Obligations which Interest Swap Obligations relate to Indebtedness that is otherwise permitted under the indentures;

    (13) Liens securing Indebtedness under Currency Agreements;

    (14) Liens securing Acquired Indebtedness incurred in accordance with the "Limitation on incurrence of additional indebtedness" covenant; provided that

    .such Liens secured such Acquired Indebtedness at the time of and prior to the incurrence of such Acquired Indebtedness by Tokheim or a Subsidiary of Tokheim and were not granted in connection with, or in anticipation of, the incurrence of such Acquired Indebtedness by Tokheim or a Subsidiary of Tokheim and

    .such Liens do not extend to or cover any property or assets of Tokheim or of any of its Subsidiaries other than the property or assets that secured the Acquired Indebtedness prior to the time such Indebtedness became Acquired Indebtedness of Tokheim or a Subsidiary of Tokheim and are no more favorable to the lienholders than those securing the Acquired Indebtedness prior to the incurrence of such Acquired Indebtedness by Tokheim or a Subsidiary of Tokheim;

    (15) Leases or subleases granted to others not interfering in any material respect with the business of Tokheim or any of its Subsidiaries;

    (16) Any interest or title of a lessor in the property subject to any lease, whether characterized as capitalized or operating, other than any such interest or title resulting from or arising out of a default by Tokheim or any of its Subsidiaries on its obligations under such lease;

    (17) Liens arising from filing UCC financing statements for precautionary purposes in connection with true leases of personal property that are otherwise permitted under the indentures and under which Tokheim or any of its Subsidiaries is lessee;

    (18) Liens placed on Traits used as collateral in exchange for loans provided to Tokheim or its Subsidiaries; and

    (19) Liens in favor of the trustee and any substantially equivalent Lien granted to any trustee or similar institution under any indenture governing Indebtedness permitted to be incurred or outstanding under the Indentures.

  "Person" means an individual, partnership, corporation, unincorporated organization, trust or joint venture, or a governmental agency or political subdivision thereof.

  "Qualified Capital Stock" means any Capital Stock of Tokheim that is not Disqualified Capital Stock.

  "Refinance" means, in respect of any security or Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue a security or Indebtedness in exchange or replacement for, such security or Indebtedness in whole or in part. "Refinanced" and "Refinancing" shall have correlative meanings.

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  "Refinancing Indebtedness" means any Refinancing by Tokheim or any Subsidiary of Tokheim of Indebtedness incurred in accordance with the "Limitation on incurrence of additional indebtedness" covenant, other than pursuant to clause
(4), (5), (6), (7), (8), (9), (11) or (17) of the definition of Permitted
Indebtedness, in each case that does not

  (1) result in an increase in the aggregate principal amount of Indebtedness of such Person as of the date of such proposed Refinancing, plus the amount of any premium or penalty required to be paid under the terms of the instrument governing such Indebtedness and plus the amount of reasonable fees and expenses incurred by Tokheim in connection with such Refinancing or

  (2) create Indebtedness with

    (A) a Weighted Average Life to Maturity that is less that the Weighted Average Life to Maturity of the Indebtedness being Refinanced or

    (B) a final maturity earlier than the final maturity of the Indebtedness being refinanced;

provided that

  (x) if such Indebtedness being Refinanced is Indebtedness of Tokheim, then such Refinancing Indebtedness shall be Indebtedness solely of Tokheim and

  (y) if such Indebtedness being Refinanced is the junior subordinated notes, Warrant Repurchase Indebtedness or any Refinancing thereof, then such Refinancing Indebtedness shall

    . be subordinate or junior to the notes at least to the same extent and in the same manner as the junior subordinated notes as in effect on the issue date of the outstanding notes,

    .  provide for no cash interest payments prior to October 2004,

    . have covenants no more adverse to Tokheim than the junior subordinated notes and

    .  have an effective interest rate not greater than 14%;

provided, however, that prior to the incurrence of such Indebtedness, Moody's Investors Service, Inc. will have affirmed that its rating of the notes will not decrease by one or more gradations below its rating in effect on the issue date of the outstanding notes.

  "Representative" means the indenture trustee or other trustee, agent or representative in respect of any Designated Senior Debt; provided that if, and for so long as, any Designated Senior Debt lacks such a representative, then the Representative for such Designated Senior Debt shall at all times constitute the holders of a majority in outstanding principal amount of such Designated Senior Debt in respect of any Designated Senior Debt.

  "Sale and Leaseback Transaction" means any direct or indirect arrangement with any Person or to which any such Person is a party, providing for the leasing to Tokheim or a Subsidiary of Tokheim of any property, whether owned by Tokheim or any Subsidiary of Tokheim at the issue date of the outstanding notes or later acquired, which has been or is to be sold or transferred by Tokheim or such Subsidiary to such Person or to any other Person from whom funds have been or are to be advanced by such Person on the security of such Property.

  "Senior Debt" means, the principal of, premium, if any, and interest on, including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law, and all other Obligations with respect to, any Indebtedness of Tokheim, whether outstanding on the issue date of the outstanding notes or thereafter created, incurred or assumed, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to the Notes. Without limiting the generality of the foregoing, "Senior Debt" shall also include the principal of, premium, if any, interest on, including any

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interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law, and all other monetary obligations of Tokheim or any Subsidiary of Tokheim owing in respect of,

  (x) the credit agreement and the ESOP credit agreements, including obligations to pay principal and interest, reimbursement obligations under letters of credit, fees, expenses and indemnities,

  (y) all Interest Swap Obligations and

  (z) Obligations under Currency Agreements,

in each case whether outstanding on the issue date of the outstanding notes or thereafter incurred. Notwithstanding the foregoing, "Senior Debt" shall not include:

  (1) any Indebtedness of Tokheim to a Subsidiary of Tokheim,

  (2) Indebtedness to, or guaranteed on behalf of, any shareholder, director, officer or employee of Tokheim or any Subsidiary of Tokheim, including, without limitation, amounts owed for compensation,

  (3) Indebtedness to trade creditors and other amounts incurred in connection with obtaining goods, materials or services,

  (4) Indebtedness represented by Disqualified Capital Stock,

  (5) any liability for federal, state, local or other taxes owed or owing by Tokheim,

  (6) Indebtedness incurred in violation of the provisions set forth under "Limitation on incurrence of additional indebtedness,"

  (7) Indebtedness which, when incurred and without respect to any election under Section 1111(b) of Title 11, United States Code, is without recourse to Tokheim,

  (8) any Indebtedness which is, by its express terms, subordinated in right of payment to any other Indebtedness of Tokheim and

  (9) The junior subordinated notes, any Warrant Repurchase Indebtedness or any Refinancing of the junior subordinated notes or any Warrant Repurchase Indebtedness.

  "Significant Subsidiary" shall have the meaning set forth in Rule 1.02(v) of Regulation S-X under the Securities Act.

  "Subsidiary," with respect to any Person, means

  (a) any corporation of which the outstanding Capital Stock having at least a majority of the votes entitled to be cast in the election of directors under ordinary circumstances shall at the time be owned, directly or indirectly, by such Person or

  (b) any other Person of which at least a majority of the voting interest under ordinary circumstances is at the time, directly or indirectly, owned by such Person.

  "Subsidiary Guarantee" shall mean any guarantee of the Notes by any Guarantor pursuant to the Indentures.

  "Traits" means "traites" as defined under French law, accounts receivable or invoices.

  "Warrant Repurchase Indebtedness" means

  (1) up to $20.0 million of Indebtedness incurred by Tokheim to repurchase the warrants, or a pro rata portion of $20.0 million, if less than all the warrants are repurchased, plus reasonable fees and expenses incurred in connection therewith; provided, however that such Indebtedness

    (a) is subordinated to the notes at least to the same extent as the junior subordinated notes,

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    (b) contains covenants no more adverse to Tokheim than the junior subordinated notes,

    (c) bears interest at an effective rate not to exceed 14% per annum, which interest shall not be paid in cash prior to October 2004,

    (d) contains no mandatory prepayment provisions and

    (e) matures at least 6 months after the maturity of the notes, plus

  (2) additional Indebtedness with the same terms incurred in payment of interest thereon;

provided, however, that prior to the incurrence of such Indebtedness, Moody's Investors Service, Inc. will have affirmed that its rating of the notes will not decrease by one or more gradations below its rating in effect on the issue date of the outstanding notes.

  "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing

  (a) the then outstanding aggregate principal amount of such Indebtedness into

  (b) the sum of the total or the products obtained by multiplying

    . the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof, by

    . the number of years, calculated to the nearest one-twelfth, which will elapse between such date and the making of such payment.

  "Wholly Owned Subsidiary" of any Person means any Subsidiary of such Person of which all the outstanding voting securities, other than in the case of a foreign Subsidiary, directors' qualifying shares or an immaterial amount of shares required to be owned by other Persons pursuant to applicable law, are owned by such Person or any Wholly Owned Subsidiary of such Person.

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           IMPORTANT UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

  The following is a discussion of important U.S. federal income tax consequences of the purchase, ownership and disposition of the exchange notes as of the date hereof. It deals only with exchange notes held as capital assets by initial holders of the outstanding notes, and does not deal with special situations, such as those of dealers in securities or currencies, financial institutions, banks, tax-exempt organizations, insurance companies, holders that are partnerships or other pass-through entities and holders whose "functional currency" is not the U.S. dollar, or special rules with respect to "straddle," "conversion," "hedging" or "constructive sales" transactions. The discussion below is based upon the Internal Revenue Code of 1986 and regulations, rulings and judicial decisions thereunder as of the date hereof, and such authorities may be repealed, revoked or modified, possibly with retroactive effect, so as to result in federal income tax consequences different from those discussed below. This discussion is not binding on the IRS or the courts. No ruling has been sought or will be sought from the IRS with respect to the positions and issues discussed herein, and there can be no assurance that the IRS will not take a different position concerning the tax consequences of the purchase, ownership or disposition of the exchange notes or that any such position would not be sustained. PROSPECTIVE INVESTORS ARE URGED TO CONSULT THEIR TAX ADVISORS REGARDING THE PARTICULAR TAX CONSEQUENCES OF PURCHASING, HOLDING AND DISPOSING OF EXCHANGE NOTES THAT MAY BE SPECIFIC TO THEM, INCLUDING THE TAX CONSEQUENCES ARISING UNDER ANY STATE, LOCAL OR FOREIGN LAWS.

  As used herein, the term "U.S. holder" means a beneficial owner of an exchange note that is for United States federal income tax purposes

  .  a citizen or resident of the United States,

  . a corporation created or organized under the laws of the United States or any political subdivision thereof or therein,

  . an estate the income of which is subject to U.S. federal income taxation regardless of source, or

  .  a trust if both:

    (a) A U.S. court is able to exercise primary supervision over the administration of the trust, and

    (b) one or more U.S. persons have the authority to control all substantial decisions of the trust.

  As used herein, the term "Non-U.S. holder" means a holder of an exchange note that is not a U.S. holder.

U.S. holders

 Interest

  Interest on the exchange notes generally will be taxable to a U.S. holder as ordinary interest income at the time accrued or received in accordance with the U.S. holder's regular method of accounting for federal income tax purposes.

  Under circumstances described above, Tokheim will be required to pay additional interest on the outstanding notes if it fails to comply with its obligations under the registration rights agreements. See "Description of the Exchange Notes--Registration rights; liquidated damages." Although not certain, such additional amount should be taxable to a U.S. holder as ordinary income at the time it accrues or is received in accordance with such holder's regular method of accounting for federal income tax purposes. It is possible, however, that the IRS may take a different position, in which case the timing and the amount of income on the notes may be different.

  A U.S. holder who uses the cash method of accounting for federal income tax purposes and who receives interest on a euro exchange note in euros will be required to include in income the U.S. dollar value of such euros, determined using the spot rate in effect on the date such payment is received, regardless of whether the

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payment is in fact converted to U.S. dollars at that time. No exchange gain or loss will be recognized by such holder if the euros are converted to U.S. dollars on the date received. The U.S. federal income tax consequences of the conversion of euros into U.S. dollars are described below. See "--Exchange of foreign currencies."

  A U.S. holder who uses the accrual method of accounting for federal income tax purposes, or who is otherwise required to accrue interest prior to receipt, will be required to include in income the U.S. dollar value of the amount of interest income accrued, or otherwise required to be taken into account, with respect to a euro note in a taxable year. The U.S. dollar value of such accrued income will be determined by translating such income at the average rate of exchange for the relevant interest accrual period, or with respect to an accrual period that spans two taxable years, at the average rate for the portion of such accrual period within the taxable year. The average rate of exchange for an interest accrual period, or portion thereof, is the simple average of the exchange rates for each business day of such period, or such other average that is reasonably derived and consistently applied. An accrual basis U.S. holder may elect, however, to translate such accrued interest income using the spot rate of exchange in effect on the last day of the accrual period or, with respect to an accrual period that spans two taxable years, using the spot rate of exchange in effect on the last day of the taxable year. If the last day of an accrual period is within five business days of the receipt of the accrued interest, a U.S. holder may translate such interest using the spot rate of exchange in effect on the date of receipt. The above election must be made in a statement filed with the U.S. holder's U.S. tax return and will apply to other debt obligations held by the U.S. holder at the beginning of the first taxable year in which the election applies or acquired thereafter and may not be changed without the consent of the IRS. Whether or not such election is made, a U.S. holder may recognize exchange gain or loss, which will be treated as ordinary income or loss, with respect to accrued interest income on the date such interest income is received. The amount of ordinary income or loss recognized will equal the difference, if any, between the U.S. dollar value of the euros received in respect of such interest accrual period, determined using the spot rate in effect on the date such payment is received, and the U.S. dollar value of the interest income that has accrued during such interest accrual period, as determined above. No additional exchange gain or loss will be recognized by such holder if the euros are converted to U.S. dollars on the date received. The U.S. federal income tax consequences of the conversion of euros into U.S. dollars are described below. See "--Exchange of foreign currencies."

 Exchange offer

  The exchange of the outstanding notes for the exchange notes will not be treated as an "exchange" for U.S. federal income tax purposes. Accordingly, a U.S. holder will not recognize any taxable gain or loss on the exchange of outstanding notes for exchange notes pursuant to the exchange offer, and a U.S. holder will have the same adjusted tax basis and holding period in the exchange notes as the U.S. holder had in the outstanding notes exchanged therefor.

 Dispositions

  Upon the sale, exchange, retirement or other disposition of an exchange note, a U.S. holder generally will recognize taxable gain or loss equal to the difference between the amount realized on the disposition, not including any amounts attributable to accrued but unpaid interest income, and such holder's adjusted tax basis in the exchange note. Such gain or loss generally will be capital gain or loss, except with respect to gains or losses attributable to changes in currency exchange rates, as described below. To the extent that the amount realized represents accrued but unpaid interest, however, such amounts must be taken into account as interest income, with exchange gain or loss computed as described above. If a U.S. holder receives foreign currency on such a sale, exchange or retirement, the amount realized will be based on the U.S. dollar value of the foreign currency on the date of disposition assuming the exchange notes are not traded on an established securities market.

  If the euro exchange notes are traded on an established securities market, there is a special rule for purchases and sales of euro exchange notes by a cash basis taxpayer under which units of foreign currency paid or received are translated into U.S. dollars at the spot rate on the settlement date of the purchase or sale. In that case, no exchange gain or loss will result from currency fluctuations between the trade date and the settlement

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

of such a purchase or sale. In such event, an accrual basis taxpayer may elect the same treatment required of cash basis taxpayers with respect to purchases and sales of euro exchange notes, provided the election is applied consistently. Such election cannot be changed without the consent of the IRS.

  Gain or loss realized by a U.S. holder upon the sale, exchange or retirement of an exchange note that is attributable to fluctuations in the rate of exchange between the U.S. dollar and the euro will be ordinary income or loss and generally will not be treated as interest income or expense. Gain or loss attributable to fluctuations in exchange rates will equal the difference between the U.S. dollar value of the foreign currency principal amount of the exchange note, determined on the date such payment is received or the exchange note is disposed of, and the U.S. dollar value of the foreign currency principal amount of the exchange note, determined on the date the U.S. holder acquired the exchange note. Such foreign currency gain or loss will be recognized only to the extent of the total gain or loss realized by the U.S. Holder on the sale, exchange or retirement of the exchange note.

  For certain non-corporate U.S. holders, including individuals, the rate of taxation of capital gains will depend upon

  . the holder's holding period in the capital asset, with a preferential rate generally available for capital assets held for more than one year, and

  .  the holder's marginal tax rate for ordinary income.

 Exchange of foreign currencies

  A U.S. holder will have a tax basis in any euros received as interest or on the sale, exchange, retirement or other disposition of an exchange note equal to their U.S. dollar value at the time the interest is received or at the time payment is received in consideration of the sale, exchange or retirement. Any gain or loss realized by a U.S. holder on a sale or other disposition of euros will be ordinary income or loss.

Non-U.S. holders

  The following discussion is limited to the U.S. federal income tax consequences relevant to a holder of an exchange note that is a Non-U.S. holder.

 Interest

  Payments of interest on an exchange note to any Non-U.S. holder will generally not be subject to U.S. federal income or withholding tax, provided that

    (1) the holder is not

      (a) a direct or indirect owner of 10% or more of the total voting power of all voting stock of Tokheim, taking into account attribution rules or

      (b) a controlled foreign corporation related to Tokheim through stock ownership,

    (2) such interest payments are not effectively connected with the conduct by the Non-U.S. holder of a trade or business within the United States and

    (3) Tokheim or its paying agent receives

      (a) from the Non-U.S. holder, a properly completed Form W-8, or substitute Form W-8, under penalties of perjury which provides the Non-U.S. holder's name and address and certifies that the Non-U.S. holder of the exchange note is a Non-U.S. holder or

      (b) from a security clearing organization, bank or other financial institution that holds the exchange notes in the ordinary course of its trade or business on behalf of the Non-U.S. holder, certification under penalties of perjury that such a Form W-8, or substitute Form W-8, has been received by it, or by another such financial institution, from the Non-U.S. holder, and a copy of the Form W-8, or substitute Form W-8, is furnished to the payor.

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

  A Non-U.S. holder that does not qualify for exemption from withholding under the preceding paragraph generally will be subject to withholding of U.S. federal income tax at the rate of 30%, or lower applicable treaty rate, on payments of interest on the Exchange Notes.

  If the payments of interest on an exchange note are effectively connected with the conduct by a Non-U.S. holder of a trade or business in the United States, such payments will be subject to U.S. federal income tax on a net basis at the rates applicable to United States persons generally, and, with respect to corporate holders, may also be subject to a 30% branch profits tax. If payments are subject to U.S. federal income tax on a net basis in accordance with the rules described in the preceding sentence, such payments will not be subject to United States withholding tax so long as the holder provides Tokheim or its paying agent with a properly executed Form 4224.

  Non-U.S. holders should consult any applicable income tax treaties, which may provide for a lower rate of withholding tax, exemption from or reduction of branch profits tax, or other rules different from those described above.

 Dispositions

  Any gain realized by a Non-U.S. holder on the sale, exchange, retirement or other disposition of an exchange note generally will not be subject to U.S. federal income or withholding tax, unless

  . such gain is effectively connected with the conduct by such Non-U.S. holder of a trade or business within the United States,

  . the Non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of the disposition and other conditions are satisfied, or

  . the Non-U.S. holder is subject to tax pursuant to the provisions of U.S. tax law applicable to certain U.S. expatriates.

 Federal estate tax

  In general, exchange notes held, or treated as held, by an individual who is a Non-U.S. holder at the time of his or her death will not be subject to U.S. federal estate tax provided that

  . the individual does not actually or constructively own 10% or more of the total voting power of all voting stock of Tokheim and

  . income on the exchange notes was not effectively connected with the conduct by such Non-U.S. holder of a trade or business within the United States.

Information reporting and backup withholding

  Payments with respect to the exchange notes and the proceeds upon the sale or other disposition of the exchange notes may be subject to information reporting and possibly U.S. backup withholding at a 31% rate. Backup withholding will not apply to a U.S. holder who furnishes its correct taxpayer identification number and provides other certification. Backup withholding and information reporting will not apply to payments made by Tokheim in respect to the exchange notes to a Non-U.S. holder, if the holder certifies, under penalties of perjury, that it is not a U.S. person and provides its name and address, provided that neither Tokheim nor its paying agent has actual knowledge that the holder is a U.S. person, or the Non-U.S. holder otherwise establishes an exemption. Copies of information returns may be made available, under the provisions of a specific treaty or agreement, to the tax authorities of the country in which the Non-U.S. holder resides.

  Payment of proceeds from the disposition of exchange notes to or through the United States office of any broker, U.S. or foreign, will be subject to information reporting and backup withholding unless the owner

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

certifies as to its non-U.S. status under penalty of perjury or otherwise establishes an exemption, provided that the broker does not have actual knowledge that the holder is a U.S. person or that the conditions of any other exemption are not, in fact, satisfied. The payment of the proceeds from the disposition of an exchange note to or through a non-U.S. office of a non-U.S. broker that is not a U.S. related person generally will not be subject to information reporting or backup withholding. For this purpose, a "U.S. related person" is

  . a "controlled foreign corporation" for U.S. federal income tax purposes or

  . a foreign person 50% or more of whose gross income from all sources for the three year period ending with the close of its taxable year preceding the payment, or for such part of the period that the broker has been in existence, is derived from activities that are effectively connected with the conduct of a U.S. trade or business.

In the case of the payment of proceeds from the disposition of exchange notes to or through a non-U.S. office of a broker that is a U.S. person or a U.S. related person, the regulations require information reporting, but not backup withholding, on the payment unless the broker has documentary evidence in its files that the owner is not a U.S. person and the broker has no knowledge to the contrary.

  Amounts withheld under the backup withholding rules do not constitute a separate United States federal income tax. Rather, any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a holder's federal income tax liability, if any, provided that the requisite procedures are followed.

  The Treasury Department recently promulgated final regulations regarding the withholding and information reporting rules discussed above. In general, the final regulations do not significantly alter the substantive withholding and information reporting requirements but rather unify current certification procedures and forms and clarify standards governing the information upon which a withholding agent may rely. The final regulations are generally effective for payments made after December 31, 1999, subject to transition rules. Non-U.S. holders should consult their own tax advisors with respect to the impact, if any, of the final regulations.

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                              PLAN OF DISTRIBUTION

  The exchange offer is not being made to, nor will Tokheim accept surrenders of or exchange from, holders of outstanding notes in any jurisdiction in which the exchange offer or the acceptance thereof would not be in compliance with the securities or blue sky laws of such jurisdiction.

  Exchange notes may not be offered or sold directly or indirectly to the public in the republic of France. Neither this document, which has not been submitted for the approval of the COMMISSION DES OPERATIONS DE BOURSE, nor any offering material relating to the exchange notes may be released or issued to the public in connection with any such offer.

  Exchange notes have not been and will not be qualified for sale under the securities laws of Canada or any province or territory of Canada. Exchange notes are not being offered and may not be offered or sold, directly or indirectly, in Canada or to or for the account of any resident of Canada in contravention of the securities laws of Canada or any province or territory thereof. This prospectus is not, and under no circumstances is to be construed as, an advertisement or a public offering in Canada of the securities described in this prospectus. Canadian residents should consult their own attorney as to restrictions on resales of exchange notes.

  Exchange notes may not be offered in the Netherlands or elsewhere to the account of any person or entity other than to persons who or entities which trade or invest in securities in the conduct of a profession or business with the meaning of the Securities Transactions Supervision Act of 1995 (WET TOEZICHT EFFECTENVERKEER 1995) and its implementing regulations, which include banks, investment banks, brokers, dealers, pension funds, insurance companies, securities firms, investment institutions, other institutional investors, and other parties including inter alia treasuries and finance companies of large enterprises which regularly, as an ancillary activity, trade or invest in securities.

  Exchange notes will only be available for exchange in the United Kingdom pursuant to the exchange offer by persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments, as principal or agent, for the purposes of their businesses or otherwise in circumstances that do not constitute an offer to the public in the United Kingdom for purposes of the Public Offers of Securities Regulations 1995.

  No document issued in connection with the exchange offer, including this prospectus, may be passed on to any person in the United Kingdom unless that person is as described in Article 11(3) of the Financial Services Act of 1986 (Investment Advertisements) (Exemptions) Order 1996 (as amended), or is a person to whom the document may otherwise lawfully be issued or passed on. Accordingly, by accepting delivery of this prospectus, the recipient warrants and acknowledges that it is such a person.

  In reliance on interpretations of the staff of the SEC set forth in no-action letters issued to third parties in similar transactions, Tokheim believes that the exchange notes issued in the exchange offer in exchange for the outstanding notes may be offered for resale, resold and otherwise transferred by holders without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that the exchange notes are acquired in the ordinary course of such holders' business and the holders are not engaged in, and do not intend to engage in, and have no arrangement or understanding with any person to participate in, a distribution of Exchange Notes. This position does not apply to any holder that is

  (1) an "affiliate" of Tokheim within the meaning of Rule 406 under the Securities Act,

  (2) a broker-dealer who acquired notes directly from Tokheim or

  (3) broker-dealers who acquired notes as a result of market-making or other trading activities.

Any participating broker-dealers receiving exchange notes in the exchange offer are subject to a prospectus delivery requirement with respect to resales of the exchange notes. To date, the SEC has taken the position that participating broker-dealers may fulfill their prospectus delivery requirements with respect to transactions involving an exchange of securities such as the exchange pursuant to the exchange offer, other than a resale of an unsold allotment from the sale of the outstanding notes to the initial purchasers, with this prospectus.

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

  Each broker-dealer receiving exchange notes for its own account in the exchange offer must acknowledge that it will deliver a prospectus in any resale of the exchange notes. Participating broker-dealers may use this prospectus in reselling exchange notes, if the outstanding notes were acquired for their own accounts as a result of market-making activities or other trading activities. Tokheim has agreed that a participating broker-dealer may use this prospectus in reselling exchange notes for a period ending 180 days after the expiration date of the exchange offer. A participating broker-dealer intending to use this prospectus in the resale of exchange notes must notify Tokheim, on or before the expiration date, that it is a participating broker-dealer. This notice may be given in the space provided for in the letter of transmittal or may be delivered to the appropriate exchange agent. Tokheim has agreed that, for a period of 180 days after the expiration date, it will make this prospectus, and any amendment or supplement to this prospectus, available to any broker-dealer that requests these documents in the letter of transmittal.

  Tokheim will not receive any cash proceeds from the exchange notes. Broker-dealers acquiring exchange notes for their own accounts may sell the notes in one or more transactions in the over-the-counter market, in negotiated transactions, through writing options on the exchange notes or a combination of such methods. Any resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any broker-dealer and/or the purchasers of exchange notes.

  Any broker-dealer reselling exchange notes that it received in the exchange offer and any broker or dealer that participates in a distribution of exchange notes may be deemed to be an "underwriter" within the meaning of the Securities Act. Any profit on any resale of exchange notes and any commissions or concessions received by any persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver any by delivering a prospectus, a broker-dealer will not admit that it is an "underwriter" within the meaning of the Securities Act.

                                 LEGAL MATTERS

  The validity of the exchange notes offered hereby will be passed upon for Tokheim by Norman L. Roelke, Esq., Vice President, Secretary and General Counsel of Tokheim.

                            INDEPENDENT ACCOUNTANTS

  The financial statements of Tokheim Corporation and Subsidiaries as of November 30, 1998 and 1997 and for each of the three years in the period ended November 30, 1998, included in this prospectus have been so included in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given the authority of said firm as experts in auditing and accounting.

  The financial statements of Retail Petroleum Systems as of December 31, 1997 and 1996 and for each of the three years in the period ended December 31, 1997, included in this prospectus have been so included in reliance on the report of PricewaterhouseCoopers, independent accountants, given the authority of said firm as experts in auditing and accounting.

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

                          GENERAL LISTING INFORMATION

Listing

  The Certified Certificate of Incorporation of Tokheim and the legal notice relating to the issue of the exchange notes will be deposited prior to any listing on the Luxembourg Stock Exchange with the Registrar of the District Court in Luxembourg (Greffier en Chef du Tribunal d'Arrondissement a Luxembourg), where such documents are available for inspection and where copies thereof can be obtained upon request. As long as the exchange notes are listed on the Luxembourg Stock Exchange, an agent for making payments on, and transfers of, exchange notes will be maintained in Luxembourg.

Independent accountants

  The consolidated accounts of Tokheim Corporation and Subsidiaries for the three years ended November 30, 1998 have been prepared in accordance with U.S. GAAP and have been audited by PricewaterhouseCoopers LLP in accordance with United States generally accepted auditing standards. The unaudited consolidated interim accounts for the six months ended May 31, 1998 and 1999 were prepared in accordance with U.S. GAAP. PricewaterhouseCoopers LLP has given and not withdrawn their written consent to the issue of this prospectus with the inclusion in it of their report in the form and context in which it is included.

  The consolidated accounts of Retail Petroleum Systems for the three years ended December 31, 1997 have been prepared in accordance with United States generally accepted accounting principles and have been audited by PricewaterhouseCoopers in accordance with United States generally accepted auditing standards. The unaudited consolidated interim accounts for the nine months ended September 30, 1997 and 1998 were prepared in accordance with U.S. GAAP. PricewaterhouseCoopers has given and not withdrawn their written consent to the issue of this prospectus with the inclusion in it of their report in the form and context in which it is included.

Documents for inspection

  For so long as the exchange notes are listed on the Luxembourg Stock Exchange and the rules of such exchange so require, copies of the following documents may be inspected at the specified office of the paying agent and registrar in Luxembourg.

  .  Certified Certificate of Incorporation of Tokheim; and

  . the indentures relating to the exchange notes, which include the forms of the exchange note certificates.

  In addition, copies of the most recent consolidated financial statements of Tokheim for the preceding financial year, and any interim quarterly financial statements published by Tokheim, will be available at the specified office of the paying agent in Luxembourg for so long as the notes are listed on the Luxembourg Stock Exchange and the rules of such exchange so require. Tokheim publishes only consolidated financial statements.

Notices

  All notices shall be deemed to have been given upon

  . the mailing by first class mail, postage prepaid, of such notices to holders of the exchange notes at their registered addresses as recorded in the register; and
  . for so long as the exchange notes are listed on the Luxembourg Stock Exchange and it is required by the rules of the Luxembourg Stock Exchange, publication of such notice to the holders of the exchange notes in English in a leading newspaper having general circulation in Luxembourg, which is expected to be the Luxemburger Wort, or, if such publication is not practicable, in one other leading English language daily newspaper with general circulation in Europe, such newspaper being published on each business day in morning editions, whether or not it shall be published in Saturday, Sunday or holiday editions.

                      WHERE YOU CAN FIND MORE INFORMATION


  This prospectus constitutes a part of a registration statement on Form S-4 which, together with all amendments, supplements, schedules and exhibits to the registration statement is referred to as the registration statement, which we have filed with the Commission under the Securities Act, with respect to the notes offered in this prospectus. This prospectus does not contain all the information which is in the registration statement. Parts of the registration statement are omitted as allowed by the rules and regulations of the Commission. We refer you to the registration statement for further information about our company and the securities offered in this prospectus. Statements contained in this prospectus concerning the provisions of documents are not necessarily summaries of all provisions of those documents. If we have filed any other document as an exhibit to the registration statement, you should read the exhibit for a more complete understanding of the document or matter.

  We file annual, quarterly and special reports, proxy statements and other information with the Commission. You may read and copy any documents we file at the Commission's public reference rooms at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at the Commission's regional offices located at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and Seven World Trade Center, New York, New York 10048. Please call the Commission at 1-800-SEC-0330 for further information on the public reference rooms. Our Commission filings are also available to the public at the SEC's web site at http://www.sec.gov. In addition, reports, proxy statements and other information about Tokheim, whose symbol is TOK, can be reviewed and copied at the offices of the New York Stock Exchange, on which our common stock is listed, at 20 Broad Street, New York, New York 10005. The indentures require us to file reports and other information required to be filed under the Exchange Act with the Commission and provide such information to you, upon request, regardless of whether our company is subject to the reporting requirements of the Exchange Act.

                     INFORMATION INCORPORATED BY REFERENCE

  The Commission allows us to "incorporate by reference" the information we file with them, meaning that we can disclose important information by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information filed later with the Commission will update and supersede the information then on file.

  On the request of any person to whom a copy of this prospectus is delivered, we will provide, without charge, a copy of any or all of the documents incorporated herein by reference, other than exhibits to such documents, unless such exhibits are specifically incorporated by reference. Written requests for such copies should be directed to Tokheim Corporation, 10501 Corporate Drive, Fort Wayne, Indiana 46845, telephone number (219) 470-4600 Attention: Executive Vice President, Finance and Administration and Chief Financial Officer. For so long as the exchange notes are listed on the Luxembourg Stock Exchange and the rules of such exchange so require, our quarterly and annual filings will be available free of charge in Luxembourg.

  You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with different or additional information. We are not making an offer to sell any notes in any state or country where the exchange offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of this document.

                         INDEX TO FINANCIAL STATEMENTS

Consolidated Financial Statements of Tokheim Corporation and Subsidiaries

  Consolidated Condensed Statement of Earnings for the six months ended
   May 31, 1999 and 1998 (unaudited)......................................  F-2

  Consolidated Condensed Balance Sheet as of May 31, 1999 (unaudited) and
   November 30, 1998......................................................  F-3

  Consolidated Condensed Statement of Cash Flows for the six months ended
   May 31, 1999 and 1998 (unaudited)......................................  F-4

  Notes to the Consolidated Financial Statements..........................  F-5

  Report of Independent Accountants....................................... F-14

  Consolidated Statement of Earnings for the years ended November 30,
   1998, 1997 and 1996.................................................... F-15

  Consolidated Statement of Cash Flows for the years ended November 30,
   1998, 1997 and 1996.................................................... F-16

  Consolidated Balance Sheet as of November 30, 1998 and 1997............. F-17

  Consolidated Statement of Shareholders' Equity for the years ended
   November 30, 1998, 1997 and 1996....................................... F-19

  Notes to Consolidated Financial Statements.............................. F-20

Combined Financial Statements of Retail Petroleum Systems

  Combined Condensed Balance Sheets as of September 30, 1998 (unaudited)
   and December 31, 1997.................................................. F-58

  Unaudited Combined Condensed Statements of Income for the nine months ended September 30, 1998 and 1997...................................... F-59

  Unaudited Combined Statements of Cash Flows for the nine months ended
   September 30, 1998 and 1997............................................ F-60

  Notes to the Combined Financial Statements (unaudited).................. F-61

  Report of Independent Accountants....................................... F-63

  Combined Statements of Income for the years ended December 31, 1997,
   1996 and 1995.......................................................... F-64

  Combined Statements of Cash Flows for the years ended December 31, 1997,
   1996 and 1995.......................................................... F-65

  Combined Balance Sheets as of December 31, 1997 and 1996................ F-66

  Combined Statements of Equity for the years ended December 31, 1997,
   1996 and 1995.......................................................... F-67

  Notes to Financial Statements........................................... F-68

                      TOKHEIM CORPORATION AND SUBSIDIARIES

                  CONSOLIDATED CONDENSED STATEMENT OF EARNINGS
                (Amounts in thousands except amounts per share)

                                                            Six Months Ended
                                                            ------------------
                                                            May 31,   May 31,
                                                              1999      1998
                                                            --------  --------
                                                               (Unaudited)
Net sales.................................................. $343,204  $190,505
Cost of sales, exclusive of items listed below.............  265,071   140,191
Selling, general, and administrative expenses..............   53,706    34,894
Depreciation and amortization..............................   12,960     5,118
Merger and acquisition costs and other unusual items.......    4,823     6,333
                                                            --------  --------
Operating profit...........................................    6,644     3,969
                                                            --------  --------
Interest expense, net......................................   24,665     7,333
Foreign currency (gain) loss...............................    2,855      (780)
Minority interest..........................................       89        63
Other (income), net........................................   (1,309)     (278)
                                                            --------  --------
Loss before income taxes...................................  (19,656)   (2,369)
Income taxes...............................................     (482)      809
                                                            --------  --------
Loss before extraordinary item.............................  (19,174)   (3,178)
Extraordinary loss on debt extinguishment..................   (6,429)   (4,965)
                                                            --------  --------
Net loss................................................... $(25,423) $ (8,143)
                                                            ========  ========
Preferred stock dividends..................................     (747)     (744)
  Loss applicable to common stock.......................... $(26,170) $ (8,887)
Loss per common share:
  Basic:
    Before extraordinary loss.............................. $  (1.39) $  (0.39)
    Extraordinary loss on debt extinguishment..............    (0.43)    (0.49)
                                                            --------  --------
    Net loss............................................... $  (1.82) $  (0.88)
                                                            ========  ========
    Weighted average shares outstanding....................   14,373    10,087
  Diluted:
    Before extraordinary loss.............................. $  (1.39) $  (0.39)
    Extraordinary loss on debt extinguishment..............    (0.43)    (0.49)
                                                            --------  --------
    Net loss............................................... $  (1.82) $  (0.88)
                                                            ========  ========
    Weighted average shares outstanding....................   14,373    10,087

                      TOKHEIM CORPORATION AND SUBSIDIARIES

                      CONSOLIDATED CONDENSED BALANCE SHEET
                                 (In thousands)

                                  May 31,   November 30,
                                   1999         1998
                                ----------- ------------
                                (Unaudited)
Assets
Current assets:
  Cash and cash equivalents...   $ 19,106     $ 26,801
  Accounts receivables, net...    151,449      172,693
  Inventories:
    Raw materials and
     supplies.................     63,071       70,545
    Work in process...........     14,422       27,418
    Finished goods............     26,232       25,070
                                 --------     --------
                                  103,725      123,033
  Other current assets........     19,439       19,139
                                 --------     --------
      Total current assets....    293,719      341,666
Property, plant, and
 equipment, net...............     75,205       77,905
Other tangible assets.........      2,221        4,873
Goodwill, net.................    292,174      324,113
Other non-current assets and
 deferred charges, net........     35,331       28,085
                                 --------     --------
      Total assets............   $698,650     $776,642
                                 ========     ========
Liabilities and Shareholders'
 Equity
  Current maturities of long-
   term debt..................   $  2,030     $  2,110
  Notes payable to banks......        233          410
  Cash overdrafts.............     13,266       15,064
  Accounts payable............     82,041       95,322
  Accrued expenses............    123,699      136,164
                                 --------     --------
      Total current
       liabilities............    221,269      249,070
Notes payable, bank credit
 agreement....................    182,145      182,145
Senior notes..................        --        22,500
Senior subordinated notes.....    201,158      170,000
Junior subordinated payment in
 kind note....................     42,436       40,000
Other long-term debt, less
 current maturities...........      3,696        4,115
Guaranteed Employees' Stock
 Ownership Plan obligation....      5,694        6,987
Post-retirement benefit
 liability....................     14,886       14,418
Minimum pension liability.....      3,135        3,135
Other long-term liabilities...      6,748        7,511
                                 --------     --------
                                  681,167      699,881
                                 --------     --------
Redeemable convertible
 preferred stock..............     24,000       24,000
Guaranteed Employees' Stock
 Ownership Plan obligation....     (5,694)      (6,987)
Treasury stock, at cost.......     (4,322)      (4,883)
                                 --------     --------
                                   13,984       12,130
                                 --------     --------
Common stock..................     90,353       90,354
Common stock warrants.........     20,000       20,000
Minimum pension liability.....     (3,135)      (3,135)
Foreign currency translation
 adjustments..................    (57,722)     (22,598)
Accumulated deficit...........    (45,466)     (19,295)
                                 --------     --------
                                    4,030       65,326
Less treasury stock, at cost..       (531)        (695)
                                 --------     --------
                                    3,499       64,631
                                 --------     --------
      Total liabilities and
       shareholders' equity...   $698,650     $776,642
                                 ========     ========

                      TOKHEIM CORPORATION AND SUBSIDIARIES

                 CONSOLIDATED CONDENSED STATEMENT OF CASH FLOWS
                                 (In thousands)

                                                            Six Months Ended
                                                           -------------------
                                                            May 31,   May 31,
                                                             1999       1998
                                                           ---------  --------
                                                              (Unaudited)
Cash flows from operating activities:
  Net loss................................................ $ (25,423) $ (8,143)
  Adjustments to reconcile net loss to cash used in
   operations:
    Write-off of in process research and development......       --      5,879
    Payment in kind interest..............................     2,436       --
    Extraordinary loss on debt extinguishment.............     6,249     4,965
    Depreciation and amortization.........................    12,238     5,118
    Gain on sale of equipment.............................    (1,238)       (2)
  Changes in assets and liabilities:
    Accounts receivables, net.............................     9,790     5,142
    Inventories...........................................    12,298    (2,783)
    Other current assets..................................    (1,866)       98
    Accounts payable......................................    (7,820)   (8,677)
    Accrued expenses......................................    (6,977)   (5,225)
    Other.................................................    (4,512)     (625)
                                                           ---------  --------
      Net cash used in operations.........................    (4,103)   (4,253)
                                                           ---------  --------
Cash flows from investing activities:
  Acquisition, net of cash acquired.......................       --    (12,137)
  Proceeds from sale of property and equipment............     1,890       177
  Plant and equipment additions...........................   (10,994)   (5,058)
                                                           ---------  --------
      Net cash used in investing activities...............    (9,104)  (17,018)
                                                           ---------  --------
Cash flows from financing activities:
  Redemption of senior notes..............................   (22,500)      --
  Proceeds from senior subordinated notes.................   209,647       --
  Redemption of senior subordinated notes.................  (170,000)  (35,000)
  Decrease in other debt..................................     1,091      (386)
  Increase in notes payable, banks........................      (500)     (830)
  Increase (decrease) in cash overdraft...................      (583)    1,461
  Debt issuance costs.....................................    (7,613)      --
  Proceeds from issuance of common stock..................       --     72,582
  Equity issuance cost....................................       --     (4,858)
  Premiums paid on debt redemption........................      (555)   (3,450)
  Treasury stock, net.....................................     1,070      (191)
  Preferred stock dividends...............................      (747)     (744)
                                                           ---------  --------
      Net cash provided from financing activities.........     9,290    28,584
                                                           ---------  --------
Effect of translation adjustments on cash.................    (3,778)   (1,441)
Cash and cash equivalents:
  Increase (decrease) in cash.............................    (7,695)    5,872
  Beginning of year.......................................    26,801     6,438
                                                           ---------  --------
  End of period........................................... $  19,106  $ 12,310
                                                           =========  ========

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

  The interim financial statements are unaudited and reflect all adjustments (consisting solely of normal recurring adjustments) that, in the opinion of management, are necessary for a fair statement of the interim periods presented. This report includes information in a condensed format and should be read in conjunction with the audited consolidated financial statements included in Tokheim Corporation's (the "Company") Annual Report to Shareholders for the year ended November 30, 1998. The results of operations for the six months ended May 31, 1999 are not necessarily indicative of the results to be expected for the full year or any other interim period.

  Amounts for interim periods are unaudited. Amounts for the year ended November 30, 1998 were derived from audited consolidated financial statements included in the 1998 Annual Report to Shareholders.

  Certain prior period amounts in these financial statements have been reclassified to conform with current year presentation.

New Accounting Pronouncements

  SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information," and SFAS No. 132, "Employers' Disclosures about Pensions and Other Postretirement Benefits," are effective for the year ending November 30, 1999. In the opinion of management, these statements will not have a material impact on the Company's financial position, results of operations, or cash flows since they are "disclosure only" standards. The Company is currently evaluating the impact that SFAS No. 131 will have on its current segment groupings. SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities" was issued in June 1998 and is effective for the year ending November 30, 2001. SFAS No. 133 establishes a new model for accounting for derivatives in the balance sheet as either assets or liabilities and measures them at fair value. Certain disclosures concerning the designation and assessment of hedging relationships are also required. Management has not yet determined the impact of this statement on the Company's consolidated financial statements.

  The Company will adopt SFAS No. 130, "Reporting Comprehensive Income," for the year ending November 30, 1999 by including a separate statement of comprehensive income as part of the consolidated financial statements. Total comprehensive loss for the six months ended May 31, 1999 was $60.6 million compared to a loss of $10.2 million in the comparable 1998 period. The other components of comprehensive loss in addition to net loss for these six month periods consist of foreign currency translation adjustments and minimum pension liability.

Senior Subordinated Notes

  On January 29, 1999, the Company issued $123.0 million aggregate principal amount of its 11.375% Senior Subordinated Notes due 2008 (the "Dollar Notes") and Euro 75.0 million ($87.0 million equivalent) aggregate principal amount of its 11.375% Senior Subordinated Notes due 2008 (the "Euro Notes," and together with the Dollar Notes, the "Notes") in a private placement pursuant to Rule 144A and Regulation S (the "Offering"). The Notes will mature on August 1, 2008, and interest is payable semi-annually on February 1 and August 1 of each year, commencing August 1, 1999. The Company used the net proceeds from the Offering to redeem in whole, the $170.0 million in 12.0% senior subordinated notes due January 29, 1999 (the "Senior Subordinated Seller Notes") and the $22.5 million of senior notes due 2005 (the "Senior Notes"). In addition, the Company used approximately $9.1 million of the net proceeds to reduce borrowings under the revolving credit facility under the Company's new bank credit agreement (the "New Credit Agreement") and to permanently reduce the bank working capital commitment from $120.0 million to $110.0 million.

  The Company has designated the Euro 75.0 million of Senior Subordinated Notes as a hedge instrument against its foreign denominated intercompany long term notes receivable held by domestic subsidiaries. As such, any gains or losses on translation of these notes to U.S. dollars are recorded in the Shareholders Equity section of the balance sheet. For the six months ended May 31, 1999 the Company recognized $8.4 million currency translation gain due to the devaluation of the Euro as compared to the U.S. dollar.

  During the first quarter of 1999, the Company incurred an extraordinary loss on debt extinguishment of approximately $6.2 million in connection with the refinancing of the Senior Notes and the Senior Subordinated Seller Notes. This amount consists of $0.5 million of premiums paid on the redemption of the Senior Notes and approximately $5.7 million of unamortized deferred issuance costs that were written off.

  Each of the Dollar Notes and the Euro Notes will be redeemable, at the Company's option, in whole at any time, or in part from time to time, on and after February 1, 2004, upon not less than 30 nor more than 60 days' notice, at the following redemption prices (expressed as percentages of the principal amount thereof) if redeemed during the twelve-month period commencing on February 1 of the year set forth below, plus, in each case, accrued and unpaid interest thereon, if any, to the date of redemption:

      Year                                                            Percentage
      ----                                                            ----------
      2004...........................................................  105.688%
      2005...........................................................  103.792%
      2006...........................................................  101.896%
      2007 and thereafter............................................  100.000%

Optional Redemption upon Public Equity Offerings

  At any time, or from time to time, on or prior to February 1, 2002, the Company may, at its option, use the net cash proceeds of one or more public equity offerings to redeem up to 35% of the original principal amount of the Dollar Notes issued in the Offering and up to 35% of the original principal amount of the Euro Notes issued in the Offering, each at a redemption price equal to 111.375% of the principal amount thereof plus accrued and unpaid interest thereon, if any, to the date of redemption; provided that at least 55% of the original principal amount of the Dollar Notes issued in the Offering or the Euro Notes issued in the Offering, as the case may be, remains outstanding immediately after any such redemption and the Company shall make such redemption not more than 120 days after the consummation of any such public equity offering.

  The Notes are unsecured and subordinated to all of the Company's existing and future senior debt, including its obligations under the New Credit Agreement. All of the Company's current and future U.S. subsidiaries will guarantee the Notes with guarantees that will be unsecured and subordinated to senior debt of subsidiaries. The indentures under which the Notes were issued contain covenants limiting the Company's ability to, among other things, incur additional debt; pay dividends on capital stock, repurchase capital stock or make certain other restricted payments; make certain investments; create liens on its assets to secure debt; enter into transactions with affiliates; merge or consolidate with another company; and transfer and sell assets.

  The Company and the subsidiary guarantors have entered into a Registration Rights Agreement pertaining to the Dollar Notes and another Registration Rights Agreement pertaining to the Euro Notes (together, the "Registration Rights Agreements"). Per the Registration Rights Agreements the Company will, at its own cost, (i) within 90 days after the issue date of the Notes, file a registration statement on the appropriate registration form (the "Exchange Offer Registration Statement") with the Securities and Exchange Commission (the "Commission") with respect to an exchange offer (the "Exchange Offer") to exchange the Euro Notes and Dollar Notes for new notes (the "Exchange Notes") which will have terms substantially identical in all material respects to the Dollar Notes or the Euro Notes, as the case may be, except that the Exchange Notes will not contain terms with respect to transfer restrictions or liquidated damages, (ii) use its best efforts to cause the Exchange Offer Registration Statement to be declared effective under the Securities Act within 150 days after the issue date of the Notes and (iii) use its best efforts to consummate the Exchange Offer within 195 days after the issue date of the Notes. Upon the Exchange Offer Registration Statement being declared effective, the Company will offer the Exchange Notes in exchange for surrender of the Euro Notes and the Dollar Notes.

  The Company has filed the Exchange Offer Registration Statement described above and is currently in the process of responding to comments from the Commission. The Company has failed to have the Exchange Offer Registration Statement declared effective within 150 days of the Issue Date. As such, the Company is obligated to pay the holders of the Dollar Notes and the Euro Notes an additional interest premium of 0.5% until the Exchange Offer Registration Statement is declared effective.

  Although the Company has filed the Exchange Offer Registration Statement described above, there can be no assurance that such registration statement will become effective. If the Company fails to comply with the above provisions or if the Exchange Offer Registration Statement fails to become effective or the Company fails to consummate the Exchange Offer, then, as liquidated damages, additional interest (the "Additional Interest") shall become payable with respect to the applicable Euro Notes and Dollar Notes at an increasing rate of 0.5% for every ninety days that such failure continues (up to a maximum increase of 1.0% per annum).

OTHER ITEMS

  In connection with the acquisition of the RPS division, the Company has provided $20.3 million for certain costs it expects to incur to close down redundant operations in connection with the reorganization and rationalization of the RPS division's operations. As of May 31, 1999, the Company incurred approximately $8.9 million of charges against this reserve for projects initiated since the acquisition date, leaving a remaining balance of $11.4 million. The Company expects to incur approximately $5.0 million of charges in the third and fourth quarters of 1999. In addition, at November 30, 1998 the Company set up a restructuring reserve related to the closure of its Glenrothes, Scotland location in the amount of $2.3 million. For the six month period ended May 31, 1999, the Company incurred costs of $1.8 million which were charged against the reserve leaving a remaining balance of $0.5 million. These charges relate to severance costs and facility closure expenses. The Company expects the closure of this facility to be completed during the third quarter of 1999.

  On September 30, 1998, the Company completed the acquisition of the RPS division of Schlumberger Limited. As part of the purchase price, the Company issued warrants exercisable for five years, beginning on January 30, 1999 to purchase at a nominal price, 2,526,923 shares of the Company's common stock. Since the shares under the warrants are issuable for little cash consideration, they have been considered outstanding common shares and have been included in the computation of basic earnings per share.

Guarantor and Nonguarantor Financial Statements

  In connection with the Acquisition and as part of the subsequent financing, the Company issued and sold $123,000 of 11.375% US dollar-denominated senior subordinated notes and (Euro)75,000 of 11.375% Euro denominated senior subordinated notes (together the "Outstanding Notes") in a private placement pursuant to Rule 144A and Regulation S. The Outstanding Notes are, and the Exchange Notes which will be issued in this Exchange Offer will be, general unsecured obligations of the Company, subordinated in right of payment to all existing and future senior indebtedness of the Company, and guaranteed on a full, unconditional, joint and several basis by the Company's wholly-owned domestic subsidiaries.

  The following condensed consolidating financial information presents:

    (1) Condensed consolidating financial statements as of May 31, 1999 and November 30, 1998 and for the six months ended May 31, 1999 and 1998, of
  (a) Tokheim Corporation, the parent; (b) the guarantor subsidiaries; (c) the nonguarantor subsidiaries; and (d) the Company on a consolidated basis, and

    (2) Elimination entries necessary to consolidate Tokheim Corporation, the parent, with guarantor and nonguarantor subsidiaries.

  Investments in subsidiaries are accounted for by the parent using the equity method of accounting. The guarantor and nonguarantor subsidiaries are presented on a combined basis. The principal elimination entries eliminate investments in subsidiaries and intercompany balances and transactions.

  Separate financial statements for the guarantor subsidiaries and the nonguarantor subsidiaries are not presented because management believes that such financial statements would not be meaningful to investors.

                  CONSOLIDATED CONDENSED STATEMENT OF EARNINGS

                   For the six months ended May 31, 1999

                                     Guarantor   Nonguarantor              Consolidated
                           Parent   Subsidiaries Subsidiaries Eliminations    Total
                          --------  ------------ ------------ ------------ ------------
                                             (Amounts in thousands)
Net sales...............  $ 75,152    $ 55,591     $221,844     $(9,383)     $343,204
Cost of sales, exclusive
 of items listed below..    55,805      40,912      177,737      (9,383)      265,071
Selling, general, and
 administrative
 expenses...............    12,991      13,712       27,003         --         53,706
Depreciation and
 amortization...........     1,949       2,660        8,351         --         12,960
Merger and acquisition
 costs and other unusual
 items..................       887          83        3,853         --          4,823
                          --------    --------     --------     -------      --------
Operating profit (loss).     3,520      (1,776)       4,900         --          6,644
Interest expense, net...     9,781      (4,477)      19,361         --         24,665
Foreign currency loss...       316       1,138        1,401         --          2,855
Equity in (earnings)
 loss of consolidated
 subsidiaries...........    10,163         --           --      (10,163)          --
Minority interest.......       --          --            89         --             89
Other (income) expense,
 net ...................     2,398     (16,499)      12,792         --         (1,309)
                          --------    --------     --------     -------      --------
Earnings (loss) before
 income taxes...........   (19,138)     18,062      (28,743)     10,163       (19,656)
Income taxes............        36        (222)        (296)        --           (482)
                          --------    --------     --------     -------      --------
Earnings (loss) before
 extraordinary item.....   (19,174)     18,284      (28,447)     10,163       (19,174)
Extraordinary loss on
 debt extinguishment....    (6,249)        --           --          --         (6,249)
                          --------    --------     --------     -------      --------
Net earnings (loss).....  $(25,423)   $ 18,284     $(28,447)    $10,163      $(25,423)
                          ========    ========     ========     =======      ========

                  CONSOLIDATED CONDENSED STATEMENT OF EARNINGS

                   For the six months ended May 31, 1998

                                    Guarantor   Nonguarantor              Consolidated
                          Parent   Subsidiaries Subsidiaries Eliminations    Total
                          -------  ------------ ------------ ------------ ------------
                                            (Amounts in thousands)
Net sales...............  $70,918    $33,943      $99,659      $(14,015)    $190,505
Cost of sales, exclusive
 of items listed below..   53,928     23,549       76,729       (14,015)     140,191
Selling, general, and
 administrative
 expenses...............   16,182      4,871       13,841           --        34,894
Depreciation and
 amortization...........    1,970        417        2,731           --         5,118
Merger and acquisition
 costs and other unusual
 items..................    6,196        --           137           --         6,333
                          -------    -------      -------      --------     --------
Operating profit (loss).   (7,358)     5,106        6,221           --         3,969
Interest expense, net...    2,453        (39)       4,919           --         7,333
Foreign currency (gain)
 loss...................     (876)         9           87           --          (780)
Equity in (earnings)
 loss of consolidated
 subsidiaries...........   (3,288)       --           --          3,288          --
Minority interest.......      --         --            63           --            63
Other (income) expense,
 net ...................   (2,666)       938        1,450           --          (278)
                          -------    -------      -------      --------     --------
Earnings (loss) before
 income taxes...........   (2,981)     4,198         (298)       (3,288)      (2,369)
Income taxes............      197        229          383           --           809
                          -------    -------      -------      --------     --------
Earnings (loss) before
 extraordinary item.....   (3,178)     3,969         (681)       (3,288)      (3,178)
Extraordinary loss on
 debt extinguishment....   (4,965)       --           --            --        (4,965)
                          -------    -------      -------      --------     --------
Net earnings (loss).....  $(8,143)   $ 3,969      $  (681)     $ (3,288)    $ (8,143)
                          =======    =======      =======      ========     ========

                 CONSOLIDATED CONDENSED STATEMENT OF CASH FLOWS

                   For the six months ended May 31, 1999

                                    Guarantor   Nonguarantor              Consolidated
                          Parent   Subsidiaries Subsidiaries Eliminations    Total
                         --------  ------------ ------------ ------------ ------------
                                            (Amounts in thousands)
Cash flows from
 operating activities:
  Net cash provided from
   (used in) operations. $ (8,220)   $(2,102)     $(3,944)     $10,163      $ (4,103)
Cash flows from
 investing activities:
  Plant and equipment
   additions............   (5,556)    (1,086)      (4,352)         --        (10,994)
  Proceeds from sale of
   property and
   equipment............    1,890        --           --           --          1,890
  Investments in and
   advances to
   subsidiaries, net....    3,285      6,878          --       (10,163)          --
                         --------    -------      -------      -------      --------
    Net cash provided
     from (used in)
     investing
     activities.........     (381)     5,792       (4,352)     (10,163)       (9,104)
Cash flows from
 financing activities:
  Redemption of senior
   notes................  (22,500)       --           --           --        (22,500)
  Proceeds from issuance
   of senior
   subordinated notes...  209,647        --           --           --        209,647
  Redemption of senior
   subordianted notes... (170,000)       --           --           --       (170,000)
  Increase (decrease) in
   term debt............      641       (151)         601          --          1,091
  Decrea-e in notes
   payable, banks.......      --         --          (500)         --           (500)
  Increase (decrease) in
   cash overdraft.......     (131)        31         (483)         --           (583)
  Debt issuance costs...   (7,613)       --           --           --         (7,613)
  Premiums paid on debt
   extinguishment.......     (555)       --           --           --           (555)
  Treasury stock, net...    1,050        --           --           --          1,050
  Preferred stock
   dividends............     (747)       --           --           --           (747)
                         --------    -------      -------      -------      --------
    Net cash provided
     from (used in)
     financing
     activities.........    9,792       (120)        (382)         --          9,290
Effect of translation
 adjustments on cash....      --      (4,381)         603          --         (3,778)
                         --------    -------      -------      -------      --------
Cash and cash
 equivalents:
  Increase (decrease) in
   cash.................    1,191       (811)      (8,075)         --         (7,695)
  Beginning of year.....      849      5,381       20,571          --         26,801
                         --------    -------      -------      -------      --------
  End of period......... $  2,040    $ 4,570      $12,496      $   --       $ 19,106
                         ========    =======      =======      =======      ========

                 CONSOLIDATED CONDENSED STATEMENT OF CASH FLOWS

                   For the six months ended May 31, 1998

                                   Guarantor   Nonguarantor              Consolidated
                         Parent   Subsidiaries Subsidiaries Eliminations    Total
                        --------  ------------ ------------ ------------ ------------
                                           (Amounts In thousands)
Cash flows from
 operating activities:
  Net cash provided by
   (used in)
   operations.......... $(12,018)    $8,224      $ 2,829      $(3,288)     $ (4,253)
Cash flows from
 investing activities:
  Acquisition, net of
   cash acquired.......  (12,137)       --           --           --        (12,137)
  Plant and equipment
   additions...........   (3,124)      (581)      (1,353)         --         (5,058)
  Investments in and
   advances to
   subsidiaries, net...   (3,288)       --           --         3,288           --
  Proceeds from sale of
   property and
   equipment...........       23        --           154          --            177
                        --------     ------      -------      -------      --------
    Net cash provided
     from (used in)
     financing
     activities........  (18,526)      (581)      (1,199)       3,288       (17,018)
Cash flows from
 financing activities:
  Redemption of senior
   subordinated notes..  (35,000)       --           --           --        (35,000)
  Decrease in term
   debt................      (27)       --          (359)         --           (386)
  Increase (decrease)
   notes payable,
   banks...............     (990)       --           160          --           (830)
  Increase in cash
   overdraft...........      432        748          281          --          1,461
  Debt issuance costs..      --         --           --           --            --
  Proceeds from
   issuance of common
   stock...............   72,582        --           --           --         72,582
  Equity issuance
   costs...............   (4,858)       --           --           --         (4,858)
  Premiums paid on debt
   extinguishment......   (3,450)       --           --           --         (3,450)
  Treasury stock, net..     (191)       --           --           --           (191)
  Preferred stock
   dividends...........     (744)       --           --           --           (744)
                        --------     ------      -------      -------      --------
    Net cash provided
     from financing
     activities........   27,754        748           82          --         28,584
Effect of translation
 adjustments on cash...   (1,060)       --          (381)         --         (1,441)
                        --------     ------      -------      -------      --------
Cash and cash
 equivalents:
  Increase (decrease)
   in cash.............   (3,850)     8,391        1,331          --          5,872
  Beginning of year....    2,764      1,170        2,504          --          6,438
                        --------     ------      -------      -------      --------
  End of period........ $ (1,086)    $9,561      $ 3,835      $   --       $ 12,310
                        ========     ======      =======      =======      ========

                      CONSOLIDATED CONDENSED BALANCE SHEET

                            As of May 31, 1999

                                     Guarantor   Nonguarantor              Consolidated
                           Parent   Subsidiaries Subsidiaries Eliminations    Total
                          --------  ------------ ------------ ------------ ------------
                                             (Amounts in thousands)
Assets
Current assets:
  Cash and cash
   equivalents..........  $  2,040    $  4,570     $ 12,496    $     --      $ 19,106
  Accounts receivables,
   net..................    45,451      75,745      110,264      (80,011)     151,449
  Inventories, net......    19,176      10,193       74,450          (94)     103,725
  Other current assets..     1,833       1,253       16,353          --        19,439
                          --------    --------     --------    ---------     --------
  Total current assets..    68,500      91,761      213,563      (80,105)     293,719
  Investments in
   subsidiaries.........    48,282      21,642        3,324      (73,248)         --
  Property, plant, and
   equipment, net.......    23,352      13,048       38,805          --        75,205
  Goodwill, net.........    71,712      36,448      184,014          --       292,174
  Other non-current
   assets and deferred
   charges, net.........     7,725     321,810        5,774     (297,757)      37,552
                          --------    --------     --------    ---------     --------
    Total assets........  $219,571    $484,709     $445,480    $(451,110)    $698,650
                          ========    ========     ========    =========     ========
Liabilities and
 Shareholders' Equity
Current maturities of
 long-term debt.........  $    --     $    --      $  2,030    $     --      $  2,030
Notes payable to banks..       --          --           233          --           233
Cash overdrafts.........       --          204       13,062          --        13,266
Accounts payable........    42,235      34,465       84,125      (78,784)      82,041
Accrued expenses........    18,519      41,750       63,430          --       123,699
                          --------    --------     --------    ---------     --------
Total current
 liabilities............    60,754      76,419      162,880      (78,784)     221,269
Notes payable, bank
 credit agreement.......       --      182,145          --           --       182,145
Senior subordinated
 notes..................       --      201,158          --           --       201,158
Junior subordinated
 payment in kind note...       --       42,436          --           --        42,436
Other long-term debt,
 less current
 maturities.............     6,000         --       328,858     (331,162)       3,696
Guaranteed Employees'
 Stock Ownership Plan
 obligation.............     5,694         --           --           --         5,694
Post-retirement benefit
 liability..............    14,886         --           --           --        14,886
Minimum pension
 liability..............     3,135         --           --           --         3,135
Other long-term
 liabilities............       476        (217)       6,926         (437)       6,748
                          --------    --------     --------    ---------     --------
                            90,945     501,941      498,664     (410,383)     681,167
Redeemable convertible
 preferred stock........    24,000         --           --           --        24,000
Guaranteed Employees'
 Stock Ownership Plan
 obligation.............    (5,694)        --           --           --        (5,694)
Treasury stock, at cost.    (4,322)        --           --           --        (4,322)
                          --------    --------     --------    ---------     --------
                            13,984         --           --           --        13,984
Common stock............    90,353      41,724       14,960      (56,684)      90,353
Common stock warrants...    20,000         --           --           --        20,000
Minimum pension
 liability..............    (3,135)        --           --           --        (3,135)
Foreign currency
 translation
 adjustments............    (7,896)    (39,668)     (10,158)         --       (57,722)
Retained earnings
 (accumulated deficit)..   (15,851)    (19,288)     (57,986)      15,957      (45,466)
                          --------    --------     --------    ---------     --------
                           115,173     (17,232)     (53,184)     (40,727)       4,030
Less treasury stock, at
 cost...................      (531)        --           --           --          (531)
                          --------    --------     --------    ---------     --------
                           114,642     (17,232)     (53,184)     (40,727)       3,499
                          --------    --------     --------    ---------     --------
    Total liabilities
     and shareholders'
     equity.............  $219,571    $484,709     $445,480    $(451,110)    $698,650
                          ========    ========     ========    =========     ========

                      CONSOLIDATED CONDENSED BALANCE SHEET

                            As of November 30, 1998

                                     Guarantor   Nonguarantor              Consolidated
                           Parent   Subsidiaries Subsidiaries Eliminations    Total
                          --------  ------------ ------------ ------------ ------------
                                             (Amounts In thousands)
Assets
Current assets:
  Cash and cash
   equivalents..........  $    849    $  5,381     $ 20,571    $     --      $ 26,801
  Accounts receivables,
   net..................    52,303      32,643      133,868      (46,121)     172,693
  Inventories, net......    16,720      18,255       88,369         (311)     123,033
  Other current assets..     1,921         759       16,459          --        19,139
                          --------    --------     --------    ---------     --------
  Total current assets..    71,793      57,038      259,267      (46,432)     341,666
  Investments in
   subsidiaries.........   112,268      13,869        3,197     (129,334)         --
  Property, plant, and
   equipment, net.......    21,906      10,908       45,091          --        77,905
  Goodwill, net.........    15,765      89,590      218,758          --       324,113
  Other non-current
   assets and deferred
   charges, net.........   107,666     259,055        5,787     (339,550)      32,958
                          --------    --------     --------    ---------     --------
    Total assets........  $329,398    $430,460     $532,100    $(515,316)    $776,642
                          ========    ========     ========    =========     ========
Liabilities and
 Shareholders' Equity
Current maturities of
 long-term debt.........  $    --     $    --      $  2,110    $     --      $  2,110
Notes payable to banks..       --          --           410          --           410
Cash overdrafts.........       --           21       15,043          --        15,064
Accounts payable........    32,782      24,750       84,107      (46,317)      95,322
Accrued expenses........    16,458      42,193       77,513          --       136,164
                          --------    --------     --------    ---------     --------
Total current
 liabilities............    49,240      66,964      179,183      (46,317)     249,070
Notes payable, bank
 credit agreement.......       --      182,145          --           --       182,145
Senior notes............    22,500         --           --           --        22,500
Senior subordinated
 notes..................    95,946      74,054          --           --       170,000
Junior subordinated
 payment in kind note...    40,000         --           --           --        40,000
Other long-term debt,
 less current
 maturities.............     9,409         --       322,997     (328,291)       4,115
Guaranteed Employees'
 Stock Ownership Plan
 obligation.............     6,987         --           --           --         6,987
Post-retirement benefit
 liability..............    14,418         --           --           --        14,418
Minimum pension
 liability..............     3,135         --           --           --         3,135
Other long-term
 liabilities............       475        (217)       7,366         (113)       7,511
                          --------    --------     --------    ---------     --------
                           242,110     322,946      509,546     (374,721)     699,881
Redeemable convertible
 preferred stock........    24,000         --           --           --        24,000
Guaranteed Employees'
 Stock Ownership Plan
 obligation.............    (6,987)        --           --           --        (6,987)
Treasury stock, at cost.    (4,883)        --           --           --        (4,883)
                          --------    --------     --------    ---------     --------
                            12,130         --           --           --        12,130
Common stock............    90,354     107,243       14,960     (122,203)      90,354
Common stock warrants...    20,000         --           --           --        20,000
Minimum pension
 liability..............    (3,135)        --           --           --        (3,135)
Foreign currency
 translation
 adjustments............   (12,547)       (313)      (9,738)         --       (22,598)
Retained earnings
 (accumulated deficit)..   (18,819)        584       17,332      (18,392)     (19,295)
                          --------    --------     --------    ---------     --------
                            75,853     107,514       22,554     (140,595)      65,326
Less treasury stock, at
 cost...................      (695)        --           --           --          (695)
                          --------    --------     --------    ---------     --------
                            75,158     107,514       22,554     (140,595)      64,631
                          --------    --------     --------    ---------     --------
    Total liabilities
     and shareholders'
     equity.............  $329,398    $430,460     $532,100    $(515,316)    $776,642
                          ========    ========     ========    =========     ========

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Shareholders and Directors, Tokheim Corporation

  In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of earnings, cash flows and shareholders' equity present fairly, in all material respects, the financial position of Tokheim Corporation and its subsidiaries at November 30, 1998 and 1997, and the results of their operations and their cash flows for each of the three years in the period ended November 30, 1998, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

                                          PricewaterhouseCoopers LLP

February 19, 1999
Fort Wayne, Indiana

                       CONSOLIDATED STATEMENT OF EARNINGS

             for the years ended November 30, 1998, 1997, and 1996
                (Amounts in thousands except dollars per share)

                                                     1998      1997      1996
                                                   --------  --------  --------
Net sales........................................  $466,440  $385,469  $279,733
Cost of sales, exclusive of items listed below...   345,031   283,932   210,223
Selling, general, and administrative expenses....    79,819    68,167    51,667
Depreciation and amortization....................    13,136     9,232     5,028
Merger and acquisition costs and other unusual
 items...........................................    13,685     3,493     6,459
                                                   --------  --------  --------
Operating profit.................................    14,769    20,645     6,356
Interest expense (net of interest income of $822,
 $837 and $602, respectively)....................    19,257    16,451     7,191
Foreign currency (gain) loss.....................    (1,442)       48       159
Minority interest in subsidiaries................       327       394       393
Other income, net................................      (675)   (1,445)     (158)
                                                   --------  --------  --------
Earnings (loss) before income taxes and
 extraordinary loss..............................    (2,698)    5,197    (1,229)
Income taxes.....................................     1,046     1,217       780
                                                   --------  --------  --------
Earnings (loss) before extraordinary loss........    (3,744)    3,980    (2,009)
Extraordinary loss on debt extinguishment........   (23,924)   (1,886)      --
                                                   --------  --------  --------
Net earnings (loss)..............................   (27,668)    2,094    (2,009)
Preferred stock dividends ($1.94 per share)......    (1,484)   (1,512)   (1,543)
                                                   --------  --------  --------
Earnings (loss) applicable to common stock.......  $(29,152) $    582  $ (3,552)
                                                   ========  ========  ========
Earnings (loss) per common share:
  Basic
    Before extraordinary loss....................  $  (0.46) $   0.31  $  (0.45)
    Extraordinary loss on debt extinguishment....     (2.10)    (0.23)      --
                                                   --------  --------  --------
    Net earnings (loss)..........................  $  (2.56) $   0.08  $  (0.45)
                                                   ========  ========  ========
    Weighted average shares outstanding..........    11,371     8,042     7,940
                                                   ========  ========  ========
  Diluted
    Before extraordinary loss....................  $  (0.46) $   0.27  $  (0.45)
    Extraordinary loss on debt extinguishment....     (2.10)    (0.21)      --
                                                   --------  --------  --------
    Net earnings (loss)..........................  $  (2.56) $   0.06  $  (0.45)
                                                   ========  ========  ========
    Weighted average shares outstanding..........    11,371     9,005     7,940
                                                   ========  ========  ========


    The accompanying notes are an integral part of the financial statements.

                      CONSOLIDATED STATEMENT OF CASH FLOWS

             for the years ended November 30, 1998, 1997, and 1996
                             (Amounts in thousands)

                                                    1998      1997      1996
                                                  --------  --------  --------
Cash Flows From Operating Activities:
  Net earnings (loss)............................ $(27,668) $  2,094  $ (2,009)
  Adjustments to reconcile net earnings (loss) to
   net cash provided from operating activities:
    Write-off of in-process research and
     development.................................    5,879       --        --
    Extraordinary loss on debt extinguishment....   23,924     1,886       --
    Depreciation and amortization................   13,136     9,232     5,028
    Gain on sale of property, plant, and
     equipment...................................      (36)     (408)      (59)
    Deferred income taxes........................     (431)     (139)     (251)
    Changes in assets and liabilities (net of
     effects of the acquisitions in 1998 and
     1996):
      Receivables, net...........................  (21,439)    4,254     2,363
      Inventories................................    4,327     5,975    (2,626)
      Other current assets.......................    3,185    (2,001)    5,987
      Accounts payable...........................    7,691     5,116    (1,425)
      Accrued expenses...........................    6,370    (3,395)    4,249
      Other......................................   (5,148)   (1,412)   (5,360)
                                                  --------  --------  --------
        Net cash provided from operating
         activities..............................    9,790    21,202     5,897
                                                  --------  --------  --------
Cash Flows From Investing Activities:
  Acquisitions, net of cash acquired............. (110,641)      --    (52,105)
  Property, plant, and equipment additions.......  (14,548)  (11,154)   (3,061)
  Proceeds from sale of property, plant and
   equipment.....................................      775       760     1,087
                                                  --------  --------  --------
        Net cash used in investing activities.... (124,414)  (10,394)  (54,079)
                                                  --------  --------  --------
Cash Flows From Financing Activities:
  Proceeds from senior notes.....................   22,500       --        --
  Proceeds from senior subordinated notes........      --        --    100,000
  Redemption of senior subordinated notes........  (90,000)  (10,000)      --
  Payments on term and other debt................   (4,267)   (3,747)  (31,800)
  Net increase (decrease) in notes payable,
   banks.........................................  158,769     1,770    (5,044)
  Net increase in cash overdraft.................    3,571     1,874     7,237
  Debt issuance costs............................  (16,157)      --    (11,506)
  Proceeds from issuance of common stock.........   74,057     1,706        42
  Equity issuance costs..........................   (4,858)      --        --
  Treasury stock, net............................     (719)     (496)     (370)
  Premiums paid on debt extinguishment...........  (15,743)   (1,390)      --
  Preferred stock dividends......................   (1,484)   (1,512)   (1,543)
                                                  --------  --------  --------
        Net cash provided from (used in)
         financing activities....................  125,669   (11,795)   57,016
                                                  --------  --------  --------
Effect of translation adjustments on cash........    9,318    (2,389)   (4,482)
                                                  --------  --------  --------
  Increase (decrease) in cash....................   20,363    (3,376)    4,352
Cash and cash equivalents:
  Beginning of year..............................    6,438     9,814     5,462
                                                  --------  --------  --------
  End of year.................................... $ 26,801  $  6,438  $  9,814
                                                  ========  ========  ========

    The accompanying notes are an integral part of the financial statements.

                           CONSOLIDATED BALANCE SHEET
                        as of November 30, 1998 and 1997
                             (Amounts in thousands)

                                                                1998     1997
                                                              -------- --------
Assets
Current assets:
  Cash and cash equivalents.................................. $ 26,801 $  6,438
  Accounts receivable, less allowance for doubtful accounts
   of $2,115 and $1,392, respectively........................  172,693   83,011
  Inventories:
    Raw materials and supplies...............................   70,545   29,427
    Work in process..........................................   27,418   27,514
    Finished goods...........................................   25,070    7,406
                                                              -------- --------
                                                               123,033   64,347
  Other current assets.......................................   19,139    6,705
                                                              -------- --------
    Total current assets.....................................  341,666  160,501

Property, plant and equipment, at cost:
  Land and land improvements.................................    5,644    4,679
  Buildings and building improvements........................   41,803   27,956
  Machinery and equipment....................................   97,138   70,068
  Construction in progress...................................    6,041    4,514
                                                              -------- --------
                                                               150,626  107,217
    Less accumulated depreciation............................   72,721   64,682
                                                              -------- --------
                                                                77,905   42,535
Other tangible assets........................................    4,873    3,615
Goodwill, net................................................  324,113   67,695
Other non-current assets and deferred charges, net...........   28,085   16,273
                                                              -------- --------
    Total assets............................................. $776,642 $290,619
                                                              ======== ========


    The accompanying notes are an integral part of the financial statements.

                           CONSOLIDATED BALANCE SHEET
                       as of November 30, 1998, and 1997
                (Amounts in thousands except dollars per share)

                                                              1998      1997
                                                            --------  --------
Liabilities and Shareholders' Equity
Current liabilities:
  Current maturities of long-term debt....................  $  2,110  $  2,391
  Notes payable to banks..................................       410        98
  Cash overdrafts.........................................    15,064    10,575
  Accounts payable........................................    95,322    54,597
  Accrued expenses........................................   136,164    51,190
                                                            --------  --------
    Total current liabilities.............................   249,070   118,851
Notes payable, bank credit agreement......................   182,145    24,090
Senior notes..............................................    22,500       --
Senior subordinated notes.................................   170,000    90,000
Junior subordinated payment-in-kind notes.................    40,000       --
Other long-term debt, less current maturities.............     4,115     4,397
Guaranteed Employees' Stock Ownership Plan (ESOP)
 obligation...............................................     6,987     9,429
Post-retirement benefit liability.........................    14,418    14,378
Minimum pension liability.................................     3,135     2,173
Other long-term liabilities...............................     7,511     6,830
                                                            --------  --------
                                                             699,881   270,148
                                                            --------  --------
Commitments and contingencies (Note 20)
Redeemable convertible preferred stock, at liquidation
 value of $25 per share, 1,700 shares authorized, 960
 shares issued............................................    24,000    24,000
Guaranteed Employees' Stock Ownership Plan (ESOP)
 obligation...............................................    (6,987)   (9,429)
Treasury stock, at cost, 195 and 189 shares,
 respectively.............................................    (4,883)   (4,718)
                                                            --------  --------
                                                              12,130     9,853
                                                            --------  --------
Preferred stock, no par value; 3,300 shares authorized and
 unissued.................................................       --        --
Common stock, no par value; 30,000 shares authorized,
 12,698 and 8,232 shares issued, respectively.............    90,354    21,158
Common stock warrants.....................................    20,000       --
Minimum pension liability.................................    (3,135)   (2,173)
Foreign currency translation adjustments..................   (22,598)  (18,048)
Retained earnings (accumulated deficit)...................   (19,295)    9,821
                                                            --------  --------
                                                              65,326    10,758
Treasury stock, at cost, 38 and 9 shares, respectively....      (695)     (140)
                                                            --------  --------
                                                              64,631    10,618
                                                            --------  --------
    Total liabilities and shareholders' equity............  $776,642  $290,619
                                                            ========  ========

    The accompanying notes are an integral part of the financial statements.

                 CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY

              For the years ended November 30, 1998, 1997 and 1996
                             (Amounts in thousands)

                             Common Stock                                      Foreign     Retained       Total
                         --------------------          Guaranteed  Minimum    Currency     Earnings      Common
                         Outstanding Treasury             ESOP     Pension   Translation (Accumulated Shareholders'
                           Amount     Amount  Warrants Obligation Obligation Adjustments   Deficit)      Equity
                         ----------- -------- -------- ---------- ---------- ----------- ------------ -------------
Balance at November 30,
 1995...................   $19,409    $(231)  $   --     $(786)    $(3,868)   $ (3,542)    $ 12,815      $23,797
 Stock options
  exercised.............        43      --        --       --          --          --           --            43
 Employee termination
  benefits..............       --        11       --       --          --          --           --            11
 Treasury stock
  purchases.............       --        28       --       --          --          --           --            28
 Decrease in guaranteed
  ESOP obligation.......       --       --        --       483         --          --           --           483
 Minimum pension
  liability adjustment..       --       --        --       --          620         --           --           620
 Foreign currency
  translation
  adjustments...........       --       --        --       --          --       (3,729)         --        (3,729)
 Net loss...............       --       --        --       --          --          --        (2,009)      (2,009)
 Treasury stock
  transactions..........       --       --        --       --          --          --           (23)         (23)
 Preferred stock
  dividends.............       --       --        --       --          --          --        (1,543)      (1,543)
                           -------    -----   -------    -----     -------    --------     --------      -------
Balance at November 30,
 1996...................   $19,452    $(192)  $   --     $(303)    $(3,248)   $ (7,271)    $  9,240      $17,678
 Stock options
  exercised.............     1,706      --        --       --          --          --           --         1,706
 Treasury stock
  purchases.............       --        52       --       --          --          --           --            52
 Decrease in guaranteed
  ESOP obligation.......       --       --        --       303         --          --           --           303
 Minimum pension
  liability adjustment..       --       --        --       --        1,075         --           --         1,075
 Foreign currency
  translation
  adjustments...........       --       --        --       --          --      (10,777)         --       (10,777)
 Net earnings...........       --       --        --       --          --          --         2,094        2,094
 Treasury stock
  transactions..........       --       --        --       --          --          --            (1)          (1)
 Preferred stock
  dividends.............       --       --        --       --          --          --        (1,512)      (1,512)
                           -------    -----   -------    -----     -------    --------     --------      -------
Balance at November 30,
 1997...................   $21,158    $(140)  $   --       --      $(2,173)   $(18,048)    $  9,821      $10,618
 Stock options
  exercised.............     1,472      --        --       --          --          --           --         1,472
 Common stock offering..    67,724      --        --       --          --          --           --        67,724
 Common stock warrants
  issued................       --       --     20,000      --          --          --           --        20,000
 Treasury stock
  purchases.............       --      (555)      --       --          --          --           --          (555)
 Minimum pension
  liability adjustment..       --       --        --       --         (962)        --           --          (962)
 Foreign currency
  translation
  adjustments...........       --       --        --       --          --       (4,550)         --        (4,550)
 Net (loss).............       --       --        --       --          --          --       (27,668)     (27,668)
 Minority interest
  dividends.............       --       --        --       --          --          --            36           36
 Preferred stock
  dividends.............       --       --        --       --          --          --        (1,484)      (1,484)
                           -------    -----   -------    -----     -------    --------     --------      -------
Balance at November 30,
 1998...................   $90,354    $(695)  $20,000    $ --      $(3,135)   $(22,598)    $(19,295)     $64,631
                           =======    =====   =======    =====     =======    ========     ========      =======

    The accompanying notes are an integral part of the financial statements.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                (Amounts in thousands except dollars per share)

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Principles of Consolidation--The Consolidated Financial Statements include the accounts of Tokheim Corporation and its wholly- and majority-owned subsidiaries (the "Company"). The Consolidated Financial Statements include 100% of the assets and liabilities of these subsidiaries, with the ownership interest of minority participants recorded as minority interest. All significant intercompany accounts and transactions have been eliminated in consolidation. In September 1996, the Company acquired the petroleum dispenser business ("Sofitam") of Sofitam, S.A., in December 1997, the Company acquired Management Solutions Inc ("MSI"), and in September 1998, the Company acquired the fuel dispenser systems and service business (the "RPS Division") of Schlumberger Limited. The accounts of these three acquired companies are included in the Consolidated Financial Statements since the respective dates listed above. (See Note 2.)

  Nature of Operations--The Company engages principally in the design, manufacture and servicing of electronic and mechanical petroleum dispensing marketing systems, including service station equipment, point-of-sale control systems, and card- and cash-activated transaction systems for customers around the world. The Company markets its products through subsidiaries located throughout the world and has major facilities in the United States, France, Canada, Germany, Italy, the Netherlands, Scotland, and South Africa.

  Translation of Foreign Currency--The financial position, results of operations and cash flows of the Company's foreign subsidiaries are measured using local currency as the functional currency. Revenues and expenses of such subsidiaries have been translated into U.S. dollars at average exchange rates prevailing during the period. Assets and liabilities have been translated at the rates of exchange at the balance sheet date. Translation gains and losses are deferred as a separate component of shareholders' equity. Aggregate foreign currency transaction gains and losses are included in determining net earnings.

  Revenue Recognition--Revenue from sales of fuel dispensers and service parts is recorded at the time the goods are shipped. On-call service revenue is recognized when the service has been performed.

  Revenue and costs associated with separately priced customer service contracts are recognized such that (a) revenue is recognized ratably over the contract period; (b) costs are expensed as incurred (incremental direct acquisition costs are not material); and (c) losses are recognized on contracts where the expected future costs exceed future revenue (no such contracts existed at November 30, 1998). Customer service contracts include service and maintenance agreements and extended warranty agreements for fuel dispensers and point-of-sale system hardware and software.

  Revenue from long-term construction contracts is recognized on the percentage-of-completion method. Percentage-of-completion for the service station construction business is measured principally by the percentage of costs incurred for each contract to date relative to the estimated total costs at completion. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined. Revenue from long-term construction contracts is not material to the overall consolidated revenue.

  Revenue from the sale of software and point-of-sale systems which is dependent on software is recognized at the time of delivery as no significant future Company obligations are required under the terms of the sales agreement and the criteria of paragraph 8 of Statement of Position No. 97-2 "Software Revenue Recognition" has been satisfied.

  Risks and Uncertainties--The Company is not dependent on any single customer, group of customers, market, geographic area or supplier of materials, labor or services. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the Consolidated Financial Statements and accompanying notes. The more significant areas requiring the use of management's estimates include allowances for obsolete inventory and uncollectible receivables, product warranty claims, environmental and product liabilities, postretirement, pension, and other employee benefits, valuation allowances for deferred tax assets, future

                (Amounts in thousands except dollars per share)


obligations associated with the Company's restructuring plans, future cash flows associated with assets, and useful lives for depreciation and amortization. Actual results could differ from these estimates, making it reasonably possible that a change in certain of these estimates could occur in the near term. Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of cash and trade receivables. The Company places its cash with high credit quality financial institutions. At times, cash in United States banks may exceed FDIC insurance limits. Concentration of credit risk with respect to trade receivables is considered to be minimal due to the Company's large customer base and ongoing control procedures, which monitor the credit worthiness of customers.

  Fair Value of Financial Instruments--The fair value of cash and cash equivalents, trade receivables, and accounts payable approximates the carrying value because of the short-term maturities of these financial instruments.

  The interest rate on the Company's bank credit agreement (the "New Credit Agreement") fluctuates with current market rates. Consequently, the carrying value of the New Credit Agreement approximates the market prices for the same or similar issues in future periods. The estimated fair value of the Company's 12.0% senior subordinated notes (the "Senior Subordinated Seller Notes") and the Company's 12.5% senior notes due 2005 (the "Senior Notes") approximated the carrying value at November 30, 1998 since both notes were redeemed at face value on January 29, 1999. The Company estimates that the fair value of the $40,000 Junior Subordinated 12.0% Payment-in-Kind notes (the "Junior Notes") approximated the carrying value at November 30, 1998 as there were no significant changes in the market conditions or risks related to these notes during the two month period between the time when the notes were issued on September 30, 1998 and November 30, 1998.

  The fair value of the Company's $20,000 common stock warrants (the "Warrants") approximates $21,795 at November 30, 1998. This amount is computed based on the Company's November 30, 1998 common stock price of $8.625 per share less the nominal consideration to be received if exercised.

  The fair value of the Company's convertible preferred stock, which is held in the Trust of the Company's Retirement Savings Plan ("RSP"), approximates the carrying value, as such stock is not traded in the open market, and the value at conversion is equal to a fixed redemption value in cash or equivalent amounts of common stock.

  Inventory Valuation--Inventories are valued at the lower of cost or market. Cost is determined using the first-in, first-out (FIFO) method.

  Property and Depreciation--Depreciation of plant and equipment is generally determined on a straight-line basis over the estimated useful lives of the assets. Upon retirement or sale of assets, the cost of the disposed assets and related accumulated depreciation are removed from the accounts, and any resulting gain or loss is credited or charged to income. These gains and losses are accumulated and shown as a component of other income, net in the statement of earnings. Buildings are generally depreciated over 40 years. Machinery and equipment are depreciated over periods ranging from five to ten years. Expenditures for normal repairs and maintenance are charged to expense as incurred. Expenditures for improving or rebuilding existing assets which extend the useful life of the assets are capitalized.

  Software and Research and Development Costs--Costs incurred to address year 2000 issues are expensed when incurred. Unamortized software costs included in other non-current assets were $8,711, and $1,089 at November 30, 1998 and 1997, respectively. The amounts amortized and charged to expense in 1998, 1997 and 1996 were $2,025, $260 and $163, respectively. Included in unamortized software costs at November 30, 1998

                (Amounts in thousands except dollars per share) is approximately $4,850 related to software technology costs capitalized in connection with the acquisition of MSI. Amortization of capitalized software development costs offered for sale is provided over the estimated economic useful life of the software product on a straight-line basis, generally three to four years.

  In 1998 Tokheim adopted Statement of Position (SOP) No. 98-1, "Accounting for the Cost of Computer Software Developed or Obtained for Internal Use." Costs incurred related to software developed or obtained for internal use are capitalized during the application development stage of the software development and are amortized over three years. Prior to the adoption of SOP No. 98-1 the Company capitalized the cost of purchased software and fees paid to external software consultants that assist in the development and installation of internally used software. Since the adoption of SOP 98-1, the Company continues to capitalize these costs and additionally capitalizes internal employee's wages and benefits associated with internally developed software. During 1998 the Company capitalized approximately $1,200 in connection with internally developed software under SOP 98-1.

  All other product development expenditures are charged to research and development expense in the period incurred. These expenses amounted to $21,080, $18,284 and $15,909 in 1998, 1997 and 1996, respectively. In addition to these expenses, the Company wrote off $5,879 of in-process research and development expenses in connection with the acquisition of MSI and the related purchase price allocation. See Note 2 for additional information.

  Goodwill and Other Intangible Assets--Goodwill is amortized on a straight-line basis over 40 years. The Company will continue to review facts and circumstances to determine whether the remaining estimated useful life of goodwill warrants revision or whether the carrying amount may not be recoverable, using profitability projections to assess whether future operating income on a non-discounted basis is likely to exceed the amortization over the remaining life of the goodwill. The amounts amortized and charged to expense in 1998, 1997 and 1996 were approximately $2,709, $1,490 and $420, respectively. Accumulated amortization of goodwill at November 30, 1998 and 1997 was $4,619 and $1,910, respectively. The Company is in the process of valuing certain tangible and intangible assets acquired with the RPS Division and will finalize the preliminary purchase price allocation upon completion of these valuations. The goodwill recorded in connection with the RPS Division is currently being amortized over 40 years. The Company will determine the appropriate amounts and useful lives of the identified intangible assets upon completion of the valuations. Finalization of the purchase price allocation is not expected to have a material impact on the Company's financial position or results of operations as of and for the year ended November 30, 1998. The Company evaluates the recoverability of goodwill by comparing the estimated future undiscounted cash flows associated with the recorded goodwill with its carrying value. The amount of the goodwill impairment, if any, is determined by calculating the difference in the recorded carrying value of the goodwill as compared with the estimated undiscounted future cash flows that the goodwill is expected to generate. If the carrying value of goodwill is greater than the estimated undiscounted future cash flows, the goodwill value is written down to the amount of the estimated undiscounted future cash flows and a charge to earnings is recorded for the impairment amount calculated.

  Other non-current assets and deferred charges consist primarily of debt issuance costs. These costs are amortized over the terms of the related debt agreements on a straight-line basis, which is not materially different from the effective interest method, with periods ranging from six to eight years. Amortization of these deferred charges included in interest expense at November 30, 1998, 1997 and 1996 was $1,658, $1,623, and $401, respectively. During
1998, the Company capitalized $16,160 of debt issuance costs incurred in connection with the acquisition of the RPS Division and related financing and charged $6,666 of deferred debt issuance costs to extraordinary loss on debt extinguishment. During 1997, the Company charged $496 of deferred bond issuance costs to extraordinary loss on debt extinguishment. This amount represents the write-off of a proportionate share of the original unamortized deferred issuance cost incurred in connection with the issuance of the senior subordinated notes for the acquisition of Sofitam. During 1996, the Company wrote-off approximately $233 of deferred debt issuance costs and capitalized approximately $11,506 of costs incurred in

                (Amounts in thousands except dollars per share)


connection with the refinancing of the Company's preexisting debt and issuance of senior subordinated notes. Accumulated amortization of other non-current assets and deferred charges at November 30, 1998 and 1997 was $420 and $2,520, respectively.

  Advertising and Promotion--All costs associated with advertising and product promotion are expensed in the period incurred. These expenses amounted to $3,577, $2,687 and $2,268 in 1998, 1997 and 1996, respectively.

  Income Taxes--The Company accounts for income taxes under the liability method in accordance with Statement of Financial Accounting Standards ("SFAS") No. 109 "Accounting for Income Taxes." The provision for income taxes includes federal, foreign, state and local income taxes currently payable as well as deferred taxes. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in years in which those temporary differences are expected to be recovered or settled. If it is more likely than not that some portion or all of a deferred tax asset will not be realized, a valuation allowance is recognized. No additional U.S. income taxes or foreign withholding taxes have been provided on accumulated earnings of foreign subsidiaries approximating $20,543 which are expected to be reinvested indefinitely. (See Note 15).

  Environmental Cleanup Matters--The Company adopted The American Institute of Certified Public Accountants ("AICPA") Statement of Position ("SOP") No. 96-1, "Environmental Remediation Liabilities" during 1998. This SOP did not have a material impact on the Company's financial position, results of operations or cash flows for 1998. The Company expenses environmental expenditures related to existing conditions resulting from past or current operations and from which no current or future benefit is discernible. Expenditures which extend the life of the related property or mitigate or prevent future environmental contamination are capitalized. The Company determines its liability on a site by site basis and records a liability at the time when the associated expenses can be reasonably estimated.

  New Accounting Pronouncements

  SFAS No. 129, "Disclosure of Information about Capital Structure," was adopted during the first quarter of the fiscal year ended November 30, 1998. This statement did not have a material impact on the Company's financial position, results of operations or cash flows as disclosure requirements did not change for the Company with this new statement. SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information," and SFAS No. 132, "Employers' Disclosures about Pensions and Other Postretirement Benefits," are effective for the year ending November 30, 1999. In the opinion of management, these statements will not have a material impact on the Company's financial position, results of operations, or cash flows since they are "disclosure only" standards. The Company is currently evaluating the impact that SFAS No. 131 will have on its current segment groupings. SFAS No. 130, "Reporting Comprehensive Income," is effective for the year ending November 30, 1999. Due to the significance of the foreign currency translation adjustments recorded, comprehensive income would have been less than reported net earnings or reduced net loss had SFAS No. 130 been adopted. SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities," was issued in June 1998 and is effective for the year ending November 30, 2000. SFAS No. 133 establishes a new model for accounting for derivatives in the balance sheet as either assets or liabilities and measures them at fair value. Certain disclosures concerning the designation and assessment of hedging relationships are also required. Management has not yet determined the impact of this statement on the Company's consolidated financial statements.

  SOP No. 97-2 "Software Revenue Recognition," is effective for the Company for the year ended November 30, 1999. SOP No. 97-2 supersedes SOP No. 91-1 and provides more specific guidance on revenue recognition related to software products. The Company does not expect the adoption of SOP No. 97-2 to have a material impact on the Company's financial position, results of operations or cash flows.

                (Amounts in thousands except dollars per share)



  Product Warranty Costs--Anticipated costs related to product warranty are expensed in the period of sale. Amounts accrued and charged to expense are estimated based on historical warranty claim experience.

  Cash Flows--For purposes of the Statement of Cash Flows, the Company considers all highly liquid investments purchased with an initial maturity of 90 days or less to be cash equivalents.

  Supplemental disclosures of cash flow information:

                                                        1998    1997     1996
                                                      -------- ------- --------
   Cash paid during the year for interest............ $ 15,930 $15,204 $  4,918
   Cash paid during the year for income taxes........    1,194     921    1,013
   Senior Subordinated Seller Notes issued in
    connection with the RPS acquisition..............  170,000     --       --
   Junior Notes issued in connection with the RPS
    acquisition......................................   40,000     --       --
   Liabilities assumed in the Acquisitions including
    accrued merger and acquisition costs.............  101,830     --   123,575

  Reclassifications--Certain prior year amounts in these financial statements have been reclassified to conform with the current year presentation.

2. ACQUISITIONS

  Acquisition of MSI--In December 1997, the Company acquired MSI. MSI develops and distributes retail automation systems (including Point of Sale ("POS") software), primarily for the convenience store, petroleum dispensing and fast food service industries. The Company paid MSI's stockholders an initial amount of $12,000. The Company is also obligated to make contingent payments of up to $13,200 over the years 1998, 1999 and 2000 based upon MSI's performance. The $13,200 consists of $8,000 of additional purchase price, $2,600 related to a non-compete agreement, and $2,600 of additional employee compensation. The Company borrowed funds for the initial purchase price under the Company's Old Credit Agreement.

  The MSI acquisition has been accounted for as a purchase, and accordingly, the results of operations of MSI have been included in the Company's Consolidated Financial Statements since the date of acquisition. Assets of approximately $2,700 were acquired and liabilities of approximately $1,400 were assumed and have been recorded at their determined fair values. An independent valuation was performed for intangible assets acquired. As such, intangible software technology was recorded which is being amortized over four years and $5,879 was allocated to in-process research and development projects that have not reached technological feasibility and have no alternative future use. This amount was charged to operations at the date of acquisition and is included in merger and acquisition costs and other unusual items in the consolidated statement of earnings. The portion of the contingent payments that do not relate to employee compensation will be allocated to various intangible assets and goodwill and amortized over periods ranging from four to twelve years, if payments are required. The Company was not required to make any contingent purchase price payments for the year ended November 30, 1998.

  As of the acquisition date, MSI was developing the CVN POS(TM) for Windows(R) solution (CVN Windows) in order to provide a next-generation comprehensive point of sale (POS) software application in the convenience store, petroleum dispensing and fast food service industries. CVN Windows will incorporate a graphical user interface with touch screen controls and allow the system to be used with most POS systems. CVN Windows was under development for approximately two years and was in the alpha testing stage at the time of the acquisition. At the date of acquisition, approximately 85% of the research and development costs related to CVN Windows had been incurred, based on remaining costs to complete development, testing and quality assurance. The Company expects to complete the development tasks for CVN Windows remaining at November 30, 1998 by the third quarter, with projected expenditures of approximately $1,000.

                (Amounts in thousands except dollars per share)



  The CVN POSTM for Windows(R) project is not an adaptation, refinement, enrichment, or improvement of existing capabilities. It is a new, next-generation software application aimed for use in the petroleum and mini-mart service station industry for controlling and monitoring petroleum and Convenience store items, as well as tracking and controlling cashier functions for correct operations and cash management. The CVN POSTM for Windows(R) solution has required extensive programming of the disk operating system (DOS)- based product in order to incorporate a new database design, product features, graphical user interface, and enhanced system performance. These development activities represent substantial engineering in order to implement a new operating system platform. Moreover, these development efforts represent non-routine programming, testing, and systems integration considering the functionality improvements required with increased performance specification. The remaining processes yet to be completed for the CVN POSTM for Windows included the development of credit network modules for various customer networks and the complete functional testing of the system. The operating functionality of the CVN POSTM for Windows(R) is to provide Fuel Console functions, electronic cash register functions, electronic payment processing function and control of island or dispenser payment terminal control functions. The CVN POSTM for Windows(R) is targeted at Convenience store and petroleum refueling stations. This product is a new product offering to new customers and as a migration product for our existing customers. This software provides for the integration of gas pump controls, scanning and cash register functions into a single terminal.

  To determine the fair value of acquired IPR&D and other identifiable intangible assets, the Company used an independent appraisal which utilized standard appraisal methodologies. The appraisal procedures performed to establish the fair value of IPR&D involved projected cash flows for CVN Windows over the next five years, commensurate with its useful life, net of capital charges for all employed intangible and tangible assets. We assessed the degree of reliance on specific core technology based on the remaining use of the core technology over the next five years. This has been reflected in the valuation through a charge or economic rent against IPR&D profit over the next five years, which was discounted to present value, using a discount rate that reflected a 700 basis point risk premium reflective of the in process nature of the remaining activities. This risk assessment reflects uncertainty related to the Company's ability to successfully integrate remaining functionality and performance features into the CVN Windows product, combined with the added complexity of implementing legacy functionality onto a Windows platform. If the Company is delayed in its market entry with the completed CVN Windows product, it could adversely affect future operations.

  RPS Division Acquisition--On September 30, 1998 the Company completed the Acquisition of the RPS Division for a purchase price equal to $330,000, of which $100,000 of which was paid in cash borrowed under the terms of the New Credit Agreement as well as $22,500 of Senior Notes. The $210,000 seller note portion of the purchase price consisted of $40,000 in Junior Notes, and $170,000 in Senior Subordinated Seller Notes. $20,000 of the purchase price was paid in the form of Warrants. See Note 7, 8 and 12 for additional information on the debt and warrant instruments used to finance the Acquisition.

  The RPS Division is a leading manufacturer and servicer of fuel dispensing systems in Western Europe.

  The Acquisition has been accounted for as a purchase and the RPS Division's results of operations have been included in the Consolidated Financial Statements of the Company from the date of acquisition. The purchase price has been preliminarily allocated to assets acquired and liabilities assumed based on the RPS Division's net book value of assets as of September 30, 1998, as adjusted, which is estimated to approximate fair value. The purchase price allocated under this assumption is preliminary and exceeded the estimated fair value of tangible net assets acquired by $263,389, which has been recorded as goodwill. The Company is in the process of valuing certain tangible and intangible assets acquired with the RPS Division and will finalize the preliminary purchase price allocation upon completion of these valuations. The goodwill recorded in connection with the RPS Division is currently being amortized over 40 years. The Company will determine the appropriate amounts and useful lives of the identified intangible assets upon completion of the valuations. Finalization of the purchase price allocation is not expected to have a material impact on the Company's financial position or results of operations as of and for the year ended November 30, 1998. The Company is to reimburse Schlumberger Limited for cash (net of adjustments) that remained in the RPS Division at the date of closing of

                (Amounts in thousands except dollars per share)

the Acquisition. This amount is currently estimated to be approximately $6,500. It is anticipated that this payment will be made in the second quarter of 1999 using the revolving working capital facility under the New Credit Agreement.

  Included in accrued liabilities are certain costs the Company will incur to effect an integration and rationalization plan for the RPS Division's operations. These costs represent involuntary termination costs and other closure costs in connection with closing redundant manufacturing and service operations. These accrued costs do not include costs associated with consolidation of previously existing Tokheim subsidiaries, which will be expensed as incurred or separately accrued once all criteria for accrual are met, nor do these costs benefit future periods. The Company expects the integration and rationalization plan to be completed by the end of the year 2000. The Company expects to reduce headcount by approximately 535 employees. The employees being reduced form a cross section from manufacturing, engineering, selling, general and administrative functions. The table below summarizes the accrued liability by major category and when such costs are expected to be incurred:

                                                         Fiscal  Fiscal  Total
                                                          Year    Year  Expected
                                                          1999    2000   Costs
                                                         ------- ------ --------
Involuntary employee termination benefits for
 approximately 535 employees............................ $11,398 $7,218 $18,616
Asset write-off and disposal costs......................     483    --      483
Leases and other contractual termination costs..........   1,195    --    1,195
                                                         ------- ------ -------
    Total accrued integration and rationalization costs. $13,076 $7,218 $20,294
                                                         ======= ====== =======

  During 1998, approximately $371 was charged against the accrual, primarily for employee termination costs.

  The table below summarizes the acquisition liabilities as they relate to the consolidation plan for Sofitam which was established in 1996. The amounts do not include costs associated with consolidation of previously- existing Tokheim subsidiaries, which were or will be expensed as incurred, nor do they reflect costs expected to provide benefits in future periods. The Company expects the consolidation plan to be completed by the end of 1999. (See Note 3 for additional information regarding the Company's consolidation plan.)

                                                  Charged to
                                November 30, 1997 Acquisition November 30, 1998
             Item                    Balance        Accrual        Balance
             ----               ----------------- ----------- -----------------
Involuntary employee
 termination benefits (A)......      $4,124         $2,279         $1,845
Asset write-off and disposal
 costs (B).....................       2,232            154          2,078
Leases and other contract
 terminations costs............         941            863             78
                                     ------         ------         ------
                                     $7,297         $3,296         $4,001
                                     ======         ======         ======

                         November 30, 1996 Adjustments
                             Original          to      Charged to
                            Acquisition    Acquisition Acquisition November 30, 1997
          Item                Accrual        Accrual     Accrual        Balance
          ----           ----------------- ----------- ----------- -----------------
Involuntary employee
 termination benefits
 (A)....................      $6,651          $(186)     $2,341         $4,124
Asset write-off and
 disposal costs (B).....       2,108            183          59          2,232
Leases and other
 contract terminations
 costs..................       1,040            700         799            941
                              ------          -----      ------         ------
                              $9,799          $ 697      $3,199         $7,297
                              ======          =====      ======         ======

--------
(A) Approximately 300 employees included in the original consolidation plan.
(B) For 9 locations under the original consolidation plan.

  The asset write-off and disposal cost liability represents equipment and inventory write-offs and write-downs for impaired assets. These assets are located at the Company's France, Spain, Belgium, and German facilities

                (Amounts in thousands except dollars per share)

which were scheduled to be closed under the Sofitam consolidation and integration plan during 1999. The assets consist primarily of production tooling and inventory related to products that will be discontinued, and furniture and fixtures which will not be moved to other facilities. Due to the legal and social procedures that must be followed in these European countries, the consolidation of these facilities and eventual closure needed to be extended to ensure compliance with local laws pertaining to personnel disclosures and notifications. The Company expects the consolidation and closures to be completed by the end of 1999.

  The following unaudited pro forma information summarizes consolidated results of operations of Tokheim, the RPS Division and MSI as if the acquisitions had occurred at the beginning of 1998 and 1997. These unaudited pro forma results include certain adjustments, such as additional amortization expense as a result of goodwill and other intangible assets and increased interest expense on acquisition debt. They do not purport to be indicative of the results of operations which actually would have resulted had the acquisition occurred on December 1, 1997 or 1996, or future results of operations. The Company is in the process of closing several redundant manufacturing, sales, service and administrative operations as part of the integration and rationalization plans discussed above. Anticipated synergies from the merger of Tokheim, the RPS Division and MSI have been excluded from the amounts included in the pro forma summary information presented below.

                                                                 Unaudited
                                                                Years Ended
                                                               November 30,
                                                             ------------------
                                                               1998      1997
                                                             --------  --------
   Net sales................................................ $743,623  $737,520
   Net loss.................................................  (49,189)  (37,966)
   Net loss per common share (Basic and Diluted)............    (4.67)    (3.48)

3. MERGER AND ACQUISITION COSTS AND OTHER UNUSUAL ITEMS

  For the years ended November 30, 1998, 1997 and 1996, the Company identified certain expenses related primarily to the acquisition of the RPS Division in 1998 and the acquisition of Sofitam in 1996. These costs, although not uncommon to the Company's industry, are considered by the Company to be attributable to the purchase and integration of the acquired companies or otherwise significant enough in size or unusual enough in nature to warrant separate disclosure. These costs are shown in aggregate as a single operating line item, "Merger and acquisition costs and other unusual items," on the Consolidated Statement of Earnings.

  Merger and acquisition costs/Restructuring--During 1998, as a result of the acquisitions of the RPS Division and MSI, the Company initiated an integration and rationalization plan that entails the closure and reorganization of certain manufacturing, sales, service and administrative operations. Amounts charged to operations for involuntary employee termination costs and other exit costs incurred to execute certain projects of the integration and rationalization plan were approximately $7,215 in 1998. Of this amount, approximately $3,235 relates to employee severance and related costs for approximately 136 employees that served in various manufacturing, sales, service and administrative capacities. In addition to the severance costs, approximately $3,220 relates to costs to be incurred in connection with the closure of the Glenrothes, Scotland manufacturing facility. The Company expects to incur $250 in grant repayment costs, $420 for fixed asset and production tooling write-offs, $950 licensing agreement write-off, $1,400 of inventory write-off and approximately $200 for building clean up and maintenance prior to disposition. The impairment of the inventory and licensing agreement was caused solely by management's decision to close operations and discontinue the product lines produced at the Glenrothes manufacturing facility. These products have been replaced by RPS division products manufactured at the Dundee, Scotland facility. In addition, the Company incurred approximately $760 of costs relating to the closure of certain domestic operations. During 1997 and 1996, the Company implemented several corporate realignment initiatives, including work force reductions and reorganization of its

                (Amounts in thousands except dollars per share) domestic and international operations, related to the consolidation of Sofitam. Amounts charged to operations as incurred for the matters described above for the years ended November 30, 1997 and 1996 approximated $1,736 and $2,035, respectively.

  Litigation/Other--In connection with the purchase of MSI in the first quarter of fiscal 1998, the Company recorded a $5,879 charge relating to the write-off of in-process research and development ("IPR&D"). This amount represents the estimated fair value of acquired incomplete research and development projects of MSI at the date of acquisition. See Note 2 for additional information on the IPR&D. The Company's Spanish subsidiary, Sofitam Iberica, incurred an unusual operating charge of approximately $485 to settle a customer dispute and the write off of unusable customer specific inventory. During 1997, the Company settled a claim against it directly associated with the purchase of Sofitam related to a personnel matter that resulted in an outcome adverse to the Company. The Company also favorably settled a claim that involved a former supplier, which resulted in the reversal of an accrued liability which had been charged to "Merger and acquisition costs and other unusual items" in 1996. In addition, during 1997 the Company recorded a charge for an impaired asset related to license technology. In 1996 the Company settled claims related to a prior distributor and a foreign distributor to extinguish an exclusive sales representative agreement. The Company also incurred a charge to operations for the adverse outcome in a Pension Benefit Guarantee Corporation inquiry with respect to a terminated benefit plan payout from 1991. In addition, the Company incurred charges in 1996 related to customer satisfaction programs relating to dispensers sold in prior years. Amounts charged to merger and acquisition costs and other unusual items relating to litigation/other for 1998, 1997 and 1996 were $5,985, $1,757, and $4,424, respectively.

4. ACCRUED EXPENSES

  Accrued expenses consisted of the following at November 30, 1998 and 1997:

                                                                 1998    1997
                                                               -------- -------
   RPS Division integration and rationalization plan.......... $ 20,294 $   --
   Schlumberger Limited.......................................    6,507     --
   Sofitam integration plan...................................    4,001   7,297
   Compensated absences.......................................   14,644   7,087
   Salaries, wages, and commissions...........................   14,871   6,076
   Retirement benefits and profit sharing.....................    9,625   5,921
   Interest...................................................    4,984   3,755
   Warranty...................................................   10,627   3,742
   Legal and professional.....................................    3,788   3,102
   Employee payroll taxes.....................................    5,634   2,708
   Deferred revenue...........................................    5,645   2,453
   Taxes (sales, VAT, and other)..............................   11,072   2,434
   Other......................................................   24,472   6,615
                                                               -------- -------
                                                               $136,164 $51,190
                                                               ======== =======

5. NOTES PAYABLE, BANK CREDIT AGREEMENT

  On September 30, 1998, Tokheim and certain of its subsidiaries, including certain of the subsidiaries used to acquire the RPS Division (the "Borrowers") entered into a credit agreement (the "New Credit Agreement") with certain lenders. The New Credit Agreement replaced the existing ("old credit agreement") and consists of

                (Amounts in thousands except dollars per share)

a six year working capital/letter of credit facility and a six year term loan facility, each in an aggregate principal amount of $120,000. Pursuant to the New Credit Agreement, $20,000 of the availability under the working capital facility may be utilized for issuance of standby letters of credit, and $10,000 of the availability under the working capital facility may be utilized for swing line facilities to be provided to Tokheim and certain of the other Borrowers. The New Credit Agreement permits borrowings in U.S. dollars, and, if certain additional conditions are met, in French francs, British pounds, Dutch guilders, German marks and euros (so long as such non-U.S. currencies are freely traded, readily available and convertible into U.S. dollars) and such other currencies as agreed by each Bank.

  An additional agreement provides for the assignment of a three year $7,600 ESOP loan facility with certain banks (the "ESOP Credit Agreement").

  At November 30, 1998, the outstanding borrowings were $62,145 under the revolving working capital facility, $120,000 under the term loan, and $6,987 under the ESOP facility. The term loan calls for equal quarterly principal payments aggregating to $7,500 in year 2000; $10,000 in year 2001; $12,500 in year 2002; $15,000 in year 2003; $37,500 in a single payment due first quarter 2004; and the remainder due at maturity. The revolving working capital facility is due on September 30, 2004. Available borrowings under the revolving working capital facility were $57,900 at November 30, 1998 subject to a borrowing base limitation and certain other loan covenant restrictions.

  Indebtedness of the Company under the New Credit Agreement (a) is secured by
(i) a first perfected security interest in and lien on certain of the real and personal property assets of Tokheim (including claims against certain subsidiaries to which Tokheim has made intercompany loans) and Tokheim's direct and indirect material majority-owned U.S. subsidiaries, (ii) a pledge of 100% of the stock of Tokheim's direct and indirect material majority-owned U.S. subsidiaries, and (iii) a pledge of 65% of the stock of Tokheim's first-tier material foreign subsidiaries and (b) is guaranteed by all of Tokheim's direct and indirect material majority-owned U.S. subsidiaries. Certain indebtedness of Tokheim's foreign subsidiaries which are Borrowers or become Borrowers under the New Credit Agreement will be secured by certain of the personal property of such foreign subsidiaries.

  Indebtedness under the New Credit Agreement bears interest based upon (at the applicable Borrower's option) (i) the Base Rate in the case of U.S. dollar denominated loans (defined as the higher of (x) the applicable prime rate and (y) the federal funds rate (as adjusted pursuant to the New Credit Agreement) plus 0.50%) plus an applicable margin based upon the Company's leverage ratio (with a range of 1.50% to 3.00% for revolving loans and 3.00% for term loans) or (ii) the applicable Eurocurrency Rate (as defined in the New Credit Agreement) for a deposit in the currency of, and for a maturity corresponding to, the applicable loan and interest period, plus an applicable margin based upon the Company's leverage ratio (with a range of 2.50% to 4.00% for revolving loans and 4.00% for term loans). The unused portion of the commitment under the New Credit Agreement will be subject to a commitment fee in the range of 0.375% to 0.50% depending upon the leverage ratio of the Company.

  Indebtedness under the ESOP Credit Agreement will amortize with a final principal payment on July 1, 2001.

  The revolving loan commitment under the New Credit Agreement may be voluntarily permanently reduced by the Company in whole or in part on one day's notice without premium or penalty. The Borrower may prepay the term loans subject to a pre-payment penalty if the Borrowers prepay the entire amount of the term loans in the first 3 years after September 30, 1998. The Borrowers will be able to prepay the loans in accordance with the terms of the New Credit Agreement. Subject to the provisions of the New Credit Agreement, the Borrowers will be able to, from time to time, borrow, repay and reborrow under the working capital facility.

                (Amounts in thousands except dollars per share)


  The New Credit Agreement requires an amount equal to all net proceeds from asset sales by the Company or any of its subsidiaries (with certain exceptions) to be applied to repay the loans under the New Credit Agreement. The New Credit Agreement also requires the Company to prepay the loans under the New Credit Agreement in an amount equal to (i) all net proceeds from the sale or issuance of debt (with certain exceptions), (ii) all net proceeds from the sale or issuance of equity (with certain exceptions) and (iii) a percentage of Excess Cash Flow (as defined in the New Credit Agreement) for each fiscal year with a range of 50% to 85%, based upon the Company's leverage ratio, commencing with the Company's fiscal year ending November 30, 1999.

  The New Credit Agreement requires the Company to meet certain consolidated financial tests, including minimum level of consolidated net worth, minimum level of EBITDA (as defined in the New Credit Agreement), minimum level of consolidated interest coverage, maximum consolidated leverage ratio and senior leverage ratio and minimum consolidated fixed charge coverage ratio. The New Credit Agreement also contains covenants which, among other things, limit the incurrence of additional indebtedness, dividends, transactions with affiliates, asset sales, acquisitions, investments, mergers and consolidations, prepayments of certain other indebtedness, amendments to certain other indebtedness, liens and encumbrances and other matters customarily restricted in such agreements.

  At November 30, 1998 and 1997, the aggregate amounts outstanding under working capital facilities were $62,145 and $24,090, respectively. These amounts are classified as long-term debt because the Company had the ability (under the terms of the facility) and the intent to finance these obligations beyond one year. The total line of credit under the working capital facility was approximately $120,000 and $67,768, of which $57,855 and $43,678 was unused at November 30, 1998 and 1997, respectively. The weighted average annual interest rates for these lines of credit were 7.1% and 7.6% for 1998 and 1997, respectively. The range of rates at November 30, 1998 and 1997 was 5.1% to 7.5% and 7.6% to 8.9%, respectively.

6. SENIOR NOTES

  As part of the financing for the acquisition of the RPS Division, the Company entered into a note purchase agreement, pursuant to which the Company issued $22,500 million aggregate principal amount of Senior Notes bearing an interest rate starting at 12.5% and increasing by 0.5% on December 1, 1998, and every three months thereafter to a maximum of 14.5%. The Company has the option, subject to bank approval, to redeem (in whole or in part) the Senior Notes. The Note Purchase Agreement is subject to certain restrictions and covenants common to such agreements. On January 29, 1999 the Senior Notes were repaid. See Note 21 for additional information.

7. SENIOR SUBORDINATED NOTES

  As part of the financing for the Acquisition of the RPS Division, the Company issued $170,000 in Senior Subordinated Seller Notes due one hundred twenty days after the Acquisition closing date. The Company has the option, subject to bank approval, to redeem (in whole or in part) the Senior Subordinated Seller Notes. Under the terms of the Senior Subordinated Seller Notes, to the extent the Company has not refinanced the Senior Subordinated Seller Notes within one hundred twenty days of the Acquisition closing date, such notes convert into an equal principal amount of eight year notes with an interest rate starting at 12.0% and increasing by 0.5% every three months to a maximum of 14.5%. Interest exceeding 12.0% will be payable in kind. The Senior Subordinated Seller Notes are subject to certain restrictions and covenants common to such agreements. On January 29, 1999 the Senior Subordinated Seller Notes were repaid. See Note 21 for additional information.

  In August 1996 the Company issued $100,000 aggregate principal amount of 11.5% Senior Subordinated Notes due 2006 (the "11.5% Notes") to finance the acquisition of Sofitam. Interest on these notes accrues at

                (Amounts in thousands except dollars per share)

the rate of 11.5% per annum and is payable semi-annually in cash on each February 1 and August 1 to the registered holders at the close of business on January 15 and July 15 immediately preceding the applicable interest payment date.

  During the fourth quarter of 1997, the Company used proceeds from its Old Credit Agreement to purchase $10,000 face value of the 11.5% Notes. The Company purchased these 11.5% Notes on the open market at an aggregate price of $11,390 plus accrued interest and recorded an extraordinary loss of $1,886. This amount includes $1,390 of premiums paid to repurchase the 11.5% Notes and $496 representing the write-off of a proportionate share of the original unamortized deferred issuance costs.

  The Company used proceeds from the March 1998 Common Stock Offering of $39,356 to redeem $35,000 in aggregate principal amount of the 11.5% Notes. These 11.5% Notes were redeemed at a call price of 109.857%, expressed as a percentage of the original face value, resulting in premiums paid of $3,450 along with accrued interest of $906. Following the redemption, $55,000 in aggregate principal amount of the 11.5% Notes remained outstanding. The Company recorded an extraordinary loss on the extinguishment of the 11.5% Notes of approximately $4,965 during the second quarter of 1998. This loss includes $3,450 of premiums paid to purchase the 11.5% Notes and $1,515 representing the write-off of a proportionate share of the original unamortized deferred issuance costs.

  On September 30, 1998, the Company completed the repurchase of the final $55,000 of 11.5% Notes that were then outstanding. These 11.5% Notes were redeemed at an aggregate premium and consent payment of $12,332 along with accrued interest of $1,072. The company recorded an extraordinary loss on the extinguishment of the 11.5% Notes of approximately $14,940 in the fourth quarter of 1998. These notes were repurchased with proceeds from borrowings under the New Credit Agreement. See also Note 21.

8. JUNIOR SUBORDINATED PIK NOTES

  In connection with the acquisition of the RPS Division, the Company issued $40,000 million in Junior Notes. Interest on the Junior Notes is payable quarterly in cash or in-kind at the Company's option. All existing U.S. subsidiaries have guaranteed, and all future U.S. subsidiaries will guarantee, the Junior Notes on a junior subordinated basis with unconditional guarantees that are or will be unsecured and subordinated to senior debt of such subsidiaries.

  The Junior Notes are unsecured junior subordinated obligations of the Company and are junior to the Company's senior debt. The Junior Notes were issued under an indenture (the "Junior Indenture") that limits the ability of the Company and its subsidiaries to, among other things: incur indebtedness; pay dividends and make certain other payments; make certain investments; sell certain assets; enter into certain transactions with affiliates; restrict distributions from subsidiaries; incur liens; and consolidate, merge or transfer all or substantially all of its or its subsidiaries' assets.

  Subject to the terms of the Junior Indenture, the Junior Notes may be redeemed at any time, in whole or in part, at the option of the Company at a redemption price equal to the unpaid principal amount thereof plus accrued interest thereon to the redemption date. Upon a change of control (as defined in the Junior Indenture, and subject to certain conditions set forth in the Junior Indenture), any holder of Junior Notes will have the right to cause the Company to repurchase all or any part of the Junior Notes of such Holder at a purchase price equal to 101% of the principal amount of the Junior Notes to be repurchased plus accrued and unpaid interest thereon, if any, to the date of repurchase. The Junior Notes are subject to a registration rights agreement, with registration rights that can be exercised any time after the date that is 120 days after the issue date of the Junior Notes.

                (Amounts in thousands except dollars per share)


9. OTHER LONG TERM DEBT AND GUARANTEED EMPLOYEES' STOCK OWNERSHIP PLAN (ESOP) OBLIGATION

  Term debt at November 30, 1998 and 1997 consisted of the following:

                                                                   1998   1997
                                                                  ------ ------
0.0% Belgian government note due in 1999 (a)..................... $   58 $   93
3.5% German bonds, due in semiannual installments through 1998
 (a).............................................................    --      80
6.0% notes payable, due in semiannual installments through 2004
 (a).............................................................    679    --
8.1% note payable, due in semiannual installments through 2001
 (a).............................................................    --     160
11.5% note payable, due in quarterly installments through 1998
 (a).............................................................    --     405
15.0% note payable, due in quarterly installments through 2002
 (a).............................................................    315    372
14.3% note payable, due in monthly installments through 2000
 (a).............................................................    --     149
27.5% note payable, due in monthly installments through 2000
 (a).............................................................    303    343
5.0% to 16.50% capital lease obligations, due in quarterly
 installments through 2002 (a)...................................  2,140  2,315
9.33% capital lease obligation, due in annual installments
 through 2004 (a)................................................  2,356  2,559
Other............................................................    --     311
5.0% to 15.0% notes payable, due in annual installments through
 2004 (a)........................................................    374    --
                                                                  ------ ------
                                                                   6,225  6,787
Less: Current maturities.........................................  2,110  2,390
                                                                  ------ ------
                                                                  $4,115 $4,397
                                                                  ====== ======
Guaranteed Employees' Stock Ownership Plan (ESOP) obligation at
 November 30, 1998 and 1997 consisted of the following:
                                                                   1998   1997
                                                                  ------ ------
Guaranteed Employees' Stock Ownership Plan (ESOP) obligation, variable rate, maturing $640 to $760 quarterly through 2001, rate of 7.41% at November 30, 1998 (b).......................... $6,987 $9,429

Aggregate scheduled maturities of the above term debt and Guaranteed Employees' Stock Ownership Plan (ESOP) obligation during the upcoming five years approximate $4,747; $4,418; $2,272; $637; and $482, respectively.

(a) Aggregate cost of plant and equipment pledged as collateral under revenue bonds and lease obligations is $6,231.

(b) Per the New Credit Agreement as described in Note 5, the ESOP obligation matures on September 3, 2002.

10. OPERATING LEASES

  The Company leases certain manufacturing equipment, office equipment, computers, vehicles, and office and warehousing space under operating leases. These leases generally expire in periods ranging from one to five years.

  Amounts charged to expenses under operating leases in 1998, 1997 and 1996 were $6,364, $4,104, and $2,835, respectively. Future minimum rental payments under noncancelable operating leases during the upcoming five years approximate $6,158, $5,020, $2,865, $2,371 and $2,260.

                (Amounts in thousands except dollars per share)


11. STOCK OPTION PLANS

  The Company has three separate Stock Option Plans, as outlined below:

 1992 Stock Incentive Plan (SIP)

  The Plan contains both incentive stock options (ISOs) and non-qualified stock options (NSOs). The price of each share under this Plan for an ISO or NSO shall not be less than the fair market value of Tokheim Corporation Common Stock on the date the option is granted.

  Options granted under the SIP become exercisable at the rate of 25% of the total options granted per year, beginning one year after the grant date. All options expire within ten years from the date on which they were granted.

  In addition, the SIP provides for the granting of Stock Appreciation Rights
(SARs) and Restricted Stock Awards (RSAs). During 1998, there were no SARs or RSAs granted.

 1982 Incentive Stock Option Plan (ISOP) and 1982 Unqualified Stock Option Plan
(USOP)

  Effective January 21, 1992, no additional shares could be granted under these plans. All options expire within ten years from the date on which they were granted.

  The price of each share under the ISOP was not less than fair market value of Tokheim Corporation Common Stock on the date the option was granted, and under the USOP was not less than 85% of the fair market value of Tokheim Corporation Common Stock on the date the option was granted.

  Options granted under the respective plans during 1998, 1997, and 1996, are as follows:

                                                                  1992 Stock
                                                                Incentive Plan
                                                              ------------------
     Year of Grant                                              ISO   NSO  RSA
     -------------                                            ------- --- ------
      1998..................................................    2,000 --     --
      1997..................................................  468,000 --  42,500
      1996..................................................   45,000 --     --

  The following table sets forth the status of all outstanding options at November 30, 1998:

                                                Exercisable In             Total Options
   Option Price           Options                The Next One              Authorized and
    Per Share           Exercisable             To Four Years               Outstanding
   ------------         -----------             --------------             --------------
     $20.0000              15,300                      --                      15,300
     $18.6875                 --                     2,000                      2,000
     $18.1250               4,375                   13,125                     17,500
     $12.2500                 500                      --                         500
     $11.9375               2,500                      --                       2,500
      $9.0000                 --                     1,000                      1,000
      $8.8800              36,250                      --                      36,250
      $8.6880              81,250                  285,000                    366,250
      $8.5000              11,250                    3,750                     15,000
      $7.9380               2,000                   21,000                     23,000
      $7.1250              19,000                   21,500                     40,500
                          -------                  -------                    -------
                          172,425                  347,375                    519,800
                          =======                  =======                    =======

  154,982 and 335,388 options were exercisable as of November 30, 1997 and 1996 respectively.

                (Amounts in thousands except dollars per share)


  The weighted average exercise price was $9.25 and $9.10 and the weighted average remaining contractual life was 6.83 and 7.15 years for all outstanding options as of November 30, 1998, and 1997, respectively.

  Transactions in stock options under these plans are summarized as follows:

                                                          Shares
                                                       Under Option Price Range
                                                       ------------ ------------
   Outstanding, November 30, 1995.....................    482,341   $6.81-$20.00
   Granted............................................     45,000   $7.13-$9.00
   Exercised..........................................     (5,000)  $8.75
   Canceled or expired................................    (70,087)  $6.81-$20.00
                                                         --------
   Outstanding, November 30, 1996.....................    452,254   $6.81-$20.00
   Granted............................................    468,000   $7.94-$18.13
   Exercised..........................................   (235,547)  $6.81-$9.38
   Canceled or expired................................    (58,225)  $6.81-$20.00
                                                         --------
   Outstanding, November 30, 1997.....................    626,482   $6.81-$20.00
   Granted............................................      2,000   $18.69
   Exercised..........................................    (94,907)  $6.81-$11.94
   Canceled or expired................................    (13,775)  $7.94-$20.00
                                                         --------
   Outstanding, November 30, 1998.....................    519,800
                                                         ========

  Reserved for the granting of new options:

                                                                         Shares
                                                                         -------
   November 30, 1996....................................................  98,774
   November 30, 1997.................................................... 133,274
   November 30, 1998.................................................... 158,774

                (Amounts in thousands except dollars per share)


  Effective December 1, 1996, the Company adopted the disclosure-only provisions of SFAS No. 123. Accordingly, no compensation cost has been recognized for the existing stock option plans under the provisions of this statement. The Company continues to account for stock options at their intrinsic value under the provisions of APBO No. 25, which is allowed under SFAS No. 123. Under APBO No. 25, because the option terms are fixed and the exercise price of employee stock options equals the market price on the date of grant, no compensation expense is recorded. Had compensation cost for the Company's stock option plan been determined based on the fair value at the grant date, consistent with the provisions of SFAS No. 123, the Company's net earnings (loss) would have been impacted as indicated below:

                                                 1998                1997
                                           ------------------  -----------------
                                              As       Pro        As       Pro
                                           Reported   Forma    Reported   Forma
                                           --------  --------  --------  -------
                                             (in thousands except per share
                                                         data)
Earnings (loss) before extraordinary
 loss....................................  $ (3,744) $ (3,744) $ 3,980   $ 3,980
Estimated fair value of the year's option
 grants..................................       --         (4)     --       (313)
                                           --------  --------  -------   -------
Earnings (loss) before extraordinary
 loss....................................    (3,744)   (3,748)   3,980     3,667
Extraordinary loss on debt
 extinguishment..........................   (23,924)  (23,924)  (1,886)   (1,886)
                                           --------  --------  -------   -------
Net earnings (loss)......................  $(27,668) $(27,672) $ 2,094   $ 1,781
                                           ========  ========  =======   =======
Preferred stock dividends ($1.94 per
 share)..................................  $ (1,484) $ (1,484) $(1,512)  $(1,512)
Earnings (loss) applicable to common
 stock...................................  $(29,152) $(29,156) $   582   $   269
Earnings (loss) per common share:
  Basic
    Before extraordinary loss............  $  (0.46) $  (0.46) $  0.31   $  0.27
    Extraordinary loss on debt
     extinguishment......................     (2.10)    (2.10)   (0.23)    (0.23)
                                           --------  --------  -------   -------
    Net earnings (loss)..................  $  (2.56) $  (2.56) $  0.08   $  0.04
                                           ========  ========  =======   =======
    Weighted average number of shares
     outstanding.........................    11,371    11,371    8,042     8,042
                                           ========  ========  =======   =======
  Diluted
    Before extraordinary loss............  $  (0.46) $  (0.46) $  0.27   $  0.24
    Extraordinary loss on debt
     extinguishment......................     (2.10)    (2.10)   (0.21)    (0.21)
                                           --------  --------  -------   -------
    Net earnings (loss)..................  $  (2.56) $  (2.56) $  0.06   $  0.03
                                           ========  ========  =======   =======
    Weighed average number of shares
     outstanding.........................    11,371    11,371    9,005     9,005
                                           ========  ========  =======   =======

  For purposes of pro forma disclosures, the estimated fair value of the options (stock-based compensation) is amortized to expense on a straight-line basis over the options' vesting period. The pro forma information above only includes the effects of 1998 and 1997 grants. As such, the impacts are not necessarily indicative of the effects on reported net earnings (loss) of future years.

  The fair value of each option grant is estimated on the date of grant using the Black-Scholes option pricing model with the following weighted-average assumptions for 1998 and 1997:

         Assumptions                                              1998    1997
         -----------                                             ------- -------
   Dividend yield...............................................     --      --
   Risk free interest rate......................................   5.88%   6.37%
   Expected life of options..................................... 5 years 5 years
   Expected volatility..........................................  38.76%  38.76%
   Estimated fair value of options granted per share............   $8.94   $9.01

                (Amounts in thousands except dollars per share)


12. COMMON AND PREFERRED STOCK

  Changes in common stock and common treasury stock are shown below:

                                                                    Common
                                                Common Stock    Treasury Stock
                                             ------------------ ---------------
                                               Shares   Amount  Shares   Amount
                                             ---------- ------- -------  ------
   Balance, November 30, 1995...............  7,949,000 $19,409  13,000  $ 231
   Stock options exercised..................      5,000      43     --     --
   Employee termination benefits............        --      --   (1,000)   (11)
   Other....................................        --      --   (1,000)   (28)
                                             ---------- ------- -------  -----
   Balance, November 30, 1996...............  7,954,000  19,452  11,000    192
   Stock options exercised..................    278,000   1,706     --     --
   Shares purchased.........................        --      --    8,000    105
   Other....................................        --      --  (10,000)  (157)
                                             ---------- ------- -------  -----
   Balance, November 30, 1997...............  8,232,000 $21,158   9,000  $ 140
   Stock options exercised..................      6,000   1,472     --     --
   Shares purchased.........................        --      --   29,000    555
   Equity Offering..........................  4,370,000  67,724     --     --
                                             ---------- ------- -------  -----
   Balance, November 30, 1998............... 12,698,000 $90,354  38,000  $ 695
                                             ========== ======= =======  =====

  Changes in redeemable convertible preferred stock and related treasury stock are shown below:

                                                                  Preferred
                                                Preferred Stock Treasury Stock
                                                --------------- ---------------
                                                Shares  Amount  Shares   Amount
                                                ------- ------- -------  ------
   Balance, November 30, 1995.................. 960,000 $24,000 151,000  $3,784
   Shares redeemed.............................     --      --   31,000     771
   RSP contributions...........................     --      --  (15,000)   (384)
                                                ------- ------- -------  ------
   Balance, November 30, 1996.................. 960,000 $24,000 167,000  $4,171
   Shares redeemed.............................     --      --   48,000   1,197
   RSP contributions...........................     --      --  (26,000)   (650)
                                                ------- ------- -------  ------
   Balance, November 30, 1997.................. 960,000 $24,000 189,000  $4,718
   Shares redeemed.............................     --      --   43,000   1,079
   RSP contributions...........................     --      --  (37,000)   (914)
                                                ------- ------- -------  ------
   Balance, November 30, 1998.................. 960,000 $24,000 195,000  $4,883
                                                ======= ======= =======  ======

  On July 10, 1989, the Company sold 960,000 shares of redeemable convertible preferred stock (the "Preferred Stock") to the Trust of the Company's RSP at the liquidation value of $25 per share or $24,000. The Preferred Stock has a dividend rate of 7.75%. The Trustees who hold the Preferred Stock may elect to convert each preferred share to one common share in the event of redemption by Tokheim, certain consolidations or mergers of Tokheim, or a redemption by the Trustees which is necessary to provide for distributions under the RSP. A participant may elect to receive a distribution from the RSP in cash or common stock. If redeemed by the Trustees, the Company is responsible for purchasing the Preferred Stock at the $25 floor value. The Company may elect to pay the redemption price in cash or an equivalent amount of common stock. Due to the redemption characteristics of the stock, the aggregate amount of future redemptions for the next five years cannot be determined. See Note 18 for further discussions on the Company's Preferred Stock.

                (Amounts in thousands except dollars per share)


  On March 1998, the Company completed a secondary public offering of 4,370,000 shares of Tokheim common stock at an initial offering price of $16.5625 per share. The net proceeds of the offering totaled $67,724. The Company used the proceeds to repurchase $35,000 in aggregate principal amount of outstanding 11.5% Notes, repayment of amounts outstanding under the Old Credit Agreement and general corporate purposes.

  As part of the consideration paid ($20,000) in the RPS Division Acquisition, the Company issued the Warrants, exercisable for up to 19.9% of the outstanding shares of the Company's common stock at an exercise price of $.01 per share. The actual number of shares issuable upon exercise is 2,526,923. The Warrants are exercisable for five years beginning January 30, 1999.

  The number of shares of the Company's common stock issuable upon exercise of the Warrants, along with the purchase price of the common stock Warrants, will be further adjusted to reflect any stock splits, stock subdivisions or combinations of the Company's common stock, any reclassification of the Company's common stock, any capital reorganization, merger or consolidation of the Company, any issuance of common stock by the Company, and any issuance of convertible securities by the Company.

  The Company may redeem the Warrants, in whole or in part, at any time on or before January 29, 1999, by paying $20.0 million (or an appropriate percentage thereof if the Warrants are redeemed in part).

13. EARNINGS PER SHARE

  The Company adopted SFAS No. 128, Earnings Per Share, during the first quarter of fiscal 1998. Under SFAS No. 128, the Company presents two earnings per share ("EPS") amounts, Basic and Diluted. Basic EPS is calculated based on earnings available to common shareholders and the weighted average number of shares outstanding during the reported period. Diluted EPS includes additional dilution from potential common stock, such as stock issuable pursuant to the conversion of preferred stock or the exercise of stock options and warrants outstanding. The incremental shares from conversions of preferred stock and the exercise of stock options and rants were not included in computing diluted EPS for the years ended November 30, 1998, and 1996, since the effect of such is antidilutive during periods when a loss from continuing operations applicable to common shareholders is reported. For the year ended November 30, 1998, the weighted average of potentially issuable common shares included 764,664 shares of convertible preferred stock outstanding, 210,488 shares for stock options and 428,938 shares related to the Warrants. During the year ended November 30, 1996, the weighted average of potentially issuable common shares included 800,400 shares of convertible preferred stock outstanding and 67,504 shares for stock options. EPS for the years ended November 30, 1997 and 1996 have been restated to apply the provisions of SFAS No. 128. Earnings per common share calculated for the years ended November 30, 1997 and 1996 on a primary and fully diluted basis under the provisions of Accounting Principles Board Opinion No. 15 differed by less than one cent per share from that calculated on a basic and diluted basis under SFAS No. 128 as there is no difference in the earnings amounts applicable to common stock and the difference between the weighted average shares outstanding used in the two calculations is not material.

                (Amounts in thousands except dollars per share)


  The following table presents the share information necessary to calculate earnings (loss) per share for fiscal years ended November 30, 1998, 1997, and 1996:

                                                               1998  1997  1996
                                                              ------ ----- -----
   Basic shares outstanding:
     Weighted average outstanding............................ 11,371 8,042 7,940
                                                              ====== ===== =====
   Diluted shares outstanding:
     Weighted average outstanding............................ 11,371 8,042 7,940
     Share equivalents.......................................    --    177   --
     Weighted conversion of preferred stock..................    --    786   --
                                                              ------ ----- -----
     Adjusted outstanding.................................... 11,371 9,005 7,940
                                                              ====== ===== =====

  The AICPA issued SOP No. 93-6, Employers' Accounting for Employee Stock Ownership Plans, in November 1993. As allowed by that statement, the Company has elected to continue its current accounting practices for the ESOP which are based on SOP No. 76-3 and subject to consensuses of the Emerging Issues Task Force of the Financial Accounting Standards Board. Dividends paid on Preferred Stock are deducted from EPS computations and Preferred Stock outstanding is converted at a ratio of one-for-one.

14. QUARTERLY FINANCIAL INFORMATION (UNAUDITED)

  Quarterly financial information for 1998 and 1997 is as follows:

                                              1998
                         ---------------------------------------------------------
                            1st          2nd         3rd       4th         Total
                         Quarter(A)    Quarter     Quarter  Quarter(B)     (A)(B)
                         ----------    -------     -------- ----------    --------
Net sales...............  $90,852      $99,652     $101,492  $174,443     $466,440
Cost of sales (C).......   67,074       73,118       73,782   131,057      345,031
Earnings (loss) before
 extraordinary loss.....   (5,606)       2,427        2,929    (3,496)      (3,744)
Extraordinary loss on
 debt extinguishment....      --        (4,965)         --    (18,959)     (23,924)
Net earnings (loss).....   (5,606)(D)   (2,538)(E)    2,929   (22,455)(F)  (27,668)
Earnings (loss) per
 common share:
  Basic:
    Before extraordinary
     loss...............    (0.72)        0.17         0.20     (0.31)       (0.46)
    Extraordinary loss
     on debt
     extinguishment.....      --         (0.42)         --      (1.50)       (2.10)
    Net earnings
     (loss).............    (0.72)       (0.25)        0.20     (1.81)       (2.56)
  Diluted:
    Before extraordinary
     loss...............     (072)        0.16         0.19     (0.31)       (0.46)
    Extraordinary loss
     on debt
     extinguishment.....      --         (0.39)         --      (1.50)       (2.10)
    Net earnings
     (loss).............    (0.72)       (0.23)        0.19     (1.81)       (2.56)

--------
(A) Includes MSI's results of operations since December 31, 1997, the date of acquisition.
(B) Includes the RPS Division's results of operations since September 30, 1998, the date of acquisition.
(C) Includes product development expenses and excludes depreciation and amortization.
(D) Includes a $5,879 write-off of in-process research and development in connection with the MSI acquisition
(E) Includes a $4,965 extraordinary loss on debt extinguishment on the redemption of $35,000 of the 11.5% Notes, repurchased with proceeds from the Company's Common Stock Offering. Includes a currency gain of $770 associated with the repayment of various French franc denominated borrowings.

                (Amounts in thousands except dollars per share)

(F) Includes an extraordinary loss on debt extinguishment on the redemption of $55,000 of the 11.5% Notes and refinancing of the company's bank debt. In addition, the Company recorded merger and acquisition costs and other unusual items of $7,089 associated with various integration and rationalization plans for the RPS Division and Sofitam.

                                                     1997
                                   --------------------------------------------
                                     1st      2nd     3rd      4th
                                   Quarter  Quarter Quarter  Quarter    Total
                                   -------  ------- -------  --------  --------
Net sales........................  $92,024  $95,857 $91,781  $105,807  $385,469
Cost of products sold (A)........   70,391   70,379  68,667    74,495   283,932
Earnings before extraordinary
 item............................      125    1,210     152     2,493     3,980
Extraordinary loss on debt
 extinguishment..................      --       --      --     (1,886)   (1,886)
Net earnings.....................      125    1,210     152       607     2,094
Earnings (loss) per common share:
  Basic:
    Before extraordinary item....    (0.03)    0.10   (0.03)     0.26      0.31
    Extraordinary loss on debt
     extinguishment..............      --       --      --      (0.23)    (0.23)
    Net earnings (loss)..........    (0.03)    0.10   (0.03)     0.03      0.08
  Diluted:
    Before extraordinary item....    (0.03)    0.09   (0.03)     0.23      0.27
    Extraordinary loss on debt
     extinguishment..............      --       --      --      (0.20)    (0.21)
    Net earnings (loss)..........    (0.03)    0.09   (0.03)     0.03      0.06

--------
(A) Includes product development expenses and excludes depreciation and amortization.

15. INCOME TAXES

  Earnings (loss) before income taxes and extraordinary loss consists of the following:

                                                         1998     1997   1996
                                                        -------  ------ -------
   Domestic............................................ $ 2,117  $4,209 $  (542)
   Foreign.............................................  (4,815)    988    (687)
                                                        -------  ------ -------
                                                        $(2,698) $5,197 $(1,229)
                                                        =======  ====== =======

  Income tax provision (benefit) consists of the following:

                                                         1998     1997   1996
                                                        -------  ------ -------
   Current:
     Federal........................................... $  (340) $  240 $  (460)
     State.............................................     747     311     277
     Foreign...........................................     596     652     906
   Deferred:
     Foreign...........................................      43      14      57
                                                        -------  ------ -------
       Total tax provision............................. $ 1,046  $1,217 $   780
                                                        =======  ====== =======

                (Amounts in thousands except dollars per share)


  A reconciliation of the reported tax expense (benefit) and the amount computed by applying the statutory U.S. federal income tax rate of 35% to earnings (loss) before income taxes and extraordinary loss is as stated below.

                                                         1998    1997    1996
                                                        ------  ------  ------
   Computed "expected" tax expense (benefit)........... $ (944) $1,819  $ (430)
   Increase (decrease) in taxes resulting from:
     State income taxes net of federal tax benefit.....    487     202     180
     Tax effect of dividends paid on stock held in
      Retirement Savings Plans.........................   (519)   (529)   (540)
     Adjustments to prior year accruals and refunds....    --     (600)   (111)
     Foreign income (losses) not tax effected at
      statutory rate...................................  2,030     917   1,248
     Miscellaneous items, net..........................     (8)   (592)    433
                                                        ------  ------  ------
   Reported tax expense................................ $1,046  $1,217  $  780
                                                        ======  ======  ======

  The components of the deferred tax assets and liabilities as of November 30, 1998 and 1997 are as stated below.

                                                              1998      1997
                                                            --------  --------
   Gross deferred tax assets:
     Accounts receivable................................... $    958  $    346
     Compensation and benefit accruals.....................    7,453     7,336
     Accrued expenses......................................    5,065     1,234
     Net operating loss carryforwards......................   33,145    12,822
     Tax credit............................................      383       378
     Inventory.............................................    4,238       --
     Intangible assets.....................................    4,944       --
     Valuation allowance...................................  (48,211)  (19,095)
                                                            --------  --------
       Total deferred tax asset............................ $  7,975  $  3,021
                                                            ========  ========
                                                              1998      1997
                                                            --------  --------
   Gross deferred tax liabilities:
     Property, plant and equipment......................... $  1,494  $  1,529
     Pension assets........................................      797       700
     Inventory.............................................    1,819       476
     Accrued expenses......................................    3,865       --
     Miscellaneous other, foreign..........................      --        658
                                                            --------  --------
       Total deferred tax liability........................    7,975     3,363
                                                            --------  --------
   Net deferred tax liability.............................. $    --   $   (342)
                                                            ========  ========

For domestic federal income tax purposes, the net operating loss ("NOL") carryovers amount to $46,578 which will expire from 2006 to 2019.

  At November 30, 1998, the Company recorded a net deferred tax asset of approximately $40,240, which was offset in full by a valuation allowance due largely to uncertainties associated with the Company's ability to fully use these tax benefits. The Company is continuing to evaluate the likelihood that all or part of the deferred tax asset will be realized through the generation of future taxable earnings. If, in the future, the Company is able to generate sufficient levels of taxable income, the valuation allowance will be adjusted accordingly.

                (Amounts in thousands except dollars per share)


16. GEOGRAPHICAL SEGMENTS

  Domestic and foreign operations information for the years ended November 30, 1998, 1997, and 1996 is as follows:

                                                     1998      1997      1996
                                                   --------  --------  --------
   Net sales--unaffiliated customers:
     North America................................ $186,835  $139,928  $147,763
     Export.......................................   30,744    46,529    38,541
     Europe.......................................  226,587   176,402    80,370
     Africa.......................................   22,274    22,610    13,059
                                                   --------  --------  --------
                                                   $466,440  $385,469  $279,733
                                                   ========  ========  ========
   Inter-area sales eliminations:
     North America................................ $  7,162  $  8,432  $  9,471
                                                   ========  ========  ========
     Europe....................................... $  3,470  $  3,660  $  1,100
                                                   ========  ========  ========
     Africa....................................... $      3  $    286  $    510
                                                   ========  ========  ========
   Operating profit:
     North America................................ $  2,198  $  5,557  $    494
     Europe.......................................   11,666    10,259     2,649
     Africa.......................................    1,052     1,444       633
     Adjustments and eliminations.................     (147)    3,385     2,580
                                                   --------  --------  --------
                                                   $ 14,769  $ 20,645  $  6,356
                                                   ========  ========  ========
   Identifiable assets:
     North America................................ $595,291  $207,209  $216,989
     Europe.......................................  509,684   169,110   186,372
     Africa.......................................   15,798    14,448    14,955
     Adjustments and eliminations................. (345,311) (100,148) (108,455)
                                                   --------  --------  --------
                                                   $775,642  $290,619  $309,861
                                                   ========  ========  ========

  The Company's foreign operations are located in: Canada; South Africa; Scotland; Germany; France; Italy; Ivory Coast; Morocco; Switzerland; Spain; Tunisia; Senegal; Cameroon; the Netherlands; Belgium; Poland; Austria; Denmark; Norway; Great Britain; Czech Republic; Slovakia; Hungary and Ireland. Transfers between geographical areas are at cost plus an incremental amount intended to provide a reasonable profit margin to the selling enterprise.

17. ALLOWANCE FOR DOUBTFUL ACCOUNTS

  Changes in the allowance for doubtful accounts are as follows:

                                                         1998    1997    1996
                                                        ------  ------  ------
   Balance, beginning of year.......................... $1,392  $  904  $1,150
   Sofitam acquisition adjustments.....................    --      350     --
   Charged to operations...............................  1,210     192     667
   Uncollectible accounts written off, less
    recoveries.........................................   (507)    (34)   (900)
   Foreign currency translation adjustments............     20     (20)    (13)
                                                        ------  ------  ------
     Balance, end of year.............................. $2,115  $1,392  $  904
                                                        ======  ======  ======

                (Amounts in thousands except dollars per share)


18. RETIREMENT PLAN COST

  The Company has several retirement plans covering most employees, including certain employees in foreign countries. Charges to operations for the cost of the Company's retirement plans, including the RSP, were $2,470, $2,625 and $3,052 in 1998, 1997 and 1996, respectively.

  Defined Benefit Plans (U.S.)--The Company maintains two noncontributory defined benefit pension plans which cover certain union employees. The Company makes contributions to the plans equal to the minimum contribution required by the Internal Revenue Code. The benefits are based upon a fixed benefit rate and the employee's years of service. Future benefits under these plans were frozen as of December 31, 1990, at which time the plans' participants became eligible to participate in the RSP.

  The following table sets forth the aggregate defined benefit plans' funded status and the amounts reflected in the accompanying Consolidated Balance Sheet as of November 30, 1998 and 1997:

                                             Assets Exceed     Accumulated
                                              Accumulated        Benefits
                                               Benefits       Exceed Assets
                                             --------------  -----------------
                                              1998    1997     1998     1997
                                             ------  ------  --------  -------
Actuarial present value of accumulated plan
 benefits:
  Vested.................................... $1,562  $1,470  $  9,837  $ 9,624
  Non-vested................................     84      80       672      662
                                             ------  ------  --------  -------
  Accumulated benefit obligations........... $1,646  $1,550  $ 10,509  $10,286
                                             ======  ======  ========  =======
Projected benefit obligations............... $1,646  $1,550  $ 10,509  $10,286
Plan assets at fair value, principally
 common stocks, bonds, and guaranteed
 investment contracts, including $1,160 and
 $555 for 1998 and 1997, respectively, of
 the Company's common stock.................  2,179   2,149     8,924    9,477
                                             ------  ------  --------  -------
Plan assets in excess of (less than)
 projected benefit obligations..............    533     599    (1,585)    (809)
Unrecognized net loss.......................    366     238     3,202    2,262
Unrecognized net assets at December 1, 1991
 and 1990 being recognized over 15 years....   (173)   (202)      (67)     (89)
Adjustment required to recognize minimum
 liability..................................    --      --     (3,135)  (2,173)
                                             ------  ------  --------  -------
Prepaid pension cost (pension liability)
 recognized in the Consolidated Balance
 Sheet...................................... $  726  $  635  $ (1,585) $  (809)
                                             ======  ======  ========  =======

  The net periodic pension expense amounts were based on the following actuarial assumptions:

                                                           Assets    Accumulated
                                                           Exceed     Benefits
                                                         Accumulated   Exceed
                                                          Benefits     Assets
                                                         ----------- -----------
                                                         1998  1997  1998  1997
                                                         ----- ----- ----- -----
   Discount rate on plan liabilities.................... 6.75% 7.25% 6.75% 7.25%
   Rate of return on plan assets........................ 8.00% 8.00% 8.00% 8.00%

  The Company has recorded an additional minimum pension liability for the underfunded plan of $3,135 and $2,173 at November 30, 1998 and 1997, respectively, representing the excess of unfunded accumulated benefit obligations over previously recorded pension cost liabilities.

                (Amounts in thousands except dollars per share)


  The net periodic pension cost of U.S. defined benefit plans for 1998, 1997, and 1996 includes the following components:

                                                       1998    1997     1996
                                                       -----  -------  -------
   Interest cost on projected benefit obligations..... $ 818  $   844  $   842
   Return on plan assets..............................  (335)  (1,739)  (1,204)
   Net amortization and deferral......................  (526)   1,056      619
                                                       -----  -------  -------
   Net periodic pension expense....................... $  43  $   161  $   257
                                                       =====  =======  =======

  Defined Benefit Plans (Foreign)--Certain Sofitam subsidiaries in France offer unfunded defined benefit plans that cover all employees and provide lump-sum benefit payments upon retirement unless employment is terminated prior to retirement age. The following table sets forth the actuarial valuation information for 1998 and 1997:

                                                       1998     1997
                                                      -------  -------
   Actuarial present value of accumulated plan
    benefits
     Vested.........................................      --       --
     Non-vested.....................................  $ 2,549  $ 2,178
                                                      -------  -------
     Accumulated benefit obligations................    2,549    2,178
     Effect of future salary increases..............      937    1,086
                                                      =======  =======
     Projected benefit obligation...................  $ 3,486  $ 3,264
   Plan assets at fair value........................      --       --
                                                      -------  -------
     Funded status..................................   (3,486)  (3,264)
     Amortization of unrecognized net transition
      obligation....................................      590      692
     Unrecognized net (gain) loss...................      359      324
                                                      -------  -------
     Prepaid pension cost (pension liability).......  $(2,537) $(2,248)
                                                      =======  =======
   The net periodic pension expense amounts were
    based on the following actuarial assumptions:
   *Discount rate...................................     4.77%    6.00%
   *Salary growth percentage........................     2.50%    3.50%
   The net periodic pension cost of the foreign
    defined benefit plans includes the following
    components:
                                                       1998     1997     1996
                                                      -------  -------  -------
     Service cost...................................  $   208  $   222  $   207
     Interest cost on projected benefit obligation..      166      201      219
     Amortization...................................      105      114      120
                                                      -------  -------  -------
       Net periodic pension cost....................  $   493  $   537  $   546
                                                      =======  =======  =======

--------
* In France

  The information presented above was calculated based on actuarial valuations of the plans as of August 31, 1998, 1997 and 1996, which approximates those as of November 30, 1998, 1997 and 1996, respectively. The Company's other foreign retirement plans represent an insignificant portion of the Company's total retirement plans.

  Defined Contribution Plan (U.S.)--The RSP covers substantially all U.S. employees of Tokheim and includes a common and preferred stock ESOP, which provide a retirement contribution of 2% (of salary) for

                (Amounts in thousands except dollars per share)

factory and office employees, and 1.5% for all other participants in the plan and a matching contribution of at least two-thirds of the first 6% of employee contributions. The matching contribution can increase to 150% of the first 6% of contributions, depending on the performance of the Company. See Note 11 for a discussion of the Company's accounting for the ESOP pursuant to SOP 76-3.

  The number of shares of preferred stock in the RSP at November 30, 1998 and 1997 was 764,664 and 793,160 respectively, at a cost of $25 per share. The number of common shares in the RSP at November 30, 1998 and 1997 was 116,708 and 137,645, respectively, at an average cost of $17.17 and $18.22 per share, respectively. The dividend yield on the preferred stock is 7.75%, and the conversion rate is one share of preferred stock to one share of common stock. Each year, approximately 8% of the preferred stock held by the plan is allocated to participants' accounts. The Company has guaranteed the RSP loans as described in Note 7. A like amount entitled "Guaranteed Employees' Stock Ownership Plan (RSP) obligation" is recorded as a reduction of shareholders' equity. As the Company makes contributions to the RSP, these contributions, plus the dividends paid on the Company's preferred and common stock held by the RSP, are used to repay the loans. As the principal amounts of the loans are repaid, the RSP obligation in the equity and liability sections of the balance sheet is reduced accordingly. Company contributions in excess of dividends are allocated to interest and compensation expense on a basis proportional to the required debt service on RSP loans. Amounts allocated to interest expense were $565, $631, and $715 for 1998, 1997 and 1996 respectively.

                                                            1998   1997   1996
                                                           ------ ------ ------
   Interest expense incurred by the Plan Trust(s) on ESOP
    debt.................................................. $  511 $  710 $1,075
   Company contributions to the RSP.......................  2,513  2,464  2,541
   Dividends on preferred stock used for debt service by
    the RSP...............................................  1,484  1,512  1,543

19. POSTRETIREMENT BENEFITS OTHER THAN PENSIONS

  The Company provides defined benefit postretirement health and life insurance benefits to most of its U.S. employees. Covered employees become eligible for these benefits at retirement, after meeting minimum age and service requirements. The Company continues to fund benefits on a pay-as-you-go basis, with some retirees paying a portion of the costs.

  The accumulated postretirement benefit obligations as of November 30, 1998 and 1997, respectively, consisted of unfunded obligations as follows:

                                                                 1998     1997
                                                                -------  -------
   Retirees and dependents..................................... $ 7,037  $ 6,890
   Fully eligible active plan participants.....................     733      708
   Other active plan participants..............................   6,342    4,588
                                                                -------  -------
     Total accumulated postretirement benefit obligations......  14,112   12,186
   Unrecognized net gain.......................................   1,477    3,092
                                                                -------  -------
   Accrued postretirement benefit cost.........................  15,589   15,278
   Less current portion........................................  (1,171)    (900)
                                                                -------  -------
                                                                $14,418  $14,378
                                                                =======  =======

  Net postretirement benefit costs for 1998, 1997 and 1996 include the following components:

                                                            1998   1997   1996
                                                           ------ ------ ------
   Service costs.......................................... $  380 $  323 $  603
   Interest costs on accumulated postretirement benefit
    obligation............................................    901    860  1,108
                                                           ------ ------ ------
   Net postretirement benefit costs....................... $1,281 $1,183 $1,711
                                                           ====== ====== ======

                (Amounts in thousands except dollars per share)


  The assumptions used to develop the net postretirement benefit expense and the present value of benefit obligations are as follows:

                                                                     1998  1997
                                                                     ----- -----
   Discount rate.................................................... 6.75% 7.25%
   Health care cost trend rate for the next year.................... 6.00% 6.50%

  The health care cost trend rate used to value the accumulated postretirement benefit obligation is assumed to decrease gradually to an ultimate rate of 4.5% in 2002. A 1% increase in this annual trend rate would increase the accumulated postretirement benefit obligation as of November 30, 1998 by approximately $1,600 and the combined service and interest components of the annual net post-retirement health care cost by approximately $170.

20. CONTINGENT LIABILITIES

  The Company is defending various claims and legal actions which are common to its operations. These legal actions primarily involve claims for damages arising out of the Company's manufacturing operations, including environmental actions, patent infringement, product liability, and various contract and employment matters.

  Environmental Matters--The Company's operations and properties are subject to a variety of complex and stringent federal, state, and local laws and regulations, including those governing the use, storage, handling, generation, treatment, emission, release, discharge and disposal of certain materials, substances and wastes, the remediation of contaminated soil and groundwater, and the health and safety of employees. As such, the nature of the Company's operations exposes it to the risk of claims with respect to such matters. There can be no assurance that material costs or liabilities will not be incurred in connection with such claims. Based upon its experience to date, the Company believes that the future costs of compliance with existing environmental laws and regulations, and liabilities for known environmental claims pursuant to such laws and regulations, will not have a material adverse effect on the Company's business, financial condition, results of operations or cash flows. However, future events, such as new information, changes in existing laws and regulations or their interpretation, or more vigorous enforcement policies of regulatory agencies may give rise to additional expenditures or liabilities that could be material.

  The U.S. Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), also known as the "Superfund" law, imposes liability, without regard to fault or the legality of the original conduct, on certain classes of persons with respect to the release of a "hazardous substance" into the environment. These persons include the owner or operator of the disposal site or sites where the release occurred and companies that disposed of or arranged for the disposal of the hazardous substances found at the site. Persons who are or were responsible for releases of hazardous substances under CERCLA may be subject to joint and several liability for the costs of cleaning up the releases and for damages to natural resources. It is not uncommon for neighboring landowners and other third parties to file claims for personal injury or property damages allegedly caused by the hazardous substances released into the environment. In addition, where the Company has sold properties used in its prior manufacturing operations, it may have contractual obligations to the new owner to remediate environmental contamination on the site arising from prior operations.

  The Company also generates or has in the past generated waste, including hazardous waste, that is subject to the federal Reserve Conservation and Recovery Act and comparable state statutes. The U.S. Environmental Protection Agency ("EPA") and various state agencies have promulgated regulations that limit the disposal options for certain hazardous and non-hazardous waste. Such regulations may also require corrective action with respect to contamination of facilities caused by the past handling of industrial waste.

                (Amounts in thousands except dollars per share)


  The Company has been named as a potentially responsible party ("PRP") under CERCLA or similar state Superfund laws at three sites: the Fort Wayne Reduction Site in Fort Wayne, Indiana; the Moyer Landfill Site in Collegeville, Pennsylvania; and the I. Jones Recycling Site in Fort Wayne, Indiana. The Company believes that the clean-ups at these three sites are largely complete and that it has paid, or has currently accrued sufficient funds to pay, any liabilities it may have associated with the clean-up of these sites. The Company also owns or leases, and has in the past owned or leased, numerous properties that for many years have been used in industrial and manufacturing operations. Although the Company has in the past utilized operating and disposal practices that were standard for the industry at the time, hazardous substances may have been disposed of or released on or under the properties owned or leased by the Company, or on or under other locations where such wastes have been taken for disposal. The Company currently owns a facility near Atlanta, Georgia that was previously used to refurbish gasoline dispensers. As part of this operation, chlorinated solvents were inadvertently released to the soil and groundwater through the facility septic system. Migration of these releases has caused solvent concentrations above background levels in the groundwater under an adjacent residential property. The Company has completed the cleanup of this release under the oversight of the Georgia Environmental Protection Division of the Georgia Department of Natural Resources, and is currently monitoring the property to ensure that additional cleanup work is not necessary.

  The Company is also involved in one lawsuit with respect to environmental liabilities under an indemnity provision of a sale agreement concerning the sale of the die casting facility of a former subsidiary to a third party. The Company has reached a settlement in this matter. Pursuant to the settlement agreement, the Company will repurchase the real property and then lease the property to the third party. The Company has agreed to place the facility into the state remediation program. The Company presently does not anticipate any material costs as a result of submitting the facility to the state site remediation program.

  Total amounts included in accrued expenses related to environmental matters were $717 and $990 at November 30, 1998 and 1997, respectively. During 1995, the Company settled two actions with the EPA. In one matter, the Company settled for $627 as part of a global settlement with other PRPs, and the Company recorded the liability in full at November 30, 1994. The EPA approved this settlement in late 1997, and the Company paid one-half of the settlement amount in December 1997. The final payment was made in December 1998. The Company is pursuing recovery of these amounts from its insurance carriers and has received $150 to date. In the other matter, the Company settled as a participating generator as part of a global settlement. The Company received a favorable judgment with respect to the environmental oversight costs from the U.S. Court of Appeals for the 7th Circuit; the only outstanding liability is the potential natural resource damages. The Company's portion of these damages is estimated to be immaterial.

  Product Liability and Other Matters--The Company is subject to various other legal actions arising out of the conduct of its business, including actions relating to product liability, and claims for damages alleging violations of federal, state, or local statutes or ordinances dealing with civil rights, equal pay, and sex discrimination. Total amounts included in accrued expenses related to these actions were $1,718 and $1,330 at November 30, 1998 and 1997, respectively. The Company is also seeking to recover in excess of $1.0 million from its former outside legal firm for malpractice in handling a litigation matter for the Company. In addition the Company successfully appealed a jury verdict of $350 with respect to an equal pay act and sexual discrimination claim to the 7th U.S. Court of Appeals.

  In the opinion of the Company, amounts accrued for awards or assessments in connection with these matters at this time are adequate, and the ultimate resolution of environmental, product liability, and other legal matters will not have a material effect on the Company's consolidated financial position, results of operations, or cash flows. The Company is not able to estimate accurately the additional loss or range of loss that is reasonably possible, in addition to the amounts accrued. The Company reassesses these matters as new facts and cases are brought to management's attention.

                (Amounts in thousands except dollars per share)


21. SUBSEQUENT EVENTS

  On January 26, 1999, the Company issued $123,000 aggregate principal amount of 11.375% Senior Subordinated Notes due 2008 (the "Dollar Notes") and
(Euro)75,000 ($87,000 equivalent) aggregate principal amount of 11.375% Senior Subordinated Notes due 2008 (the "Euro Notes") in a private placement pursuant to Rule 144A (the "Offering"). The Notes will mature on August 1, 2008, and interest is payable semi-annually on February 1 and August 1 of each year, commencing August 1, 1999. The Company used the net proceeds from the Offering to redeem in whole, the $170,000 Senior Subordinated Seller Notes and the $22,500 Senior Notes. In addition, the Company used approximately $9,100 of the net proceeds to reduce borrowings under the revolving credit facility under the New Credit Agreement and to permanently reduce the bank working capital commitment from $120,000 to $110,000.

  During the first quarter of 1999, the Company incurred an extraordinary loss on debt extinguishment of approximately $6,500 in connection with the refinancing of the Senior Notes and the Senior Subordinated Seller Notes with proceeds received from the Offering. This amount consists of $500 of premiums on the Senior Notes and approximately $6,000 of unamortized deferred issuance costs.

  Each of the Dollar Notes and the Euro Notes will be redeemable, at the Company's option, in whole at any time, or in part from time to time, on and after February 1, 2004, upon not less than 30 nor more than 60 days' notice, at the following redemption prices (expressed as percentages of the principal amount thereof) if redeemed during the twelve-month period commencing on February 1 of the year set forth below, plus, in each case, accrued and unpaid interest thereon, if any, to the date of redemption:

      Year                                                            Percentage
      ----                                                            ----------
      2004...........................................................  105.688%
      2005...........................................................  103.792%
      2006...........................................................  101.896%
      2007 and thereafter............................................  100.000%

  Optional Redemption upon Public Equity Offerings. At any time, or from time to time, on or prior to February 1, 2002, the Company may, at its option, use the net cash proceeds of one or more public equity offerings to redeem up to 35% of the original principal amount of the Dollar Notes issued in the Offering and up to 35% of the original principal amount of the Euro Notes issued in the Offering, each at a redemption price equal to 111.375% of the principal amount thereof plus accrued and unpaid interest thereon, if any, to the date of redemption; provided that at least 55% of the original principal amount of the Dollar Notes issued in the Offering or the Euro Notes issued in the Offering, as the case may be, remains outstanding immediately after any such redemption and the Company shall make such redemption not more than 120 days after the consummation of any such public equity offering.

  The Notes are unsecured and subordinated to all of the Company's existing and future senior debt, including its obligations under the New Credit Agreement. All of the Company's current and future U.S. subsidiaries will guarantee the Notes with guarantees that will be unsecured and subordinated to senior debt of subsidiaries. The indentures under which the Notes were issued contain covenants limiting the Company's ability to incur additional debt; pay dividends on capital stock, repurchase capital stock or make certain other restricted payments; make certain investments; create liens on our assets to secure debt; enter into transactions with affiliates; merge or consolidate with another company; and transfer and sell assets.

  The Company and the subsidiary guarantors have entered into a Registration Rights Agreement pertaining to the Dollar Notes and another Registration Rights Agreement pertaining to the Euro Notes (together, the "Registration Rights Agreements"). Per the registration rights agreement the Company will, at its own cost, (i)

                (Amounts in thousands except dollars per share)

within 90 days after the Issue Date, file a registration statement on the appropriate registration form (the "Exchange Offer Registration Statement") with the Securities and Exchange Commission (the "Commission") with respect to the Exchange Offer to exchange the Euro and Dollar for the Exchange Notes which will have terms substantially identical in all material respects to the Dollar Notes or the Euro Notes, as the case may be, (except that the Exchange Notes will not contain terms with respect to transfer restrictions or liquidated damages), (ii) use its best efforts to cause the Exchange Offer Registration Statement to be declared effective under the Securities Act within 150 days after the Issue Date and (iii) use its best efforts to consummate the Exchange Offer within 195 days after the Issue Date. Upon the Exchange Offer Registration Statement being declared effective, the Company will offer the Exchange Notes in exchange for surrender of the Euro and Dollar Notes.

  Although the Company intends to file the registration statement described above, there can be no assurance that such registration statement will be filed, or, if filed, that it will become effective. If the Company fails to comply with the above provisions or if such registration statement fails to become effective, then, as liquidated damages, additional interest (the "Additional Interest") shall become payable with respect to the applicable Euro and Dollar Notes at an increasing rate of 0.5% for every ninety days that the Company fails to register such notes.

22. SHAREHOLDER RIGHTS PLAN

  On January 22, 1997, the Board of Directors of the Company approved the extension of the benefits afforded by the Company's then-existing rights plan by adopting a new shareholder rights plan. Pursuant to the new Rights Agreement, dated as of January 22, 1997, and as amended by Amendment No. 1, dated as of September 30, 1998, by and between the Company and Harris Trust and Savings Bank, as Rights Agent, one Right was issued for each outstanding share of Common Stock upon the expiration of the Company's then-existing rights (February 9, 1997). Each of the new Rights entitles the registered holder to purchase from the Company one one-thousandth of a share of Series A Junior Preferred Stock at a price of $44.00 per one-thousandth of a share. The Rights will not become exercisable, however, unless and until, among other things, certain persons acquire 15% or more of the outstanding Common Stock of the Company or the Board of Directors of the Company determines that a person is an Adverse Person.

  A person who beneficially owns 10% or more of the outstanding shares of Common Stock of the Company will be declared an Adverse Person if the Board of Directors determines (a) that such beneficial ownership is intended to cause the Company to repurchase the Common Stock beneficially owned by such person or to pressure the Company to take action or enter into transactions intended to provide such person with short-term financial gain that are not in the best long-term interests of the Company and its shareholders or (b) such beneficial ownership is causing or reasonably likely to cause a material adverse impact on the Company to the detriment of the Company's shareholders, employees, suppliers, customers or community. If certain persons acquire 15% or more of the outstanding Common Stock or is declared an Adverse Person (subject to certain conditions and exceptions more fully described in the Rights Agreement), each Right will entitle the holder (other than the person who acquired 15% or more of the outstanding Common Stock or is declared an Adverse Person) to purchase Common Stock of the Company having a market value equal to twice the exercise price of a Right. The new Rights are redeemable under certain circumstances at $0.01 per Right and will expire, unless earlier redeemed, on February 9, 2007.

23. GUARANTOR AND NONGUARANTOR FINANCIAL STATEMENTS

  In connection with the Acquisition and as part of the subsequent financing, the Company issued and sold $123,000 of 11.375% US dollar-denominated senior subordinated notes and (Euro)75,000 of 11.375% Euro denominated senior subordinated notes (together the "Outstanding Notes") in a private placement pursuant to

                (Amounts in thousands except dollars per share)

Rule 144A and Regulation S. The Outstanding Notes are, and the Exchange Notes which will be issued in this Exchange Offer will be, general unsecured obligations of the Company, subordinated in right of payment to all existing and future senior indebtedness of the Company, and guaranteed on a full, unconditional, joint and several basis by the Company's wholly owned domestic subsidiaries.

  The following condensed consolidating financial information presents:

    (1) Condensed consolidating financial statements as of November 30, 1998 and 1997 and for the years ended November 30, 1998, 1997 and 1996, of (a) Tokheim Corporation, the parent; (b) the guarantor subsidiaries; (c) the nonguarantor subsidiaries; and (d) the Company on a consolidated basis, and

    (2) Elimination entries necessary to consolidate Tokheim Corporation, the parent, with guarantor and nonguarantor subsidiaries.

  Investments in subsidiaries are accounted for by the parent using the equity method of accounting. The guarantor and nonguarantor subsidiaries are presented on a combined basis. The principal elimination entries eliminate investments in subsidiaries and intercompany balances and transactions.

  Separate financial statements for the guarantor subsidiaries and the nonguarantor subsidiaries are not presented because management believes that such financial statements would not be meaningful to investors.

                (Amounts in thousands except dollars per share)

                  CONSOLIDATED CONDENSED STATEMENT OF EARNINGS

                      For the year ended November 30, 1998

                                     Guarantor   Nonguarantor              Consolidated
                           Parent   Subsidiaries Subsidiaries Eliminations    Total
                          --------  ------------ ------------ ------------ ------------
Net sales...............  $149,660    $83,788      $260,004     $(27,012)    $466,440
Cost of sales, exclusive
 of items listed below..   112,809     58,527       200,707      (27,012)     345,031
Selling, general, and
 administrative
 expenses...............    32,606     14,189        33,024          --        79,819
Depreciation and
 amortization...........     4,419      1,302         7,415          --        13,136
Merger and acquisition
 costs and other unusual
 items..................     7,206        108         6,371          --        13,685
                          --------    -------      --------     --------     --------
Operating profit (loss).    (7,380)     9,662        12,487          --        14,769
Interest expense, net...     4,650      1,283        13,324          --        19,257
Foreign currency (gain)
 loss...................      (996)         3          (449)         --        (1,442)
Equity in (earnings)
 loss of consolidated
 subsidiaries...........     2,032        --            --        (2,032)         --
Minority interest.......       --         --            327          --           327
Other (income) expense,
 net....................    (9,444)     1,745         7,024          --          (675)
                          --------    -------      --------     --------     --------
Earnings (loss) before
 income taxes...........    (3,622)     6,631        (7,739)       2,032       (2,698)
Income taxes............       122        287           637          --         1,046
                          --------    -------      --------     --------     --------
Earnings (loss) before
 extraordinary item.....    (3,744)     6,344        (8,376)       2,032       (3,744)
Extraordinary loss on
 debt extinguishment....   (23,924)       --            --           --       (23,924)
                          --------    -------      --------     --------     --------
Net earnings (loss).....  $(27,668)   $ 6,344      $ (8,376)    $  2,032     $(27,668)
                          ========    =======      ========     ========     ========

                (Amounts in thousands except dollars per share)
                  CONSOLIDATED CONDENSED STATEMENT OF EARNINGS

                      For the year ended November 30, 1997

                                     Guarantor   Nonguarantor              Consolidated
                           Parent   Subsidiaries Subsidiaries Eliminations    Total
                          --------  ------------ ------------ ------------ ------------
Net sales...............  $149,124    $55,784      $211,972     $(31,411)    $385,469
Cost of sales, exclusive
 of items listed below..   113,234     39,879       162,230      (31,411)     283,932
Selling, general, and
 administrative
 expenses...............    31,606      7,259        29,302          --        68,167
Depreciation and
 amortization...........     2,930        736         5,566          --         9,232
Merger and acquisition
 costs and other unusual
 items..................     2,952        --            541          --         3,493
                          --------    -------      --------     --------     --------
Operating profit (loss).    (1,598)     7,910        14,333          --        20,645
Interest expense, net...     5,344          5        11,102          --        16,451
Foreign currency (gain)
 loss...................      (808)       --            856          --            48
Equity in (earnings)
 loss of consolidated
 subsidiaries...........    (2,622)       --            --         2,622          --
Minority interest.......       --         --            394          --           394
Other (income) expense,
 net....................    (5,760)     1,536         2,779          --        (1,445)
                          --------    -------      --------     --------     --------
Earnings (loss) before
 income taxes...........     2,248      6,369          (798)      (2,622)       5,197
Income taxes............    (1,732)     2,085           864          --         1,217
                          --------    -------      --------     --------     --------
Earnings (loss) before
 extraordinary item.....     3,980      4,284        (1,662)      (2,622)       3,980
Extraordinary loss on
 debt extinguishment....    (1,886)       --            --           --        (1,886)
                          --------    -------      --------     --------     --------
Net earnings (loss).....  $  2,094    $ 4,284      $ (1,662)    $ (2,622)    $  2,094
                          ========    =======      ========     ========     ========

                (Amounts in thousands except dollars per share)
                  CONSOLIDATED CONDENSED STATEMENT OF EARNINGS

                      For the year ended November 30, 1996

                                     Guarantor   Nonguarantor              Consolidated
                           Parent   Subsidiaries Subsidiaries Eliminations    Total
                          --------  ------------ ------------ ------------ ------------
Net sales...............  $153,016    $52,855      $107,863     $(34,001)    $279,733
Cost of sales, exclusive
 of items listed below..   119,528     41,076        83,620      (34,001)     210,223
Selling, general, and
 administrative
 expenses...............    29,289      6,956        15,422          --        51,667
Depreciation and
 amortization...........     3,042        657         1,329          --         5,028
Merger and acquisition
 costs and other unusual
 items..................     5,230        --          1,229          --         6,459
                          --------    -------      --------     --------     --------
Operating profit (loss).    (4,073)     4,166         6,263          --         6,356
Interest expense, net...     3,162          2         4,027          --         7,191
Foreign currency (gain)
 loss...................        50         (1)          110          --           159
Equity in (earnings)
 loss of consolidated
 subsidiaries...........    (1,904)       --            --         1,904          --
Minority interest.......       --         --            393          --           393
Other (income) expense,
 net....................    (1,483)      (276)        1,601          --          (158)
                          --------    -------      --------     --------     --------
Earnings (loss) before
 income taxes...........    (3,898)     4,441           132       (1,904)      (1,229)
Income taxes............    (1,889)     1,831           838          --           780
                          --------    -------      --------     --------     --------
Net earnings (loss).....  $ (2,009)   $ 2,610      $   (706)    $ (1,904)    $ (2,009)
                          ========    =======      ========     ========     ========

                (Amounts in thousands except dollars per share)
                 CONSOLIDATED CONDENSED STATEMENT OF CASH FLOWS

                      For the year ended November 30, 1998

                                    Guarantor   Nonguarantor              Consolidated
                          Parent   Subsidiaries Subsidiaries Eliminations    Total
                         --------  ------------ ------------ ------------ ------------
Cash flows from
 operating activities:
  Net cash provided from
   (used in) operations. $ (1,001)  $  13,634     $ 18,394     $(21,237)   $   9,790
Cash flows from
 investing activities:
  Acquisition, net of
   cash acquired........  (10,641)   (100,000)         --           --      (110,641)
  Plant and equipment
   additions............   (5,165)     (2,743)      (6,640)         --       (14,548)
  Investments in and
   advances to
   subsidiaries, net....   71,402     (87,676)      (4,963)      21,237          --
  Proceeds from sale of
   property and
   equipment............       23         163          589          --           775
                         --------   ---------     --------     --------    ---------
    Net cash provided
     from (used in)
     investing
     activities.........   55,619    (190,256)     (11,014)      21,237     (124,414)
Cash flows from
 financing activities:
  Proceeds from issuance
   of senior notes......   22,500         --           --           --        22,500
  Redemption of senior
   subordinated notes...  (90,000)        --           --           --       (90,000)
  Decrease in term debt.      (39)        --        (4,228)         --        (4,267)
  Increase (decrease) in
   notes payable, banks.  (24,090)    182,146          713          --       158,769
  Increase in cash
   overdraft............      --          148        3,423          --         3,571
  Debt issuance costs...  (16,157)        --           --           --       (16,157)
  Proceeds from issuance
   of common stock......   74,057         --           --           --        74,057
  Equity issuance costs.   (4,858)        --           --           --        (4,858)
  Premiums paid on debt
   extinguishment.......  (15,743)        --           --           --       (15,743)
  Treasury stock, net...     (719)        --           --           --          (719)
  Preferred stock
   dividends............   (1,484)        --           --           --        (1,484)
                         --------   ---------     --------     --------    ---------
    Net cash provided
     from (used in)
     financing
     activities.........  (56,533)    182,294          (92)         --       125,669
Effect of translation
 adjustments on cash....      --       (1,461)      10,779          --         9,318
Cash and cash
 equivalents:
  Increase (decrease) in
   cash.................   (1,915)      4,211       18,067          --        20,363
  Beginning of year.....    2,764       1,170        2,504          --         6,438
                         --------   ---------     --------     --------    ---------
  End of period......... $    849   $   5,381     $ 20,571     $    --     $  26,801
                         ========   =========     ========     ========    =========

                (Amounts in thousands except dollars per share)
                 CONSOLIDATED CONDENSED STATEMENT OF CASH FLOWS

                      For the year ended November 30, 1997

                                   Guarantor   Nonguarantor              Consolidated
                         Parent   Subsidiaries Subsidiaries Eliminations    Total
                        --------  ------------ ------------ ------------ ------------
Cash flows from
 operating activities:
  Net cash provided
   from operations..... $ 11,092    $ 2,109      $ 7,510        $491       $ 21,202
Cash flows from
 investing activities:
  Plant and equipment
   additions...........   (4,708)      (846)      (5,600)        --         (11,154)
  Investments in and
   advances to
   subsidiaries, net...   (1,691)      (319)       2,600        (590)           --
  Proceeds from sale of
   property and
   equipment...........      240         20          500         --             760
                        --------    -------      -------        ----       --------
    Net cash used in
     investing
     activities........   (6,159)    (1,145)      (2,500)       (590)       (10,394)
Cash flows from
 financing activities:
  Redemption of senior
   subordinated notes..  (10,000)       --           --          --         (10,000)
  Increase (decrease)
   in term debt........      (55)       --        (3,692)        --          (3,747)
  Increase (decrease)
   notes payable,
   banks...............    7,946        --        (6,176)        --           1,770
  Increase (decrease)
   in cash overdraft...      --        (355)       2,229         --           1,874
  Proceeds from
   issuance of common
   stock...............    1,706        --           --          --           1,706
  Premiums paid on debt
   extinguishment......   (1,390)       --           --          --          (1,390)
  Treasury stock, net..     (496)       --           (99)         99           (496)
  Preferred stock
   dividends...........   (1,512)       --           --          --          (1,512)
                        --------    -------      -------        ----       --------
    Net cash provided
     from (used in)
     financing
     activities........   (3,801)      (355)      (7,738)         99        (11,795)
Effect of translation
 adjustments on cash...      --          (6)      (2,383)        --          (2,389)
Cash and cash
 equivalents:
  Increase (decrease)
   in cash.............    1,132        603       (5,111)        --          (3,376)
  Beginning of year....    1,632        567        7,615         --           9,814
                        --------    -------      -------        ----       --------
  End of period........ $  2,764    $ 1,170      $ 2,504        $--        $  6,438
                        ========    =======      =======        ====       ========

                (Amounts in thousands except dollars per share)
                 CONSOLIDATED CONDENSED STATEMENT OF CASH FLOWS

                      For the year ended November 30, 1996

                                    Guarantor   Nonguarantor              Consolidated
                          Parent   Subsidiaries Subsidiaries Eliminations    Total
                         --------  ------------ ------------ ------------ ------------
Cash flows from
 operating activities:
  Net cash provided from
   (used in) operations. $  9,266    $ 3,034      $ (8,689)     $2,286      $  5,897
Cash flows from
 investing activities:
  Acquisition, net of
   cash acquired........   (9,799)       --        (42,306)        --        (52,105)
  Plant and equipment
   additions............   (1,299)      (654)       (1,108)        --         (3,061)
  Investments in and
   advances to
   subsidiaries, net....  (80,741)    (2,500)       85,527      (2,286)          --
  Proceeds from sale of
   property and
   equipment............      150          5           932         --          1,087
                         --------    -------      --------      ------      --------
    Net cash provided
     from (used in)
     investing
     activities.........  (91,689)    (3,149)       43,045      (2,286)      (54,079)
Cash flows from
 financing activities:
  Proceeds from senior
   subordinated notes...  100,000        --            --          --        100,000
  Decrease in term debt.   (4,052)       --        (27,748)        --        (31,800)
  Decrease notes
   payable, banks.......     (556)       --         (4,488)        --         (5,044)
  Increase (decrease) in
   cash overdraft.......      --         --          7,237         --          7,237
  Debt issuance costs ..  (11,506)       --            --          --        (11,506)
  Proceeds from issuance
   of common stock......       42        --            --          --             42
  Treasury stock, net...     (370)       --            --          --           (370)
  Preferred stock
   dividends............   (1,543)       --            --          --         (1,543)
                         --------    -------      --------      ------      --------
    Net cash provided
     from (used in)
     financing
     activities.........   82,015        --        (24,999)        --         57,016
Effect of translation
 adjustments on cash....      --         --         (4,482)        --         (4,482)
Cash and cash
 equivalents:
  Increase (decrease) in
   cash.................     (408)      (115)        4,875         --          4,352
  Beginning of year.....    2,040        682         2,740         --          5,462
                         --------    -------      --------      ------      --------
  End of period......... $  1,632    $   567      $  7,615      $  --       $  9,814
                         ========    =======      ========      ======      ========

                (Amounts in thousands except dollars per share)
                      CONSOLIDATED CONDENSED BALANCE SHEET

                            As of November 30, 1998

                                     Guarantor   Nonguarantor              Consolidated
                           Parent   Subsidiaries Subsidiaries Eliminations    Total
                          --------  ------------ ------------ ------------ ------------
Assets
Current assets:
  Cash and cash
   equivalents..........  $    849    $  5,381     $ 20,571    $     --      $ 26,801
  Accounts receivables,
   net..................    52,303      32,643      133,868      (46,121)     172,693
  Inventories, net......    16,720      18,255       88,369         (311)     123,033
  Other current assets..     1,921         759       16,459          --        19,139
                          --------    --------     --------    ---------     --------
    Total current
     assets.............    71,793      57,038      259,267      (46,432)     341,666
Investments in
 subsidiaries...........   112,268      13,869        3,197     (129,334)         --
Property, plant, and
 equipment, net.........    21,906      10,908       45,091          --        77,905
Goodwill, net...........    15,765      89,590      218,758          --       324,113
Other non-current assets
 and deferred charges,
 net....................   107,666     259,055        5,787     (339,550)      32,958
                          --------    --------     --------    ---------     --------
    Total assets........  $329,398    $430,460     $532,100    $(515,316)    $776,642
                          ========    ========     ========    =========     ========
Liabilities and
 Shareholders' Equity
Current maturities of
 long-term debt.........  $    --     $    --      $  2,110    $     --      $  2,110
Notes payable to banks..       --          --           410          --           410
Cash overdrafts.........       --           21       15,043          --        15,064
Accounts payable........    32,782      24,750       84,107      (46,317)      95,322
Accrued expenses........    16,458      42,193       77,513          --       136,164
                          --------    --------     --------    ---------     --------
    Total current
     liabilities........    49,240      66,964      179,183      (46,317)     249,070
Notes payable, bank
 credit agreement.......       --      182,145          --           --       182,145
Senior notes............    22,500         --           --           --        22,500
Senior subordinated
 notes..................    95,946      74,054          --           --       170,000
Junior subordinated
 Payment In Kind note...    40,000         --           --           --        40,000
Other long-term debt,
 less current
 maturities.............     9,409         --       322,997     (328,291)       4,115
Guaranteed Employees'
 Stock Ownership Plan
 obligation.............     6,987         --           --           --         6,987
Post-retirement benefit
 liability..............    14,418         --           --           --        14,418
Minimum pension
 liability..............     3,135         --           --           --         3,135
Other long-term
 liabilities............       475        (217)       7,366         (113)       7,511
                          --------    --------     --------    ---------     --------
                           242,110     322,946      509,546     (374,721)     699,881
Redeemable convertible
 preferred stock........    24,000         --           --           --        24,000
Guaranteed Employees'
 Stock Ownership Plan
 obligation.............    (6,987)        --           --           --        (6,987)
Treasury stock, at cost.    (4,883)        --           --           --        (4,883)
                          --------    --------     --------    ---------     --------
                            12,130         --           --           --        12,130
Common stock............    90,354     107,243       14,960     (122,203)      90,354
Common stock warrants...    20,000         --           --           --        20,000
Minimum pension
 liability..............    (3,135)        --           --           --        (3,135)
Foreign currency
 translation
 adjustments............   (12,547)       (313)      (9,738)         --       (22,598)
Retained earnings
 (accumulated deficit)..   (18,819)        584       17,332      (18,392)     (19,295)
                          --------    --------     --------    ---------     --------
                            75,853     107,514       22,554     (140,595)      65,326
Less treasury stock, at
 cost...................      (695)        --           --           --          (695)
                          --------    --------     --------    ---------     --------
                            75,158     107,514       22,554     (140,595)      64,631
                          --------    --------     --------    ---------     --------
    Total liabilities
     and shareholders'
     equity.............  $329,398    $430,460     $532,100    $(515,316)    $776,642
                          ========    ========     ========    =========     ========

                (Amounts in thousands except dollars per share)
                      CONSOLIDATED CONDENSED BALANCE SHEET

                            As of November 30, 1997

                                     Guarantor   Nonguarantor              Consolidated
                           Parent   Subsidiaries Subsidiaries Eliminations    Total
                          --------  ------------ ------------ ------------ ------------
Assets
Current assets:
  Cash and cash
   equivalents..........  $  2,764    $ 1,170      $  2,504    $     --      $  6,438
  Accounts receivables,
   net..................    27,755     10,005        56,867      (11,616)      83,011
  Inventories, net......    19,455      8,326        36,382          184       64,347
  Other current assets..     2,310        242         4,153          --         6,705
                          --------    -------      --------    ---------     --------
    Total current
     assets.............    52,284     19,743        99,906      (11,432)     160,501
Investments in
 subsidiaries...........    32,488      7,089         3,440      (43,017)         --
Property, plant, and
 equipment, net.........    19,180      4,119        19,236          --        42,535
Goodwill, net...........     3,581        --         64,114          --        67,695
Other non-current assets
 and deferred charges,
 net....................    99,423         55         1,756      (81,346)      19,888
                          --------    -------      --------    ---------     --------
    Total assets........  $206,956    $31,006      $188,452    $(135,795)    $290,619
                          ========    =======      ========    =========     ========
Liabilities and
 Shareholders' Equity
Current maturities of
 long-term debt.........  $     39    $   --       $  2,352    $     --      $  2,391
Notes payable to banks..       --         --             98          --            98
Cash overdrafts.........       --         --         10,575          --        10,575
Accounts payable........    22,994      6,387        36,364      (11,148)      54,597
Accrued expenses........    14,662      4,453        32,075          --        51,190
                          --------    -------      --------    ---------     --------
    Total current
     liabilities........    37,695     10,840        81,464      (11,148)     118,851
Notes payable, bank
 credit agreement.......    24,090        --            --           --        24,090
Senior subordinated
 notes..................    90,000        --            --           --        90,000
Other long-term debt,
 less current
 maturities.............       --         --         86,899      (82,502)       4,397
Guaranteed Employees'
 Stock Ownership Plan
 obligation.............     9,429        --            --           --         9,429
Post-retirement benefit
 liability..............    14,378        --            --           --        14,378
Minimum pension
 liability..............     2,173        --            --           --         2,173
Other long-term
 liabilities............       597       (362)        6,698         (103)       6,830
                          --------    -------      --------    ---------     --------
                           178,362     10,478       175,061      (93,753)     270,148
Redeemable convertible
 preferred stock........    24,000        --            --           --        24,000
Guaranteed Employees'
 Stock Ownership Plan
 obligation.............    (9,429)       --            --           --        (9,429)
Treasury stock, at cost.    (4,718)       --            --           --        (4,718)
                          --------    -------      --------    ---------     --------
                             9,853        --            --           --         9,853
Common stock............    21,158     27,147         5,032      (32,179)      21,158
Minimum pension
 liability..............    (2,173)       --            --           --        (2,173)
Foreign currency
 translation
 adjustments............   (11,735)        89        (6,402)         --       (18,048)
Retained earnings
 (accumulated deficit)..    11,631     (6,708)       14,761       (9,863)       9,821
                          --------    -------      --------    ---------     --------
                            18,881     20,528        13,391      (42,042)      10,758
Less treasury stock, at
 cost...................      (140)       --            --           --          (140)
                          --------    -------      --------    ---------     --------
                            18,741     20,528        13,391      (42,042)      10,618
                          --------    -------      --------    ---------     --------
    Total liabilities
     and shareholders'
     equity.............  $206,956    $31,006      $188,452    $(135,795)    $290,619
                          ========    =======      ========    =========     ========

                                  RPS DIVISION

                       Combined Condensed Balance Sheets
                             (Amounts in thousands)

                                                               As of
                                                     --------------------------
                                                     September 30, December 31,
                                                         1998          1997
                                                     ------------- ------------
                                                      (Unaudited)
Assets:
 Current assets:
  Cash and cash equivalents.........................   $  9,728      $  7,321
  Accounts receivables, net of allowance for
   doubtful accounts of $4,111 and $3,313,
   respectively.....................................     82,181       102,540
  Inventory, net....................................     69,317        58,859
  Other current assets..............................     13,669        11,872
                                                       --------      --------
        Total current assets........................    174,895       180,592
Property, plant & equipment, net....................     31,735        32,183
Other tangible assets...............................      1,056         1,326
Goodwill............................................     49,792        51,757
Other noncurrent assets and deferred charges
 (principally taxes on income)......................      2,864         3,576
                                                       --------      --------
        Total assets................................   $260,342      $269,434
                                                       ========      ========
Liabilities and Equity:
 Liabilities:
  Current liabilities:
    Current portion long-term debt..................   $    --       $     46
    Cash overdraft..................................      2,289        12,614
    Accounts payable and accruals...................     71,324        94,526
                                                       --------      --------
        Total current liabilities...................     73,613       107,186
    Postretirement benefits.........................      4,571         4,188
    Minority interest...............................        162           133
    Other long-term liabilities.....................      3,191         3,657
                                                       --------      --------
        Total liabilities...........................     81,537       115,164
    Equity and retained earnings (deficit):
      Equity........................................    200,708       160,578
      Retained earnings (deficit)...................    (21,903)       (6,308)
                                                       --------      --------
        Total liabilities and stockholders' equity..   $260,342      $269,434
                                                       ========      ========

                                  RPS DIVISION

                    Combined Condensed Statements of Income
                             (Amounts in thousands)

                                                          Nine Months Ended
                                                     ---------------------------
                                                     September 30, September 30,
                                                         1998          1997
                                                     ------------- -------------
                                                       Unaudited     Unaudited
                                                     ------------- -------------
Net Sales...........................................   $ 231,764     $ 231,978
Cost of sales.......................................     199,486       194,623
Selling, general, and administrative expenses.......      48,015        47,565
                                                       ---------     ---------
Operating loss......................................     (15,737)      (10,210)
Interest expense, net...............................       1,586           945
Other expense, net..................................       3,270         3,307
                                                       ---------     ---------
Loss before income taxes............................     (20,593)      (14,462)
Income tax benefit..................................      (4,863)       (5,246)
                                                       ---------     ---------
Net loss............................................   $ (15,730)    $  (9,216)
                                                       =========     =========

                                  RPS DIVISION

                  Combined Condensed Statements of Cash Flows
                             (Amounts in thousands)

                                                         Nine Months Ended
                                                    ---------------------------
                                                    September 30, September 30,
                                                        1998          1997
                                                    ------------- -------------
                                                      Unaudited     Unaudited
                                                    ------------- -------------
Cash flows from operating activities:
Net loss...........................................   $(15,730)     $ (9,216)
Adjustment to reconcile net loss to net cash used
 in operations:
 Depreciation and amortization.....................      8,766         8,476
 Minority Interest.................................         29            11
 Deferred income taxes.............................        151         1,659
 Changes in assets and liabilities, net of effect
  of acquired businesses:
  Receivables, net.................................     18,009        29,355
  Related party receivables........................      2,350         1,106
  Inventories......................................    (10,458)          588
  Accounts payable.................................    (16,811)      (32,412)
  Related party payables...........................     (6,254)       (2,117)
  U.S. and foreign income taxes....................     (1,396)       (2,989)
  Other............................................     (1,552)        2,298
                                                      --------      --------
        Net cash used in operations................    (22,896)       (3,241)
                                                      --------      --------
Cash flows from investing activities:
  Property, plant and equipment additions..........     (4,951)       (6,810)
  Investments......................................         48         3,483
  Other, net.......................................        312        19,303
                                                      --------      --------
        Net cash provided by (used in) investing
         activities................................     (4,591)       15,976
                                                      --------      --------
Cash flows from financing activities:
  Net decrease in long-term debt...................        (46)         (694)
  Net decrease cash overdraft and short-term debt..    (10,325)       (4,056)
  Capital contributions and other changes in
   equity, net.....................................      7,915       (20,286)
  Related party advances...........................     32,350        14,640
  Dividends declared...............................        --         (5,705)
                                                      --------      --------
        Net cash provided from (used in) financing
         activities................................     29,894       (16,101)
                                                      --------      --------
Cash and cash equivalents:
  Increase (decrease) in cash and cash equivalents.      2,407        (3,366)
  Cash and cash equivalents, beginning of year.....      7,321         5,445
                                                      --------      --------
  Cash and cash equivalents, end of period.........   $  9,729      $  2,079
                                                      ========      ========

                            RETAIL PETROLEUM SYSTEMS

               NOTES TO COMBINED FINANCIAL STATEMENTS (UNAUDITED)

1. ORGANIZATION

  Retail Petroleum Systems ("RPS" or the "Company") provides the worldwide retail petroleum industry with integrated solutions for secured fuel dispenser transactions. These solutions are based on a range of products and services, including gasoline dispensers, payment terminals, service station management systems, maintenance and installation of equipment, turn-key construction, and renovation of service stations. RPS has 2,350 employees and its operations are principally focused in Europe and the United States.

  RPS is a wholly owned business of Schlumberger Limited (SL). The accompanying interim financial statements have been prepared as if the Company had operated as an independent stand-alone entity for the periods presented. These results of operations, however, may not be indicative of the future results of operations for RPS operating as a stand-alone entity.

  On June 19, 1998, SL signed a contract with Tokheim Corporation for the sale of the RPS operations. The accompanying interim financial statements do not include any adjustments which may result from this change in ownership.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 Basis of presentation

  The Combined Interim Financial Statements of RPS have been prepared in accordance with accounting principles generally accepted in the United States.

 Principles of consolidation

  The Combined Financial Statements include the accounts of all entities controlled by RPS. All significant intercompany accounts and transactions are eliminated. The equity method of accounting is used for investments in affiliates in which RPS owns between 20% and 50%.

  The combined balance sheet as of September 30, 1998, the combined statements of income for the nine months ended September 30, 1998 and 1997, and the combined statements of cash flows for the nine months ended September 30, 1998 and 1997 have been prepared by the Company, and are not audited. In the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position at September 30, 1998, and the results of operations and cash flows at September 30, 1998 and September 30, 1997 have been made. The combined balance sheet at December 31, 1997 has been derived from the audited financial statements at that date.

  The results of operations for the nine months ended September 30, 1998 are not necessarily indicative of the results to be expected for any subsequent quarter or the entire year ending December 31, 1998.

 Use of estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. While actual results could differ from these estimates, management believes that the estimates are reasonable.

3. COMBINED STATEMENT OF EQUITY

                                                             Retained   Total
                                                    Equity   Earnings   Equity
                                                   --------  --------  --------
Balance, December 31, 1996........................ $157,670  $  6,396  $164,066
Net loss..........................................      --     (9,216)   (9,216)
Dividend declared.................................      --     (5,705)   (5,705)
Capital contribution..............................    3,628       --      3,628
Related party advances............................   (6,298)      --     14,640
Other.............................................   (3,359)      --    (24,297)
Currency translation adjustment...................      385       --        385
                                                   --------  --------  --------
Balance, September 30, 1997.......................  152,026    (8,525)  143,501
Balance, December 31, 1997........................  160,578    (6,308)  154,270
Net loss..........................................      --    (15,730)  (15,730)
Capital contribution..............................   11,518       --     11,518
Related party advances............................   32,350       --     32,350
Other.............................................   (4,445)      135    (4,310)
Currency translation adjustment...................      707       --        707
                                                   --------  --------  --------
Balance, September 30, 1998....................... $200,708  $(21,903) $178,805
                                                   ========  ========  ========

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors of Schlumberger Limited

  In our opinion, the accompanying combined balance sheets and the related combined statements of income and equity and of cash flows present fairly, in all material respects, the financial position of Retail Petroleum Systems (a wholly owned business of Schlumberger Limited) at December 31, 1997 and 1996, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1997, in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

                                          PricewaterhouseCoopers

July 6, 1998
Paris, France

                            RETAIL PETROLEUM SYSTEMS

                         COMBINED STATEMENTS OF INCOME
                             (Amounts in thousands)

                                                     For the Years Ended
                                                         December 31,
                                                  ----------------------------
                                                    1997      1996      1995
                                                  --------  --------  --------
Net revenue...................................... $344,248  $333,915  $303,668
                                                  --------  --------  --------
Expenses
  Cost of goods sold and services................  286,580   273,492   249,101
  Research & engineering.........................   16,616    15,949    14,122
  Marketing......................................   25,520    24,111    21,364
  General and administrative.....................   13,904    15,720    16,469
  Goodwill amortization..........................    3,902     3,255     2,594
  Administrative fees allocated from parent......    9,374     8,607     7,464
  Restructuring charge...........................      --      9,978       --
                                                  --------  --------  --------
                                                   355,896   351,112   311,114
                                                  --------  --------  --------
Loss from operations.............................  (11,648)  (17,197)   (7,446)
                                                  --------  --------  --------
Interest expense.................................   (1,418)   (1,652)   (1,257)
Other expense....................................     (403)   (1,557)   (1,305)
                                                  --------  --------  --------
Loss before taxes and minority interest..........  (13,469)  (20,406)  (10,008)
Income tax benefit...............................    6,779     4,058     2,287
Minority interest................................      (30)      (18)      --
                                                  --------  --------  --------
Net loss......................................... $ (6,720) $(16,366) $ (7,721)
                                                  ========  ========  ========


   The accompanying notes are an integral part of these financial statements.

                            RETAIL PETROLEUM SYSTEMS

                       COMBINED STATEMENTS OF CASH FLOWS
                             (Amounts in thousands)

                                                      For the Years Ended
                                                          December 31,
                                                    --------------------------
                                                     1997      1996     1995
                                                    -------  --------  -------
Cash flows from operating activities:
  Net loss......................................... $(6,720) $(16,366) $(7,721)
  Adjustments to reconcile net loss to net cash
   provided by (used in) operating activities
    Depreciation and amortization..................  11,777    10,780   10,084
    Other..........................................   8,276    (1,920)  (2,966)
  Changes in operating assets and liabilities, net
   of effect of acquired businesses:
    Accounts receivable............................  (5,872)  (22,210) (13,780)
    Inventories....................................   3,128    (9,064)  (1,796)
    Accounts payable and accrued liabilities....... (11,615)   38,668   10,012
    Prepaid and refundable income taxes............  (3,558)      301      585
    Other assets and liabilities, net..............  17,741    10,243   (1,001)
                                                    -------  --------  -------
      Net cash provided by (used in) operating
       activities..................................  13,157    10,432   (6,583)
                                                    -------  --------  -------
Cash flows from investing activities:
  Capital expenditures.............................  (9,486)  (14,736) (11,389)
  Acquisition of businesses........................  (1,933)  (20,224)    (314)
  Other, net.......................................   1,151    (1,440)    (294)
                                                    -------  --------  -------
      Net cash used in investing activities........ (10,268)  (36,400) (11,997)
                                                    -------  --------  -------
Cash flows from financing activities:
  Advances from related parties....................   2,083    25,402   18,442
  Long-term debt...................................    (740)      466     (248)
  Capital contributions............................   3,628     5,013    4,936
  Dividends paid...................................  (5,984)   (5,702)  (1,500)
                                                    -------  --------  -------
      Net cash provided by (used in) financing
       activities..................................  (1,013)   25,179   21,630
                                                    -------  --------  -------
      Net change in cash and cash equivalents......   1,876      (789)   3,050
      Cash and cash equivalents, beginning of year.   5,445     6,234    3,184
                                                    -------  --------  -------
      Cash and cash equivalents, end of year....... $ 7,321  $  5,445  $ 6,234
                                                    =======  ========  =======

   The accompanying notes are an integral part of these financial statements.

                            RETAIL PETROLEUM SYSTEMS

                            COMBINED BALANCE SHEETS
                             (Amounts in thousands)

                                                                December 31,
                                                              ------------------
                                                                1997      1996
                                                              --------  --------
Assets
Current assets:
  Cash and cash equivalents.................................  $  7,321  $  5,445
  Short-term investments....................................     1,001     3,431
  Accounts receivable, net of allowance for doubtful
   accounts of $3,313 and $3,397............................    98,920   102,716
  Receivables from related parties..........................     3,620     2,076
  Inventories...............................................    58,859    67,875
  Deferred tax..............................................     2,238     1,683
  Prepaid and refundable income taxes.......................     4,631     1,420
  Other current assets......................................     4,002     2,964
                                                              --------  --------
    Total current assets....................................   180,592   187,610
                                                              --------  --------
Long-term investments and receivables.......................       988     2,383
Fixed assets, net of accumulated depreciation of $42,782 and
 $45,651....................................................    32,183    32,599
Goodwill....................................................    51,757    57,391
Deferred tax................................................     3,576     2,891
Other assets................................................       338    19,796
                                                              --------  --------
    Total assets............................................  $269,434  $302,670
                                                              ========  ========
Liabilities and Equity
Current liabilities:
  Bank overdrafts and short-term loans......................  $ 12,614  $ 11,433
  Accounts payable and accrued liabilities..................    87,608   110,516
  Payables to related parties...............................     6,781     5,667
  Dividends payable.........................................       137       --
  Current portion of long-term debt.........................        46       203
                                                              --------  --------
    Total current liabilities...............................   107,186   127,819
                                                              --------  --------
Long-term debt..............................................       --        583
                                                              --------  --------
Other liabilities
  Postretirement benefits...................................     4,188     3,827
  Other long-term liabilities...............................     3,657     6,257
                                                              --------  --------
    Total liabilities.......................................   115,031   138,486
                                                              --------  --------
Commitments and contingencies (Note 15).....................       --        --
Minority interest in subsidiaries...........................       133       118
Equity and retained earnings (deficit)
  Equity....................................................   160,578   157,670
  Retained earnings (deficit)...............................    (6,308)    6,396
                                                              --------  --------
                                                               154,270   164,066
                                                              --------  --------
    Total liabilities and equity............................  $269,434  $302,670
                                                              ========  ========

   The accompanying notes are an integral part of these financial statements.

                            RETAIL PETROLEUM SYSTEMS

                         COMBINED STATEMENTS OF EQUITY
                             (Amounts in thousands)

                                                            Retained
                                                            Earnings    Total
                                                   Equity   (Deficit)   Equity
                                                  --------  ---------  --------
Balance, January 1, 1995......................... $107,245  $ 37,685   $144,930
  Net loss.......................................             (7,721)    (7,721)
  Dividends paid.................................             (1,500)    (1,500)
  Capital contribution...........................    4,936                4,936
  Related party advances.........................   18,442               18,442
  Other..........................................     (315)                (315)
  Currency translation adjustment................    2,198                2,198
                                                  --------  --------   --------
                                                   132,506    28,464    160,970
                                                  --------  --------   --------
Balance, December 31, 1995.......................  132,506    28,464    160,970
  Net loss.......................................            (16,366)   (16,366)
  Dividends paid.................................             (5,702)    (5,702)
  Capital contribution...........................    5,013                5,013
  Related party advances.........................   25,402               25,402
  Other..........................................   (3,462)              (3,462)
  Currency translation adjustment................   (1,789)              (1,789)
                                                  --------  --------   --------
                                                   157,670     6,396    164,066
                                                  --------  --------   --------
Balance, December 31, 1996.......................  157,670     6,396    164,066
  Net loss.......................................             (6,720)    (6,720)
  Dividends paid.................................             (5,984)   (26,922)
  Capital contribution...........................    3,628                3,628
  Related party advances.........................    2,083               23,021
  Other..........................................   (1,237)              (1,237)
  Currency translation adjustment................   (1,566)              (1,566)
                                                  --------  --------   --------
Balance, December 31, 1997....................... $160,578  $ (6,308)  $154,270
                                                  ========  ========   ========


   The accompanying notes are an integral part of these financial statements.

                            RETAIL PETROLEUM SYSTEMS

                         Notes to Financial Statements
               (Dollars in thousands, unless otherwise indicated)

1. ORGANIZATION

  Retail Petroleum Systems ("RPS" or the "Company") provides the worldwide retail petroleum industry with integrated solutions for secured fuel dispenser transactions. These solutions are based on a range of products and services, including gasoline dispensers, payment terminals, service station management systems, maintenance and installation of equipment, turn-key construction, and renovation of service stations. RPS has 2,350 employees and its operations are principally focused in Europe and the United States. RPS's operations involve a single industry segment for financial reporting purposes.

  RPS is a wholly owned business of Schlumberger Limited (SL). The accompanying financial statements have been prepared as if the Company had operated as an independent stand-alone entity for the periods presented. These results of operations, however, may not be indicative of the future results of operations for RPS operating as a stand-alone entity.

  On June 19, 1998, SL signed a contract with Tokheim Corporation for the sale of the RPS operations. The accompanying financial statements do not include any adjustments which may result from this change in ownership.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 Basis of Presentation

  The Combined Financial Statements of RPS have been prepared in accordance with accounting principles generally accepted in the United States.

 Principles of Consolidation

  The Combined Financial Statements include the accounts of all entities controlled by RPS. All significant intercompany accounts and transactions are eliminated. The equity method of accounting is used for investments in affiliates in which RPS owns between 20% and 50%.

 Revenue Recognition

  Revenue from sales of fuel dispensers and service parts is recorded at the time the goods are delivered. On-call service revenue is recognized when the service has been performed. Revenue from the sale of fuel dispensers, service parts and on-call revenue was approximately 53% of the total 1997 revenue.

  Revenue and costs associated with separately priced customer service contracts are recognized such that (a) revenue is recognized ratably over the contract period; (b) costs are expensed as incurred; and (c) losses are recognized on contracts where the expected future costs exceed future revenue. Incremental direct acquisition costs are not material. Customer service contracts include service and maintenance agreements and extended warranty agreements for fuel dispensers and point-of-sale system hardware and software. Revenue generated from separately priced customer service contracts was approximately 14% of the total 1997 revenue.

  Revenue from turn-key construction contracts is recognized on the percentage-of-completion method. Percentage-of-completion for the service station construction business is measured principally by the percentage of costs incurred for each contract to date relative to the estimated total costs at completion. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined. Revenue from turn-key construction contracts was approximately 19% of the total 1997 revenue.

  Revenue from the sale of software and point-of-sale systems which is dependent on software is recognized at the time of delivery as no significant future Company obligations are required under the terms of the sales agreement and the criteria of paragraph 8 of Statement of Position No. 97-2 "Software Revenue Recognition" has been satisfied. Revenue from software and point-of-sale systems was approximately 14% of the total 1997 revenue.

 Use of Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. While actual results could differ from these estimates, management believes that the estimates are reasonable.

 Translation of Non-U.S. Currencies

  All assets and liabilities recorded in functional currencies other than US dollars are translated at current exchange rates. The resulting adjustments are charged or credited directly to the equity section of the balance sheet. Revenue and expenses are translated at the weighted-average exchange rates for the period. All realized and unrealized transaction gains and losses are included in income in the period in which they occur. Transaction losses included in results of operations were $3 million, $2 million, and $.1 million in 1997, 1996 and 1995, respectively.

 Cash and Cash Equivalents

  Cash and cash equivalents include all highly liquid investments with an original maturity of three months or less at date of purchase.

 Investments

  Short-term investments held to maturity are stated at cost plus accrued interest, which approximates market, and are comprised primarily of money market funds.

  For purposes of the Combined Statement of Cash Flows, the Company does not consider short-term investments to be cash equivalents as they generally have original maturities in excess of three months.

 Financial Instruments

  The fair value of cash, accounts receivable, trade accounts payable, short-term borrowings, and accrued expenses are not materially different than their carrying amounts as reported at December 31, 1997 and 1996.

 Inventories

  Inventories are stated at lower of average cost or market. Spares inventory includes new and repaired parts primarily for maintenance of dispensers. Spares are principally valued at average cost.

 Fixed Assets and Depreciation

  Fixed assets are stated at cost less accumulated depreciation, which is provided for by charges to income over the estimated useful lives of the assets by the straight-line method. Expenditures for renewals, replacements, and betterments are generally capitalized. Maintenance and repairs are charged to operating expense as incurred. Upon sale or other disposition, the applicable amounts of asset cost and accumulated depreciation are removed from the accounts and the net amount, less proceeds from disposal, is charged or credited to income.

  Estimated useful lives of buildings and improvements range from ten to 30 years and machinery and equipment from three to ten years.

 Goodwill

  Goodwill represents cost in excess of net assets of purchased companies and is amortized on a straight-line basis over periods ranging from five to 40 years. Accumulated amortization was $23 million and $19 million at December 31, 1997 and 1996, respectively. The Company evaluates the recoverability of goodwill at each balance sheet date.

 Research and Engineering

  All research and engineering expenditures are expensed as incurred, including costs relating to patents or rights that may result from such expenditures.

 Taxes on Income

  Taxes on income are computed in accordance with the tax rules and regulations of the many taxing authorities where the income is earned. The income tax rates imposed by these taxing authorities vary substantially. In most countries, RPS is a division of the SL legal entity that is the ultimate tax payer in that jurisdiction. Taxable income may differ from pre-tax income for financial accounting purposes. To the extent that differences are due to revenue or expense items reported in one period for tax purposes and in another period for financial accounting purposes, an appropriate provision for deferred income taxes is made.

  Tax credits and other allowances are credited to current income tax expense on the flow-through method of accounting.

3. INVENTORIES

  Inventories at December 31, 1997 and 1996 consist of the following:

      Raw materials............................................. $18,071 $19,689
      Work in progress..........................................   6,038   9,793
      Finished goods............................................   9,321  13,246
      Spares....................................................  25,429  25,147
                                                                 ------- -------
                                                                 $58,859 $67,875
                                                                 ======= =======

4. FIXED ASSETS

  Fixed assets at December 31, 1997 and 1996 consist of the following:

                                                                1997     1996
                                                               -------  -------
      Land.................................................... $   364  $   392
      Buildings and improvements..............................  21,691   21,830
      Machinery and equipment.................................  52,910   56,028
                                                               -------  -------
                                                                74,965   78,250
      Less: Accumulated depreciation.......................... (42,782) (45,651)
                                                               -------  -------
      Fixed assets............................................ $32,183  $32,599
                                                               =======  =======

  Depreciation expense aggregated $7.9 million in 1997 and $7.5 million in both 1996 and 1995.

5. ACQUISITIONS AND GOODWILL

  In July 1996, RPS acquired for $7.0 million, GUEANT Pere & Fils and its subsidiary ETPM, a gasoline dispenser service company providing maintenance of service stations and project management of turn-key stations. In August 1996, RPS acquired for $13.0 million, GERMANN and its Polish subsidiary, a turn-key gasoline station provider located in Germany. Costs in excess of net assets acquired were respectively $5.0 million and $12.0 million, respectively, which are being amortized on a straight-line basis over ten and 20 years, respectively.

  In addition, between December 1995 and August 1996, RPS acquired three small service companies in Italy, Borghetti, CME, and Nuova Rimic, for an aggregate amount of $1.8 million. Costs in excess of net assets acquired were $1.0 million and are being amortized on straight-line basis over 10 years.

  All acquisitions were accounted for as purchases.

6. DEBT

  At December 31, 1996, the Company had $.5 million of long-term debt in French francs at variable rates up to 7% and $46,000 in German marks at a rate of 5.75%. All long-term debt was repaid in 1997, except for the $46,000 in German marks which is due on June 30, 1998. The carrying value of long-term debt at December 31, 1997 approximates the aggregate fair value.

  At December 31, 1997, the Company had available lines of credit of approximately $13.4 million. The Company, at December 31, 1997, borrowed $12.6 million under these lines of credit at fixed and variable rates up to 8%.

7. TAXES ON INCOME

                                                          For the Years Ended
                                                             December 31,
                                                        -----------------------
                                                         1997    1996    1995
                                                        ------- ------- -------
      U.S. loss before taxes........................... $ 1,932 $ 4,698 $ 1,808
      Foreign loss before taxes........................  11,537  15,708   8,200
                                                        ------- ------- -------
      Total loss before taxes.......................... $13,469 $20,406 $10,008
                                                        ======= ======= =======

  The following table shows the components of current and deferred income tax benefits by taxing jurisdiction, both domestic and foreign:

                                                       For the Years Ended
                                                          December 31,
                                                     -------------------------
                                                      1997     1996     1995
                                                     -------  -------  -------
      Current
        Federal..................................... $   134  $  (992) $   681
        State and local.............................      10     (104)      65
        Foreign.....................................  (5,745)  (2,682)  (1,561)
                                                     -------  -------  -------
                                                      (5,601)  (3,778)    (815)
                                                     -------  -------  -------
      Deferred
        Federal.....................................    (645)    (285)    (968)
        State and local.............................    (111)     (49)    (166)
        Foreign.....................................    (422)      54     (338)
                                                     -------  -------  -------
                                                      (1,178)    (280)  (1,472)
          Total income tax benefits................. $(6,779) $(4,058) $(2,287)
                                                     =======  =======  =======

  At December 31, 1997 and 1996, gross deferred tax assets were $6,695 and $5,202, respectively; gross deferred tax liabilities were $881 and $612, respectively. The principal components of net deferred tax assets (liabilities) were:

                                                                 December 31,
                                                                 --------------
                                                                  1997    1996
                                                                 ------  ------
      Employee and retiree benefits............................. $3,059  $2,736
      Accounts receivable.......................................    517     516
      Warranty..................................................  1,721   1,167
      Property, plant and equipment.............................    670     191
      Others, net...............................................   (153)    (36)
                                                                 ------  ------
                                                                 $5,814  $4,574
                                                                 ======  ======

  A reconciliation between the U.S. federal income tax rate and the effective tax rate is:

                                 December 31,
                               ------------------
                               1997  1996   1995
                               ----  -----  -----
      Statutory tax rate...... 35.0%  35.0%  35.0%
      Difference in effective
       tax rate on foreign
       earnings............... 12.7  (16.9) (15.6)
      State and local taxes...  2.6    1.8    3.5
                               ----  -----  -----
      Effective tax rate...... 50.3%  19.9%  22.9%
                               ====  =====  =====

8. PENSION AND OTHER BENEFIT PLANS

  SL sponsors several defined benefit pension plans that cover substantially all U.S. employees. The benefits are based on years of service and compensation on a career-average pay basis. These plans are substantially fully funded with a trustee in respect to past and current service. Charges to expense are based upon costs computed by independent actuaries. The funding policy is to contribute annually amounts that are allowable for federal income tax purposes. These contributions are intended to provide for benefits earned to date and those expected to be earned in the future.

  In the U.S., the RPS employees are included in the SL Plan, and accordingly, $0.4 million was allocated to RPS for its share of pension expense for each of the years ended December 31, 1997, 1996 and 1995. At December 31, 1997 and December 31, 1996, accrued pension costs relating to the Company's participation in this plan were $1.3 million.

  Outside of the U.S., subsidiaries of SL sponsor several defined benefit and defined contribution plans that cover substantially all employees who are not covered by statutory plans. For defined benefit plans, charges to expense are based upon costs computed by independent actuaries. These plans are substantially fully funded with trustees in respect to past and current service. For all non-US defined benefit plans, pension expense was $1.0 million, $1.8 million, and $1.1 million in 1997, 1996 and 1995, respectively.

  For non-U.S. defined contribution plans, funding and costs are generally based upon a predetermined percentage of employee compensation, Charges to expense in 1997, 1996 and 1995, were $2.5 million, $2.4 million and $2.5 million, respectively.

  In accordance with France labor agreements, RPS is required to pay certain retirement benefits to employees who retire while working for the Company. The benefit consists of a lump sum payment depending upon seniority, age and salary level at retirement date. At both December 31, 1997 and 1996, accrued French retirement costs were $1.3 million.

 Health Care Benefits

  The Company provides health care benefits for certain active employees. The cost of providing these benefits is recognized as expense when incurred and aggregated $1 million, $1.1 million and $.9 million in 1997, 1996 and 1995, respectively. Outside the US, such benefits are mostly provided through government-sponsored programs.

 Postretirement Benefits other than Pensions

  The Company provides certain health care benefits to former employees who have retired under the US pension plans.

  The principal actuarial assumptions used to measure costs were a discount rate of 8% in 1997 and 7.5% in 1996 and 1995. The overall medical cost trend rate assumption beginning December 31, 1997, was 8% graded to 5% over the next six years and 5% thereafter. Previously, the overall assumption had been 9% graded to 6% over the next six years and thereafter.

  Net periodic Postretirement benefit cost in the U.S. for 1997, 1996 and 1995, included the following components:

                                                                1997  1996 1995
                                                                ----  ---- ----
      Service cost--benefits earned during the period.......... $116  $181 $168
      Interest cost on accumulated postretirement benefit
       obligation..............................................   56    80   64
      Amortization of unrecognized net gain and other..........  (13)  --   --
                                                                ----  ---- ----
                                                                $159  $261 $232
                                                                ====  ==== ====

  The funded status at December 31, 1997 and 1996, was as follows:

                                                                   1997   1996
                                                                  ------ ------
      Accumulated postretirement benefit obligation:
        Retirees................................................. $  144 $  105
        Actives..................................................    824    607
                                                                  ------ ------
                                                                     968    712
      Unrecognized net gain......................................    380    476
      Unrecognized prior service cost............................     14     15
                                                                  ------ ------
          Postretirement benefit liability....................... $1,362 $1,203
                                                                  ====== ======

  The assumed discount rate used to determine the accumulated Postretirement benefit obligation was 7.5% for 1997 and 8% for 1996.

  If the assumed medical cost trend rate was increased by one percentage point, health care cost in 1997 would have been $.2 million, and the accumulated postretirement benefit obligation would have been $1.2 million at December 31, 1997.

9. RESTRUCTURING CHARGE

  In 1996, the Company announced a charge of $6.8 million after tax, which included pre-tax charges of $9.6 million for severance and termination costs, and other asset impairments/charges of $.4 million.

  The severance and termination costs relate to less than 10% of the worldwide workforce, primarily in Europe, and pertain to both manufacturing and operating personnel in about five locations. At December 31, 1997, $8.1 million of the severance and termination costs had been spent. The remainder should be spent within the next nine months.

10. LEASES AND LEASE COMMITMENTS

  Minimum rental commitments under noncancellable operating leases, primarily real estate and office facilities, in effect at December 31, 1997 are as follows:

             Year ended December 31,
               1998............................ $4,629
               1999............................  3,833
               2000............................  2,282
               2001............................  1,318
               2002 and beyond.................    593

  Operating lease rental expense aggregated $6.4 million, $5.1 million and $4.8 million for 1997, 1996 and 1995, respectively. These leases concern mostly office building rentals and service van rentals.

11. GEOGRAPHIC INFORMATION

  During the years ended December 31, 1997, 1996 and 1995, neither sales to any government nor sales to any single customer exceeded 10% of operating revenue.

                                            United
                                            States    Europe   Other    Total
                                            -------  --------  ------  --------
Geographic Area 1997
  Operating revenue........................ $72,064  $267,216  $4,968  $344,248
  Operating loss...........................  (1,312)   (9,187) (1,149)  (11,648)
  Identifiable assets at December 31.......  47,233   222,201     --    269,434
Geographic Area 1996
  Operating revenue........................  56,291   275,718   1,906   333,915
  Operating loss...........................  (5,619)  (10,010) (1,568)  (17,197)
  Identifiable assets at December 31.......  42,331   260,339     --    302,670
Geographic Area 1995
  Operating revenue........................  63,134   239,386   1,148   303,668
  Operating loss...........................  (1,479)   (5,416)   (551)   (7,446)
  Identifiable assets at December 31.......  41,229   186,532     --    227,831

12. STOCK OPTION PLANS

  As of December 31, 1997, SL administered stock option plans, which are described below. SL applies APB Opinion 25 and related Interpretations in accounting for its plans. Accordingly, no compensation cost has been recognized for its stock option plans. Had compensation cost for the SL plans been determined based on the fair value at the grant dates for awards under these plans, consistent with the methodology of SFAS 123, RPS net loss would have been the pro forma amounts indicated below.

                                                      1997      1996     1995
                                                     -------  --------  -------
      Net loss
        As reported................................. $(6,720) $(16,366) $(7,721)
        Pro forma...................................  (7,117)  (16,619)  (7,753)

  As required by SFAS No. 123, the above pro-forma data reflect the effect of stock option grants during 1997, 1996, and 1995.

  During 1997, 1996, 1995 and in prior years, key employees of RPS were granted stock options under the SL stock option plans. The exercise price of each option equals the market price of SL stock on the date of grant; and option's maximum term is ten years, and options generally vest in 20% increments over five years.

  As required by SFAS No. 123, the fair value of each grant is estimated on the date of grant using the multiple option Black-Scholes option-pricing model with the following weighted-average assumptions used for 1997, 1996 and 1995: dividend of $0.75; expected volatility of 21% for 1997 grants and 20% for 1996 and 1995 grants; risk-free interest rates of 5.8%-6.77% for the 1997 grants; 5.09%-6.01% for the 1996 grants, and 5.70%-7.66% for the 1995 grants; and
expected option lives of 5.09 years for RPS employees for 1997 grants and 5.39 years for the 1996 and 1995 grants.

  A summary of the status of the SL stock option plans for RPS as of December 31, 1997, 1996 and 1995, and changes during the years ending on those dates is presented below.

                                    Weighted          Weighted          Weighted
                                    Average           Average           Average
                            1997    Exercise  1996    Exercise  1995    Exercise
      Fixed Options        Shares    Price   Shares    Price   Shares    Price
      -------------        -------  -------- -------  -------- -------  --------
Outstanding at beginning
 of year.................  179,600  $ 34.08  164,700  $ 30.04  148,000  $ 29.28
  Granted................   42,500  $ 81.03   62,000  $ 42.35   22,500  $ 32.07
  Exercised..............  (32,750) $ 29.80  (47,100) $ 30.84   (5,800) $ 18.55
                           -------           -------           -------
Outstanding at end of
 year....................  189,350  $ 45.36  179,600  $ 34.08  164,700  $ 30.04
                           =======           =======           =======
Options exercisable at
 year-end................   60,550            56,600            79,400
Weighted-average fair
 value of options granted
 during the year.........  $ 24.01           $ 11.25           $  8.35

  The following table summarizes information concerning currently outstanding and exercisable options at December 31, 1997.

                            Options Outstanding           Options Exercisable
                    ----------------------------------- -----------------------
                                    Weighted
                                     Average   Weighted                Weighted
                        Number      Remaining  Average      Number     Average
Range of             Outstanding   contractual Exercise  Exercisable   Exercise
Exercise Prices     as of 12/31/97    Life      Price   as of 12/31/97  Price
---------------     -------------- ----------- -------- -------------- --------
$32.46-45.36.......    $189,350       7.47      $45.36      60,550      $32.46

13. RELATED PARTY TRANSACTIONS

  In certain countries, RPS participates in SL's centralized treasury and cash processes. In these countries, cash is managed either through zero balance accounts or an interest-bearing offsetting mechanism. Cash disbursements for operations, acquisitions, and other investments are funded as needed from Schlumberger Limited.

  SL and its affiliates provide a number of administrative functions to RPS which resulted in charges of $9.4 million, $8.6 million, and $7.5 million being recorded in the results of operations for 1997, 1996 and 1995, respectively. These costs have been allocated to the RPS division using a standard percentage of total revenue. Management believes that the method used to allocate such costs is reasonable under the circumstances and the expense is reasonable and adequate compared to the services provided.

  There are no formal tax sharing arrangements between RPS and any entity of SL. In most countries, RPS is a division of the SL legal entity that is the ultimate tax payer in that jurisdiction. Thus the income tax benefit recorded reflects the tax effect of the net operating losses incurred by RPS that are available to offset the income of the SL legal entity that is the ultimate taxpayer.

14. TRANSACTIONS WITH AFFILIATES

  In July 1997, SI SPA, a non-RPS Schlumberger company purchased the shares of Schlumberger Industries SPA, another Schlumberger company, from Koppens Holding Nederland BV, a RPS company. As this was a transaction within a party under common control, this transaction was recorded at net book value. The difference between net book value and sale proceeds was credited to equity in 1997. The sales proceeds were transferred through a dividend to Schlumberger Limited in 1997.

  In December 1997, RPS via Koppens Iberica, acquired the shares of GNC, a Portuguese subsidiary of SL for $5.8 million. This company was acquired to implement and develop RPS business in Portugal. The difference between purchase price and net book value was debited to equity in 1997.

15. CONTINGENCIES

  The Company complies with government laws and regulations and responsible management practices for the protection of the environment. The Combined Balance Sheet includes accruals for the estimated future costs associated with certain environmental remediation activities related to the past use or disposal of hazardous materials. Due to a number of uncertainties, including uncertainty of timing, the scope of remediation, future technology, regulatory changes and other factors, it is possible that the ultimate remediation costs may exceed the amounts estimated. However, in the opinion of management, such additional costs are not expected to be material relative to consolidated liquidity, financial position or future results of operations.

  In addition, the Company is party to various other legal proceedings. Although the ultimate disposition of these proceedings is not presently determinable, in the opinion of the Company any liability that might ensue would not be material in relation to the Combined Financial Statements.

16. SUPPLEMENTARY INFORMATION

  Operating revenue and related cost of goods sold and services comprised the following:

                                                       Year Ended December 31,
                                                      --------------------------
                                                        1997     1996     1995
                                                      -------- -------- --------
      Operating revenue
        Sales........................................ $185,702 $186,764 $191,439
        Services.....................................  158,546  147,151  112,229
                                                      -------- -------- --------
                                                      $344,248 $333,915 $303,668
                                                      -------- -------- --------
      Direct operating costs
        Goods sold................................... $148,257 $149,142 $156,374
        Services.....................................  138,323  124,350   92,727
                                                      -------- -------- --------
                                                      $286,350 $273,492 $249,101
                                                      ======== ======== ========

  Cash paid for interest and income taxes was as follows:

                                                            Year Ended December
                                                                    31,
                                                            --------------------
                                                             1997   1996   1995
                                                            ------ ------ ------
      Interest............................................. $1,414 $1,897 $1,649
      Income taxes......................................... $1,926 $  248 $  516

  Accounts payable and accrued liabilities are summarized as follows:

                                                                 December 31,
                                                               ----------------
                                                                1997     1996
                                                               ------- --------
      Payroll, vacation and employee benefits................. $12,056 $ 13,945
      Trade...................................................  41,245   44,969
      Taxes, other than on income.............................   8,988   10,398
      Other...................................................  25,319   41,204
                                                               ------- --------
                                                               $87,608 $110,516
                                                               ======= ========

                     Principal Executive Office of Tokheim

                              Tokheim Corporation
                             10501 Corporate Drive
                           Fort Wayne, Indiana 46801

                            Independent Accountants

                           PricewaterhouseCoopers LLP
                               490 Lincoln Tower
                           Fort Wayne, Indiana 46802

                                 Legal Advisors

                                   To Tokheim

                Skadden, Arps, Slate, Meagher & Flom (Illinois)
                             333 West Wacker Drive
                            Chicago, Illinois 60606

            Trustee, Registrar, Principal Paying and Transfer Agent

                      U.S. Bank Trust National Association
                                100 Wall Street
                                   16th Floor
                            New York, New York 10005

                    Listing Agent, Paying and Transfer Agent
           (if the Notes are listed on the Luxembourg Stock Exchange)

                         Bankers Trust Luxembourg S.A.
                                  P.O. Box 807
                          14, Boulevard F.D. Roosevelt
                               L-2450 Luxembourg

                       Paying Agent and Common Depositary

                                Midland Bank plc
                              HSBC Issuer Services
                          Mariner House, Pepys Street
                                London, EC3N 4DA

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

 Until      , all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                               ----------------

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
Prospectus Summary........................................................    1
Risk Factors..............................................................   14
 Risks associated with debt financing.....................................   14
 Risks associated with the operation of the business......................   16
 Risks associated with government regulation..............................   20
 Risks associated with the exchange offer.................................   20
Forward-Looking Statements................................................   21
Exchange Rates............................................................   21
The Exchange Offer........................................................   22
The Transactions..........................................................   31
Sources and Uses of Funds.................................................   33
Capitalization............................................................   34
Unaudited Pro Forma Consolidated Condensed Financial Statements...........   35
Selected Financial Data of Tokheim Corporation and Subsidiaries...........   42
Selected Financial Data of the RPS Division...............................   44
Management's Discussion and Analysis of Financial Condition and Results of
 Operations...............................................................   45
Business..................................................................   56
Management................................................................   71
Executive Compensation....................................................   73
Principal Shareholders....................................................   77
Description of Other Indebtedness.........................................   79
Description of the Warrants...............................................   82
Description of the Exchange Notes.........................................   83
Important United States Federal Income Tax Considerations.................  122
Plan of Distribution......................................................  127
Legal Matters.............................................................  128
Independent Accountants...................................................  128
General Listing Information...............................................  129
Where You Can Find More Information.......................................  130
Information Incorporated by Reference.....................................  130
Index to Financial Statements.............................................  F-1

-------------------------------------------------------------------------------
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                              Tokheim Corporation

                                 $123,000,000
                       11 3/8% senior subordinated notes
                                   due 2008

                               (Euro)75,000,000
                       11 3/8% senior subordinated notes
                                   due 2008

                               ----------------

                                  Prospectus

                               ----------------

                                      , 1999

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers

  The following summary is qualified in its entirety by reference to the complete text of the statute, articles of incorporation and bylaws referred to below.

  Each of Tokheim Corporation and Envirotronic Systems, Inc. is empowered by Chapter 37 of the Indiana Business Corporation Law (the "IBCL"), subject to the procedures and limitations therein, to indemnify any person against expenses (including attorneys' fees) and the obligation to pay a judgment, settlement, penalty, fine or reasonable expenses incurred with respect to a threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal, in which such person is made a party by reason of such person's being or having been a director, officer, employee or agent of the corporation if his or her conduct was in good faith and he or she reasonably believed that, if acting in the individual's official capacity, the conduct was in the best interests of the corporation and in all other cases, the conduct was not opposed to the corporation's best interests. In the case of any criminal proceeding, the corporation is empowered to indemnify a person if he or she had reasonable cause to believe the conduct was lawful or had no reasonable cause to believe the conduct was unlawful. In addition, unless limited by its articles of incorporation, a corporation shall indemnify a person who was wholly successful in the defense of any proceeding to which the person was a party because the person is or was a director, officer, employee or agent against reasonable expenses incurred by him or her in connection with the proceeding. A corporation has the power to purchase and maintain insurance on behalf of any of the persons described above against any liability asserted against such person and incurred by such person in any of the capacities described above, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability under the IBCL.

  Article VII, Section 7.8 of Tokheim Corporation's Restated Articles of Incorporation, as amended, and Article VII, Section 7.8 of Envirotronic Systems, Inc.'s Articles of Incorporation, as amended, obligate each corporation to indemnify its past and present officers and directors in the manner contemplated by the IBCL. Any such person who is wholly successful with respect to any proceeding of the type described above is entitled to indemnification as of right. In addition, each corporation's Board of Directors is authorized to approve indemnification of any such person to the full extent permitted by applicable law, or to any other person as it may determine. Tokheim Corporation has directors' and officers' liability insurance which protects each director and officer from certain claims and suits, including shareholder derivative suits, even where the director may be determined to not be entitled to indemnification under the IBCL, and claims and suits arising under the Securities Act. The policy may also afford coverage under circumstances where the facts do not justify a finding that the director or officer acted in good faith and in a manner that was in or not opposed to the best interests of Tokheim Corporation. Article VII, Section 7.8(h) of Envirotronic Systems, Inc.'s Articles of Incorporation, as amended, permits its Board of Directors to authorize the corporation to purchase and maintain insurance on behalf of any eligible person against any liability asserted against such person or any liability or expense incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability or expense. Tokheim Corporation's and Envirotronic Systems, Inc.'s bylaws contain no indemnification or insurance provisions.

  The following summary is qualified in its entirety by reference to the complete text of the statute, articles of organization and limited liability company agreement referred to below.

  Tokheim Services LLC is empowered by Chapter 2, Section 2(14) of the Indiana Business Flexibility Act (the "IBFA") to indemnify and hold harmless any member, manager, agent or employee from and against any and all claims and demands, except in the case of action or failure to act by the member, agent, or employee which constitutes willful misconduct or recklessness and subject to any standards and restrictions set forth in a written operating agreement. Chapter 4, Section 4(2) of the IBFA provides that a written operating agreement may provide for indemnification of a member or manager for judgments, settlements, penalties, fines or expenses incurred in a proceeding to which a person is a party because the person is or was a member or manager. Tokheim Services LLC's articles of organization and limited liability company agreement contain no indemnification or insurance provisions.

  The following summary is qualified in its entirety by reference to the complete text of the statute, certificate of incorporation and bylaws referred to below.

  Tokheim Equipment Corporation is empowered by Section 145 of the Delaware General Corporation Law (the "DGCL"), subject to the procedures and limitations therein, to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other entity against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interest of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. In the case of an action brought by or in the right of a corporation, the corporation may indemnify a director, officer, employee or agent of the corporation (or other entity if such person is serving in such capacity at the corporation's request) against expenses (including attorneys'
fees) actually and reasonably incurred by him or her if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless a court determines that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses as the court shall deem proper. In addition, unless limited by its articles of incorporation, a corporation shall indemnify a person who was wholly successful in the defense of any proceeding to which the person was a party because the person is or was a director, officer, employee or agent against reasonable expenses incurred by him or her in connection with the proceeding. A corporation has the power to purchase and maintain insurance on behalf of any of the persons described above against any liability asserted against such person and incurred by such person in any of the capacities described above, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability under the DGCL.

  Article VIII, Section 1 of Tokheim Equipment Corporation's bylaws obligates it to indemnify its past and present officers and directors to the fullest extent permitted by the DGCL. In addition, the corporation may indemnify any other person whom it has the power or obligation to indemnify under the provisions of the DGCL, and if authorized by the Board of Directors, may indemnify employees and agents of the corporation on terms similar to those applicable to its directors and officers. Article VIII, Section 8 of Tokheim Equipment Corporation's bylaws authorizes it to purchase and maintain insurance on behalf of its past and present officers and directors against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the corporation would have the power or the obligation to indemnify such person against such liability. Tokheim Equipment Corporation's certificate of incorporation contains no indemnification or insurance provisions.

  The following summary is qualified in its entirety by reference to the complete text of the statute, certificate of formation and limited liability company agreement referred to below.

  Tokheim RPS, LLC is empowered by Section 18-108 of the Delaware Limited Liability Company Act, subject to the procedures and limitations therein, to indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever, subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement. Tokheim RPS, LLC's certificate of formation and its limited liability company agreement contain no indemnification or insurance provisions.

  The following summary is qualified in its entirety by reference to the complete text of the statute, articles of incorporation and bylaws referred to below.

  Management Solutions, Inc. is empowered by Section 7-109 of the Colorado Business Corporations Act (the "CBCA"), subject to the procedures and limitations therein, to indemnify any person against liability for reasonable expenses incurred in connection with a proceeding in which such person is made a party by reason of such person's being or having been a director, officer, employee or agent if his or her conduct was in good faith and if he or she reasonably believed that, if acting in the individual's official capacity, the conduct was in the best interests of the corporation and in all other cases, the conduct was not opposed to the corporation's best interests. In the case of any criminal proceeding, the corporation is empowered to indemnify an individual if he or she had no reasonable cause to believe the conduct was unlawful. However, a corporation may not indemnify a director, officer, employee or other agent (a) in connection with a proceeding by or in the right of the corporation in which the person was adjudged liable to the corporation or (b) in connection with any other proceeding charging that the person derived an improper personal benefit, whether or not involving action in an official capacity, in which proceeding the person was adjudged liable on the basis that he or she derived an improper personal benefit. In addition, unless limited by its articles of incorporation, a corporation shall indemnify a person who was wholly successful in the defense of any proceeding to which the person was a party because the person is or was a director, officer, employee or agent against reasonable expenses incurred by him or her in connection with the proceeding. A corporation is empowered to purchase and maintain insurance on behalf of any of the persons described above against liability asserted against or incurred by such person in the capacities described above or arising from his or her status as such, whether or not the corporation would have power to indemnify the person against the same liability under the CBCA.

  Article XI of Management Solutions, Inc.'s Articles of Incorporation, as amended, provides that Management Solutions, Inc. may indemnify any of its past or present directors or officers or any person who may have served at its request as a director or officer of another corporation in which it owns shares of capital stock or of which it is a creditor, against expenses actually and necessarily incurred by him or her in connection with the defense of any claim or demand against him or her or any action, suit or proceeding in which he or she is made a party by reason of having been or being such a director or officer, and against any judgment for damages rendered therein, except in relation to matters as to which he or she shall be adjudged in such action, suit or proceeding to be liable for willful negligence or intentional misconduct in the performance of duty. Management Solutions Inc.'s bylaws contain no indemnification or insurance provisions.

  The following summary is qualified in its entirety by reference to the complete text of the statute, articles of incorporation and bylaws referred to below.

  Sunbelt Hose & Petroleum Equipment, Inc. is empowered by Section 14-2-851 of the Georgia Business Corporation Code (the "GBCC"), subject to the procedures and limitations therein, to indemnify an individual who is a party to a proceeding because he or she is or was a director of the corporation or who, while a director of the corporation, is or was serving at the corporation's request as a director, officer, partner, trustee, employee or agent of another corporation or entity, against liability incurred in the proceeding if (1) such individual conducted himself or herself in good faith; and (2) such individual reasonably believed (A) in the case of conduct in his or her official capacity, that such conduct was in the best interests of the corporation; (B) in all other cases, that such conduct was at least not opposed to the best interests of the corporation; and (C) in the case of any criminal proceeding, that the individual had no reasonable cause to believe such conduct was unlawful; provided that a corporation may not indemnify a director (a) in connection with a proceeding by or in the right of the corporation, except for reasonable expenses incurred in connection with the proceeding if it is determined that the director has met the relevant standard of conduct; or (b) in connection with any proceeding with respect to conduct for which he or she was adjudged liable on the basis that personal benefit was improperly received by him or her, whether or not involving action in his or her official capacity. In addition, a corporation is obligated to indemnify a director who was wholly successful in such a proceeding. A corporation is empowered by the GBCC to indemnify an officer of the corporation who is a party to a proceeding because he or she is an officer of the corporation to the same extent as a director, except for liability arising out of conduct that constitutes appropriation of any business opportunity of the corporation, acts or omissions which involve intentional misconduct or a knowing violation of law, liability for unlawful distributions or receipt of an improper benefit. An officer is entitled to mandatory indemnification to the same extent as a director. A corporation may also indemnify an employee or agent who is not a director to the extent, consistent with public policy, that may be provided by its articles of incorporation, bylaws, general or specific action of its board of directors, or contract. The GBCC empowers a corporation to purchase and maintain insurance on behalf of any person described above against liability asserted against or incurred by such person in any capacity described above or arising from his or her status as such, whether or not the corporation would have power to indemnify him or her against the same liability under the GBCC.

  Article Eight, Section 8.6 of Sunbelt Hose & Petroleum Equipment, Inc.'s bylaws obligates the corporation to indemnify any person who was or is a party or is threatened to be made a party of any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or entity against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such proceeding if such person acted in a manner he or she reasonably believed to be in, or not opposed to, the best interest of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct unlawful. In the case of an action or proceeding brought by or in the right of a corporation, the corporation must indemnify a director, officer, employee or agent of the corporation (or other entity if such person is serving in such capacity at the corporation's request) against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be made in respect of any claim or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his or her duty to the corporation, unless the court in which such proceeding was brought determines that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses as the court shall deem proper. In addition, the corporation is obligated to indemnify any person described above that has been successful on the merits or otherwise in defense of any such proceeding against expenses (including attorneys' fees) actually and reasonably incurred in connection therewith. Sunbelt Hose & Petroleum Equipment Inc.'s bylaws also authorize it to purchase and maintain insurance on behalf of its past and present officers, directors, employees or agents (or persons serving in such capacity for another entity at the request of the corporation) against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability. Sunbelt Hose & Petroleum Equipment, Inc.'s articles of incorporation, as amended, contain no indemnification or insurance provisions.

  The following summary is qualified in its entirety by reference to the complete text of the statute, articles of incorporation and bylaws referred to below.

  Gasboy International, Inc. is empowered by Section 1741 of the Pennsylvania Business Corporation Law (the "PBCL") to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that he or she was a representative of the corporation, or is or was serving at the request of the corporation as a representative of another corporation or entity, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with the proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. In the case of an action brought by or in the right of a corporation, the corporation may indemnify such persons against expenses (including attorneys' fees) actually and reasonably incurred by him or her if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless a court determines that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses as the court shall deem proper. In addition, a corporation shall indemnify a representative of such corporation who was successful on the merits or otherwise in the defense of any proceeding described above against reasonable expenses incurred by him or her in connection therewith. No indemnification under any bylaw, agreement or otherwise is permitted in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness, and the articles may not provide for indemnification in the case of willful misconduct or recklessness. A corporation has the power to purchase and maintain insurance on behalf of any of the persons described above against any liability asserted against such person and incurred by such person in any of the capacities described above, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability under the PBCL. Gasboy International, Inc.'s articles of incorporation and bylaws contain no indemnification or insurance provisions.

  The following summary is qualified in its entirety by reference to the complete text of the statute, articles of incorporation and bylaws referred to below.

  Tokheim Investment Corp. and Tokheim Automation Corporation are empowered by
Section 2.02-1 of the Texas Business Corporation Act (the "TBCA") to indemnify a person who was, is, or is threatened to be made a named defendant or respondent in a proceeding because the person is or was a director of the corporation or, while a director of the corporation, is or was serving at the request of the corporation as a director, officer, partner, employee, agent or other similar functionary of another corporation or entity against judgments, penalties, fines, settlements and reasonable expenses (including attorneys' fees) actually incurred by the person only if it is determined that the person
(1) conducted himself or herself in good faith; (2) reasonably believed (a) in the case of conduct in his or her official capacity as a director of the corporation, that such conduct was in the corporation's best interests and (b) in all other cases, that his or her conduct was at least not opposed to the corporation's best interests; and (3) in the case of any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. A director may only be indemnified in respect of a proceeding in which the person is found liable on the basis that personal benefit was improperly received by him or her, whether or not the benefit resulted from an action taken in the person's official capacity, or in which the person is found liable to the corporation, for reasonable expenses actually incurred by the person in connection with the proceeding; provided that no indemnification shall be made in respect of any proceeding in which the person shall have been found liable for willful or intentional misconduct in the performance of his or her duty to the corporation. A corporation shall indemnify a director for the expenses described above incurred in connection with a proceeding described above if the person is wholly successful. Officers of a corporation are entitled to the same mandatory indemnification as directors, and officers, employees and agents of a corporation may be indemnified to the same extent as directors or to such further extent, consistent with law, as may be provided in the corporation's articles of incorporation, bylaws, general or specific action of its board of directors or contract. A corporation is empowered to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation (or who was serving in a similar capacity at the request of the corporation for another corporation or entity) against any liability asserted against such person and incurred by such person in such capacity or arising out of such person's status as such, whether or not the corporation would have the power to indemnify him or her against that liability under the TBCA.

  Article 8 of Tokheim Investment Corp.'s articles of incorporation, as amended, provide that it may indemnify any director or officer of the corporation, and any person who may have served at the request of the corporation as a director or officer of another corporation in which it owns shares or of which it is a creditor, against any costs and expenses, including counsel fees, actually and necessarily incurred (or reasonably expected to be incurred) in connection with the defense of any civil, criminal, administrative, investigative or other action, suit or proceeding (whether by or in the right of the corporation or otherwise) in which he or she may become involved or with which he or she may be threatened, by reason of such person being or having been such a director or officer, and against any payments in settlement of any such action, suit or proceeding or in satisfaction of any related judgment, fine or penalty. Tokheim Investment Corp.'s bylaws, and Tokheim Automation Corporation's articles of incorporation and bylaws, contain no indemnification or insurance provisions.

Item21.Exhibits and Financial Statement Schedules

  a. Exhibits

     Exhibit
       No.   Document
     ------- --------
      1.1    Purchase Agreement, dated as of January 26, 1999 among Tokheim
             Corporation, BT Alex. Brown, Credit Lyonnais Securities, First
             Chicago Capital Markets, Inc., Gleacher NatWest International, ABN
             AMRO Incorporated, PaineWebber Incorporated, Schroder & Co. Inc.
             and certain subsidiary guarantors of Tokheim Corporation
             (incorporated herein by reference to the Registrant's Annual
             Report on Form 10-K, for the year ended September 30, 1998, filed
             March 1, 1999).

      2.1    Stock Purchase Agreement, dated as of December 29, 1997 between
             Tokheim Corporation and Arthur S. ("Rusty") Elston, Ronald H.
             Elston, Eric E. Burwell and Curt E. Burwell (incorporated herein by reference to the Registrant's Current Report on Form 8-K, dated
             December 31, 1997).

      2.2    Master Agreement for Purchase and Sale of Shares, Assets, and
             Liabilities, dated as of June 19, 1998, between Tokheim
             Corporation and Schlumberger Limited (incorporated herein by reference to the Registrant's Current Report on Form 8-K/A dated
             October 1, 1998).

      2.3    Amendment No. 1 to the Master Agreement for Purchase and Sale of
             Shares, Assets and Liabilities, dated as of September 30, 1998 between Tokheim Corporation and Schlumberger Limited (incorporated herein by reference to the Registrant's Current Report on Form 8-
             K/A dated October 1, 1998).

      3.1 Restated Articles of Incorporation of Tokheim Corporation, as amended, as filed with the Indiana Secretary of State on February
             5, 1997 (incorporated herein by reference to the Registrant's
             Annual Report on Form 10-K/A for the year ended November 30,
             1996).

      3.2 Bylaws of Tokheim Corporation, as restated on July 12, 1995 and amended March 2, 1998 (incorporated herein by reference to the Registrant's Quarterly Report on Form 10-Q for the period ended
             May 31, 1998).

     *3.3    Articles of Incorporation of Monitec Corporation (now known as
             Envirotronic Systems, Inc.).

     *3.4    Articles of Amendment of the Articles of Incorporation of Monitec
             Corporation (changing name to Envirotronic Systems, Inc.).

     *3.5    Bylaws of Envirotronic Systems, Inc.

     *3.6    Amended and Restated Articles of Incorporation of William M.
             Wilson's Sons, Inc. (now known as Gasboy International, Inc.).

     *3.7 Amendment No. 1 to Amended and Restated Articles of Incorporation of William M. Wilson's Sons, Inc.

     *3.8 Amendment No. 2 to Amended and Restated Articles of Incorporation of William M. Wilson's Sons, Inc.

     *3.9 Amendment No. 2 to Amended and Restated Articles of Incorporation of William M. Wilson's Sons, Inc. (changing name to Gasboy
             International, Inc.).


     Exhibit
       No.   Document
     ------- --------
     *3.10   Restated Bylaws of Gasboy International, Inc.

     *3.11   Articles of Incorporation of Management Solutions of Colorado,
             Inc. (now known as Management Solutions, Inc.).

     *3.12 Articles of Amendment to the Articles of Incorporation of Management Solutions of Colorado, Inc. (changing name to
             Management Solutions, Inc.).

     *3.13   Bylaws of Management Solutions, Inc.

     *3.14   Articles of Incorporation of ESCIA, Inc. (now known as Sunbelt
             Hose & Petroleum Equipment, Inc.).

     *3.15   Articles of Amendment of ESCIA, Inc. (changing name to Sunbelt
             Hose & Petroleum Equipment, Inc.).

     *3.16   Bylaws of Sunbelt Hose & Petroleum Equipment, Inc.

     *3.17 Articles of Incorporation of Tokheim Base Systems, Inc. (now known as Tokheim Automation Corporation).

     *3.18   Articles of Amendment to the Articles of Incorporation of Tokheim
             Base Systems, Inc. (changing name to Mini Base Systems, Inc.).

     *3.19   Articles of Amendment to the Articles of Incorporation of Mini
             Base Systems, Inc. (changing name to Tokheim Automation
             Corporation).

     *3.20   Bylaws of Tokheim Automation Corporation.

     *3.21   Certificate of Incorporation of Tokheim Equipment Corporation.




     *3.22   Bylaws of Tokheim Equipment Corporation.

     *3.23   Articles of Incorporation of Tokheim Investment Corp.

     *3.24   Bylaws of Tokheim Investment Corp.

     *3.25   Certificate of Formation of Tokheim RPS, LLC.

     *3.26   Limited Liability Company Agreement of Tokheim RPS, LLC.

     *3.27   Articles of Organization of Tokheim Services LLC.

     *3.28   Limited Liability Company Agreement of Tokheim Services LLC.

      4.1    Rights Agreement, dated as of January 22, 1997, between Tokheim
             Corporation and Harris Trust and Savings Bank, as Rights Agent
             (incorporated herein by reference to the Registrant's Current
             Report on Form 8-K, filed February 23, 1997).

      4.2    Amendment No. 1 to Rights Agreement, dated as of September 30,
             1998, between Tokheim Corporation and Harris Trust and Savings
             Bank (incorporated herein by reference to the Registrant's Current
             Report on Form 8-K/A dated October 1, 1998).
      4.3    Securities Purchase Agreement, dated September 30, 1998, between
             Tokheim Corporation and Schlumberger Limited (incorporated herein by reference to the Registrant's Current Report on Form 8-K/A dated October 1, 1998).

      4.4    12% Junior Subordinated Note due 2008 in the amount of $40,000,000
             (incorporated herein by reference to the Registrant's Current
             Report on Form 8-K/A dated October 1, 1998).

      4.5    Junior Subordinated Note Indenture, dated as of September 30,
             1998, among Tokheim Corporation, Management Solutions, Inc.,
             Tokheim Equipment Corporation, Tokheim RPS, LLC, Sunbelt Hose &
             Petroleum Equipment, Inc., Envirotronic Systems, Inc., Gasboy
             International, Inc., Tokheim Automation Corporation, Tokheim
             Investment Corp., as guarantors, and Harris Trust and Savings
             Bank, as trustee (incorporated herein by reference to the Registrant's Current Report on Form 8-K/A dated October 1, 1998).

     Exhibit
       No.   Document
     ------- --------
      4.6    Amendment No. 1 to Junior Subordinated Note Indenture, dated as of
             January 25, 1999 (incorporated herein by reference to the
             Registrant's Annual Report on Form 10-K, for the year ended
             September 30, 1998, filed March 1, 1999).

      4.7 Warrant to Purchase up to 19.9% of the Shares of Common Stock of Tokheim Corporation (incorporated herein by reference to the Registrant's Current Report on Form 8-K/A dated October 1, 1998).

      4.8    Registration Rights Agreement, dated September 30, 1998, between
             Tokheim Corporation and Schlumberger Limited (incorporated herein by reference to the Registrant's Current Report on Form 8-K/A dated October 1, 1998).
      4.9    Amended and Restated Credit Agreement, dated as of September 30,
             1998, among Tokheim Corporation, the Borrowing Subsidiaries, the
             Lenders and NBD Bank, N.A. as administrative agent and Credit
             Lyonnais as documentation and collateral agent and Gleacher
             NatWest Inc. and Bankers Trust Company as co-syndication agents
             (incorporated herein by reference to the Registrant's Current
             Report on Form 8-K/A dated October 1, 1998).




      4.10   Second Amended and Restated Credit Agreement, dated as of December
             14, 1998, among Tokheim Corporation, the Borrowing Subsidiaries, the Lenders and NBD Bank, N.A. as administrative agent and Credit
             Lyonnais as documentation and collateral agent and Gleacher
             NatWest Inc. and Bankers Trust Company as co-syndication agents
             (incorporated herein by reference to the Registrant's Annual
             Report on Form 10-K, for the year ended September 30, 1998, filed
             March 1, 1999).

      4.11   Consent and Amendment No. 1 to Amended and Restated Credit
             Agreement, dated as of January 11, 1999 (incorporated herein by reference to the Registrant's Quarterly Report on Form 10-Q, for the quarter ended February 28, 1999, filed April 14, 1999).

      4.12 Amendment No. 2 to Amended and Restated Credit Agreement, dated as of March 1, 1999 (incorporated herein by reference to the Registrant's Quarterly Report on Form 10-Q, for the quarter ended
             February 28, 1999, filed April 14, 1999).

      4.13 Amendment No. 3 to Second Amended and Restated Credit Agreement, dated as of February 27, 1999 (incorporated herein by reference to the Registrant's Quarterly Report on Form 10-Q, for the quarter ended February 28, 1999, filed April 14, 1999).

     *4.14   Dollar Notes Indenture, dated as of January 29, 1999, among
             Tokheim Corporation, BT Alex. Brown, Credit Lyonnais Securities,
             First Chicago Capital Markets, Inc., Gleacher NatWest
             International, ABN AMRO Incorporated, PaineWebber Incorporated,
             Schroder & Co. Inc. and certain subsidiary guarantors of Tokheim
             Corporation.

     *4.15   Euro Notes Indenture, dated as of January 29, 1999, among Tokheim
             Corporation, BT Alex. Brown, Credit Lyonnais Securities, First
             Chicago Capital Markets, Inc., Gleacher NatWest International, ABN
             AMRO Incorporated, PaineWebber Incorporated, Schroder & Co. Inc.
             and certain subsidiary guarantors of Tokheim Corporation.

      4.16   Dollar Registration Rights Agreement, dated as of January 29,
             1999, among Tokheim Corporation, BT Alex. Brown, Credit Lyonnais
             Securities, First Chicago Capital Markets, Inc., Gleacher NatWest
             International, ABN AMRO Incorporated, PaineWebber Incorporated,
             Schroder & Co. Inc. and certain subsidiary guarantors of Tokheim
             Corporation (incorporated herein by reference to the Registrant's
             Annual Report on Form 10-K, for the year ended September 30, 1998, filed March 1, 1999).

     Exhibit
       No.   Document
     ------- --------
      4.17   Euro Registration Rights Agreement, dated as of January 29, 1999, among Tokheim Corporation, BT Alex. Brown, Credit Lyonnais
             Securities, First Chicago Capital Markets, Inc., Gleacher NatWest
             International, ABN AMRO Incorporated, PaineWebber Incorporated,
             Schroder & Co. Inc. and certain subsidiary guarantors of Tokheim
             Corporation (incorporated herein by reference to the Registrant's
             Annual Report on Form 10-K, for the year ended September 30, 1998, filed March 1, 1999).

     *5.1    Opinion of Norman L. Roelke, Vice President, Secretary and General
             Counsel of the Registrant.

     10.1    Tokheim Corporation 1992 Stock Incentive Plan, established
             December 15, 1992 (incorporated herein by reference to the Registrant's Registration Statement on Form S-8, File No. 33-
             52167, dated February 4, 1994).

     10.2    Retirement Savings Plan for Employees of Tokheim Corporation and
             Subsidiaries (incorporated herein by reference to Amendment No. 1 to the Registrant's Registration Statement on Form S-8, File No.
             33-29710, dated August 1, 1989).

     10.3    Tokheim Corporation 1996 Key Management Incentive Bonus Plan
             (incorporated herein by reference to the Registrant's Report on Form 10-Q/A, for the quarter ended February 29, 1996, filed
             November 20, 1996).

     10.4    Employment Agreement, dated December 10, 1997, between the
             Registrant and Douglas K. Pinner (incorporated herein by reference to the Registrant's Annual Report on Form 10-K for the year ended
             November 30, 1997).

     10.5    Employment Agreement, dated December 23, 1997, between the
             Registrant and John A. Negovetich (incorporated herein by reference to the Registrant's Annual Report on Form 10-K for the year ended November 30, 1997).

     10.6    Employment Agreement, dated December 23, 1997, between the
             Registrant and Jacques St-Denis (incorporated herein by reference to the Registrant's Annual Report on Form 10-K for the year ended
             November 30, 1997).

     10.7    Employment Agreement, dated December 23, 1997, between the
             Registrant and Norman L. Roelke (incorporated herein by reference to the Registrant's Annual Report on Form 10-K for the year ended
             November 30, 1997).

     10.8    Employment Agreement, dated December 23, 1997, between the
             Registrant and Scott A. Swogger. (incorporated herein by reference to the Registrant's Annual Report on Form 10-K for the year ended
             November 30, 1997).

     10.9 Technology License Agreement, effective as of December 1, 1997, between Tokheim and Gilbarco, Inc. (incorporated herein by reference to the Registrant's Annual Report on Form 10-K for the year ended November 30, 1997).

     10.10 Tokheim Corporation 1997 Incentive Plan (incorporated herein by reference to the Registrant's Annual Report on Form 10-K for the year ended November 39, 1997).

     10.11   Employment Agreement, dated December 31, 1997, between Management
             Solutions, Inc. and Arthur S. Elston (incorporated herein by reference to the Registrant's Annual Report on Form 10-K for the year ended November 30, 1997).

     11.1 Statement re computation of per share earnings (incorporated herein by reference to the Registrant's Quarterly Report on Form
             10-Q, for the quarter ended May 31, 1999, filed July 28, 1999, and by reference to the Registrant's Annual Report on Form 10-K, for the year ended November 30, 1998).

     12.1    Statement re computation of ratios.

     Exhibit
       No.   Document
     ------- --------
      21.1   Subsidiaries of Tokheim Corporation (incorporated herein by reference to the Registrant's Annual Report on Form 10-K, for the
             year ended November 30, 1998, filed March 1, 1999).

      23.1   Consent of PriceWaterhouseCoopers LLP.

      23.2   Consent of PriceWaterhouseCoopers.
      24.1 Powers of Attorney (included in Signature page to registration statement).

     *25.1   Statement of Eligibility of Trustee on Form T-1 under the Trust
             Indenture Act of 1939 of U.S. Bank Trust National Association, as
             Dollar Notes Trustee, under the Dollar Notes Indenture, relating to the 11 3/8% Dollar Notes due 2008.

     *25.2   Statement of Eligibility of Trustee on Form T-1 under the Trust
             Indenture Act of 1939 of U.S. Bank Trust National Association, as
             Euro Notes Trustee, under the Euro Notes Indenture, relating to the 11 3/8% Euro Notes due 2008.

      27.1 Financial Data Schedule (incorporated herein by reference to the Registrant's Quarterly Report on Form 10-Q, for the quarter ended
             May 31, 1999, filed July 28, 1999, and by reference to the Registrant's Annual Report on Form 10-K, for the year ended
             November 30, 1998).

     *99.1   Form of Letter of Transmittal for the Dollar Notes.

     *99.2   Form of Notice of Guaranteed Delivery for the Dollar Notes.

     *99.3   Form of Tender Instruction for the Dollar Notes.

     *99.4   Form of Letter of Transmittal for the Euro Notes.

     *99.5   Form of Notice of Guaranteed Delivery for the Euro Notes.

     *99.6   Form of Tender Instruction for the Euro Notes.

--------
*Previously filed.

Item22.Undertakings

  (a) The undersigned registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

      (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

      (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

  Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (c) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to
Item 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

  (d) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

  (e) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the registrants have duly caused this registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Fort Wayne, State of Indiana, as of August 26, 1999.

                                          Tokheim Corporation

                                                 /s/ Douglas K. Pinner
                                          By: _________________________________
                                          Name: Douglas K. Pinner
                                          Title:Chairman, President and Chief
                                               Executive Officer

                                          Envirotronic Systems, Inc.

                                                  /s/ Norman L. Roelke
                                          By: _________________________________
                                          Name: Norman L. Roelke
                                          Title:Secretary

                                          Gasboy International, Inc.

                                                  /s/ Norman L. Roelke
                                          By: _________________________________
                                          Name: Norman L. Roelke
                                          Title:Secretary

                                          Management Solutions, Inc.

                                                  /s/ Norman L. Roelke
                                          By: _________________________________
                                          Name: Norman L. Roelke
                                          Title:Secretary

                                          Sunbelt Hose & Petroleum Equipment,
                                           Inc.

                                                  /s/ Norman L. Roelke
                                          By:  ________________________________
                                          Name: Norman L. Roelke
                                          Title:Secretary

                                          Tokheim Automation Corporation

                                                  /s/ Norman L. Roelke
                                          By: _________________________________
                                          Name: Norman L. Roelke
                                          Title:Secretary

                                          Tokheim Equipment Corporation

                                                  /s/ Norman L. Roelke
                                          By: _________________________________
                                          Name: Norman L. Roelke
                                          Title:Secretary

                                          Tokheim Investment Corp.

                                                  /s/ Norman L. Roelke
                                          By: _________________________________
                                          Name: Norman L. Roelke
                                          Title:Secretary

                                          Tokheim RPS, LLC

                                                  /s/ Norman L. Roelke
                                          By: _________________________________
                                          Name: Norman L. Roelke
                                          Title:Secretary

                                          Tokheim Services LLC

                                                  /s/ Norman L. Roelke
                                          By: _________________________________
                                          Name: Norman L. Roelke
                                          Title:Secretary

  We the undersigned directors and officers of the registrants do hereby constitute and appoint Douglas K. Pinner and Norman L. Roelke, and each of them, our true and lawful attorneys-in-fact and agents, to do any and all acts and things in our names and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our name in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said corporations to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this registration statement, or any registration statement for this offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, including specifically, but without limitation, the power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto; and we do hereby ratify and confirm all that said attorneys and agents, or any of them, shall do or cause to be done by virtue thereof.

  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated below on April 26, 1999.

Tokheim Corporation

                 Signature                                     Title
                 ---------                                     -----


        /s/ Douglas K. Pinner               Chairman of the Board, President and Chief
___________________________________________  Executive Officer and Director
             Douglas K. Pinner

        /s/ John A. Negovetich              Executive Vice President, Finance and
___________________________________________  Administration and Chief Financial Officer
            John A. Negovetich

      /s/ Gerald H. Frieling, Jr.           Vice Chairman of the Board and Director
___________________________________________
          Gerald H. Frieling, Jr.

        /s/ Walter S. Ainsworth             Director
___________________________________________
            Walter S. Ainsworth

        /s/ Robert M. Akin, III             Director
___________________________________________
            Robert M. Akin, III

          /s/ James K. Baker                Director
___________________________________________
              James K. Baker

            /s/ B.D. Cooper                 Director
___________________________________________
                B.D. Cooper

         /s/ Richard W. Hansen              Director
___________________________________________
             Richard W. Hansen

            /s/ Leo J. Hawk                 Director
___________________________________________
                Leo J. Hawk

      /s/ Dr. Winfred M. Phillips           Director
___________________________________________
          Dr. Winfred M. Phillips

          /s/ Ian M. Rolland                Director
___________________________________________
              Ian M. Rolland


Envirotronic Systems, Inc.

                 Signature                                     Title
                 ---------                                     -----


        /s/ Douglas K. Pinner               Principal Executive Officer and Director
___________________________________________
             Douglas K. Pinner

        /s/ John A. Negovetich              Principal Financial Officer and Director
___________________________________________
            John A. Negovetich

         /s/ Norman L. Roelke               Director
___________________________________________
             Norman L. Roelke


Gasboy International, Inc.

                 Signature                                     Title
                 ---------                                     -----
         /s/ D. Michael Boone               Principal Executive Officer and Director
___________________________________________
             D. Michael Boone

        /s/ John A. Negovetich              Principal Financial Officer and Director
___________________________________________
            John A. Negovetich

            /s/ John Lotz                   Principal Accounting Officer
___________________________________________
                 John Lotz

         /s/ Douglas K. Pinner              Director
___________________________________________
             Douglas K. Pinner

         /s/ Norman L. Roelke               Director
___________________________________________
             Norman L. Roelke

         /s/ Jacques St-Denis               Director
___________________________________________
             Jacques St-Denis


Management Solutions, Inc.

                 Signature                                     Title
                 ---------                                     -----
         /s/ Scott A. Swogger               Principal Executive Officer
___________________________________________
             Scott A. Swogger

        /s/ Richard B. Kendall              Principal Financial Officer
___________________________________________
            Richard B. Kendall

             /s/ John Lotz                  Principal Accounting Officer
___________________________________________
                 John Lotz

         /s/ Douglas K. Pinner              Director
___________________________________________
             Douglas K. Pinner

        /s/ John A. Negovetich              Director
___________________________________________
            John A. Negovetich

         /s/ Norman L. Roelke               Director
___________________________________________
             Norman L. Roelke


Sunbelt Hose & Petroleum Equipment, Inc.

                 Signature                                     Title
                 ---------                                     -----


        /s/ Douglas K. Pinner               Principal Executive Officer and Director
___________________________________________
             Douglas K. Pinner

        /s/ John A. Negovetich              Principal Financial Officer and Director
___________________________________________
            John A. Negovetich

         /s/ Norman L. Roelke               Director
___________________________________________
             Norman L. Roelke


Tokheim Automation Corporation

                 Signature                                     Title
                 ---------                                     -----


        /s/ Douglas K. Pinner               Principal Executive Officer and Director
___________________________________________
             Douglas K. Pinner

        /s/ John A. Negovetich              Principal Financial Officer and Director
___________________________________________
            John A. Negovetich

         /s/ Norman L. Roelke               Director
___________________________________________
             Norman L. Roelke



Tokheim Equipment Corporation

                 Signature                                     Title
                 ---------                                     -----


        /s/ Douglas K. Pinner               Principal Executive Officer and Director
___________________________________________
             Douglas K. Pinner

        /s/ John A. Negovetich              Principal Financial Officer and Director
___________________________________________
            John A. Negovetich

             /s/ John Lotz                  Principal Accounting Officer
___________________________________________
                 John Lotz

         /s/ Norman L. Roelke               Director
___________________________________________
             Norman L. Roelke

Tokheim Investment Corp.

                 Signature                                     Title
                 ---------                                     -----


        /s/ Douglas K. Pinner               Principal Executive Officer and Director
___________________________________________
             Douglas K. Pinner

        /s/ John A. Negovetich              Principal Financial Officer, Principal
___________________________________________  Accounting Officer and Director
            John A. Negovetich

         /s/ Norman L. Roelke               Director
___________________________________________
             Norman L. Roelke



Tokheim RPS, LLC

                 Signature                                     Title
                 ---------                                     -----


        /s/ Douglas K. Pinner               Principal Executive Officer and Manager
___________________________________________
             Douglas K. Pinner

        /s/ John A. Negovetich              Principal Financial Officer, Principal
___________________________________________  Accounting Officer and Manager
            John A. Negovetich

         /s/ Norman L. Roelke               Manager
___________________________________________
             Norman L. Roelke


Tokheim Services LLC

                 Signature                                     Title
                 ---------                                     -----

        /s/ Douglas K. Pinner               Principal Executive Officer and Manager
___________________________________________
             Douglas K. Pinner

        /s/ John A. Negovetich              Principal Financial Officer, Principal
___________________________________________  Accounting Officer and Manager
            John A. Negovetich

         /s/ Norman L. Roelke               Manager
___________________________________________
             Norman L. Roelke